As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-233586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9 to

FORM S-1

Registration statement under the Securities Act of 1933

Gaucho Group Holdings, Inc.

Delaware	6552	52-2158952
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8 Union Square South, Suite 2A, New York, NY 10003; telephone 212-739-7700

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Scott L. Mathis

President & Chief Executive Officer

Gaucho Group Holdings, Inc.

8 Union Square South, Suite 2A

New York, NY 10003

T. 212-739-7700

(Name, address, including zip code, and telephone number, including area code, of agent service)

Copies to:

Victoria B. Bantz, Esq. Burns, Figa & Will, P.C. 6400 S. Fiddler’s Green Circle, Suite 1000 Greenwood Village, Colorado 80111 T. 303-796-2626	David E. Danovitch, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 T. 212-660-3000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Units consisting of(4):	1,533,333	$6.00	$9,200,000	$1,003.72	(3)
(i) shares of common stock, par value $0.01 per share(2)	—	—		—
(ii) common stock purchase warrants to purchase shares of common stock(2)	—	—	—	—
Shares of common stock, par value $0.01 per share, included as part of the units(2)	1,533,333	$—	$—	$—
Common stock purchase warrants included as part of the units	—	—	—	—
Shares of common stock, par value $0.01 per share, underlying common stock purchase warrants included as part of the units	1,533,333	$6.00	9,200,000	1,003.72
Underwriters’ warrants to purchase shares of common stock(5)	—	—	—	—
Shares of common stock underlying underwriters’ warrants(2)	15,333	$7.50	114,998	12.55	(6)
Total				$2,019.99	(7)

(1)

Maximum number of units consisting of shares of common stock and common stock purchase warrants to be registered based on an assumed offering price per unit of $6.00 (the midpoint of the $5.00 to $7.00 expected price range of the public offering price of the units offered hereby), assuming the effectiveness of a 15:1 reverse stock split of the registrant’s common stock (based on such assumed offering price per unit) in connection with the uplist to Nasdaq.

(2)	Includes shares of common stock included in the units that are issuable upon exercise of the underwriters’ over-allotment options. All of the shares of common stock included in the units and underlying warrants being registered hereunder include such indeterminate number of shares as may be issuable with respect to such shares being registered hereunder as a result of stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	Includes 1,533,333 units, consisting of 1,533,333 shares of common stock and 1,533,333 common stock purchase warrants to purchase up to 1,533,333 shares of common stock, which are exercisable at a per share price equal to 100% of the public per unit offering price.
(5)	No registration fee is required pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.
(6)

As estimated solely for the purpose of calculating the registration statement fee pursuant to Rule 457(g) under the Securities Act. The underwriters’ warrants are exercisable for up to the number of shares of common stock equal to 1% of the aggregate number of shares included in the units sold in this Offering at a per share price equal to 125% of the public per unit offering price.

(7)	Previously paid.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2021

PRELIMINARY PROSPECTUS

Gaucho Group Holdings, Inc.

1,333,333 Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

This is a firm commitment public offering (the “Offering”) by Gaucho Group Holdings, Inc. (the “Company”, “we”, “us” or “our”) of 1,333,333 of our units (the “units”), with each unit consisting of one share of our common stock, par value $0.01 per share (the “common stock”) and one common stock purchase warrant (the “warrants”). Each warrant will have an exercise price equal to 100% of the public offering price per unit in this Offering. The warrants will be immediately exercisable and will expire on the eighteen-month anniversary of the original issuance date. The warrants may be exercised only for a whole number of shares of our common stock, and no fractional shares will be issued upon exercise of the warrants. The shares of common stock and warrants comprising the units will be immediately separable to allow for separate trading of such shares. We are also offering an additional 200,000 units consisting of 200,000 shares of our common stock and warrants to purchase up to 200,000 shares of our common stock, assuming the full exercise of the underwriters’ over-allotment options and assuming the price per unit is $6.00. The public offering price is expected to be between $5.00 and $7.00 per unit and will be determined at pricing based on, among other factors, the closing bid price of the common stock on the effective date of the registration statement of which this prospectus forms a part. Once determined and after this registration statement is declared effective, such price per unit will not change for the duration of the Offering. See “Underwriting — Determination of Offering Price” for additional information.

Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this prospectus, assume the effectiveness of a 15:1 reverse stock split of our common stock (based on an assumed offering price per unit of $6.00), and the uplist of our common stock to Nasdaq to occur as of the effective date of the registration statement of which this prospectus forms a part, but prior to the closing of the Offering.

Our common stock is presently quoted on the OTCQB tier operated by OTC Markets Group Inc. (the “OTCQB”) under the symbol “VINO.” On February 8, 2021, the last reported closing bid price of our common stock on the OTCQB was $1.35 per share.

On September 2, 2020, our stockholders approved our board of directors (“Board”) to effect a reverse stock split of our outstanding common stock at a specific ratio within a range from one-for-two to one-for-twenty-five, and also granted authorization to our Board to determine, in its sole discretion, the specific ratio and timing of such reverse stock split. We intend for the Board to effect such reverse stock split in connection with this Offering and our intended listing of our common stock on the Nasdaq Capital Market (“Nasdaq”), however we cannot guarantee that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. We have applied to have our common stock listed on Nasdaq under the symbol “VINO”, which listing is a condition to this Offering, but no assurance can be given that our application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the Offering and will terminate this Offering.

As of the date of this prospectus, we do not anticipate that the reverse stock split ratio or per unit price will change from the assumed ratio of 15:1 and assumed $6.00 per unit price stated herein. Once the U.S. Securities and Exchange Commission (“SEC”) declares the registration statement containing this prospectus effective, we intend to effect such reverse stock split, price the units to be offered and sold in connection with this Offering and uplist our common stock to Nasdaq. The pricing of the units will occur concurrently with such reverse stock split, and potential investors will only be given the opportunity to commit to purchase such units after pricing, reverse stock split, and upon their receipt of a final Rule 424 prospectus. At such time, investors would be able to check the actual post-split price of our common stock on Nasdaq before committing to purchase the units in this Offering and prior to the closing of the Offering.

There is no established public trading market for the units or the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the units or the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the units and the warrants will be limited.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

	Per Unit	Total(1)
Public offering price	$	$8,000,000
Underwriting discounts and commissions (2)		$640,000
Proceeds, before expenses, to us		$7,360,000

(1)	Assumes no exercise of the over-allotment options by the underwriters.
(2)	We have also agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all the units offered by this prospectus if any such shares are taken.

We have granted each of the underwriters an over-allotment option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 15% of the units at the public offering price, less the underwriting discounts and commissions to cover over-allotments, if any. If such over-allotment options are fully exercised, the Company will receive an additional $1,200,000, less an 8.0% fee to the underwriters before expenses. The underwriters are not required to take or pay for the units, shares of common stock or warrants covered by such over-allotment options to purchase such additional units.

We will deliver the shares of common stock being issued to the purchasers of units electronically and will e-mail such investors electronic warrant certificates for the warrants sold in this Offering, upon closing and receipt of investor funds for the purchase of the units offered pursuant to this prospectus. The underwriters expect to deliver the units to purchasers in the Offering on or before ___________ ___, 2021.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation. to the contrary is a criminal offense.

Book-Running Manager

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

The date of this prospectus is ___________ ____, 2021

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GAUCHO
GROUP
HOLDINGS, INC.

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Proposed

NASDAQ symbol: VINO

A growing collection of experiential luxury assets driven by an e-commerce leather accessories and fashion brand, internationally acclaimed fine wines, with a foundation of hospitality and real estate holdings.

GAUCHO
BUENOS AIRES

ALGODON
MANSION
BUENOS AIRES

ALGODON
WINE ESTATES
WELLNESS RESORT

ALGODON
WINE ESTATES
PRIVATE ESTANCIAS

ALGODON
FINE WINES
SAN RAFAEL, MENDOZA

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ABOUT THIS PROSPECTUS

The registration statement on Form S-1, of which this prospectus forms a part and that we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

Through and including ________________, 2021 (the 25th day after the date of this Prospectus) all dealers effecting transactions in the securities, whether or not participating in this Offering, may be required to deliver a prospectus). This is in addition to the dealer’s obligations to deliver this prospectus when acting as an underwriter with the respect to the unsold allotment or subscriptions.

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus and any free writing prospectus related to this Offering are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “Gaucho Group Holdings,” “GGH,” the “Company,” “we,” “us” and “our” refer to Gaucho Group Holdings, Inc. and our subsidiaries. We have registered our name, logo and the trademarks “ALGODON®,” and “Gaucho – Buenos Aires™” in the United States. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be. Important factors that could cause such differences include, but are not limited to:

●	the uncertainties associated with the ongoing COVID-19 pandemic, including, but not limited to uncertainties surrounding the duration of the pandemic, government orders and travel restrictions, and the effect on the global economy and consumer spending.

●	the risks and additional expenses associated with international operations and operations in a country (Argentina) which has had significantly high inflation in the past;

●	the uncertainties raised by a fluid political situation and fundamental policy changes that could be affected by presidential elections;

●	the risks associated with a business that has never been profitable, whose business model has been restructured from time to time, and which continues to have and has significant working capital needs;

●	the possibility of external economic and political factors preventing or delaying the acquisition, development or expansion of real estate projects, or adversely affecting consumer interest in our real estate offerings;

●	changes in external market factors, as they relate to our emerging e-commerce business;

●	changes in the overall performance of the industries in which our various business units operate;

●	changes in business strategies that could be necessitated by market developments as well as economic and political considerations;

●	possible inability to execute the Company’s business strategies due to industry changes or general changes in the economy generally;

●	changes in productivity and reliability of third parties, counterparties, joint venturers, suppliers or contractors; and

●	the success of competitors and the emergence of new competitors.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

If necessary, we intend to effect a reverse stock split of our common stock in order to uplist our common stock on Nasdaq in connection this Offering and the uplist of our common stock to Nasdaq, however we cannot guarantee that such reverse stock split will occur based on any specific ratio or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. If such reverse stock split is not effected or if our listing application is not approved by Nasdaq, we will not be able to consummate the Offering and will terminate this Offering. In addition, all of our issued and outstanding shares of Series B convertible preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), will convert into shares of our common stock in the event of such uplisting.

Company Structure and History

Gaucho Group Holdings, Inc. (“GGH” or the “Company”) is a publicly traded holding company that includes a growing collection of e-commerce retail platforms with a concentration on fine wines, olive oil, hospitality, luxury real estate, leather goods, ready-to-wear, fashion accessories, and luxury home items.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholding.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth pace of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com) and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gauchobuenosaires.com), these are the luxury brands in which Argentina finds its contemporary expression.

GGH seeks to grow its direct-to-consumer online products to global markets in the United States, Asia, the United Kingdom, Europe, and Argentina.

GGH’s goal is to become recognized as the LVMH (“Louis Vuitton Moët Hennessy”) of South America’s leading luxury brands. Through its wholly owned subsidiary Algodon Global Properties, LLC, GGH also owns and operates legacy investments in the boutique hotel, hospitality and luxury vineyard property markets. This includes a golf, tennis and wellness resort, as well as an award winning, wine production company concentrating on Malbecs and Malbec blends. Utilizing these wines as its ambassador, GGH seeks to further develop its legacy real estate, which includes developing residential vineyard lots located within its resort.

The Company’s senior management is based in New York City, and its local operations are managed in Buenos Aires and San Rafael, Argentina by professional staff with considerable e-commerce, wine, hotel, hospitality and resort experience.

The Company was incorporated on April 5, 1999 in the State of Delaware in the dot com era, and has pivoted from its origins as one of the earliest online private investment banking firms to its current mission and offerings. Effective March 11, 2019, the Company changed its name from Algodon Group, Inc. to Gaucho Group Holdings, Inc. to reflect its expanded growth strategy, progress, and transition to a diversified luxury goods company.

Our website is http://www.gauchoholdings.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

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The current corporate organizational structure of GGH and how we have operated substantially for the past year appears below.

GAUCHO GROUP HOLDINGS, INC.
CORPORATE STRUCTURE

GAUCHO
GROUP
HOLDINGS, INC.
(VINO)
*79%
100%
100%
100%
GAUCHO GROUP, INC.
(GGI)
(Gaucho - Buenos Aires, e-commerce fashion and leather accessories brand)
ALGODON GLOBAL PROPERTIES, LLC
(AGP)
(U.S. Investment Partnership)
InvestProperty GROUP, LLC
(IPG)
(U.S. Holding Company)
BACCHUS COLLECTION, INC.
(BCI)
(Not yet operational)
37%
15%
39%
61%
100%
THE ALGODON RECOLETA, SRL
(TAR)
(Algodon Mansion)
48%
ALGODON PROPERTIES II, SRL
(AP II)
(Holding Company)
ALGODON EUROPE, LTD
(AEU)
(Algodon wine distribution in Europe and the U.K.)
53%
47%
ALGODON WINE ESTATES, SRL
(AWE)
(Real Estate Development Company)

*21% Startup capital funded by outside investors, including current investors of GGH.

Please Note: Not shown is DPEC Capital, a non-operating company that ceased broker-dealer operations December 31, 2016, as it was no longer necessary to the Company's operations.

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The remaining 21% of Gaucho Group, Inc. (“GGI”) is held by certain affiliates and outside investors who provided the startup capital for GGI, a majority of which are stockholders of GGH. See “Certain Relationships and Related Transactions” on page 85.

Recent Business Developments

●	Due to COVID-19, temporary closure of our hotel, restaurant, winery operations, and golf and tennis operations. Subsequent reopening of the Algodon Mansion as of November 11, 2020 and recently our winery and golf and tennis facilities with COVID-19 measures implemented.
●	Also due to COVID-19, construction on homes was temporarily halted from March to September but has resumed.
●	As of December 21, 2020, international tourism by foreign residents, except those foreign residents of neighboring countries, is prohibited through January 31, 2021 and on December 24, 2020, Argentina removed the exception for foreign residents of neighboring countries through January 9, 2021.
●	Reduced expenses by early termination of our office lease at 135 Fifth Avenue in New York City.
●	On May 6, 2020, entered into a potentially forgivable loan from the U.S. Small Business Administration (“SBA”) pursuant to the Paycheck Protection Program (“PPP”).
●	In November 2020, hired a communications agency, Skoog Co., to provide exposure to all of our brands.
●	In December 2020, the independent members of our Board approved an extension to our President and CEO’s employment agreement to expire on June 30, 2021. Please see “Executive Compensation” for additional information.
●	In December 2020, our Board and holders of Series B Preferred Stock approved an amendment to the Certificate of Designation of the Series B Convertible Preferred Stock which extends the period in which holders of the Series B Preferred Stock may voluntarily elect to convert such shares into shares of common stock of the Company to June 30, 2021. In addition, the amendment extends the date upon which the Company shall redeem all then-outstanding Series B Preferred Stock and all unpaid accrued and accumulated dividends to June 30, 2021. Please see the description of the Series B Preferred Stock under “Market Information” for additional details.
●	In January 2021, Wine Enthusiast rated and reviewed our Algodon 2012 PIMA Red Blend Mendoza and awarded it 91 points.

For a more thorough discussion of the Company’s business, see “Business” on page 50 and “Recent Developments and Trends” on page 35.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risk Factors Summary

●	We face significant business disruption and related risks resulting from the COVID-19 pandemic, which could have a material adverse effect on our business and results of operations, including, but not limited to, the closure of the Algodon Mansion, operated by our indirectly owned Argentinian subsidiary, The Algodon - Recoleta S.R.L. (“TAR”), and the disruption of the operations of the Algodon Wine Estates, operated by our indirectly owned Argentinian subsidiary, Algodon Wine Estates S.R.L. (“SWE”).
●	Due to the economic hardships presented by the COVID-19 pandemic, we obtained a loan from the Paycheck Protection Program (“PPP Loan”) from the U.S. Small Business Administration (“SBA”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). We may not be entitled to forgiveness under the PPP Loan which would negatively impact our cash flow, and our application for the PPP Loan could damage our reputation.
●	Economic and political instability in Argentina may adversely and materially affect our business, results of operations and financial condition.
●	Argentina’s economy may not support foreign investment or our business.
●	The Company is exposed to the risk of changes in foreign exchange rates.
●	The stability of the Argentine banking system is uncertain.
●	Government measures to preempt or respond to social unrest may adversely affect the Argentine economy and our business.
●	We are exposed to risks in relation to compliance with anti-corruption and anti-bribery laws and regulations overseas and in the U.S. Although we have internal policies and procedures designed to ensure compliance with applicable anti-corruption and anti-bribery laws and regulations, there can be no assurance that such policies and procedures will be sufficient.
●	The real estate market is uncertain in Argentina and the investment in Argentine real property is subject to economic and political risks.
●	There are limitations on the ability of foreign persons to own Argentinian real property.
●	Our business is subject to extensive domestic and foreign regulation, including regulations and laws imposed by the U.S. and Argentine governments, and additional regulations may be imposed in the future.
●	There is limited public information about real estate in Argentina.
●	The Company may be subject to certain losses that are not covered by insurance.
●	Historically, the Company’s hotel incurs overhead costs higher than the total gross margin.
●	The profitability of Algodon Wine Estates operated by SWE will depend on consumer demand for leisure and entertainment.
●	Development of the Company’s projects will proceed in phases and is subject to unpredictability in costs and expenses.
●	Climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business, operations or financial performance, and water scarcity or poor water quality could negatively impact our production costs and capacity.
●	Various diseases, pests, contamination, certain weather conditions, and natural disasters may negatively affect our business, operations or financial performance, including the business, operations or financial performance of SWE relating to the operation of the Algodon Wine Estates.
●	GGI has no significant operating history and no revenue and we may not recognize any revenue from the Gaucho – Buenos Aires™ line of business in the future.
●	The markets in which we operate, and which plan to operate in are highly competitive, and such competition could cause our business to be unsuccessful.
●	Our business is subject to risks associated with importing products, and the imposition of additional duties and any changes to international trade agreements could have a material adverse effect on our business, results of operations and financial condition.
●	We may not be able to protect our intellectual property rights, which may cause us to incur significant costs.
●	GGI is only in the beginning stages of its advertising campaign.
●	Labor laws and regulations may adversely affect the Company.
●	Insiders continue to have substantial control over the Company.
●	The loss of our Chairman, President and Chief Executive Officer could adversely affect the Company’s businesses.
●	The Company has incurred recurring losses from operations and our independent registered public accounting firm issued a report which includes a going concern.
●	Revenues are currently insufficient to pay operating expenses and costs which may result in the inability to execute the Company’s business concept.
●	The Company is dependent upon additional financing which it may not be able to secure in the future.
●	Our level of debt may adversely affect our operations and our ability to pay our debt as it becomes due.
●	Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.
●	We are an “emerging growth company” and our election of reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.
●	Although we qualify as an emerging growth company, we also qualify as a smaller reporting company and under the smaller reporting company rules we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.
●	Raising additional funds through debt or equity financing could be dilutive and may cause the market price of our common stock to decline. We still may need to raise additional funding which may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our product development efforts or other operations.
●	Even if the Board approves a reverse stock split of our common stock at a ratio that currently achieves the requisite increase in the market price of our common stock for listing of our common stock on Nasdaq, we cannot assure you that the market price of our common stock will remain high enough for such reverse split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.
●	You may experience immediate and substantial dilution in the book value per share of the units you purchase.
●	There is no public market for the units or the warrants and we do not expect a market to develop. Without an active market, the liquidity of such units or warrants will be limited.
●	Our management will have broad discretion over the use of the net proceeds from this Offering; you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Please see “Risk Factors” beginning on page 8 for more details.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and currently intend to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the SEC. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements in this prospectus and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the the Sarbanes-Oxley Act (“SOX”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until:

●

the first to occur of the last day of the fiscal year (i) that follows the fifth anniversary of the completion of this Offering, (ii) in which we have total annual gross revenue of at least $1.07 billion or (iii) in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; or

●	if it occurs before any of the foregoing dates, the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards until those standards apply to private companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

For additional information, see the section titled “Risk Factors — Risks of being an Emerging Growth Company — We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.”

5

THE OFFERING

Issuer	Gaucho Group Holdings, Inc.

Securities offered by us

We are offering (i) 1,333,333 units, consisting of 1,333,333 shares of our common stock and warrants to purchase up to 1,333,333 shares of our common stock, which will be immediately exercisable and will expire on the 18-month anniversary of their original issuance date and (ii) up to an additional 200,000 units, consisting of 200,000 shares of our common stock and warrants to purchase up to 200,000 shares of common stock at an assumed exercise price of $6.00 per share (100% of the assumed public Offering price per unit), assuming full exercise of the underwriters’ over-allotment options. We have granted the underwriters such an option for a period of 45 days from the date of this prospectus to purchase such additional number of units.

Each unit will consist of one share of common stock and one warrant to purchase one share of common stock. Warrants may be exercised only for a whole number of shares and no fractional shares will be issued upon exercise of the warrants. The number of units offered hereby is calculated based on an assumed $6.00 Offering price per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus.

The units will not be certificated and the shares of common stock and warrants comprising the units must be purchased together in this Offering as units. Such shares and warrants will be immediately separable to allow for separate trading of such shares.

Offering price per unit	An assumed Offering price of $6.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus. The actual Offering price per unit may be at, above or below such assumed Offering price and will be determined at pricing based on, among other factors, the closing bid price of the common stock on the effective date of this registration statement. See “Underwriting — Determination of Offering Price” for additional information.

Shares of our common stock outstanding immediately after this Offering	7,475,115 shares, assuming no exercise of the warrants or underwriters’ warrants and no exercise of any over-allotment option.

Underwriters’ warrants	The registration statement of which this prospectus is a part also registers for sale up to 15,333 shares of our common stock issuable upon exercise of the underwriters’ warrants, as a portion of the underwriting compensation payable to the underwriters in connection with this Offering. Such warrants will be exercisable for a five-year period upon issuance, at an exercise price equal to 125% of the public offering price of the units. Please see “Underwriting — Underwriters’ Warrants” for a description of these warrants.

OTCQB symbol	Our common stock is currently quoted on the OTCQB under the symbol “VINO.”

Proposed Nasdaq symbol

“VINO”.

We have applied to list our common stock on Nasdaq in connection with this Offering, and if necessary, we intend to effect a reverse stock split of our common stock in order to obtain Nasdaq approval for our listing of our common stock. We cannot guarantee that such reverse stock split will occur based on any specific ratio or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. If our listing application is not approved by Nasdaq, we will not be able to consummate the Offering and will terminate the Offering. Assumptions are based on a reverse stock split being effected at a ratio of 15:1 (based on an assumed offering price per unit of $6.00) in connection with the uplist of our common stock to Nasdaq to occur as of the effective date of the registration statement of which this prospectus forms a part, but prior to the closing of the Offering.

Use of proceeds

We estimate that we will receive net proceeds, after deducting estimated underwriting discounts and commissions but before paying estimated expenses payable by us, of $7.36 million from this Offering, assuming no exercise of the underwriter’s over-allotment options, the warrants or the underwriters’ warrants offered hereby, and $8.464 million, assuming full exercise of the over-allotment options, but no exercise of the warrants or the underwriters’ warrants offered hereby.

We expect that the net proceeds of this Offering will allow us to qualify for listing on Nasdaq, and we intend to use such net proceeds for working capital and general corporate purposes, which include, but are not limited to, inventory production and marketing for Gaucho Group, Inc., costs of this Offering, operating expenses and working capital. See “Use of Proceeds” on page 30 for more information.

Lock-Up

All of the company’s officers, directors and 5% or greater shareholders as listed on the lock-up agreement shall be party to lock-up agreements (each, a “Lock-Up Agreement”) pursuant to which they shall not, for 360 days (in the case of the 5% or greater shareholder, 180 days) following the closing of the Offering, without the consent of the representative of the underwriters and subject to certain exceptions, directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each, a “Transfer”) any Relevant Security (as defined in the Lock-Up Agreement) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. In addition, pursuant to the Lock-Up Agreements, during such period, except for the registration statement of which this prospectus forms a part, such parties shall not file, circulate or participate in the filing or circulation of any registration statement prospectus or other disclosure document with respect to the offer or sale of a Relevant Security, or exercise any rights to require registration with the SEC of a Relevant Security or offering thereof.

Transfer Agent and Registrar	Continental Stock Transfer & Trust Company, with its business address at 1 State Street, 30th Floor, New York, New York 10004-1561.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 8.

Unless otherwise indicated, all information in this Offering section assumes no exercise of the underwriters’ over-allotment options, and an assumed offering price per unit of $6.00, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, the uplist to Nasdaq of our common stock, the Board effecting a 15:1 reverse common stock split (based on an assumed offering price per unit of $6.00), and the conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of our common stock.

The above discussion is based on 7,475,115 shares of common stock outstanding on a post-split basis as of September 30, 2020, as adjusted for certain events occurring after September 30, 2020: (i) the Company’s receipt of gross proceeds of $669,000 from a unit offering as of February 8, 2021 and 111,500 shares of common stock and warrants to purchase 111,500 shares of common stock issued pursuant to such offering; (ii) the conversion of convertible notes of the Company into units consisting of 395,113 shares of common stock and 395,113 warrants; (iii) the conversion of a related-party note of the Company into units consisting of 237,011 shares of common stock and 237,011 warrants; (iv) the issuance of 183,612 shares of common stock as dividends to holders of the Series B Preferred stock; (v) issuance of 67,693 shares of common stock to Kingswood Capital Markets, division of Benchmark Investments, Inc., for advisory services pursuant to an advisory agreement, dated October 30, 2020; (vi) the issuance of 8,333 shares of common stock to a vendor and 9,506 shares of common stock pursuant to the Company’s 401(k) plan; and (vii) 1,333,333 units sold in the Offering.

The above discussion excludes on a post-split basis:

●	623,972 shares of common stock underlying options issued as of September 30, 2020, as adjusted for certain events occurring after September 30, 2020; and
●	1,044,028 shares of common stock underlying warrants issued as of September 30, 2020, as adjusted for certain events occurring after September 30, 2020.

6

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables present our summary consolidated financial and other data as of and for the periods indicated. The summary consolidated statements of operations data for the fiscal years ended December 31, 2019 and December 31, 2018, and the summary consolidated balance sheet data as of December 31, 2019 and December 31, 2018, are derived from our audited financial statements included elsewhere in this prospectus. The consolidated statement of operations data for the nine months ended September 30, 2020 and 2019 and the summary consolidated balance sheet data as of September 30, 2020, are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited consolidated financial statements.

The summarized financial information presented below is derived from and should be read in conjunction with our audited consolidated financial statements including the notes to those financial statements, and our unaudited condensed consolidated financial statements including the notes to those financial statements, both of which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results.

	September 30,	December 31,
	2020	2019	2018
Consolidated Balance Sheets Data:
Cash	$1,210,668	$40,378	$58,488
Total current assets	3,566,856	2,428,747	2,236,413
Total assets	6,882,950	5,920,360	5,647,491
Total current liabilities	7,018,676	5,737,953	6,425,337
Total liabilities	7,370,082	5,920,934	6,717,914
Total stockholders’ deficiency	(9,497,956)	(9,027,398)	(10,097,247)

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2020	2019	2019	2018
Statement of Operations:
Sales	$474,546	$940,459	$1,284,437	$3,099,608
Net loss	(3,736,028)	(4,819,585)	(6,956,815)	(5,678,418)

7

Risk Factors

An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are the risks we have identified and which we currently deem material or predictable. We also may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. In general, you take more risk when you invest in the securities of issuers in emerging markets such as Argentina than when you invest in the securities of issuers in the United States. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the price of our common stock could decline, and you may lose all or part of your investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Relating to the COVID-19 Pandemic

We face significant business disruption and related risks resulting from the COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

We temporarily closed our hotel, restaurant, winery operations, and golf and tennis operations. On October 19, 2020, we re-opened our winery and golf and tennis facilities with COVID-19 measures implemented. Most recently, we reopened the Algodon Mansion as of November 11, 2020 with COVID-19 measures implemented. However, as of December 21, 2020, international tourism by foreign residents, except those foreign residents of neighboring countries, is prohibited through January 31, 2021. Additionally, on December 24, 2020, Argentina removed the exception for foreign residents of neighboring countries through January 9, 2021. Due to COVID-19, construction on homes was temporarily halted from March to September but has resumed.

The Company reduced expenses by negotiating an early termination of our office lease at 135 Fifth Avenue in New York City, and all employees and contractors are currently working from home. In addition, we are reviewing our labor needs to run the administrative side of the Company in New York.

Beginning Monday, April 13, 2020, GGI’s warehouse and fulfillment center, Bergen Logistics, announced it would operate on a four-day schedule from Monday through Thursday, allowing for a 72-hour window from Friday through Sunday for any possible surface viruses to self-eliminate. On June 12, 2020 Bergen Logistics announced that it would increase its warehouse operations to a Sunday through Friday schedule. The warehouse stores and ships all of the items that are for sale on our e-commerce website. Any e-commerce orders that may be received during the time of shutdown are only be fulfilled once the fulfillment center re-opens. Likewise, during their shutdown, the warehouse would not be able to receive and process any returned merchandise from customers, nor would the warehouse be able to receive any merchandise from our manufacturers.

Throughout the pandemic, we also experienced significant delays in product development, production, and shipping from our overseas manufacturing partners, many of whom have been on complete lockdown for the safety of their workers. Some of our manufacturing partners have even had to close permanently. Because of this, we are in the process of pursuing new vendors.

Due to the events stated above, it was necessary for us to reduce our email marketing efforts to our customer database, as we were not able to fulfill orders. This resulted in a significant reduction in our web traffic and sales.

Although the Company presently has enough cash on hand to sustain its operations on a month to month basis, we are continuing to explore opportunities with third parties and related parties to provide some or all of the capital that we need. However, if we are unable to obtain additional financing on a timely basis, we may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately, we could be forced to discontinue our operations, liquidate assets and/or seek reorganization under the U.S. bankruptcy code.

The Company is continuing to monitor the outbreak of COVID-19 and the related business and travel restrictions, and changes to behavior intended to reduce its spread, and the related impact on the Company’s operations, financial position and cash flows, as well as the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s future operations and liquidity is uncertain. While there could ultimately be a material impact on operations and liquidity of the Company, as of the date of this prospectus, the impact cannot be determined at this time.

Due to the economic hardships presented by the COVID-19 pandemic, we obtained a loan from the Paycheck Protection Program (“PPP Loan”) from the U.S. Small Business Administration (“SBA”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). We may not be entitled to forgiveness under the PPP Loan which would negatively impact our cash flow, and our application for the PPP Loan could damage our reputation.

On May 6, 2020, the Company received a potentially forgivable loan from the SBA pursuant to the PPP enacted by Congress under the CARES Act, resulting in net proceeds of $242,487. To facilitate the PPP Loan, the Company entered into a note payable agreement with Santander Bank, N.A. as the lender.

Under the terms of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020, the Company is eligible to apply for and receive forgiveness for all or a portion of their respective PPP Loan. Such forgiveness will be determined, subject to limitations, based on the use of the loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) incurred during the 24 weeks subsequent to funding, and on the maintenance of employee and compensation levels, as defined, following the funding of the PPP Loan. The Company used the proceeds of the PPP Loan for Qualifying Expenses. However, no assurance is provided that the Company will be able to obtain forgiveness of the PPP Loan in whole or in part. Any amounts that are not forgiven incur interest at 1.0% per annum and monthly repayments of principal and interest are deferred for six months after the date of disbursement. While the PPP Loan currently has a two-year maturity, the amended law permits the borrower to request a five-year maturity from its lender. The Company will apply for forgiveness for the full amount. It is possible that the loan may not be forgiven in full, or that the Company would not be able to deduct the Company expenses it used the PPP Loan for, which could have a negative impact on the Company’s cash flow.

8

Risks Relating to Argentina

As of the date of this registration statement, the majority of our operations, property and sales are located in Argentina. As a result, the quality of our assets, our financial condition and the results of our operations are dependent upon the macroeconomic, regulatory, social and political conditions prevailing in Argentina from time to time. These conditions include growth rates, inflation rates, exchange rates, taxes, foreign exchange controls, changes to interest rates, changes to government policies, social instability, and other political, economic or international developments either taking place in, or otherwise affecting, Argentina.

Economic and political instability in Argentina may adversely and materially affect our business, results of operations and financial condition.

The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative GDP growth, high and variable levels of inflation and currency depreciation and devaluation. The economy has experienced high inflation and GDP growth has been sluggish in the last few years. In October of 2020, the International Monetary Fund (IMF) published the “World Economic Outlook” report. The IMF noted that after contracting 2.1 percent in 2019, the Argentine Real GDP is expected to further contract by 11.8 percent in 2020, with a growth of 4.9 percent forecasted in 2021.

In its October 12, 2020 Staff Statement on Argentina, the IMF noted that Argentina is facing economic and social difficulties relating to the unprecedented health crisis created by COVID-19. The IMF stated that the resulting recession is contributing to an increase in already elevated poverty and unemployment levels.

The IMF projected the 2019 inflation rate to be approximately 40 percent. The actual inflation rate was 53.8 percent. The IMF did not make projections for the inflation rate for 2020 or 2021, as the variables used in the forecasts are linked to still-pending IMF program negotiations. However, in March 2020, NASDAQ reported that the inflation rate was projected to be 40 percent in 2020 and 30.5 percent in 2021, according to a central bank poll of analysts. The actual inflation rate, as reported by the Organization for Economic Cooperation and Development (OECD) was 35.8 percent as of November 2020.

The operating environment in Argentina continues to be a challenging business environment, including the continuing significant devaluation of Argentina’s currency, high inflation and economic recession. Volatility and declines in the exchange rate are expected in the future, which could have an adverse impact on our Argentine revenues, net earnings, cash flows and net monetary asset position.

On December 10, 2015, Mauricio Macri took office as the new president of Argentina, along with his former finance minister Alfonso Prat-Gay and Luis Caputo, who replaced Prat-Gay in late 2016. President Macri has made a number of decisions in pursuit of economic reform, including removing currency controls. Following Prat-Gray’s December 2015 announcement that the currency controls would be lifted, the exchange rate of the peso fell from 9.8 pesos per U.S. dollar to 14 pesos per U.S. dollar, resulting in a 30% devaluation of the peso. By August 2019, inflation had risen to more than 50%. Mr. Macri’s approach to the economy has been one of gradualism, but the economy has suffered and his structural economic reforms have hurt poor and middle-class families in Argentina. As a result, Alberto Fernández won the election as President on October 27, 2019 and Cristina Fernández de Kirchner won as Vice President and both took office on December 10, 2019. In late December of 2019, President Fernández’s emergency economic reform package was passed by Congress and was intended to decrease poverty and reduce inflation. The economic reform package included, among other things, tax increases, restrictions on the currency market, and debt renegotiations.

Given the political climate and the ongoing COVID-19 health crisis, it is not certain what other changes may take place or what the impact of the changes may be on the economy of Argentina. Our discussion below is based on recent history.

9

Economic and Political Risks Specific to Argentina

The Argentinian economy has been characterized by frequent and occasionally extensive intervention by the Argentinian government and by unstable economic cycles. The Argentinian government has often changed monetary, taxation, credit, tariff and other policies to influence the course of Argentina’s economy, and taken other actions which do, or are perceived to weaken the nation’s economy especially as it relates to foreign investors and other overall investment climate. The Argentine peso has devalued significantly against the U.S. dollar, from about 6.1 Argentine pesos per dollar in December 2013 to approximately 88.17 pesos per dollar in February 2021, as published by Bloomberg.

The overall state of Argentinian politics and the Argentina economy have resulted in numerous investment reports, including the United Nations Conference on Trade and Development (UNCTAD) 2020 World Investment Report, the World Bank’s 2020 Doing Business Report, the U.S. Department of State’s 2020 Investment Climate Statement on Argentina, and a report by Santander Trade, that discuss the risks of foreign investment in Argentina. In February 2019, the Morgan Stanley Capital International (MSCI) index allowed Argentina to remain in the frontier emerging market despite the country technically being ineligible based on available 2017 Gross National Income data. In May 2019, MSCI classified Argentina as an emerging market rather than a pure frontier market. Nonetheless, investors considering an investment in GGH should be mindful of these potential political and financial risks.

Argentina’s economy may not support foreign investment or our business.

Currently there is significant inflation, labor unrest, and currency deflation, in addition to a potential recession brought on by the COVID-19 pandemic. There has also been significant governmental intervention into the Argentine economy, including price controls, foreign currency restrictions, and debt restructuring negotiations. As a result, uncertainty remains as to whether economic growth in Argentina is sustainable and whether foreign investment will be successful.

Since July 1, 2018, Argentina has had a highly inflationary economy, which may continue to increase our accounting and legal costs.

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and, as further described in its May 16, 2018 Document for Discussion, it categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, the Company has transitioned its Argentine operations to highly inflationary status as of July 1, 2018. As a result, the Company was required to change the functional currency of its Argentine operations to the U.S. dollar, effective as of July 1, 2018. For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in loss on foreign currency translation on the accompanying statements of operations.

Past efforts by Argentina to nationalize businesses.

In April 2012, then Argentine President Cristina Fernández de Kirchner announced her decision to nationalize YPF, the country’s largest oil company, from its majority stakeholder, thus contributing to declining faith from foreign investors in the country and again resulting in a downgrade by Standard and Poor’s of Argentina’s economic and financial outlook to “negative”. There were other discussions in Argentina about the possibility of nationalizing other businesses and industries under former President Kirchner, and she was elected a Senator in late 2017. She has made several public statements about her intent to debate everything and take firm positions on her political ideals.

As a result of the primary held in August 2019, where Mr. Macri earned only 32% of the vote in primary elections due to voters’ anger over austerity measures, the deep recession and soaring inflation, the peso fell about 17% against the dollar and Argentina’s bonds and stocks plunged. On October 27, 2019, Alberto Fernández won as President of Argentina with Ms. de Kirchner becoming Vice President. Ms. de Kirchner has remained a prominent political figure in Argentina, and there has been speculation surrounding the influence that Ms. de Kirchner may have over Mr. Fernández’s policies. In June of 2020, President Fernández announced his plan to nationalize Vicentin SAIC, a major Argentine soybean processor. There is no assurance that any investment in GGH will be safe from government control or nationalization.

10

Due to the Company’s operations in Argentina, the Company is exposed to the risk of changes in foreign exchange rates.

Due to the international nature of Gaucho Group Holdings’ business, movements in foreign exchange rates may impact the consolidated statements of operations, consolidated balance sheets and cash flows of the Company. Since almost all of the Company’s sales are located in Argentina, the Company’s consolidated net sales are impacted negatively by the strengthening or positively by the weakening of the U.S. dollar as compared to Argentina’s currencies. Additionally, movements in the foreign exchange rates may unfavorably or favorably impact the Company’s results of operations, financial condition and liquidity. In October 2020, Argentina’s central bank introduced measures to tighten controls on the movement of foreign currency, which resulted in a decline of the Argentine peso. The Argentine peso is stated at approximately 88.17 Argentine pesos per US dollar as of February 2021, as published by Bloomberg.

Argentina’s ability to obtain financing from international markets is limited, which may impair its ability to implement reforms and foster economic growth.

After the economic crisis in 2002, the Argentine government has maintained a policy of fiscal surplus. To be able to repay its debt, the Argentine government may be required to continue adopting austere fiscal measures that could adversely affect economic growth.

In 2005 and 2010, Argentina restructured over 91% of its sovereign debt that had been in default since the end of 2001. Some of the creditors who did not participate in the 2005 or 2010 exchange offers continued their pursuit of a legal action against Argentina for the recovery of debt.

11

A U.S. Court of Appeals blocked the most recent debt payment made by Argentina in June 2014 because it was improperly structured, giving Argentina through the end of July 2014 to find a way to pay to fulfill its obligations. In March 2015, more than 500 creditors, separate from the hedge fund creditors, filed suit against Argentina for payment on the debt of $5.4 billion. Argentina filed a motion opposing those claims noting that there were now $10 billion in judgments and claims before the court. In February 2016, Argentina and four of its major bond creditors entered into a settlement agreement whereby Argentina agreed to pay roughly $4.65 billion to those creditors to resolve the fifteen-year litigation. Subsequently, Argentina has also entered into settlement agreements with other bond default creditors who were not party to the original settlement which, in the aggregate, could have an estimated dollar value upwards of $10 billion.

As a result of Argentina’s default and its aftermath of litigation, the government may not have the financial resources necessary to implement reforms and foster economic growth, which, in turn, could have a material adverse effect on the country’s economy and, consequently, our businesses and results of operations. Furthermore, Argentina’s inability to obtain credit in international markets could have a direct impact on our own ability to access international credit markets to finance our operations and growth.

In April of 2016, after settling the litigation, Argentina was able to return to the international debt markets with a $16.5 billion century bond. The attractiveness of a century bond is debatable amongst investment advisers and its impact over the long-term in is this case unknown. In 2017, Argentina engaged in additional sales of bonds on international markets for around $13.4 billion. There can be no assurance that the Argentine government will not default on its obligations under these or any of its bonds if it experiences another economic crisis or has a change in political control. A new default by the Argentine government could lead to a new recession, even higher inflation, restrictions on Argentine companies access to financing and funds, limit the operations of Argentine companies in the international markets, higher unemployment and social unrest, which would negatively affect our financial condition, results of operations and cash flows.

In June 2018, the Argentine Government entered into a US$50 billion, 36-month stand-by arrangement with the IMF. This measure was intended to halt the significant depreciation of the peso during the first half of 2018. In December 2018, the IMF completed a second review under the stand-by arrangement and although there were indications that the financial markets in Argentina have stabilized since the end of September 2018 following the adoption of the new monetary policy framework, the IMF noted that external risks are centered around an unanticipated tightening of global financial conditions, which could resurface concerns about Argentina’s ability to meet its large gross financing needs. The IMF also warned that greater than expected inertia in the inflation process may delay the expected easing of monetary policy and generate a greater economic loss during the needed disinflation and that a deeper recession or more persistent inflation could generate a more forceful opposition to the policies underpinning the program and hinder their implementation.

In August 2020, Argentina reported that it had successfully negotiated a restructuring of close to $65 billion in debt with large US investment firms. The government predicted that the deal will bring in billions of dollars in financial relief over the 2020-2030 term and help cut interest rates on foreign bonds by 4%. However, only weeks after the restructuring, investors criticized the Argentine government’s mismanagement of the economy, and bonds issued in September had already fallen 25 percent. Most recently, Argentina has begun working with the IMF to repackage close to $45 billion of debt owed to the fund. In a December 3, 2020 IMF press briefing, the IMF stated that the discussions with Argentina were ongoing with no precise timeline of any eventual agreement.

12

The Argentine government may again place currency limitations on withdrawals of funds.

Through 2015, the Argentine government, led by then president Cristina Fernández, instituted economic controls that included limiting the ability of individuals and companies to exchange local currency (Argentine peso) into U.S. dollars and to transfer funds out of the country. At the time, public reports stated that government officials were micromanaging money flows by limiting dollar purchases and discouraging dividend payments and international wire transfers. As a result of these controls, Argentine companies had limited access to U.S. dollars through regular channels (e.g., banks) and consumers faced difficulty withdrawing and exchanging invested funds. Given the Company’s investment in Argentine projects and developments, its ability to mobilize and access funds may be adversely affected by the above-mentioned political actions, despite the efforts to repeal economic controls in the recent past.

In December 2015, newly elected President Mauricio Macri ended the central bank’s support of the peso and removed the currency controls that limited the ability of Argentines to buy dollars, resulting in a 30% devaluation of the Argentine peso. In January 2017, the country lifted the 120-day holding period for incoming funds hoping to increase the flow of money into the country and ease access for tourists, citizens and businesses. However, Argentina is still feeling the impact of removing currency controls and continued experiencing a decrease in the value of the Argentine peso throughout 2019.

Recently, the Argentine central bank has restricted access to dollars, prohibiting private citizens from buying more than $200 in foreign currency per month on the official exchange market. Argentine officials have suggested that they will relax controls when the economic has stabilized. These restrictions may have a negative effect on the economy and on our business if imposed in an economic environment where access to local capital is constrained.

The stability of the Argentine banking system is uncertain.

Adverse economic developments, even if not related to or attributable to the financial system, could result in deposits flowing out of the banks and into the foreign exchange market, as depositors seek to shield their financial assets from a new crisis. Any run on deposits could create liquidity or even solvency problems for financial institutions, resulting in a contraction of available credit.

Additionally, unrest among the employment sector of the banking industry has led to strikes led by strong labor unions. This makes it difficult for citizens and businesses to conduct banking activities and decreases the level of trust people put into the Argentine banking system.

In the event of a future shock, such as the failure of one or more banks or a crisis in depositor confidence, the Argentine government could impose further exchange controls or transfer restrictions and take other measures that could lead to renewed political and social tensions and undermine the Argentine government’s public finances, which could adversely affect Argentina’s economy and prospects for economic growth which could adversely affect our business.

Government measures to preempt or respond to social unrest may adversely affect the Argentine economy and our business.

The Argentine government has historically exercised significant influence over the country’s economy. Additionally, the country’s legal and regulatory frameworks have at times suffered radical changes, due to political influence and significant political uncertainties. Future government policies to preempt, or in response to, social unrest may include expropriation, nationalization, forced renegotiation or modification of existing contracts, suspension of the enforcement of creditors’ rights, new taxation policies, including royalty and tax increases and retroactive tax claims, and changes in laws and policies affecting foreign trade and investment. Such policies could destabilize the country and adversely and materially affect the economy, and thereby our business.

13

The Argentine economy could be adversely affected by economic developments in other global markets.

Financial and securities markets in Argentina are influenced, to varying degrees, by economic and market conditions in other global markets. Although economic conditions vary from country to country, investors’ perception of the events occurring in one country may substantially affect capital flows into other countries. Lower capital inflows and declining securities prices negatively affect the real economy of a country through higher interest rates or currency volatility.

In addition, Argentina is also affected by the economic conditions of major trade partners, such as Brazil and/or countries that have influence over world economic cycles, such as the United States. If interest rates rise significantly in developed economies, including the United States, Argentina and other emerging market economies could find it more difficult and expensive to borrow capital and refinance existing debt, which would negatively affect their economic growth. In addition, if these developing countries, which are also Argentina’s trade partners, fall into a recession the Argentine economy would be affected by a decrease in exports. All of these factors would have a negative impact on us, our business, operations, financial condition and prospects.

The Argentine government may order salary increases to be paid to employees in the private sector, which would increase our operating costs.

There have been nationwide strikes in Argentina over wages and benefits paid to workers which workers believe to be inadequate in light of the high rate of inflation and rising utility rates. In the past, the Argentine government has passed laws, regulations and decrees requiring companies in the private sector to maintain minimum wage levels and provide specified benefits to employees and may do so again in the future. In the aftermath of the Argentine economic crisis, employers both in the public and private sectors have experienced significant pressure from their employees and labor organizations to increase wages and to provide additional employee benefits. Due to the high levels of inflation, the employees and labor organizations have begun again demanding significant wage increases. It is possible that the Argentine government could adopt measures mandating salary increases and/or the provision of additional employee benefits in the future. Any such measures could have a material and adverse effect on our business, results of operations and financial condition. To management’s knowledge, currently there are no pending measures.

Restrictions on the supply of energy could negatively affect Argentina’s economy.

As a result of a prolonged recession, and the forced conversion into pesos and subsequent freeze of gas and electricity tariffs in Argentina, there has been a lack of investment in gas and electricity supply and transport capacity in Argentina in recent years. At the same time, demand for natural gas and electricity has increased substantially, driven by a recovery in economic conditions and price constraints, which has prompted the government to adopt a series of measures that have resulted in industry shortages and/or cost increases. In 2017, the government increased the tariffs on electricity and gas hoping to spur an increase in domestic energy production which increased the cost for these utilities for citizens. Scheduled increases in electricity tariffs in May and August 2019 were canceled and the government committed to no further gas tariff increases in 2019.

The federal government has been taking a number of measures, including the tariff increase, to alleviate the short-term impact of energy shortages on residential and industrial users. If these measures prove to be insufficient, or if the investment that is required to increase natural gas production and transportation capacity and energy generation and transportation capacity over the medium-and long-term fails to materialize on a timely basis, economic activity in Argentina could be limited, which could have a significant adverse effect on our business.

14

We are exposed to risks in relation to compliance with foreign and domestic anti-corruption and anti-bribery laws and regulations.

Our operations are subject to various foreign and domestic anti-corruption and anti-bribery laws and regulations, including the Argentine Corporate Criminal Liability Law 27,401 effective March 1, 2018 (the “Corporate Criminal Liability Law”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Both the Corporate Criminal Liability Law and the FCPA impose liability against companies who engage in bribery of government officials, either directly or through intermediaries. The Corporate Criminal Liability Law establishes a system of criminal liability of private legal persons which include companies created under any legal form (LLCs, PLCs, partnerships, etc.) whether of national or foreign capital for criminal offenses against public administration and national and cross-border bribery committed by, among others, its shareholders, attorneys-in-fact, directors, managers, employees, or representatives. Such anti-corruption laws generally prohibit providing anything of value to government officials for the purposes of obtaining or retaining business or securing any improper business advantage. In January of 2019, the National Executive enacted Emergency Decree No. 62/2019, which allows for the confiscation of assets that were acquired from drug trafficking, smuggling, money laundering, and other corruption crimes, where there is proof that the assets do not reasonably correspond to the person’s income. Additionally, on April 10, 2019, President Macri approved Decree No. 258/2019, which implemented the National Anti-corruption Plan (2019-2023). The plan is intended to consolidate progress in fighting corruption, and includes various initiatives divided into three main categories: (1) initiatives on transparency and open government; (2) initiatives to prevent money laundering; and (3) investigation and sanctions initiatives. As part of our business, we may deal with entities in which the employees are considered government officials. We have a compliance program that is designed to manage the risks of doing business in light of these new and existing legal and regulatory requirements.

Although we have internal policies and procedures designed to ensure compliance with applicable anti-corruption and anti-bribery laws and regulations, there can be no assurance that such policies and procedures will be sufficient. Violations of anti-corruption laws and sanctions regulations could lead to financial penalties being imposed on us, limits being placed on our activities, our authorizations and licenses being revoked, damage to our reputation and other consequences that could have a material adverse effect on our business, results of operations and financial condition. Further, litigation or investigations relating to alleged or suspected violations of anti-corruption laws and sanctions regulations could be costly.

Real Estate Considerations and Risks Associated with the International Projects that GGH Operates

The Real Estate Industry and International Investing

Investments in our real estate projects are subject to numerous risks, including the following:

●	Increased expenses and uncertainties related to international operations;
●	Risks associated with Argentina’s past political uncertainties, economic crises, and high inflation;
●	Risks associated with currency, exchange, and import/export controls;
●	Adverse changes in national or international economic conditions;
●	Adverse local market conditions;
●	Construction and renovation costs exceeding original estimates;
●	Price increases in basic raw materials used in construction;
●	Delays in construction and renovation projects;
●	Changes in availability of debt financing;
●	Risks due to dependence on cash flow;
●	Changes in interest rates, real estate taxes and other operating expenses;
●	Changes in the financial condition of tenants, buyers and sellers of properties;
●	Competition with others for suitable properties;
●	Changes in environmental laws and regulations, zoning laws and other governmental rules and fiscal policies;
●	Changes in energy prices;
●	Changes in the relative popularity of properties;
●	Risks related to the potential use of leverage;
●	Costs associated with the need to periodically repair, renovate and re-lease space;
●	Increases in operating costs including real estate taxes;
●	Risks and operating problems arising out of the presence of certain construction materials;
●	Environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established;
●	Uninsurable losses and acts of terrorism;
●	Acts of God; and
●	Other factors beyond the control of the Company.

Investment in Argentine real property is subject to economic and political risks.

Investment in foreign real estate requires consideration of certain risks typically not associated with investing in the United States. Such risks include, among other things, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, confiscatory taxation and economic or political instability in foreign nations or changes in laws which affect foreign investors. Any one of these risks has the potential to reduce the value of our real estate holdings in Argentina and have a material adverse effect on the Company’s financial condition.

15

The real estate market is uncertain in Argentina.

President Macri had attempted to boost the real estate market in Argentina by lifting various currency restrictions. However, the real estate market has not rebounded from the crippling effect of past currency controls, and the Argentine government has recently imposed additional currency controls under new President Alberto Fernández. As a result on the currency controls and the decline in the Argentine peso, the real estate market in Argentina is uncertain. Continued investment in real estate in Argentina is very risky and could never materialize in the way our business model plans. However, waiting to act on certain real estate endeavors will have negative consequences if the market sees an increase in competitiveness. The main competitive factors in the real estate development business include availability and location of land, price, funding, design, quality, reputation and partnerships with developers. Although there is little to no leverage used to acquire real estate in Argentina, thereby greatly lessening the impact of foreclosures in the market, the practice of cash acquisitions can be a barrier to entry in the real estate market. A number of residential and commercial developers and real estate services companies may desire to enter the market and compete with the Company in seeking land for acquisition, financial resources for development and prospective purchasers. To the extent that one or more of the Company’s competitors are able to acquire and develop desirable properties, as a result of greater financial resources or otherwise, the Company’s business could be materially and adversely affected. If the Company is not able to acquire and develop sought-after property as promptly as its competitors, or should the level of competition increase, its financial position and results of operations could be adversely affected.

An adverse economic environment for real estate companies such as a credit crisis may adversely impact our results of operations and business prospects significantly.

The success of our business and profitability of our operations depend on continued investment in real estate and access to capital and debt financing. A prolonged crisis of confidence in real estate investments and lack of credit for acquisitions may constrain our growth. In order to pursue acquisitions, we may need access to equity capital and/or debt financing. Any disruptions in the financial markets may adversely impact our ability to refinance existing debt and the availability and cost of credit in the near future. Any consideration of sales of existing properties or portfolio interests may be offset by lower property values. Our ability to make scheduled payments or to refinance our existing debt obligations depends on our operating and financial performance, which in turn is subject to prevailing economic conditions. If a recurrence of the disruptions in financial markets remains or arises in the future, there can be no assurances that government responses to such disruptions will restore investor confidence, stabilize the markets or increase liquidity and the availability of credit.

There are limitations on the ability of foreign persons to own Argentinian real property.

In December 2011, the Argentine Congress passed Law 26,737 (Regime for Protection of National Domain over Ownership, Possession or Tenure of Rural Land) limiting foreign ownership of rural land, even when not in border areas, to a maximum of 15 percent of all national, provincial or departmental productive land. Ownership by the same foreign owner (i.e., foreign individuals, foreign entities or local entities controlled by a foreign person) may not exceed 1,000 hectares (2,470 acres) of the ‘core area’ or the ‘equivalent surface’ determined according to the location of the lands. The Interministerial Council of Rural Lands, the enforcement agency, defines the ‘equivalent surface’ taking into consideration: (1) the proportion of the ‘rural lands’ in relation to the municipality, department and province; and (2) the potential and quality of the rural lands for their use and exploitation. Every non-Argentine national must request permission from the National Land Registry of Argentina in order to acquire non-urban real property.

As approved, the law has been in effect since February 28, 2012 but is not retroactive. Furthermore, the general limit of 15 percent ownership by non-nationals must be reached before the law is applicable and each provincial government may establish its own maximum area of ownership per non-national.

16

Pursuant to Executive Order No. 550/13, as published on the Official Bulletin on May 9, 2013, in the Mendoza province, the maximum area allowed per type of production and activity per non-national is as follows: Mining—25,000 hectares (61,776 acres), cattle ranching—18,000 hectares (44,479 acres), cultivation of fruit or vines—15,000 hectares (37,066 acres), horticulture—7,000 hectares (17,297 acres), private lot—200 hectares (494 acres), and other—1,000 hectares (2,471 acres). A hectare is a unit of area in the metric system equal to approximately 2.471 acres. However, these maximums will only be considered if the total 15 percent is reached. Currently, the Company owns approximately 4,138 acres of Argentine rural land through AWE, 2,050 acres are considered land held for cultivation of fruit or vines and 2,088 was purchased during 2017 to provide additional access to AWE. Because the maximum area for this type of land allowed per non-national is 25,000 hectares, the Company is compliant with the law’s limit, were it to apply today. Costs of compliance with the law may be significant in the future. Although currently, as reported by La Nación, the area under foreign ownership in Mendoza is approximately 8.45 percent, this law may apply to the Company in the future and could affect the Company’s ability to acquire additional real property in Argentina. The inability to acquire additional land could curtail the Company’s growth strategy. Management is not currently aware of any change that would require the Company to divest itself of its properties.

Our business is subject to extensive regulation in Argentina and the U.S. and additional regulations may be imposed in the future.

Many aspects of the Company’s businesses face substantial government regulation and oversight. Our activities are subject to Argentine federal, state and municipal laws, and to regulations, authorizations and licenses required with respect to construction, zoning, use of the soil, environmental protection and historical patrimony, consumer protection, antitrust and other requirements, all of which affect our ability to acquire land, buildings and shopping malls, develop and build projects and negotiate with customers.

Additionally, hotel properties are subject to numerous laws, including those relating to the preparation and sale of food and beverages, including alcohol and those governing relationships with employees such as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits. Additionally, hotel properties may be subject to various laws relating to the environment and fire and safety. Compliance with these laws may be time consuming and costly and may adversely affect hotel operations in Argentina.

Another example is the wine industry which is subject to extensive regulation by local and foreign governmental agencies concerning such matters as licensing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. New or revised regulations in Argentina, or other foreign countries and U.S. import laws could have a material adverse effect on Algodon Wine Estates’ financial condition or operations.

In addition, companies in this industry are subject to increasing tax rates, the creation of new taxes and changes in the taxation regime. We are required to obtain licenses and authorizations with different governmental authorities in order to carry out our projects. Maintaining our licenses and authorizations can be a costly provision. In the case of non-compliance with such laws, regulations, licenses and authorizations, we may face fines, project shutdowns, and cancellation of licenses and revocation of authorizations.

In addition, public authorities may issue new and stricter standards, or enforce or construe existing laws and regulations in a more restrictive manner, which may force us to make expenditures to comply with such new rules. Development activities are also subject to risks relating to potential delays in obtaining or an inability to obtain all necessary zoning, environmental, land-use, development, building, occupancy and other required governmental permits and authorizations. Any such delays or failures to obtain such government approvals may have an adverse effect on our business.

Finally, because many of the Company’s properties are located in Argentina, they are subject to its laws and to the laws of various local districts that affect ownership and operational matters. Compliance with applicable rules and regulations requires significant management attention and any failure to comply could jeopardize the Company’s ability to operate or sell a particular property and could subject the Company to monetary penalties, additional costs required to achieve compliance, and potential liability to third parties. Regulations governing the Argentinian real estate industry as well as environmental laws have tended to become more restrictive over time. The Company cannot assure that new and stricter standards will not be adopted or become applicable to the Company, or that stricter interpretations of existing laws and regulations will not be implemented.

There may be a lack of liquidity in the underlying real estate.

Because a substantial part of the assets managed by the Company will be invested in illiquid real estate, there is a risk that the Company will be unable to realize its investment objectives through the sale or other disposition of properties at attractive prices or to do so at a desirable time. This could hamper the Company’s ability to complete any exit strategy with regard to investments it has structured or participated in.

There is limited public information about real estate in Argentina.

There is generally limited publicly available information about real estate in Argentina, and the Company will be conducting its own due diligence on future transactions. Moreover, it is common in Argentinian real estate transactions that the purchaser bears the burden of any undiscovered conditions or defects and has limited recourse against the seller of the property. Should the pre-acquisition evaluation of the physical condition of any future investments have failed to detect certain defects or necessary repairs, the total investment cost could be significantly higher than expected. Furthermore, should estimates of the costs of developing, improving, repositioning or redeveloping an acquired property prove too low or estimates of the market demand or the time required to achieve occupancy prove too optimistic, the profitability of the investment may be adversely affected.

Our construction projects may be subject to delays in completion due to the COVID-19 pandemic.

Due to COVID-19, construction on homes was temporarily halted from March to September but has resumed. Algodon Wine Estates has required significant redevelopment construction (including potentially building residential units for Algodon Wine Estates). The quality of the construction and the timely completion of these projects are factors affecting operations and significant delays or cost overruns could materially adversely affect the Company’s operations. Delays in construction or defects in materials and/or workmanship have occurred due to the COVID-19 pandemic and may continue to occur pending the course of the pandemic. In addition, defects could delay completion of one or all of the projects or, if such defects are discovered after completion, expose the Company to liability. In addition, construction projects may also encounter delays due to adverse weather conditions, natural disasters, fires, delays in the provision of materials or labor, accidents, labor disputes, unforeseen engineering, environmental or geological problems, disputes with contractors and subcontractors, or other events. If any of these materialize, there may be a delay in the commencement of cash flow and/or an increase in costs that may adversely affect the Company.

17

The Company may be subject to certain losses that are not covered by insurance.

GGH, its affiliates and/or subsidiaries currently maintain insurance coverage against liability to third parties and property damage as is customary for similarly situated businesses, however the Company does not hold any country-risk insurance. There can be no assurance, however, that insurance will continue to be available or sufficient to cover any such risks. Insurance against certain risks, such as earthquakes, floods or terrorism may be unavailable, available in amounts that are less than the full market value or replacement cost of the properties or subject to a large deductible. In addition, there can be no assurance the particular risks which are currently insurable will continue to be insurable on an economic basis.

Boutique Hotel

Algodon Mansion closed to the public on March 18, 2020 due to the COVID-19 pandemic, which resulted in a decrease in revenues. Algodon Mansion reopened for business on November 11, 2020 with COVID-19 measures implemented, but the operation of the mansion will continue to be affected by governmental restrictions on business and travel, which remain uncertain.

In addition to the risks relating to COVID-19 and the risks that apply to all real estate investments, hotel and hospitality investments are generally subject to additional risks which include:

●	Competition for guests from other hotels based upon brand affiliations, room rates offered including those via internet wholesalers and distributors, customer service, location and the condition and upkeep of each hotel in general and in relation to other hotels in their local market;

●	Specific competition from well-established operators of “boutique” or “lifestyle” hotel brands which have greater financial resources and economies of scale;

●	Adverse effects of general and local political and/or economic conditions;

●	Dependence on demand from business and leisure travelers, which may fluctuate and be seasonal;

●	Increases in energy costs, airline fares and other expenses related to travel, which may deter travel;

●	Impact of financial difficulties of the airline industry and potential reduction in demand on hotel rooms;

●	Overbuilding in the hotel industry, especially in individual markets; and

●	Disruption in business and leisure travel patterns relating to perceived fears of terrorism or political unrest.

The boutique hotel market is highly competitive.

The Company competes in the boutique hotel segment, which is highly competitive, is closely linked to economic conditions and may be more susceptible to changes in economic conditions than other segments of the hospitality industry. Competition within the boutique hotel segment is also likely to continue to increase in the future. Competitive factors include name recognition, quality of service, convenience of location, quality of the property, pricing, and range and quality of dining, services and amenities offered. Additionally, success in the boutique hotel market depends, largely, on an ability to shape and stimulate consumer tastes and demands by producing and maintaining innovative, attractive, and exciting properties and services. The Company competes in this segment against many well-known companies that have established brand recognition and significantly greater financial resources. If it is unable to achieve and maintain consumer recognition for its brand and otherwise compete with well-established competitors, the Company’s business and operations will be negatively impacted. There can be no assurance that the Company will be able to compete successfully in this market or that the Company will be able to anticipate and react to changing consumer tastes and demands in a timely manner.

Historically, the Company’s hotel incurs overhead costs higher than the total gross margin.

Currently, the overhead costs for the Algodon Mansion hotel do not exceed its total gross margin, however historically the Algodon Mansion hotel has operated at a loss. There can be no assurance that the Algodon Mansion hotel will continue to operate at a profit or that the Company will be able to continue increasing revenues and lowering the hotel’s overhead cost in the future.

18

The profitability of the Company’s hotels will depend on the performance of hotel management.

The profitability of the Company’s hotel and hospitality investment will depend largely upon the ability of management that it employs to generate revenues that exceed operating expenses. The failure of hotel management to manage the hotels effectively would adversely affect the cash flow received from hotel and hospitality operations.

We are subject to risks affecting the hotel industry.

In addition, the profitability of our hotels depends on:

●	our ability to form successful relationships with international and local operators to run our hotels;

●	changes in tourism and travel trends, including seasonal changes and changes due to pandemic outbreaks, weather phenomena or other natural events and social unrest;

●	affluence of tourists, which can be affected by a slowdown in global economy; and

●	taxes and governmental regulations affecting wages, prices, interest rates, construction procedures and costs.

Algodon Wine Estates and Land Development

The profitability of Algodon Wine Estates will depend on consumer demand for leisure and entertainment, and such demand has been severely impacted by the COVID-19 pandemic.

Algodon Wine Estates is dependent on demand from leisure and business travelers, which may be seasonal and fluctuate based on numerous factors. Business and leisure travel patterns have been severely disrupted, and remain disrupted as a result of COVID-19. Governments have imposed quarantines and travel restrictions, which have led to a significant decrease in both business and leisure travel. COVID-19 has also negatively impacted the global economy, which will likely result in a decrease in discretionary consumer spending. As a result, the consumer demand for leisure travel will decline. The duration of the COVID-19 pandemic and its effect on travel is uncertain, but the Company anticipates that COVID-19 will continue to negatively impact Algodon Wine Estates through 2021 and possibly beyond.

Demand may also decrease with increases in energy costs, airline fares and other expenses related to travel, which may deter travel. Business and leisure travel patterns may be disrupted due to perceived fears of local unrest or terrorism both abroad and in Argentina. General and local economic conditions and their effects on travel may adversely affect Algodon Wine Estates.

The tourism industry is highly competitive and may affect the success of the Company’s projects.

The success of the tourism and real estate development projects underway at Algodon Wine Estates depends primarily on recreational and secondarily on business tourists and the extent to which the Company can attract tourists to the region and to its properties. The U.S. Centers for Disease Control website currently states that travelers should avoid all travel to Argentina due to the COVID-19 pandemic. On March 15, 2020, the Argentine government announced the closing of its borders to foreigners. On November 2, 2020, Argentina re-opened its borders only to residents from Brazil, Paraguay, Uruguay, Bolivia, and Chile. As of December 21, 2020, international tourism by foreign residents, except those foreign residents of neighboring countries, is prohibited through January 31, 2021. Additionally, on December 24, 2020, Argentina removed the exception for foreign residents of neighboring countries through January 9, 2021. Currently, international tourism from the U.S. and Europe is prohibited until COVID-19 restrictions are relaxed.

Generally, the Company is in competition with other hotels and developers based upon brand affiliations, room rates, customer service, location, facilities, and the condition and upkeep of the lodging in general, and in relation to other lodges/hotels/investment opportunities in the local market. Algodon Wine Estates operates as a multi-functional resort and winery and serves a niche market, which may be difficult to target. Algodon Wine Estates may also be disadvantaged because of its geographical location in the greater Mendoza region. While the San Rafael area continues to increase in popularity as a tourist destination, it is currently less traveled than other regions of Mendoza, where tourism is more established.

The profitability of Algodon Wine Estates will depend on consumer demand for leisure and entertainment.

Algodon Wine Estates is dependent on demand from leisure and business travelers, which may be seasonal and fluctuate based on numerous factors. Business and leisure travel patterns have been severely disrupted, and remain disrupted as a result of COVID-19, which may adversely affect Algodon Wine Estates and consequently, our revenues. Demand may decrease with increases in energy costs, airline fares and other expenses related to travel, which may deter travel. Business and leisure travel patterns may be disrupted due to perceived fears of local unrest or terrorism both abroad and in Argentina. General and local economic conditions and their effects on travel may adversely affect Algodon Wine Estates and our revenues.

19

Development of the Company’s projects will proceed in phases and is subject to unpredictability in costs and expenses.

It is contemplated that the expansion and development plans of Algodon Wine Estates will be completed in phases and each phase will present different types and degrees of risk. Algodon Wine Estates may be unable to acquire the property it needs for further expansion or be unable to raise the property to the standards anticipated for the ALGODON® brand. This may be due to difficulties associated with obtaining required future financing, purchasing additional parcels of land, or receiving the requisite zoning approvals. Algodon Wine Estates may have problems with local laws and customs that cannot be predicted or controlled. Development costs may also increase due to inflation or other economic factors.

The ability of the Company to operate its businesses may be adversely affected by U.S. and Argentine government regulations.

Many aspects of the Company’s businesses face substantial government regulation and oversight. For example, hotel properties are subject to numerous laws, including those relating to the preparation and sale of food and beverages, including alcohol and those governing relationships with employees such as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits. Additionally, hotel properties may be subject to various laws relating to the environment and fire and safety. Compliance with these laws may be time consuming and costly and may adversely affect hotel operations in Argentina.

Another example is the wine industry which is subject to extensive regulation by local and foreign governmental agencies concerning such matters as licensing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. New or revised regulations in Argentina, or other foreign countries and U.S. import laws could have a material adverse effect on Algodon Wine Estates’ financial condition or operations.

Finally, because many of the Company’s properties are located in Argentina, they are subject to its laws and to the laws of various local districts that affect ownership and operational matters. Compliance with applicable rules and regulations requires significant management attention and any failure to comply could jeopardize the Company’s ability to operate or sell a particular property and could subject the Company to monetary penalties, additional costs required to achieve compliance, and potential liability to third parties. Regulations governing the Argentinian real estate industry as well as environmental laws have tended to become more restrictive over time. The Company cannot assure that new and stricter standards will not be adopted or become applicable to the Company, or that stricter interpretations of existing laws and regulations will not be implemented.

Algodon Wine Estates—Vineyard and Wine Production

The COVID-19 pandemic affected the sales of the Company’s wines by driving demand online.

The COVID-19 pandemic did not adversely affect Algodon’s wine production at Algodon Wine Estate’s winery in San Rafael, Mendoza, but did spur the Company to avoid losses from in-person sales by expediting the build and launch of e-commerce platforms in Argentina (algodonwines.com.ar) and in the U.S. (algodonfinewines.com). As the status of retail stores selling our wines remains uncertain due to COVID-19 restrictions, we may see a drop in in-person sales of our wines.

Competition within the wine industry could have a material adverse effect on the profitability of wine sales.

The operation of a winery is a highly competitive business and the dollar amount and unit volume of wine sales through the ALGODON® label could be negatively affected by a variety of competitive factors. Many other local and foreign producers of wine have significantly greater financial, technical, marketing and public relations resources and wine producing expertise than the Company, and many have more refined, developed and established brands. The wine industry is characterized by fickle demand and success in this industry relies heavily on successful branding. Thus, the ALGODON® brand concept may not appeal to a large segment of the market, preventing the Company from successfully competing against other Argentinian and foreign brands. Wholesaler, retailer and consumer purchasing decisions are also influenced by the quality, pricing and branding of the product, as compared to competitive products. Unit volume and dollar sales could be adversely affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by competitors, which could affect the supply of, or consumer demand for, product produced under the ALGODON® brand.

20

Algodon Wine Estates is subject to import and export rules and taxes which may change.

Algodon Wine Estates primarily exports its products to the United States and Europe. In countries to which Algodon Wine Estates intends to export its products, Algodon Wine Estates will be subject to excise and other taxes on wine products in varying amounts, which are subject to change. Significant increases in excise or other taxes could have a material adverse effect on Algodon Wine Estates’ financial condition or operations. Political and economic instabilities of foreign countries may also disrupt or adversely affect Algodon Wine Estates’ ability to export or make profitable sales in that country. Moreover, exporting costs are subject to macro-economic forces that affect the price of transporting goods (e.g., the cost of oil and its impact on transportation systems), and this could have an adverse impact on operations.

The Company’s business would be adversely affected by natural disasters.

Natural disasters, floods, hurricanes, fires, earthquakes, hailstorms or other environmental disasters could damage the vineyard, its inventory, or other physical assets of the Algodon Wine Estates’ resort, including the golf course. If all or a portion of the vineyard or inventory were to be lost prior to sale or distribution as a result of any adverse environmental activity, or if the golf course and facilities were damaged, Algodon Wine Estates would become significantly less attractive as a destination resort and therefore lose a substantial portion of its anticipated profit and cash flow. Such a loss would seriously harm the business and reduce overall sales and profits. The Company is not insured against crop losses as a result of weather conditions or natural disasters. Moderate, but irregular weather conditions may adversely affect the grapes, making any one season less profitable than expected. In addition to weather conditions, many other factors, such as pruning methods, plant diseases, pests, the number of vines producing grapes, and machine failure could also affect the quantity and quality of grapes. Any of these conditions could cause an increase in the price of production or a reduction in the amount of wine Algodon Wine Estates is able to produce and a resulting reduction in business sales and profits.

Climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business, operations or financial performance, and water scarcity or poor water quality could negatively impact our production costs and capacity.

Our wine business depends upon agricultural activity and natural resources. There has been much public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Severe weather events and climate change may negatively affect agricultural productivity in the regions from which we presently source our agricultural raw materials such as grapes. Decreased availability of our raw materials may increase the cost of goods for our products. Severe weather events or changes in the frequency or intensity of weather events can also disrupt our supply chain, which may affect production operations, insurance cost and coverage, as well as delivery of our products to wholesalers, retailers and consumers.

Water is essential in the production of our products. The quality and quantity of water available for use is important to the supply of grapes and our ability to operate our business. Water is a limited resource in many parts of the world and if climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality that may affect our production costs or impose capacity constraints. Management is unaware of any current water issues in Argentina.

Various diseases, pests and certain weather conditions may negatively affect our business, operations or financial performance.

Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions could affect the quality and quantity of grapes other agricultural raw materials available, decreasing the supply of our products and negatively impacting profitability. We cannot guarantee that our grape suppliers or our suppliers of other agricultural raw materials will succeed in preventing contamination in existing vineyards or fields or that we will succeed in preventing contamination in our existing vineyards or future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in growing grapes or other agricultural raw materials may increase vineyard costs and/or reduce production of grapes or other crops. Growing agricultural raw materials also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines or other crops, which could lead to a shortage of our product supply.

Contamination could adversely affect our sales.

The success of our brands depends upon the positive image that consumers have of those brands. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect their sales. Contaminants in raw materials, packaging materials or product components purchased from third parties and used in the production of our wine or defects in the fermentation or distillation process could lead to low beverage quality as (i) a perceived failure to maintain high ethical, social and environmental standards for all of our operations and activities; (ii) a perceived failure to address concerns relating to the quality, safety or integrity of our products; our environmental impact, including use of agricultural materials, packaging, water and energy use, and waste management; or (iii) effects that are perceived as insufficient to promote the responsible use of alcohol.

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Gaucho Group—Buenos Aires

(e-commerce, fashion & leather accessories brand)

Gaucho Group, Inc. (“GGI”) has a limited operating history and no revenue and we may not recognize any revenue from the Gaucho – Buenos Aires™ line of business in the future.

Though a majority-owned subsidiary of GGH, GGI operates as a standalone business, responsible for its own financing and operations and therefore subject to all the risks inherent in a newly established business venture. GGI began operations in 2019 and has few assets and a limited operating history. It has not yet had any significant sales or been able to confirm that its business model can or will be successful. It has not had any significant revenue from inception through September 30, 2020. Our projections for its growth have been developed internally and may not prove to be accurate. As such, given its start-up status with an unproven business model, there is a substantial risk regarding GGI’s ability to succeed and the risk that neither we nor GGI ever recognize revenue in the future from the Gaucho – Buenos Aires™ line of business. The risk of a total loss exists when dealing with start-up companies.

The markets in which GGI operates and plans to operate are highly competitive, and such competition could cause its business to be unsuccessful.

We expect GGI to face intense competition for its Argentine-sourced and designed products. There are many companies around the world that produce similar high-end products, though not necessarily with the Gaucho style that we plan to incorporate into GGI’s products. However, whether or not consumers find our products superior or more desirable than other high-end producers, including many branded products with established worldwide reputations and brands, such as Coach, Ralph Lauren, Hermès, Louis Vuitton, Gucci, Prada, Kate Spade and Calvin Klein, cannot yet be determined. In addition, GGI faces competition through third party distribution channels, such as e-commerce, department stores and specialty stores.

Competition is based on a number of factors, including, without limitation, the following:

●	Anticipating and responding to changing consumer demands in a timely manner
●	Establishing and maintaining favorable brand-name recognition
●	Determining and maintaining product quality
●	Maintaining and growing market share
●	Developing quality and differentiated products that appeal to consumers
●	Establishing and maintaining acceptable relationships with retail customers
●	Pricing products appropriately
●	Providing appropriate service and support to retailers
●	Optimizing retail and supply chain capabilities
●	Protecting intellectual property

In addition, many of GGI’s anticipated competitors will be significantly larger and more diversified than it and will likely have significantly greater financial, technological, manufacturing, sales, marketing and distribution resources than it does. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the high-end product sector in which GGI plans to compete. They may also be able to compete more effectively on the basis of price and production, and to develop new products more quickly. The general availability of manufacturing contractors and agents also allows new entrants easy access to the markets in which GGI competes, which may increase the number of its competitors and adversely affect its competitive position and its business. Any increased competition, or GGI’s or our failure to adequately address any of these competitive factors, could result in the ability to generate significant revenues, which could adversely affect our business, results of operations and financial condition.

If we or GGI are unable to continue to compete effectively on any of the factors mentioned above, GGI may never be able to generate operating profits and our business, financial condition and results of operations would be adversely affected.

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Our business is subject to risks associated with importing products, and the imposition of additional duties and any changes to international trade agreements could have a material adverse effect on our business, results of operations and financial condition.

There are risks inherent to importing our products. We anticipate that virtually all of our products will be manufactured in Argentina and thus could be subject to duties when imported into the United States, Canada, Europe and Asia, as applicable. Furthermore, if the United States imposes import duties or other protective import measures, other countries could retaliate in ways that could harm the international distribution of our products.

We may not be able to protect our intellectual property rights, which may cause us to incur significant costs.

The success of our future business will in part be dependent on intellectual property rights. We rely primarily on copyright, trade secret and trademark law to protect our intellectual property. For example, the process for obtaining federal trademark registration of our service mark “Gaucho—Buenos Aires™” was completed and the service mark was registered on April 28, 2020. However, a third party may copy or otherwise obtain and use our proprietary information without our authorization. Policing unauthorized use of our intellectual property is difficult, particularly in light of the global nature of the Internet and because the laws of other countries may afford us little or no effective protection of our intellectual property. Potentially expensive litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity.

Privacy breaches and other cyber security risks related to our business could negatively affect our reputation, credibility and business.

We are likely to be dependent on information technology systems and networks for a significant portion of our direct-to-consumer sales, including our e-commerce sites and retail business credit card transaction authorization and processing. We are responsible for storing data relating to our customers and employees and also rely on third party vendors for the storage, processing and transmission of personal and Company information. In addition to taking the necessary precautions ourselves, we require that third-party service providers implement reasonable security measures to protect our employees’ and customers’ identity and privacy. We do not, however, control these third-party service providers and cannot guarantee that no electronic or physical computer break-ins or security breaches will occur in the future. Our systems and technology are vulnerable from time-to-time to damage, disruption or interruption from, among other things, physical damage, natural disasters, inadequate system capacity, system issues, security breaches, “hackers,” email blocking lists, computer viruses, power outages and other failures or disruptions outside of our control. A significant breach of customer, employee or Company data could damage our reputation, our relationship with customers and our brands, and could result in lost sales, sizable fines, significant breach-notification costs and lawsuits, as well as adversely affect our results of operations. We may also incur additional costs in the future related to the implementation of additional security measures to protect against new or enhanced data security and privacy threats, or to comply with state, federal and international laws that may be enacted to address those threats.

We may not be able to accurately predict consumer trends and preferences and our estimate of the size of the market may prove to be inaccurate.

Success in creating demand is dependent on GGI’s ability to continue to accurately predict consumer trends and preferences. If consumer tastes do not coincide with GGI’s product offerings, it could materially affect demand, having an adverse impact on our operations.

It is difficult to estimate the size of the market and predict the rate at which the market for our products will grow, if at all. While our market size estimate was made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

Additionally, we hope to enter new markets in which we may have limited or no operating experience. There can be no assurance that we will be able to achieve success and/or profitability in our new markets. The success of these new markets will be affected by the different competitive conditions, consumer tastes, and discretionary spending patterns within the new markets, as well as by our ability to generate market awareness of GGI’s Gaucho Group brand. When we enter highly competitive new markets or territories in which we have not yet established a market presence, the realization of our revenue targets and desired profit margins may be more susceptible to volatility and/or more prolonged than anticipated.

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GGI is only in the beginning stages of its advertising campaign.

GGI briefly ran digital ad campaigns in the third and fourth quarters of 2019, and has relied since then on word-of-mouth and social media to generate attention to its new brand and to attract customers. In November 2020, GGI relaunched its digital ad campaign, with a limited budget, with the goal of attracting new customers. In the future, it is likely that management will conclude that additional paid advertising and marketing is necessary to attract and retain customers, in which case operating expenses could increase and financial results could be adversely affected.

Labor laws and regulations may adversely affect the Company.

Various labor laws and regulations govern operations and relationships with employees, including minimum wages, breaks, overtime, fringe benefits, safety, working conditions and citizenship requirements. Changes in, or any failure to comply with, these laws and regulations could subject the Company to fines or legal actions. Settlements or judgments that are not insured or in excess of coverage limitations could also have a material adverse effect on the Company’s business. This could result in a disruption in the work force, sanctions and adverse publicity. Significant government-imposed increases in minimum wages, paid or unpaid leaves of absence and mandated health benefits could be detrimental to the Company’s profitability.

The employees of TAR and AWE are members of a labor unions in Argentina. The terms of any collective bargaining agreement(s) could result in increased labor costs. In addition, any failure to negotiate an agreement in a timely manner could result in an interruption of operations, which would materially and adversely affect the business, results of operations and its financial condition.

GGI relies on its suppliers to maintain consistent quality.

The ability of GGI to maintain consistent quality depends in part upon its ability to acquire quality materials needed for its products from reliable sources in accordance with certain specifications, at certain prices, and in sufficient quantities. As such, GGI is and will likely continue to be dependent on its suppliers. This presents possible risks of shortages, interruptions and price fluctuations. If any suppliers do not perform adequately or otherwise fail to distribute products or supplies required for our business, management may not be able to replace the suppliers in a short period of time on acceptable terms. The inability to replace suppliers in a short period of time on acceptable terms could increase costs and could cause shortages of product that may force management to remove certain items from GGI’s product offerings.

Risks of Being an Emerging Growth Company

We are an “emerging growth company” and our election of reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, (2) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus. We could be an emerging growth company for up to 5 years following the completion of this Offering, although circumstances could cause us to lose that status earlier, including if we are deemed to be a “large accelerated filer,” which occurs when the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case we would no longer be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we could still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including: (1) the reduced disclosure obligations regarding executive compensation, and (2) being required to provide only two years of audited financial statements.

General Corporate Business Considerations

Insiders continue to have substantial control over the Company.

As of February 8, 2021, the Company’s directors and executive officers hold the current right to vote approximately 10.0% of the Company’s outstanding voting stock, including the Series B Preferred Stock on an as-converted basis. Of this total, 7.6% is owned or controlled, directly or indirectly by Company’s CEO, Scott Mathis. Assuming the sale of all the units in the Offering at an assumed price per unit of $6.00, and no exercise of the warrants to be issued in connection with this Offering and no exercise by the underwriters of their over-allotment options, the Company’s directors and executive officers hold the right to vote 8.3% of the Company’s outstanding voting stock, with 6.3% owned or controlled, directly by Mr. Mathis. In addition, the Company’s directors and executive officers have the right to acquire additional shares which could increase their voting percentage significantly. As a result, Mr. Mathis acting alone, and/or many of these individuals acting together, may have the ability to exert significant control over the Company’s decisions and control the management and affairs of the Company, and also to determine the outcome of matters submitted to stockholders for approval, including the election and removal of a director, the removal of any officer and any merger, consolidation or sale of all or substantially all of the Company’s assets. Accordingly, this concentration of ownership may harm a future market price of the shares by:

●	Delaying, deferring or preventing a change in control of the Company;

●	Impeding a merger, consolidation, takeover or other business combination involving the Company; or

●	Discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

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The loss of our Chairman, President and Chief Executive Officer could adversely affect the Company’s businesses.

We depend on the continued performance of Scott Mathis, our Chairman, President and Chief Executive Officer, who has contributed significantly to the expertise of our team and the position of our business. If we lose the services of Mr. Mathis, and are unable to locate a suitable replacement in a timely manner, it could have a material adverse effect on our business. We currently hold key man life insurance for Mr. Mathis the benefit of the Company.

The Company has incurred recurring losses from operations and our independent registered public accounting firm issued a report which includes a going concern.

The Company has incurred recurring losses from operations of $6,698,134 and $5,254,781 and has reported negative net operating cash flows of $6,080,411 and $4,345,933 for the years ended December 31, 2019 and 2018, respectively. For the nine months ended September 30, 2020, the Company has a net loss from operations of $3,736,028 and negative net operating cash flows of $3,682,663. We have suffered recurring losses from operations and our independent registered public accounting firm issued a report which includes an explanatory paragraph relating to our ability to continue as a going concern.

Revenues are currently insufficient to pay operating expenses and costs which may result in the inability to execute the Company’s business concept.

The Company’s operations have to date generated significant operating losses, as reflected in the financial information included in this registration statement. Management’s expectations in the past regarding when operations would become profitable have been not been realized, and this has continued to put a strain on working capital. Business and prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of operations. If the Company is not successful in addressing these risks, its business and financial condition will be adversely affected. In light of the uncertain nature of the markets in which the Company operates, it is impossible to predict future results of operations.

We may incur losses and liabilities in the course of business which could prove costly to defend or resolve.

Companies that operate in one or more of the businesses that we operate face significant legal risks. There is a risk that we could become involved in litigation wherein an adverse result could have a material adverse effect on our business and our financial condition. There is a risk of litigation generally in conducting a commercial business. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation.

The Company is dependent upon additional financing which it may not be able to secure in the future.

As it has in the past, the Company will likely continue to require financing to address its working capital needs, continue its development efforts, support business operations, fund possible continuing operating losses, and respond to unanticipated capital requirements. For example, the continuing development of the Algodon Wine Estates project requires significant ongoing capital expenditures as well as the investment in GGI’s line of luxury goods. There can be no assurance that additional financing or capital will be available and, if available, upon acceptable terms and conditions. To the extent that any required additional financing is not available on acceptable terms, the Company’s ability to continue in business may be jeopardized and the Company may need to curtail its operations and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy. As to the effect this Offering will have on the Company’s financial needs, see “Risks Related to this Offering” below.

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Our level of debt may adversely affect our operations and our ability to pay our debt as it becomes due.

The fact that we are leveraged may affect our ability to refinance existing debt or borrow additional funds to finance working capital requirements, acquisitions and capital expenditures. In addition, the recent disruptions in the global financial markets, including the bankruptcy and restructuring of major financial institutions, may adversely impact our ability to refinance existing debt and the availability and cost of credit in the future. In such conditions, access to equity and debt financing options may be restricted and it may be uncertain how long these economic circumstances may last. This would require us to allocate a substantial portion of cash flow to repay principal and interest, thereby reducing the amount of money available to invest in operations, including acquisitions and capital expenditures. Our leverage could also affect our competitiveness and limit our ability to changes in market conditions, changes in the real estate industry and economic downturns.

We may not be able to generate sufficient cash flows from operations to satisfy our debt service requirements or to obtain future financing. If we cannot satisfy our debt service requirements or if we default on any financial or other covenants in our debt arrangements, the lenders and/or holders of our debt will be able to accelerate the maturity of such debt or cause defaults under the other debt arrangements. Our ability to service debt obligations or to refinance them will depend upon our future financial and operating performance, which will, in part, be subject to factors beyond our control such as macroeconomic conditions and regulatory changes in Argentina. If we cannot obtain future financing, we may have to delay or abandon some or all of our planned capital expenditures, which could adversely affect our ability to generate cash flows and repay our obligations as they become due.

The Company may not pay dividends on its common stock or Series B Preferred Stock.

The Company has not paid dividends to date on its common stock. The Company does not contemplate or anticipate declaring or paying any dividends with respect to its common stock. Due to the continuing devaluation of the peso, the Company has concluded in that it must still tread cautiously and manage its available cash resources prudently and the decisions were made to not declare any additional cash dividends with respect to its common stock. The Company did, however, declare dividends on the Series B Preferred Stock for the quarters ending June 30, 2018 through June 30, 2020 and paid such dividends out in common stock. The Board has not yet declared any dividends for any subsequent periods.

The Company reserves the right to declare dividends when operations merit. However, payments of any cash dividends in the future will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our board of directors. It is anticipated that earnings, if any, will be used to finance the development and expansion of the Company’s business.

The Chief Executive Officer and the Chief Financial Officer of GGH are also involved in outside businesses which may affect their ability to fully devote their time to the Company.

Scott Mathis, Chairman of the Board of Directors of GGH, Chief Executive Officer, President and Treasurer of GGH is also the Chairman and Chief Executive Officer of Hollywood Burger Holdings, Inc., a private company he founded which is developing Hollywood-themed fast food restaurants in the United States. His duties as CEO of Hollywood Burger Holdings, Inc. consume less than 10% of his time, but which may interfere with Mr. Mathis’ duties as the CEO of GGH.

In addition, Maria Echevarria, Chief Financial Officer and Chief Operating Officer of GGH also serves as the Chief Financial Officer of Hollywood Burger Holdings, Inc. Ms. Echevarria’s duties as CFO of Hollywood Burger Holdings Inc. consume approximately 10% of her time, which may interfere with her duties as the CFO of GGH.

The Company’s officers and directors are indemnified against certain conduct that may prove costly to defend.

The Company may have to spend significant resources indemnifying its officers and directors or paying for damages caused by their conduct. The Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), exculpates the Board of Directors and its affiliates from certain liability, and the Company has procured directors’ and officers’ liability insurance to reduce the potential exposure to the Company in the event damages result from certain types of potential misconduct. Furthermore, the General Corporation Law of the State of Delaware (the “DGCL”) provides for broad indemnification by corporations of their officers and directors, and the Company’s Certificate of Incorporation implement this indemnification to the fullest extent permitted under applicable law as it currently exists or as it may be amended in the future. Consequently, subject to the applicable provisions of the DGCL and to certain limited exceptions in the Certificate of Incorporation, the Company’s officers and directors will not be liable to the Company or to its stockholders for monetary damages resulting from their conduct as an officer or director.

Our bylaws designate the federal and state courts of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal and state courts of the State of Delaware are the exclusive forum for certain types of actions and proceedings, not including claims under the federal securities laws such as the Securities Act or the Exchange Act, that may be initiated by our stockholders with respect to our company and our directors. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, which may discourage meritorious claims from being asserted against us and our directors. Alternatively, if a court were to find this provision of our charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on internal control over financial reporting.

The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:

●	faulty human judgements and simple errors, omissions or mistakes;

●	fraudulent actions of an individual or collusion of two or more people;

●	inappropriate management override of procedures; and

●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

If we identify material weaknesses in our internal control over financial reporting in the future, if we are unable to comply with the requirements of Section 404 in a timely manner, and if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Although we qualify as an emerging growth company, we also qualify as a smaller reporting company and under the smaller reporting company rules we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we qualify as both a “smaller reporting company” and an “emerging growth company” as defined by Rule 12b-2 of the Exchange Act. However we have elected to provide disclosure under the smaller reporting company rules and therefore we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditors provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

Risks Related to This Offering

If our listing application for our common stock is not approved by Nasdaq, we will not be able to consummate the Offering and will terminate this Offering.

An approval of our listing application by Nasdaq will be subject to, among other things, our fulfillment of the following conditions: (i) the Offering is completed and closed; and (ii) we have raised a sufficient amount of equity necessary to qualify for the minimum equity requirements necessary to list on Nasdaq. Currently there are two standards for admission onto Nasdaq that we are endeavoring to satisfy: either $5 million in stockholders’ equity and $15 million market value of publicly held shares of common stock; or $4 million in stockholders’ equity, $15 million market value of publicly held shares and $50 million market value of publicly listed securities. If we fail to meet the minimum requirements for listing on Nasdaq, we will not be able to consummate the Offering and will terminate this Offering. Failure to have our common stock listed on Nasdaq would make it more difficult for our stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange. We will need to receive a minimum offering amount of $6 million in order to satisfy the listing conditions to trade our common stock on the Nasdaq.

Even if the Board approves a reverse stock split of our common stock at a ratio that currently achieves the requisite increase in the market price of our common stock for listing of our common stock on Nasdaq, we cannot assure you that the market price of our common stock will remain high enough for such reverse split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

In connection with this Offering and the uplist of our common stock to Nasdaq, we intend to effect a reverse stock split of our common stock at the applicable ratio necessary to allow us to obtain Nasdaq approval of our initial listing application to list our common stock on Nasdaq. Even if the Board approves a reverse stock split of our common stock at a ratio that currently achieves the requisite increase in the market price of our common stock for listing of our common stock on Nasdaq, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and thus jeopardize our ability to meet or maintain the Nasdaq’s minimum bid price requirement.

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If we are unable to satisfy these requirements or standards, we would not be able to meet the initial listing applications, which could cause us to terminate the Offering. We can provide no assurance that any such action taken by us would allow our common stock to be listed, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our common stock.

In conjunction with this Offering, we have applied to list our common stock on Nasdaq. Prior to this Offering, our common stock will have been quoted on OTCQB. There is no assurance that our common stock will ever be listed on Nasdaq. Should our common stock be listed on Nasdaq, in order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

Compliance with public reporting requirements will affect the Company’s financial resources.

The Company is subject to certain public reporting obligations as required by federal securities laws, regulations and agencies. The compliance with such reporting requirements will require the company to incur significant legal, accounting and other administrative expenses. Additionally, in conjunction with this Offering, the Company has applied to list its shares on the Nasdaq Stock Market. If the application is approved, the Company will be subject to additional rules and disclosure obligations as required by Nasdaq, increasing compliance expenses further. The expenses the Company may incur will have a significant impact on the Company’s financial resources and may lead to a decrease in the value and price of our common stock.

In the event that our common stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Unless otherwise indicated, all information in this risk factor below assumes no exercise of the underwriters’ over-allotment options, and an assumed offering price per unit of $6.00, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, the uplist to Nasdaq of our common stock, the Board effecting a 15:1 reverse common stock split (based on an assumed offering price per unit of $6.00), and the conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of our common stock.

This discussion is based on 7,475,115 shares of common stock outstanding on a post-split basis as of September 30, 2020, as adjusted for certain events occurring after September 30, 2020: (i) the Company’s receipt of gross proceeds of $669,000 from a unit offering as of February 8, 2021 and 111,500 shares of common stock and warrants to purchase 111,500 shares of common stock issued pursuant to such offering; (ii) the conversion of convertible notes of the Company into units consisting of 395,113 shares of common stock and 395,113 warrants; (iii) the conversion of a related-party note of the Company into units consisting of 237,011 shares of common stock and 237,011 warrants; (iv) the issuance of 183,612 shares of common stock as dividends to holders of the Series B Preferred stock; (v) issuance of 67,693 shares of common stock to Kingswood Capital Markets, division of Benchmark Investments, Inc., for advisory services pursuant to an advisory agreement, dated October 30, 2020; (vi) the issuance of 8,333 shares of common stock to a vendor and 9,506 shares of common stock pursuant to the Company’s 401(k) plan; (vii) 1,333,333 units sold in the Offering less offering expenses of $463,954; (viii) no exercise of the underwriters’ over-allotment options; and (ix) and no exercise of any of the warrants issued pursuant to this Offering.

Based on these assumptions and after giving effect to certain events occurring after September 30, 2020, approximately 4,452,126 of such shares may be sold in the public market. If a substantial number of shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock, and consequently our warrants, could decline.

Under the terms of our Certificate of Incorporation, our Board of Directors has the option to issue shares of blank check preferred stock. Accordingly, our Board of Directors may issue the preferred stock, without stockholder approval, which could dilute voting and other rights of the common stock shareholders.

28

You may experience future dilution as a result of future debt or equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock that could result in further dilution to investors purchasing our common stock in this Offering or result in downward pressure on the price of our common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. We may sell shares of our common stock or other securities in other offerings at prices that are higher or lower than the prices paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

A large number of shares may be sold in the market following this Offering, which may significantly depress the market price of our common stock.

The shares of our common stock included in the units and underlying warrants sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this Offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have estimated the use of the net proceeds from this Offering as set forth on page 30, “Use of Proceeds”, however, there is a large amount designated to be used for general working capital and not for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of commencement of this Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

Raising additional funds through debt or equity financing could be dilutive and may cause the market price of our common stock to decline. We still may need to raise additional funding which may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our product development efforts or other operations.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our therapeutic candidates.

We estimate that our current cash and cash equivalents, along with the net proceeds from this Offering, will be sufficient for us to fund our operating expenses and capital expenditure requirements through the end of 2021. Without giving effect to the anticipated net proceeds from this Offering, our existing capital resources are not sufficient to meet our projected operating requirements beyond the first quarter of 2021. This raises substantial doubt about our ability to continue as a going concern one year from the date of our consolidated financial statements issued on September 30, 2020. The net proceeds from this Offering may remove such doubt regarding our ability to continue as a going concern. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. In addition, the expected net proceeds of this Offering may not be sufficient for us to fund any of our product candidates through regulatory approval, and we may need to raise substantial additional capital to complete the development and commercialization of our product candidates. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed, as a result of insufficient authorized shares or otherwise, could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

You may experience immediate and substantial dilution in the book value per share of the Shares you purchase.

The assumed public offering price per unit is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase units in this Offering at such assumed price, you will pay an effective price per share of common stock you acquire that substantially exceeds our net tangible book value per share after this Offering. Assuming an offering price of $6.00 per unit, you will experience immediate dilution of $5.06 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this Offering and the assumed public offering price per unit. In addition, if previously issued options to acquire common stock are exercised at prices below the offering price or the accompanying warrants being offered in the Offering are accounted for as liabilities, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this Offering. In addition, there is no guarantee that the public offering price per unit post-Offering will not decrease due to market conditions. The actual Offering price per unit may be at, above or below such assumed Offering price and will be determined at pricing based on, among other factors, the closing bid price of the common stock on the effective date of this registration statement. See “Underwriting — Determination of Offering Price” for additional information.

There is no public market for the units or the warrants.

There is no established public trading market for the units or the warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list such units or the warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of such units or warrants will be limited.

The warrants in this Offering are speculative in nature.

Following this Offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. In the event that our common stock price does not exceed the exercise price of the warrants during the period when such warrants are exercisable, such warrants may not have any value. Furthermore, each warrant will expire five years from its original issuance date.

Holders of the warrants will not have rights of holders of our shares of common stock until such warrants are exercised.

The warrants in this Offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to our shares of common stock underlying such warrants.

29

USE OF PROCEEDS

Assuming no exercise of the underwriters’ over-allotment options or of the warrants issued in this Offering, and the: (i) uplist to Nasdaq of our common stock; (ii) a 15:1 reverse common stock split effected by the Board (based on an assumed offering price per unit of $6.00); (iii) conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of our common stock post-split; and (iv) 1,333,333 units sold in the Offering at an assumed price per share of $6.00, we estimate that our net proceeds from this Offering will be approximately $7.36 million, after deducting the underwriting discounts and commissions but before paying estimated offering expenses payable by us.

Assuming the same except that the underwriters’ option is exercised, we estimate the net proceeds from this Offering will be approximately $8.464 million.

The below chart describes the use of approximate net proceeds from this Offering, assuming no exercise of the warrants or underwriters’ warrants offered hereby. This is an estimated use of proceeds and amounts may be re-allocated by the Board in its sole discretion.

Gaucho Group Holdings, Inc.

Use of Proceeds (Estimated as of February 8, 2021)

	Without Over-allotment Options Exercised	With Over-allotment Options Fully Exercised
Approximate Gross Proceeds from Offering:	$8,000,000	$9,200,000

Less underwriting discounts and commissions	$640,000	$736,000

Approximate Proceeds from Offering Before Expenses:	$7,360,000	$8,464,000

Use of Proceeds:

Gaucho production/inventory	$300,000	$450,000

Gaucho marketing	$300,000	$350,000

Mansion Investment	$250,000	$300,000

Nasdaq uplisting (legal, audit, listing fees)	$198,500	$198,500

Algodon Wine Estates capital improvements and production increase	$2,400,000	$2,550,000

Operational expenses and working capital	$3,911,500	$4,615,500

Total—Net Proceeds:	$7,360,000	$8,464,000

The Company has an expense sharing agreement with GGI for shared expenses such as office space and other clerical services throughout 2020, which as of September 30, 2020 is approximately $489,600.

Management believes that the proceeds from this Offering will be sufficient to satisfy the Company’s cash needs for the next 18 months.

30

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

The holders of Series B Preferred Stock are entitled to cumulative cash dividends at an annual rate of 8% of the Series B Preferred Stock liquidation value (equal to face value of $10 per share), as defined, payable when, as and if declared by the Board of Directors. Dividends earned by the holders of Series B Preferred Stock were $181,281 and $540,217 for the three and nine months ended September 30, 2020, respectively, and were $181,746 and $539,311 for the three and nine months ended September 30, 2019, respectively. Dividends payable of $82,772 are included in the current portion of other liabilities as of September 30, 2020. Cumulative unpaid and undeclared dividends in arrears related to the Series B Preferred Stock totaled $1,804,578 and $1,264,361 as of September 30, 2020 and December 31, 2019, respectively. Assuming the uplisting to Nasdaq occurs, no additional dividends will be payable to holders of Series B Preferred Stock. See also “Market Information” on page 69 for additional information.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2020, assuming a reverse split of common stock at a 15:1 ratio (based on an offering price per unit of $6.00), which split we intend to effect as of the effective date of this registration statement but prior to the closing of the Offering. The pro forma as adjusted information in the third column of the table below is illustrative only, and our capitalization following the completion of this Offering will be adjusted based on the actual public offering price and other terms of this Offering determined at pricing.

You should read the information in this table together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	September 30, 2020 (Unaudited)
	Actual(1)	Pro Forma(2)	Pro Forma as Adjusted for this Offering(3)
Cash	$1,210,668	1,879,668	8,775,714
Convertible notes	$1,955,389	-	-
Total liabilities	$7,370,082	3,958,397	3,958,397
Series B Preferred Stock, par value $0.01 per share, 902,670 authorized and issued, 901,070 outstanding	9,010,700	-	-
Series A convertible preferred stock par value $0.01 per share 10,097,330 shares authorized and issued; 0 outstanding	-	-	-
Common stock, par value $0.01 per share; 150,000,000 shares authorized	679,747	61,451	74,785
Additional paid in capital	93,463,770	109,068,932	116,415,599
Accumulated other comprehensive loss	(11,999,147)	(11,999,147)	(11,999,147)
Accumulated deficit	(91,493,980)	(92,185,555)	(92,185,555)
Treasury stock, at cost, 3,639 shares	(46,355)	(46,355)	(46,355)
Total Gaucho Group Holdings, Inc. stockholders’ (deficiency) equity	(9,395,965)	4,899,327	12,259,327
Non-controlling interest	(101,991)	(101,991)	(101,991)
Total stockholders’ (deficiency) equity	(9,497,956)	4,797,336	12,157,336

(1)	Based on 4,531,659 and 4,528,291 shares of common stock issued and outstanding as of September 30, 2020.
(2)

Gives effect to: (i) the conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of our common stock; (ii) the Company’s receipt of gross proceeds of $669,000 from a unit offering as of February 8, 2021 and 111,500 shares of common stock and warrants to purchase 111,500 shares of common stock issued pursuant to such offering; (iii) the conversion of convertible notes of the Company into units consisting of 395,113 shares of common stock and 395,113 warrants; (iv) the conversion of a related-party note of the Company into units consisting of 237,011 shares of common stock and 237,011 warrants; (v) the issuance of 183,612 shares of common stock as dividends to holders of the Series B Preferred stock; (vi) issuance of 67,693 shares of common stock to Kingswood Capital Markets, division of Benchmark Investments, Inc., for advisory services pursuant to an advisory agreement, dated October 30, 2020; and (vii) the issuance of 8,333 shares of common stock to a vendor and 9,506 shares of common stock pursuant to the Company’s 401(k) plan. Based on 6,145,142 and 6,141,782 issued and outstanding shares of common stock pro forma as of September 30, 2020.

(3)

Gives effect to the same events in footnote (2) above as well as the issuance of 1,333,333 shares of common stock underlying the units sold in the Offering, assuming an offering price of $6.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, less offering expenses of $463,954; no exercise of the underwriters’ over-allotment options; and no exercise of any of the warrants issued pursuant to this Offering. Based on 7,478,475 and 7,475,115 shares of common stock issued and outstanding pro forma as adjusted as of September 30, 2020.

The numbers in the table in this section above exclude:

●	626,542 shares of common stock underlying options issued pro forma as of September 30, 2020; and
●	1,044,028 shares of common stock underlying warrants issued pro forma as of September 30, 2020.

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DILUTION

If you invest in the units being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per share of the shares of common stock included in the units and the adjusted net tangible book value per share of our common stock after this Offering.

The as adjusted net tangible book value of our shares of common stock for the nine months ending September 30, 2020, assuming the Board effecting a 15:1 reverse stock split of our common stock (based on an assumed offering price per unit of $6.00) and conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of common stock, and the pro forma increase gives effect to the following events post-September 30, 2020: (i) the Company’s receipt of gross proceeds of $669,000 from a unit offering as of February 8, 2021 and 111,500 shares of common stock and warrants to purchase 111,500 shares of common stock issued pursuant to such offering; (ii) the conversion of convertible notes of the Company into units consisting of 395,113 shares of common stock and 395,113 warrants; (iii) the conversion of a related-party note of the Company into units consisting of 237,011 shares of common stock and 237,011 warrants; (iv) the issuance of 183,612 shares of common stock as dividends to holders of the Series B Preferred stock; (v) the issuance of 8,333 shares of common stock to a vendor and 9,506 shares of common stock pursuant to the Company’s 401(k) plan; and (vi) the issuance of 67,693 shares of common stock to Kingswood Capital Markets, division of Benchmark Investments, Inc., for advisory services pursuant to an advisory agreement, dated October 30, 2020, was ($352,132), or approximately ($0.06) per share. This as adjusted net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding, which includes Series B Preferred Stock on an as-converted basis to common stock. Dilution per share to new investors represents the difference between the effective amount per share considered to have been paid for by purchasers for each share of common stock included in the units in this Offering and the net tangible book value per share of our common stock immediately following the completion of this Offering.

The following table shows the change in net tangible book value per share from an as adjusted basis as of September 30, 2020 (giving effect to the 15:1 reverse stock split and the conversion of all outstanding shares of Series B Preferred Stock) to the pro forma net tangible book value per share as of September 30, 2020 (giving effect to items (i) through (vi) above.

As adjusted net tangible deficit per share as of September 30, 2020
Total Assets	$6,882,950
Less: Total Liabilities	(7,370,082)

Net Tangible Book Value	$(487,132)
Common Stock outstanding as adjusted as of September 30, 2020	5,129,012

As adjusted net tangible deficit per share as of September 30, 2020	$(0.09)

Pro forma net tangible book value per share as of September 30, 2020
Total Assets	$7,551,950
Less: Total Liabilities	(3,958,397)
Net Tangible Book Value	$3,593,553

Common Stock outstanding as adjusted as of September 30, 2020	5,129,012
Additional Common Stock	1,012,769
Total pro forma common stock outstanding	6,141,782
Pro forma net tangible book value per share as of September 30, 2020	$0.59

Dilution in net tangible book value per share represents the difference between the amount per share of the shares of common stock included in the units paid for by purchasers in this Offering and the net tangible book value per share of our shares of common stock immediately after this Offering. Assuming the same conditions above in addition to the sale of 1,333,333 units sold in the Offering at an assumed price per unit of $6.00, less offering expenses of $463,954, our pro forma as adjusted net tangible book value as of September 30, 2020, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, would be approximately $1.40 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.82 per share to our existing stockholders and an immediate dilution of $4.60 per share to investors purchasing units.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per unit		$6.00
As adjusted net tangible book value per share as of September 30, 2020	$(0.09)
Increase in pro forma net tangible book value per share as of September 30, 2020 pro forma	$0.68
Pro forma net tangible book value per share as of September 30, 2020	$0.59
Increase in pro forma as adjusted net tangible book value per share as of September 30, 2020 after giving effect to the Offering	$0.82
Pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to the Offering		$1.40
Dilution per share to new investors in the Offering		$4.60

If the underwriters exercise their option in full to purchase 200,000 additional units in this Offering at the assumed offering price of $6.00 per unit, after deducting the underwriting discounts and commissions and based on the other above assumptions, the pro forma as adjusted net tangible book value per share after this Offering would be $1.51 per share, the increase in the pro forma net tangible book value per share to existing stockholders would be $0.93 per share and the dilution to new investors purchasing units in this Offering would be $4.49 per share.

A $1.00 increase (decrease) in the assumed public offering price of $6.00 per unit would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this Offering by $0.65, the as adjusted net tangible book value per share after giving effect to this Offering by $0.16 per share and the dilution in as adjusted net tangible book value per share to new investors in this Offering by $0.84 per share, assuming no change to the number of units offered by us as set forth on the front cover of this prospectus and assuming no exercise of the warrants offered hereby or any over-allotment option, and after deducting placement agent fees and estimated offering expenses payable by us.

The following table summarizes as of September 30, 2020, on an as adjusted basis and giving effect to the sale of all units offered to the investors in this Offering, as described above, the number of shares of common stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) to be paid by investors purchasing units in this Offering at an assumed public offering price of $6.00 per unit, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	6,141,782	82.1%	$103,154,217	92.8%	$16.80
New investors	1,333,333	17.9%	8,000,000	7.2%	6.00
Total	7,745,115	100.0%	$111,154,217	100.0%	$14.87

The above discussion and tables assumes: (i) uplisting of our common stock to Nasdaq; (ii) the Board effecting a 15:1 reverse common stock split (based on an assumed offering price per unit of $6.00); (iii) conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of our common stock; (iv) the Company’s receipt of gross proceeds of $669,000 from a unit offering as of February 8, 2021 and 111,500 shares of common stock and warrants to purchase 111,500 shares of common stock issued pursuant to such offering; (v) conversion of convertible notes into 395,113 shares of common stock and 395,113 warrants as of September 30, 2020; (vi) conversion of a related-party note into 237,011 shares of common stock and 237,011 warrants as of September 30, 2020; (vii) the issuance of 183,612 shares of common stock as dividends to holders of the Series B Preferred stock; and (viii) issuance of 67,693 shares of common stock to Kingswood Capital Markets, division of Benchmark Investments, Inc., for advisory services pursuant to an advisory agreement, dated October 30, 2020; (ix) the issuance of 8,333 shares of common stock to a vendor and 9,506 shares of common stock pursuant to the Company’s 401(k) plan; (x) 1,333,333 units sold in the Offering at an assumed offering price of $6.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, less offering expenses of $463,954; (xi) no exercise of the underwriters’ over-allotment options; and (xii) and no exercise of any of the warrants issued pursuant to this Offering. Based on 7,478,475 and 7,475,115 issued and outstanding on a post-split basis as of September 30, 2020. Does not include, after giving effect to certain events after September 30, 2020:

●

626,542 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2020, at a weighted average exercise price of $10.50 per share, of which options to purchase 283,440 shares are exercisable as of September 30, 2020 at a weighted average price of $13.65 per share; and

●

1,044,028 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2020, at a weighted average exercise price of $7.27 per share, all of which are exercisable as of September 30, 2020.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be further diluted.

33

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Gaucho Group Holdings, Inc., a Delaware corporation, and its subsidiaries. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Special Note - Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Special Note Regarding Emerging Growth Company Status and Smaller Reporting Company Status

Currently we qualify as both an “emerging growth company” and as a “smaller reporting company” (as defined in Rule 12b-2 of the Exchange Act). We are allowed and have elected to comply with the smaller reporting company rules which allows us to omit certain information, including three years of year-to-year comparisons and tabular disclosure of contractual obligations, from this Management’s Discussion and Analysis of Financial Condition and Results of Operations. However, we have provided all information for the periods presented that we believe to be appropriate and necessary.

Overview

Gaucho Group Holdings, Inc. (“GGH” or the “Company”) positions its e-commerce leather goods, accessories, and fashion brand, Gaucho – Buenos Aires™, as one of luxury, creating a platform for the global consumer to access their piece of Argentine style and high-end products. With a concentration on leather goods, ready-to-wear and accessories, this is the luxury brand in which Argentina finds its contemporary expression. By the end of the first quarter of 2021, the Company anticipates launching Gaucho Casa, a Home & Living line of luxury textiles and home accessories, which will be marketed and sold on the Gaucho – Buenos Aires e-commerce platform. Gaucho Casa challenges traditional lifestyle collections with its luxury textiles and home accessories rooted in the singular spirit of the gaucho aesthetic. GGH seeks to grow its direct-to-consumer online products to global markets in the United States, Asia, the United Kingdom, Europe, and Argentina. We intend to focus on e-commerce and scalability of the Gaucho – Buenos Aires and Gaucho Casa brands, as real estate in Argentina is politically sensitive.

GGH’s goal is to become recognized as the LVMH (“Louis Vuitton Moët Hennessy”) of South America’s leading luxury brands. Through one of its wholly owned subsidiaries, GGH also owns and operates legacy investments in the boutique hotel, hospitality and luxury vineyard property markets. This includes a golf, tennis and wellness resort, as well as an award winning, wine production company concentrating on Malbecs and Malbec blends. Utilizing these wines as its ambassador, GGH seeks to further develop its legacy real estate, which includes developing residential vineyard lots located within its resort.

Until May 31, 2020, the Company’s senior management was based at its corporate office in New York City. Due to COVID-19, we have terminated the corporate office lease and senior management works remotely. GGH’s local operations are managed by professional staff with substantial hotel, hospitality and resort experience in Buenos Aires and San Rafael, Argentina.

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Recent Developments and Trends

We temporarily closed our hotel, restaurant, winery operations, and golf and tennis operations. Recently, we have been able to reopen the Algodon Mansion as of November 11, 2020 with COVID-19 measures implemented. We have also been able to reopen our winery and golf and tennis facilities recently with COVID-19 measures implemented. Also due to COVID-19, construction on homes was temporarily halted from March to September but has resumed. However, as of December 21, 2020, international tourism by foreign residents, except those foreign residents of neighboring countries, is prohibited through January 31, 2021. Additionally, on December 24, 2020, Argentina removed the exception for foreign residents of neighboring countries through January 9, 2021.

We reduced expenses by negotiating an early termination of our office lease at 135 Fifth Avenue in New York City, and all employees and contractors are currently working from home. In addition, we are reviewing our labor needs to run the administrative side of the Company in New York.

On April 13, 2020, GGI’s warehouse and fulfillment center, Bergen Logistics, announced it would operate on a four-day schedule from Monday through Thursday, allowing for a 72-hour window from Friday through Sunday for any possible surface viruses to self-eliminate. On June 12, 2020, Bergen Logistics announced that it would increase its warehouse operations to a Sunday through Friday schedule. The warehouse stores and ships all of the items that are for sale on our e-commerce website. Any e-commerce orders that may be received during the time of shutdown are only be fulfilled once the fulfillment center re-opens. Likewise, during their shutdown, the warehouse would not be able to receive and process any returned merchandise from customers, nor would the warehouse be able to receive any merchandise from our manufacturers.

Throughout the COVID-19 pandemic, we also experienced significant delays in product development, production, and shipping from our overseas manufacturing partners, many of whom have been on complete lockdown for the safety of their workers. Some of our manufacturing partners have even had to close permanently. Because of this, we are in the process of pursuing new vendors.

Due to the events stated above, it was necessary for us to reduce our email marketing efforts to our customer database, as we were not able to fulfill orders. This resulted in a significant reduction in our web traffic and sales.

Although we believe that we presently have enough cash on hand to sustain our operations on a month to month basis, we are continuing to explore opportunities with third parties and related parties to provide some or all of the capital that we need. However, if we are unable to obtain additional financing on a timely basis, we may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately, we could be forced to discontinue our operations, liquidate assets and/or seek reorganization under the U.S. bankruptcy code.

The Company is continuing to monitor the outbreak of COVID-19 and the related business and travel restrictions, and changes to behavior intended to reduce its spread, and the related impact on the Company’s operations, financial position and cash flows, as well as the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s future operations and liquidity is uncertain. While there could ultimately be a material impact on operations and liquidity of the Company, as of the date of this prospectus, the impact cannot be determined at this time.

On May 6, 2020, the Company entered into a potentially forgivable loan from the U.S. Small Business Administration (“SBA”) pursuant to the Paycheck Protection Program (“PPP”) enacted by Congress under the Coronavirus Aid, Relief, and Economic Security Act (15 U.S.C. 636(a)(36)) (the “CARES Act”), resulting in net proceeds of $242,487 (the “PPP Loan”). To facilitate the PPP Loan, the Company entered into a note payable agreement with Santander Bank, N.A. as the lender.

Under the terms of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020, the Company is eligible to apply for and receive forgiveness for all or a portion of their respective PPP Loan. Such forgiveness will be determined, subject to limitations, based on the use of the loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) incurred during the 24 weeks subsequent to funding, and on the maintenance of employee and compensation levels, as defined, following the funding of the PPP Loan. The Company used the proceeds of the PPP Loan for Qualifying Expenses. However, no assurance is provided that the Company will be able to obtain forgiveness of the PPP Loan in whole or in part. Any amounts that are not forgiven incur interest at 1.0% per annum and monthly repayments of principal and interest are deferred for six months after the date of disbursement. While the PPP Loan currently has a two-year maturity, the amended law permits the borrower to request a five-year maturity from its lender. The Company will apply for forgiveness for the full amount. It is possible that the loan may not be forgiven in full, or that the Company would not be able to deduct the Company expenses it used the PPP Loan for, which could have a negative impact on the Company’s cash flow.

The extent of the impact, if any, will depend on future developments, including actions taken to contain COVID-19. See also “Risk Factors” for more information.

In December 2020, the independent members of our Board approved an extension to our President and CEO’s employment agreement to expire on June 30, 2021. Please see “Executive Compensation” for additional information.

Additionally, our Board and holders of Series B Preferred Stock approved an amendment to the Certificate of Designation of the Series B Convertible Preferred Stock which extends the period in which holders of the Series B Preferred Stock may voluntarily elect to convert such shares into shares of common stock of the Company to June 30, 2021. In addition, the amendment extends the date upon which the Company shall redeem all then-outstanding Series B Preferred Stock and all unpaid accrued and accumulated dividends to June 30, 2021. Please see the description of the Series B Preferred Stock under “Market Information” for additional details.

In January 2021, Wine Enthusiast rated and reviewed our Algodon 2012 PIMA Red Blend Mendoza and awarded it 91 points.

Investment in foreign real estate requires consideration of certain risks typically not associated with investing in the United States. Such risks include, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, confiscatory taxation and economic or political instability in foreign nations or changes in laws which affect foreign investors. See also Risk Factors for more information.

Over the past nine months, GGH has been the process of pivoting operations to focus primarily on e-commerce sales of our Gaucho—Buenos Aires brand, in addition to our wines which also serve as ambassador to our 4,138-acre wine and real estate development. We believe that the change in focus and ongoing restructuring of our Argentine operations can have a positive impact and overall improvement on our business.

Our goal for 2021 is to focus on actions that can result in immediate revenues, such as e-commerce sales, continued deeding of lots and real estate sales and greater distribution of our wines by supporting our importer and their network partners. We began our big push of e-commerce sales through our launch of the Gaucho—Buenos Aires brand at New York Fashion Week on September 12, 2019 to create momentum through the holiday season and bring in revenue.

In November 2020, we hired a communications agency, Skoog Co., to provide exposure to all of our brands. Skoog Co. specializes in brand strategy, communications, media relations, and social and digital content development, and their goals for us is to create a wholistic marketing campaign to drive awareness and sales for Gaucho – Buenos Aires, Gaucho Casa, Algodon Fine Wines, as well as our real estate business segments.

In the fourth quarter of 2020 we micro tested U.S. markets and focus groups to gauge demand and iron out early details of our digital marketing strategy. We continue to test campaigns with micro audiences in the first quarter of 2021, in anticipation of a larger roll out of campaigns after the offering closes.

In the third quarter of 2021, we anticipate launching a popup shop in Los Angeles for the summer season, assuming our production schedule is on track to receive our products here in the U.S. With popup shops, we can for example, work with local public relations (“PR”) companies to get the word out, as these opportunities are typically promoted via direct mail, PR and digital marketing efforts, as well as word of mouth and strategic geographic positioning. See page 57 below for more information on popup shops.

In 2021, we expect that our Gaucho brand sales will grow to represent a majority of our revenue, with our wine and real estate business making up the remainder.

Market Size & Segments

According to data from the 17th edition of the Bain Luxury Study by Bain & Company, which was collected pre-COVID-19 (publicly available at https://www.bain.com/insights/luxury-goods-worldwide-market-study-fall-winter-2018/), in the online personal luxury goods market, brand websites selling accessories and apparel in North America are among the largest segments of sales.

Based on data from the same study from Bain & Company, management calculated that revenue from brand websites in the apparel & accessories segment sold in the Americas was expected to be $2.54 billion in 2018.

Growth Outlook - United States

According to data from Bain & Company, which was collected pre-COVID-19, online shopping continues to increase (especially for online luxury goods). Management believes that Gaucho is in a favorable position to capture online growth in the luxury fashion industry. Bain & Company has forecasted that by 2025, online channels will represent 25% of the luxury market’s value.

Growth Outlook–Global

Based on a pre-COVID-19 report entitled “The State of the Ecommerce Fashion Industry: Statistics, Trends & Strategy” from Shopify (publicly available at https://www.shopify.com/enterprise/ecommerce-fashion-industry) management has calculated that global growth for e-commerce fashion is expected to grow at an 8.19% Compound Annual Growth Rate (CAGR) until 2022. The report also notes that driving such growth “are four notable opportunities:

●	Expanding global markets outside the West
●	Increasing online access and smartphone penetration
●	Emerging worldwide middle-classes with disposable income
●	Innovating technologies to create experiential ecommerce”

The report also notes that, “[f]ashion consumers will also have more buying power, as the number of potential customers is projected to grow to more than 1.2 billion by 2020. The good news for fashion is that the majority of these new consumers are within the 16 to 24 and 25 to 34 age groups.”

Further, based on the same Shopify report, management has calculated that bags and accessories currently make up 14% of e-commerce fashion revenue and are expected to grow to 14.4% in 2022.

COVID-19 effects on e-commerce

All of the marketing research we reviewed above was as of the fourth quarter of 2019 and we have not yet done a formal study on the effect COVID-19 has had on online shopping behavior specific to our product segments. However, below are additional reports that shed some light on the effects of COVID-19 on e-commerce and the fashion industry.

In May 2020, the World Trade Organization (WTO) released a report on the pandemic’s effects on e-commerce. Titled “E-Commerce, Trade and the COVID-19 Pandemic.” The report revealed that the enforcement of social distancing, lockdowns and other measures in response to the COVID-19 pandemic has led consumers to ramp up online shopping, and resulted in spikes in business-to-consumers (B2C) sales, primarily in the areas of medical supplies, household essentials, and food products.

However, post COVID-19, as reported by McKinsey & Company’s report “The State of Fashion 2020” (https://www.mckinsey.com/~/media/mckinsey/industries/retail/our%20insights/the%20state%20of%20fashion%202020%20navigating%20uncertainty/the-state-of-fashion-2020-final.ashx), the majority of fashion executives across value segments and geographies foresee a slowdown in the industry in 2020.

In September 2020, Boston Consulting Group released a report “A Three-Season Strategy for Fashion and Luxury Retailers” (https://www.bcg.com/publications/2020/three-season-management-strategy-for-fashion-and-luxury-retailers) in which it estimated that fashion retailer sales will be down as much as 35% in 2020 compared to last year.

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Revenue

According to the Bain & Company report, which was pre-COVID, the accessories market was expected to be 10% larger in 2018 than apparel and has a much higher expected growth rate moving forward. The same report shows that while apparel is still expected to grow over the next 4 years, growth is declining. According to data from the McKinsey & Company report, premium/bridge and mid-market players are most likely to struggle, in the face of strong competition from value/discount players and increasing market saturation. Based on this data, management believes that that the luxury segments are expected to be the most attractive, especially for new entrants.

Revenue –Segments

Based on data from the Bain & Company report which was pre-COVID, older generations are more apt to spend compared to Generation Y (also known as Millennials) and Generation Z. However, the report forecasts that Gen Y/Z will represent “55% of the 2025 luxury market” and the share of spending of these consumers is expected to rise significantly. Based on this data, management believes that a reasonable target market Gaucho might focus on is women aged 25-34 that make between $75,000-$250,000 per year. However, this is not meant to suggest that this would be the only target market or that the target market should not be broken down further.

Customer Segmentation

Based on data from the Bain & Company report which was pre-COVID, currently, older generations are more apt to spend compared to Generation Y (also known as Millennials) and Generation Z. However, the report forecasts that Gen Y/Z will represent “55% of the 2025 luxury market” and the share of spending of these consumers is expected to rise significantly. Based on this data, management believes that a reasonable target market Gaucho might focus on is women aged 25-34 that make between $75,000-$250,000 per year. However, this is not meant to suggest that this would be the only target market or that the target market should not be broken down further.

Channels & Strategies

Based on data from the pre-COVID Shopify report, we believe that Instagram will be one of the most effective channels for selling Gaucho apparel. Further, the Shopify report notes that “[p]articularly powerful on this front is mixing product-centric content, mainstream influencer marketing, and micro-influencers.” According to Shopify, two other big trends in selling strategies are flash selling and product releases and combining the two strategies to create anticipation for new product and accelerate sales.

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We continue to expand our wine distribution through the efforts of our US wine importer, Seaview Imports, as our wines become available in more retail channels across the US. In the third quarter of 2020, Algodon Fine Wines launched e-commerce websites in both the U.S. and Argentina. In September 2020, Algodon Fine Wines announced the launch of an e-commerce initiative servicing patrons in Argentina, at AlgodonWines.com.ar. The e-commerce store sells and ships Algodon wines direct from its San Rafael, Mendoza winery to consumers living in Argentina. This debut is part of an expanded effort to rollout the brand’s premium Malbec-based wines, as well as the rest of the Algodon portfolio of award-winning varietals and blends. In September 2020, Algodon Fine Wines also launched an e-commerce initiative servicing the United States, with the backend warehousing and fulfillment provided by the California-based distributer VinPorter Wine Merchants, at AlgodonFineWines.com. The e-commerce store, powered by VinPorter, links to a virtual storefront showcasing the Algodon wines currently distributed in the U.S. This debut is part of an expanded U.S. rollout for Premium Malbec-based wines, as well as the rest of the Algodon portfolio of award-winning varietals and blends. In addition to the Algodon Fine Wines site powered by VinPorter, Algodon wines are also available throughout the U.S. both in-store and online at such retailers as Spec’s, Sherry-Lehmann, The Noble Grape and Wine-Searcher.com (among others). Please see “Algodon Fine Wines” under our “Business” section for more information on wine distribution.

We recognize that investment in foreign real estate requires consideration of certain risks typically not associated with investing in the United States. Such risks include, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, confiscatory taxation and economic or political instability in foreign nations or changes in laws which affect foreign investors. See also “Risk Factors” on page 8 for more information.

In December 2011, the Argentine Congress passed Law 26.737 (Regime for Protection of National Domain over Ownership, Possession or Tenure of Rural Land) limiting foreign ownership of rural land, even when not in border areas, to a maximum of 15 percent of all national, provincial or departmental productive land. Every non-Argentine national must request permission from the National Land Registry of Argentina in order to acquire non-urban real property. Additionally, no foreign individual or entity can acquire more than 30 percent within the allowed 15 percent of the total land of the department.

As approved, the law has been in effect since February 28, 2012 but is not retroactive. Furthermore, the general limit of 15 percent ownership by non-nationals must be reached before the law is applicable and each provincial government may establish its own maximum area of ownership per non-national.

Pursuant to Executive Order No. 550/13, as published on the Official Bulletin on May 9, 2013, in the Mendoza province, the maximum area allowed per type of production and activity per non-national is as follows: Mining—25,000 hectares (61,776 acres), cattle ranching—18,000 hectares (44,479 acres), cultivation of fruit or vines—15,000 hectares (37,066 acres), horticulture—7,000 hectares (17,297 acres), private lot—200 hectares (494 acres), and other—1,000 hectares (2,471 acres). A hectare is a unit of area in the metric system equal to approximately 2.471 acres. However, these maximums will only be considered if the total 15 percent is reached. Although currently, as reported by La Nación, the area under foreign ownership in Mendoza is approximately 8.45 percent, this law may apply to the Company in the future and could affect the Company’s ability to acquire additional real property in Argentina. Currently, the Company owns approximately 4,138 acres of Argentine rural land through AWE, 2,050 acres are considered land held for cultivation of fruit or vines and 2,088 was purchased during 2017 to provide additional access to AWE. Because the maximum area for this type of land allowed per non-national is 25,000 hectares, the Company is compliant with the law’s limit, were it to apply today. Costs of compliance with the law may be significant in the future.

Currently, GGH is developing lots for sale to third party builders and is not engaged in any construction activity. To date, twenty-five lots have been sold. The Company has closed on the sale of all 25 lots and recorded revenue of $1,468,000. Revenue is recorded when the deeds are issued. As of December 31, 2019, the Company has $838,471 of deposits for pending sales and as of September 30, 2020, the Company has $845,634 of deposits for pending sales.

As reflected in our consolidated financial statements we have generated significant losses from operations of $6,698,134 and $5,254,781 for the years ended December 31, 2019 and 2018, respectively; $1,007,087 and $1,470,649 for the three months ended September 30, 2020 and 2019 respectively; and $3,708,170 and $4,669,929 for the nine months ended September 30, 2020 and 2019 respectively, consisting primarily of general and administrative expenses, raising substantial doubt that we will be able to continue operations as a going concern. We have suffered recurring losses from operations and our independent registered public accounting firm issued a report which includes an explanatory paragraph relating to our ability to continue as a going concern. Our ability to execute our business plan is dependent upon our generating cash flow and obtaining additional debt or equity capital sufficient to fund operations. Our business strategy may not be successful in addressing these issues and there can be no assurance that we will be able to obtain any additional capital. If we cannot execute our business plan (including acquiring additional capital), our stockholders may lose their entire investment in us. If we are able to obtain additional debt or equity capital (of which there can be no assurance), we hope to acquire additional management as well as increase marketing our products and continue the development of our real estate holdings.

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Financings

In 2019 and 2018, we raised, net of repayments, approximately $5,700,000 and $5,084,000, respectively and as of September 30, 2020 and 2019, approximately $4,492,000 and $5,138,000 of new capital through the issuance of debt and equity. We used the net proceeds from the closings of these private placement offerings for general working capital and capital expenditures.

Initiatives

We have implemented a number of initiatives designed to expand revenues and control costs. Revenue enhancement initiatives include expanding marketing, investment in additional winery capacity and developing new real estate development revenue sources. In August 2017, we completed a strategic acquisition of land directly adjacent to our existing property at AWE for $700,000, which more than doubles the size of AWE and provides room for continued expansion and growth. Our goal for 2021 is to focus on actions that can result in immediate revenues, such as e-commerce sales, continued deeding of lots and real estate sales and greater distribution of our wines by supporting our importer and their network partners. We began our big push of e-commerce sales through our launch of the Gaucho—Buenos Aires brand at New York Fashion Week on September 12, 2019 to create momentum through the holiday season and bring in revenue.

Liquidity

As reflected in our accompanying consolidated financial statements, we have generated significant losses which have resulted in a total accumulated deficit of approximately $88 million, raising substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2019 and 2018, stating that we have incurred significant losses and need to raise additional funds to meet our obligations and sustain our operations. Our ability to execute our business plan is dependent upon our generating cash flow and obtaining additional debt or equity capital sufficient to fund operations. If we are able to obtain additional debt or equity capital (of which there can be no assurance), we hope to acquire additional management as well as increase the marketing of our products and continue the development of our real estate holdings.

Our business strategy may not be successful in addressing these issues and there can be no assurance that we will be able to obtain any additional capital. If we cannot execute our business plan on a timely basis (including acquiring additional capital), our stockholders may lose their entire investment in us, because we may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and we could ultimately be forced to discontinue our operations, liquidate and/or seek reorganization under the U.S. bankruptcy code.

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Consolidated Results of Operations as of the three months ended September 30, 2020 and 2019

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Sales	$60,228	$231,231	$474,546	$940,459
Cost of sales	(80,995)	(317,602)	(571,621)	(947,710)
Gross loss	(20,767)	(86,371)	(97,075)	(7,251)
Operating Expenses
Selling and marketing	110,687	100,066	160,686	336,873
General and administrative	859,967	1,410,509	3,342,240	4,339,943
Depreciation and amortization	45,906	39,211	138,409	151,370
Gain from insurance settlement	(30,240)	(165,508)	(30,240)	(165,508)
Total operating expenses	986,320	1,384,278	3,611,095	4,662,678
Loss from Operations	(1,007,087)	(1,470,649)	(3,708,170)	(4,669,929)

Other Expense (Income)
Interest expense, net	72,459	29,140	193,595	256,169
Gain on debt restructuring	(130,421)	-	(130,421)	-
Gains from foreign currency translation	(14,826)	(74,179)	(35,316)	(106,513)
Total other (income) expense	(72,788)	(45,039)	27,858	149,656
Net Loss	(934,299)	(1,425,610)	(3,736,028)	(4,819,585)
Net loss attributable to non-controlling interest	32,838	109,106	128,355	155,515
Series B preferred stock dividends	(178,094)	(181,746)	(540,217)	(539,311)
Net Loss Attributable to Common Stockholders	$(1,079,555)	$(1,498,250)	$(4,147,890)	$(5,203,381)

Net Loss per Common Share	$(0.02)	$(0.03)	$(0.07)	$(0.10)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	61,654,100	57,933,937	60,735,452	52,782,987

Consolidated Results of Operations as of the nine months ended September 30, 2020 and 2019

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2020	2019	2019	2018

Sales	$474,546	$940,459	1,284,437	3,099,608
Cost of sales	(571,621)	(947,710)	(1,040,339)	(1,441,696)
Gross profit (loss)	(97,075)	(7,251)	244,098	1,657,912
Operating Expenses
Selling and marketing	160,686	336,873	482,677	317,404
General and administrative	3,342,240	4,339,943	6,428,625	6,423,540
Depreciation and amortization	138,409	151,370	196,438	171,749
Gain from insurance settlement	(30,240)	(165,508)	(165,508)	-
Total operating expenses	3,611,095	4,662,678	6,942,232	6,912,693
Loss from Operations	(3,708,170)	(4,669,929)	(6,698,134)	(5,254,781)

Other Expense (Income)
Interest expense	193,595	256,169	360,413	611,297
Gain on debt restructuring	(130,421)	-	-	-
Loss (gain) on foreign currency translation	(35,316)	(106,513)	(101,732)	(187,660)
Total other (income) expense	27,858	149,656	258,681	423,637
Net Loss	(3,736,028)	(4,819,585)	(6,956,815)	(5,678,418)
Net loss attributable to non-controlling interest	128,355	155,515	293,007	-
Series B Preferred Stock dividends	(540,217)	(539,311)	(721,057)	(724,108)

Net Loss Attributable to Common Stockholders	(4,147,890)	(5,203,381)	(7,384,865)	(6,402,526)

The following table summarizes the revenue recognized in the Company’s condensed consolidated statements of operations as of the three months ended September 30, 2020 and 2019:

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Net loss	$(934,299)	$(1,425,610)	$(3,736,028)	$(4,819,585)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(17,837)	365,350	400,686	730,767
Comprehensive loss	(952,136)	(1,060,260)	(3,335,342)	(4,088,818)
Comprehensive loss attributable to non-controlling interests	32,838	109,106	128,355	155,515
Comprehensive loss attributable to controlling interests	$(919,298)	$(951,154)	$(3,206,987)	$(3,933,303)

The following table summarizes the revenue recognized in the Company’s condensed consolidated statements of operations as of the nine months ended September 30, 2020 and 2019:

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2020	2019	2019	2018

Real estate sales	$-	$8,560	$-	$1,467,714
Hotel room and events	212,708	508,134	740,284	882,213
Restaurants	87,711	136,735	169,600	277,652
Winemaking	45,099	131,949	180,692	315,741
Golf, tennis and other[1]	128,279	155,081	182,196	156,288
Clothes and accessories	749	-	11,665	-
	$474,546	$940,459	$1,284,437	$3,099,608

[1] During the nine months ended September 30, 2019, the Company recognized $94,303 of agricultural revenues resulting from the sale of grapes.

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Three months ended September 30, 2020 compared to three months ended September 30, 2019

Overview

We reported net losses of approximately $0.9 and $1.4 million for the three months ended September 30, 2020 and 2019, respectively.

Revenues

Revenues were approximately $60,000 and $231,000 during the three months ended September 30, 2020 and 2019, respectively, representing a decrease of $171,000 or 74%. The decrease in revenue resulted primarily from a decrease in hotel and restaurant revenues of approximately $142,000 resulting from the temporary closure of our hotel and restaurants due to government restrictions as of a result of COVID-19, and a decrease of approximately $30,000 resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the three months ended September 30, 2020 compared to the three months ended September 30, 2019.

Gross loss

We generated a gross loss of approximately $21,000 for the three months ended September 30, 2020 as compared to a gross loss of approximately $86,000 for the three months ended September 30, 2019, representing a decrease of $65,000 or 76%, primarily as the result of the decrease in our revenues as described above.

Cost of sales, which consists of real estate lots, raw materials, direct labor and indirect labor associated with our business activities, decreased by approximately $237,000 from $318,000 for the three months ended September 30, 2019 to $81,000 for the three months ended September 30, 2020. The decrease in cost of sales results from the decrease in hotel and restaurant costs of approximately $92,000 resulting from the temporary closure of our hotel and restaurants due to government restrictions as of a result of COVID-19, a decrease of approximately $97,000 due to the cost of grapes sold during the prior period, and a decrease of approximately $38,000 resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the three months ended September 30, 2020 compared to the three months ended September 30, 2019.

Selling and marketing expenses

Selling and marketing expenses were approximately $111,000 and $100,000 for the three months ended September 30, 2020 and 2019, respectively, representing an increase of $11,000 or 11% in 2020.

General and administrative expenses

General and administrative expenses were approximately $860,000 and $1,411,000 for the three months ended September 30, 2020 and 2019, respectively, representing a decrease of $551,000 or 39%. The decrease results primarily from the decreases of approximately $41,000 in professional fees, approximately $71,000 in travel expenses, approximately $87,000 resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, and approximately $324,000 in exchange rate gains.

Depreciation and amortization expense

Depreciation and amortization expense was approximately $46,000 and $39,000 during the three months ended September 30, 2020 and 2019, respectively, representing an increase of $7,000 or 18%.

Gain from insurance settlement

Gain from insurance settlement was approximately $30,000 and $166,000 during the three months ended September 30, 2020 and 2019, respectively, representing a decrease of $136,000 or 82%. Insurance proceeds received during the nine months ended September 30, 2019 were to cover fire damage to property and equipment as a result of a fire at the Company’s hotel. Insurance proceeds received during the nine months ended September 30, 2020 were to cover revenues lost during the rebuilding and repair of the hotel after the fire.

Interest expense, net

Interest expense, net was approximately $72,000 and $29,000 during the three months ended September 30, 2020 and 2019, respectively, representing an increase of $43,000 or 148%, primarily resulting from the increase in the average balance of debt outstanding during the three months ended September 30, 2020 as compared to the three months ended September 30, 2019.

Gain on debt restructuring

Gain on debt restructuring of approximately $130,000 during the three months ended September 30, 2020 represents the gain realized from the restructuring of debt during the period.

Nine months ended September 30, 2020 compared to nine months ended September 30, 2019

Overview

We reported net losses of approximately $3.7 and $4.8 million for the nine months ended September 30, 2020 and 2019, respectively.

Revenues

Revenues were approximately $475,000 and $940,000 during the nine months ended September 30, 2020 and 2019, respectively, representing a decrease of $465,000 or 49%. Decreases in revenues are primarily due to approximately $226,000 resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, decreases in hotel and restaurant revenues of approximately $200,000 resulting from closures as a result of the COVID-19 pandemic, and decreases in wine sales of approximately $68,000.

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Gross loss

We generated a gross loss of approximately $97,000 for the nine months ended September 30, 2020 as compared to a gross loss of approximately $7,000 for the nine months ended September 30, 2019, representing an increase of $90,000 or 1,286%, primarily as a result of the decrease in revenues as described above.

Cost of sales, which consists of real estate lots, raw materials, direct labor and indirect labor associated with our business activities, decreased by approximately $376,000 from $948,000 for the nine months ended September 30, 2019 to $572,000 for the nine months ended September 30, 2020. The decrease in cost of sales results consists primarily of decrease of approximately $246,000 in hotel, restaurant, and wine costs resulting from the decline in revenues as described above, and approximately $265,000 related to the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar, partially offset by an increase in the cost of grapes sold during the period of approximately $112,000.

Selling and marketing expenses

Selling and marketing expenses were approximately $161,000 and $337,000 for the nine months ended September 30, 2020 and 2019, respectively, representing a decrease of $176,000 or 52% in 2020, primarily resulting from the impact of COVID-19 shut-downs as well as a GGI marketing event that was held in the second quarter of 2019.

General and administrative expenses

General and administrative expenses were approximately $3,342,000 and $4,340,000 for the nine months ended September 30, 2020 and 2019, respectively, representing a decrease of $998,000 or 23%. The decrease results primarily from the decreases of approximately $305,000 in professional fees, approximately $267,000 in travel expenses, approximately $335,000 resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019, and approximately $383,000 in exchange rate gains, partially offset by an increase of approximately $116,000 in shipping costs for samples sent to customers, and an increase of approximately $119,000 related to operating costs in excess of wine production allocations, as a result of idle capacity at our wine processing facility.

Depreciation and amortization expense

Depreciation and amortization expense was approximately $138,000 and $151,000 during the nine months ended September 30, 2020 and 2019, respectively, representing a decrease of $13,000 or 9%.

Gain from insurance settlement

Gain from insurance settlement was approximately $30,000 and $166,000 during the nine months ended September 30, 2020 and 2019, respectively, representing a decrease of $136,000 or 82%. Insurance proceeds received during the nine months ended September 30, 2019 were to cover for fire damage to property and equipment as a result of a fire at the Company’s hotel. Insurance proceeds received during the nine months ended September 30, 2020 were to cover revenues lost during the rebuilding and repair period after the fire.

Interest expense, net

Interest expense, net was approximately $194,000 and $256,000 during the nine months ended September 30, 2020 and 2019, respectively, representing a decrease of $62,000 or 24%. The decrease is primarily the result of (i) decrease in the average balance of debt outstanding during the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019, and (ii) the decrease in interest expenses to the Federal Administration of Public Revenues in Argentine due to renegotiating the payment plan.

Gain on debt restructuring

Gain on debt restructuring of approximately $130,000 during the nine months ended September 30, 2020 represents the gain realized from the restructuring of debt during the period.

Year ended December 31, 2019 compared to year ended December 31, 2018

Overview

We reported net losses of approximately $7.0 million and $5.7 million for the years ended December 31, 2019 and 2018, respectively. The increase in net loss is primarily the result of the decrease in revenues as described below.

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Revenues

Revenues from operations were approximately $1.3 million and $3.1 million during the years ended December 31, 2019 and 2018, respectively, reflecting a decrease of approximately $1.8 million or 59%. Decreases in revenue results primarily from a decrease in real estate sale revenue of approximately $1.5 million and a decrease of approximately $0.8 million resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar, which was partially offset by an increase in hotel room and event revenue of approximately $0.3 million. The average exchange rate of the Argentina peso increased from 28.88 for the year ended December 31, 2018 to 48.17 for the year ended December 31, 2019, which represents a decrease in the average worth of the Argentine peso from US $0.03 to $0.02.

Total sales from Argentina were approximately ARS $58.1 million during the year ended December 31, 2019 as compared to approximately ARS $83.9 million during the year ended December 31, 2018, reflecting a net decrease of approximately ARS $25.8 million or 31%. Hotel room and event revenues were approximately ARS $35.7 million and ARS $25.6 million during years ended December 31, 2019 and 2018, respectively, representing an increase of approximately ARS $10.1 million, or 40% due to higher occupancy and higher room rates. Real estate sale revenues were approximately ARS $0 million and ARS $39.4 million during the years ended December 31, 2019 and 2018, respectively, as a result of 25 lot sales during 2018. Restaurant revenues were approximately ARS $7.9 million and ARS $7.5 million during the years ended December 31, 2019 and 2018, respectively, representing an increase of approximately ARS $0.4 million or 5%. Argentine winemaking revenues were approximately ARS $6.0 million and ARS $6.2 million during the years ended December 31, 2019 and 2018, respectively, representing a decrease of approximately ARS $0.2 million or 3%. Other revenues, including golf, tennis and agricultural revenues, were ARS $8.5 million and ARS $5.1 million during the years ended December 31, 2019 and 2018, respectively, representing an increase of approximately ARS $3.4 million or 67%, of which ARS $1.5 million represents an increase in agricultural revenues and ARS $0.9 million represents an increase in maintenance fees.

Gross profit

We generated a gross profit of approximately $244,000 and $1,658,000 from operations for the years ended December 31, 2019 and 2018, respectively, representing a decrease of approximately $1,414,000 or 85%. The decrease results primarily from the decrease in real estate sale revenues of approximately $1,453,000.

Cost of sales, which consists of raw materials, direct labor and indirect labor associated with our business activities, decreased by approximately $402,000, from approximately $1,442,000 for the year ended December 31, 2018, to approximately $1,040,000 for the year ended December 31, 2019. A decrease of approximately $672,000 resulting from the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the year ended December 31, 2019 compared to the year ended December 31, 2018 and decrease in real estate costs of approximately $142,000 was partially offset by an increase in agricultural costs of approximately $161,000 and an increase in hotel costs of approximately $276,000.

The restaurant and golf and tennis business units at AWE realized negative margins in 2019 and 2018, due to significant fixed costs (i.e. depreciation on golf courses and tennis courts) related to these business units. The restaurant and golf and tennis are kept open every day at a loss, in order to support the image of the winery. During the year ended December 31, 2019, the Company recorded $193,564 of write-down related to obsolete and excess inventory.

Selling and marketing expenses

Selling and marketing expenses were approximately $483,000 and $317,000, for the years ended December 31, 2019 and 2018, respectively, representing an increase of approximately $166,000 or 52%, primarily resulting from marketing events for our new subsidiary, GGI, offset by the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar.

General and administrative expenses

General and administrative expenses were approximately $6,429,000 and $6,424,000 from operations for the years ended December 31, 2019 and 2018, respectively, representing a decrease of approximately $5,000.

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Depreciation and amortization expense

Depreciation and amortization expense were approximately $196,000 and $172,000 during the years ended December 31, 2019 and 2018, respectively, representing an increase of approximately $24,000 or 14%. The increase in depreciation expense results from the increases resulting from the purchases of property and equipment during the period, partially offset by the impact of the decline in the value of the Argentine peso relative to the U.S. dollar during the period. Most of our property and equipment is located in Argentina and the gross cost being depreciated is impacted by the devaluation of the Argentine peso relative to the U.S. dollar.

Gain from insurance settlement

Gain from insurance settlement of approximately $166,000 during the year ended December 31, 2019 represents insurance proceeds received for fire damage to property and equipment.

Interest expense, net

Interest expense was approximately $360,000 and $611,000 during the years ended December 31, 2019 and 2018, respectively, representing a decrease of approximately $251,000 or 41%. The decrease is primarily related to the decrease in amortization of debt discount on convertible debt for notes that matured on March 31, 2019 and the decrease in the principal balance of debt outstanding during 2019, as a result of the conversion of approximately $2,107,000 of debt and related interest payable into equity of GGI and the conversion of approximately $103,000 of debt and related interest payable into GGH common stock.

Liquidity and Capital Resources

We measure our liquidity in variety of ways, including the following:

	September 30,		December 31,
	2020	2019	2019	2018

Cash	$1,210,668	$508,372	$40,378	$58,488
Working Capital Deficiency	$(3,451,820)	$(1,225,081)	$(3,309,206)	$(4,188,924)

Based upon our working capital deficiency as of September 30, 2020, we require additional equity and/or debt financing in order to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern.

During the nine months ended September 30, 2020 and 2019, we have relied primarily on debt and equity offerings to third party independent, accredited investors, related parties, and the government to sustain operations. During the nine months ended September 30, 2020, we received proceeds of approximately $3,214,000 from the issuance of convertible debt, proceeds of approximately $1,201,000 from proceeds from common stock offering, proceeds from related party loans payable and non-related party loans payable of approximately $574,000 and $28,000, respectively, and proceeds from the PPP Loan of approximately $242,000, and proceeds from the EIDL of $94,000.

The proceeds from these financing activities were used to fund our existing operating deficits, legal and accounting expenses associated with being a public company and the general working capital needs of the business.

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Availability of Additional Funds

As a result of the above developments, we have been able to sustain operations. However, we will need to raise additional capital in order to meet our future liquidity needs for operating expenses and capital expenditures, including GGI inventory production, development of the GGI e-commerce platform, expansion of our winery and additional investments in real estate development. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations.

Sources and Uses of Cash for the Nine months ended September 30, 2020 and 2019

Net Cash Used in Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2020 and 2019 amounted to approximately $3,682,000 and $5,136,000, respectively. During the nine months ended September 30, 2020 the net cash used in operating activities was primarily attributable to the net loss of approximately $3,736,000, adjusted for approximately $391,000 of net non-cash expenses, and approximately $337,000 of cash used to fund changes in the levels of operating assets and liabilities. During the nine months ended September 30, 2019, the net cash used in operating activities was primarily attributable to the net loss of approximately $4,820,000, adjusted for approximately $706,000 of net non-cash expenses, and approximately $1,024,000 of cash used for changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Cash used in investing activities for the nine months ended September 30, 2020 and 2019 amounted to approximately $40,000 and $148,000, respectively. Cash used in investing activities during the nine months ended September 30, 2020 and 2019 resulted entirely from the purchase of property and equipment.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the nine months ended September 30, and 2019 amounted to approximately $4,492,000 and $5,138,000, respectively. For the nine months ended September 30, 2020 the net cash provided by financing activities resulted from approximately $3,214,000 of proceeds from convertible debt obligations, approximately $1,201,000 of proceeds from common stock offering, approximately $574,000 and $28,000, respectively, from the proceeds from the issuance of related party loans payable and non-related party loans payable, approximately $242,000 of proceeds from the PPP Loan, and $94,000 of proceeds from the EIDL, partially offset by loan repayments of approximately $846,000 and the repurchase of preferred stock of $16,000 from a shareholder. For the nine months ended September 30, 2019, the net cash provided by financing activities resulted primarily from approximately $786,000 of proceeds from convertible debt obligations and approximately $4,611,000 of proceeds from common stock offerings, partially offset by convertible debt and loan repayments of approximately $259,000.

Sources and Uses of Cash for the Years Ended December 31, 2019 and 2018

Net Cash Used in Operating Activities

Net cash used in operating activities for the years ended December 31, 2019 and 2018, amounted to approximately $6,080,000 and $4,346,000, respectively. During the year ended December 31, 2019, the net cash used in operating activities was primarily attributable to the net loss of approximately $6,957,000, adjusted for approximately $1,058,000 of non-cash expenses and $181,000 of cash used to fund changes in the levels of operating assets and liabilities. During the year ended December 31, 2018, the net cash used in operating activities was primarily attributable to the net loss of approximately $5,678,000, adjusted for approximately $878,000 of non-cash expenses and $454,000 of cash provided by changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the years ended December 31, 2019 and 2018 amounted to approximately $214,000 and $292,000, respectively. During the year ended December 31, 2019 the net cash used in investing activities was primarily attributable to the purchase of property and equipment of approximately $139,000 and a purchase of an Argentine government bond of approximately $75,000. During the year ended December 31, 2018 the net cash used in investing activities was primarily attributable to the purchase of property and equipment of approximately $292,000.

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Net Cash Provided by Financing Activities

Net cash provided by financing activities for the years ended December 31, 2019 and 2018 amounted to approximately $5,700,000 and $5,084,000, respectively. For the year ended December 31, 2019, the net cash provided by financing activities resulted primarily from proceeds of approximately $4,611,000 from the sale of common stock, proceeds from the issuance of convertible debt of approximately $786,000, proceeds from related party loans payable of approximately $566,000, and proceeds from investor deposits of approximately $30,000, partially offset by convertible debt and loan repayments of approximately $293,000. For the year ended December 31, 2018, the net cash provided by financing activities resulted primarily from the proceeds from convertible debt obligations of approximately $3,508,000, net proceeds from the issuance of equity securities of approximately $1,324,000, proceeds from loans payable of approximately $634,000 partially offset by net repayments of debt of approximately $200,000, and dividends paid of approximately $128,000.

Going Concern and Management’s Liquidity Plans

The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As discussed in Note 2 to the accompanying consolidated financial statements, we have not achieved a sufficient level of revenues to support our business and development activities and have suffered substantial recurring losses from operations since our inception. Further, while the Company has applied to uplist its common stock to Nasdaq in the first quarter of 2021 by the end of this year and intends for such uplist in connection with the closing of the Offering, should that effort not be successful, the Company would be required, on June 30, 2021, to redeem all shares of Series B Preferred Stock that have not been previously converted to common stock. The cost to redeem these shares would likely have a materially adverse effect on the Company’s financial position and would likely require either the liquidation of certain Company assets or an effort to raise new equity or debt financing. Whether the Company would be able to consummate any such transaction, should it need to do so, on economically beneficial terms or otherwise, cannot be presently known. These conditions raise substantial doubt that we will be able to continue operations as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Based on current cash on hand and subsequent activity as described herein, our cash-on-hand only allows us to operate our business operations on a month-to-month basis. Because of our limited cash availability, we have scaled back our operations to the extent possible. While we are exploring opportunities with third parties and related parties to provide some or all of the capital we need, we have not entered into any agreement to provide us with the necessary capital. Historically, we have been successful in raising funds to support our capital needs. However, if we are unable to obtain additional financing on a timely basis, we may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately, we could be forced to discontinue our operations, liquidate and/or seek reorganization under the U.S. bankruptcy code. As a result, our auditors have issued a report which includes an explanatory paragraph relating to our ability to continue as a going concern in conjunction with their audit of our December 31, 2019 and 2018 consolidated financial statements.

Off-Balance Sheet Arrangements

None.

Contractual Obligations

As a smaller reporting company, we are not required to provide the information required by paragraph (a)(5) of this Item.

Critical Accounting Policies and Estimates

Non-Controlling Interest

As a result of the conversion of certain convertible debt into shares of GGI common stock, GGI investors obtained a 21% ownership interest in GGI, which is recorded as a non-controlling interest. The profits and losses of GGI are allocated between the controlling interest and the non-controlling interest in the same proportions as their membership interest.

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, we must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates and assumptions include the valuation of equity instruments, the value of right-of-use assets and related lease liabilities, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

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Highly Inflationary Status in Argentina

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, we have transitioned our Argentine operations to highly inflationary status as of July 1, 2018.

For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in loss on foreign currency translation on the accompanying statements of operations.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States dollar, Argentine peso and British pound) except for the Company’s Argentine subsidiaries for the six-month period from July 31, 2018 through December 31, 2018 and the year ended December 31, 2019, as described above. Prior to the transition of Argentine operations to highly inflationary status on July 1, 2018, these foreign subsidiaries translated assets and liabilities from their local currencies to U.S. dollars using period end exchange rates while income and expense accounts were translated at the average rates in effect during the during the period. The resulting translation adjustment is recorded as part of other comprehensive loss, a component of shareholders’ deficit. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from transactions denominated in non-functional currencies are recognized in earnings.

Inventory

Inventories are comprised primarily of vineyard in process, wine in process, finished wine, food and beverage items, plus luxury clothes and accessories which are stated at the lower of cost or net realizable value (which is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation), with cost being determined on the first-in, first-out method. Costs associated with winemaking, and other costs associated with the creation of products for resale, are recorded as inventory. Vineyard in process represents the monthly capitalization of farming expenses (including farming labor costs, usage of farming supplies and depreciation of the vineyard and farming equipment) associated with the growing of grape, olive and other fruits during the farming year which culminates with the February/March harvest. Wine in process represents the capitalization of costs during the winemaking process (including the transfer of grape costs from vineyard in process, winemaking labor costs and depreciation of winemaking fixed assets, including tanks, barrels, equipment, tools and the winemaking building). Finished wines represents wine available for sale and includes the transfer of costs from wine in process once the wine is bottled and labeled. Other inventory consists of olives, other fruits, golf equipment and restaurant food.

In accordance with general practice within the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year. Inventory is carried at the lower of cost or net realizable value in accordance with ASC 330 “Inventory” and reduces the carrying value of inventories that are obsolete or in excess of estimated usage to estimated net realizable value. Our estimates of net realizable value are based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of sales. If future demand and/or pricing for our products are less than previously estimated, then the carrying value of the inventories may be required to be reduced, resulting in additional expense and reduced profitability. During the year ended December 31, 2019, the Company recorded $193,564 of write-down related to obsolete and excess inventory.

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Convertible Debt

We record a beneficial conversion feature (“BCF”) related to the issuance of notes which are convertible at a price that is below the market value of the Company’s stock when the note is issued. The intrinsic value of the BCF is recorded as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the lesser of (a) the useful life of the asset; or (b) the remaining lease term.

The estimated useful lives of property and equipment are as follows:

Buildings	10 - 30 years
Furniture and fixtures	3 - 10 years
Vineyards	7 - 20 years
Machinery and equipment	3 - 20 years
Leasehold improvements	3 - 5 years
Computer hardware and software	3 - 5 years

We capitalize internal vineyard improvement costs when developing new vineyards or replacing or improving existing vineyards. These costs consist primarily of the costs of the vines and expenditures related to labor and materials to prepare the land and construct vine trellises. Expenditures for repairs and maintenance are charged to operating expense as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income. Real estate development consists of costs incurred to ready the land for sale, including primarily costs of infrastructure as well as master plan development and associated professional fees. Such costs are allocated to individual lots proportionately based on square meters and those allocated costs will be derecognized upon the sale of individual lots. Given that they are not placed in service until they are sold, capitalized real estate development costs are not depreciated. Land is an inexhaustible asset and is not depreciated.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award on the date of grant. The fair value amount of the shares expected to ultimately vest is then recognized over the period for which services are required to be provided in exchange for the award, usually the vesting period. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period that the estimates are revised. We account for forfeitures as they occur.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The guidance requires other comprehensive loss to include foreign currency translation adjustments.

Accounts Receivable

Accounts receivable primarily represent receivables from hotel guests who occupy rooms and wine sales to commercial customers. We provide an allowance for doubtful accounts when it determined that it is more likely than not a specific account will not be collected.

Real Estate Lots Held for Sale

As the development of a real estate lot is completed and the lot becomes available for immediate sale in its present condition, the lot is marketed for sale and is included in real estate lots held for sale on the Company’s balance sheet. Real estate lots held for sale are reported at the lower of carrying value or fair value less cost to sell. If the carrying value of a real estate lot held for sale exceeds its fair value less estimated selling costs, an impairment charge is recorded. We did not record any impairment charge in connection with real estate lots held for sale during the year ended December 31, 2019 or 2018.

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Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, we perform an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets for the years ended December 31, 2019 and 2018, respectively.

Segment Information

The FASB has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. We currently operate in three segments which are the (i) business of real estate development and manufacture, (ii) the sale of high-end fashion and accessories through an e-commerce platform and (iii) our corporate operations. This classification is consistent with how our chief operating decision maker makes decisions about resource allocation and assesses the Company’s performance.

Revenue Recognition

We earn revenues from the sale of real estate lots and sales of food and wine as well as hospitality, food & beverage, other related services, and from the sale of clothing and accessories. We recognize revenue when goods or services are transferred to customers in an amount that reflects the consideration which it expects to receive in exchange for those goods or services. In determining when and how revenue is recognized from contracts with customers, we perform the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) we satisfy each performance obligation.

Revenue from real estate lot sales is recorded when the lot is deeded, and legal ownership of the lot is transferred to the customer. Revenue from the sale of food, wine, agricultural products, clothes and accessories is recorded when the customer obtains control of the goods purchased. Revenues from hospitality and other services are recognized as earned at the point in time that the related service is rendered, and the performance obligation has been satisfied. Revenues from gift card sales are recognized when the card is redeemed by the customer. We do not recognize revenue for the portion of gift card values that is not expected to be redeemed (“breakage”) due to the lack of historical data.

The timing of our revenue recognition may differ from the timing of payment by our customers. A receivable is recorded when revenue is recognized prior to payment and we have an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, we record deferred revenue until the performance obligations are satisfied. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes, and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by us in connection with agreements to sell barrels of wine, advance deposits received for grapes and other agricultural products, and hotel deposits. Wine barrel and agricultural product advance deposits are recognized as revenues (along with any outstanding balance) when the product is shipped to the purchaser. Hotel deposits are recognized as revenue upon occupancy of rooms, or the provision of services.

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method of accounting for income taxes pursuant to FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for taxable temporary differences and operating loss carry forwards. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Operating Leases

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of operating lease right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. We are also required to recognize and measure new leases at the adoption date and recognize a cumulative-effect adjustment in the period of adoption using a modified retrospective approach, with certain practical expedients available.

We adopted Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”) effective January 1, 2019 and elected to apply the available practical expedients and implemented internal controls and key system functionality to enable the preparation of financial information on adoption. ASC 842 requires us to make significant judgments and estimates. As a result, we implemented changes to our internal controls related to lease evaluation. These changes include updated accounting policies affected by ASC 842 as well as redesigned internal controls over financial reporting related to ASC 842 implementation. Additionally, we have expanded data gathering procedures to comply with the additional disclosure requirements and ongoing contract review requirements. The standard had an impact on our consolidated balance sheets but did not have an impact on our consolidated statements of operations or consolidated statements of cash flows upon adoption. The most significant impact was the recognition of ROU assets and lease liabilities of $361,020, respectively, for operating leases. As of December 31, 2019, we had no leases that were classified as finance leases. The adoption of ASC 842 did not have a material impact on our results of operations or cash flows in the current year and prior year comparative periods and as a result, a cumulative-effect adjustment was not required.

New Accounting Pronouncements

In July 2018, the FASB issued ASU No. 2018-09, “Codification Improvements” (“ASU 2018-09”). ASU 2018-09 provides amendments to a wide variety of topics in the FASB’s Accounting Standards Codification, which applies to all reporting entities within the scope of the affected accounting guidance. The transition and effective date guidance are based on the facts and circumstances of each amendment. Some of the amendments in ASU 2018-09 do not require transition guidance and were effective upon issuance of ASU 2018-09. However, many of the amendments do have transition guidance with effective dates for annual periods beginning after December 15, 2018. We adopted ASU 2018-09 effective January 1, 2019. ASU 2018-09 did not have a material effect on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures.

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In March 2019, the FASB issued ASU 2019-01, “Leases (Topic 842): Codification Improvements” (“Topic 842”) (“ASU 2019-01”). These amendments align the guidance for fair value of the underlying asset by lessors that are not manufacturers or dealers in Topic 842 with that of existing guidance. As a result, the fair value of the underlying asset at lease commencement is its cost, reflecting any volume or trade discounts that may apply. However, if there has been a significant lapse of time between when the underlying asset is acquired and when the lease commences, the definition of fair value (in Topic 820, Fair Value Measurement) should be applied. (Issue 1). The ASU also requires lessors within the scope of Topic 942, Financial Services—Depository and Lending, to present all “principal payments received under leases” within investing activities. (Issue 2). Finally, the ASU exempts both lessees and lessors from having to provide certain interim disclosures in the fiscal year in which a company adopts the new leases standard. (Issue 3). The transition and effective date provisions apply to Issue 1 and Issue 2. They do not apply to Issue 3 because the amendments for that Issue are to the original transition requirements in Topic 842. ASU 2019-01 will become effective for us for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021; early adoption is still permitted for interim and annual reporting periods beginning after December 15, 2018. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (i.e., modified retrospective approach). We are currently evaluating ASU 2019-01 and its impact on our consolidated financial statements and financial statement disclosures.

In July 2019, the FASB issued ASU 2019-07, “Codification Updates to SEC Sections — Amendments to SEC Paragraphs Pursuant to SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization and Miscellaneous Updates (SEC Update)” (“ASU 2019-07”). ASU 2019-07 aligns the guidance in various SEC sections of the Codification with the requirements of certain SEC final rules. ASU 2019-07 is effective immediately. The adoption of ASU 2019-07 did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. We are evaluating the effect of adopting this new accounting guidance.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible debt instruments and convertible preferred stock by reducing the number of accounting models and the number of embedded conversion features that could be recognized separately from the primary contract. The update also requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share. The new guidance is effective for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. This update can be adopted on either a fully retrospective or a modified retrospective basis. The Company is currently evaluating the impact the adoption of ASU 2020-06 will have on the consolidated financial statements.

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BUSINESS

Company Overview

Gaucho Group Holdings, Inc. (the “Company”) was incorporated on April 5, 1999. Effective October 1, 2018, the Company changed its name from Algodon Wines & Luxury Development Group, Inc. to Algodon Group, Inc., and effective March 11, 2019, the Company changed its name from Algodon Group, Inc. to Gaucho Group Holdings, Inc. (“GGH”). Through its wholly-owned subsidiaries, GGH invests in, develops and operates real estate projects in Argentina. GGH operates a hotel, golf and tennis resort, vineyard and a producing winery in addition to developing residential lots located near the resort. In 2018, GGH established an e-commerce platform for the manufacture and sale of high-end fashion and accessories. The activities in Argentina are conducted through GGH’s operating entities: InvestProperty Group, LLC, Algodon Global Properties, LLC, The Algodon – Recoleta S.R.L, Algodon Properties II S.R.L., and Algodon Wine Estates S.R.L. GGH distributes its wines in Europe through its United Kingdom entity, Algodon Europe, LTD.

GGH’s mission is to increase our scalability, diversify the Company’s assets, and minimize our political risk. We believe our goal of becoming the LVMH of South America (Moët Hennessy Louis Vuitton) can help us to achieve that. While we continue making excellent wine, upgrading our rooms at the Algodon Mansion, and completing the infrastructure at the vineyard, our growth area is in e-commerce through Gaucho – Buenos Aires™ because of the potential for immediate revenues and growth/scale on a global basis. The Gaucho brand also diversifies our business outside of Argentina and helps insulate us from political risk. Together with our wines, these aspects of our business have the potential to insulate us from both the economic and political fluctuations in Argentina. However, we also refer to our Risk Factors on page 8 regarding the lack of revenues of the Gaucho—Buenos Aires™ brand and its ability to generate revenue in the future.

The below table provides an overview of GGH’s operating entities.

Entity Name	Abbreviation	Jurisdiction & Date of Formation	Ownership	Business
Gaucho Group, Inc.	GGI	Delaware, September 12, 2016	79% by GGH	Luxury fashion and leather accessories brand and e-commerce platform

Algodon Global Properties, LLC	AGP	Delaware, March 17, 2008	100% by GGH	Holding company

The Algodon - Recoleta S.R.L.	TAR	Argentina, September 29, 2006	100% by GGH through IPG, AGP and APII	Hotel owner (Algodon Mansion) and operating entity in Buenos Aires

Algodon Europe, Ltd	AEU	United Kingdom, September 23, 2009	100% by GGH through IPG	Algodon Wines distribution company

Algodon Properties II S.R.L.	APII	Argentina, March 13, 2008	100% by GGH through IPG and AGP	Holding company in Argentina

Algodon Wine Estates S.R.L.	AWE	Argentina, July 16, 1998	100% by GGH through IPG, AGP, APII and TAR	Resort complex including real estate development and wine making in Argentina; owns vineyard, hotel, restaurant, golf and tennis resort in San Rafael, Mendoza, Argentina

InvestProperty Group, LLC (“InvestProperty Group”)	IPG	Delaware, October 27, 2005	100% by GGH	Real estate acquisition and management in Argentina

Bacchus Collection, Inc.	BCI	Delaware, March 20, 2020	100% by GGH	Elegant wine and bar essentials for the home (not yet operational)

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Gaucho – Buenos Aires™

Gaucho – Buenos Aires™ is a luxury leather goods and accessories brand, with a strategic focus on growing its e-commerce business, that is the result of more than a decade’s investment in Argentina’s heart and soul, featuring luxury products that merge the traditional Gaucho style with a modern twist, infused with uniqueness and modern Buenos Aires glamour. With Gaucho – Buenos Aires, GGH adds a high-end leather goods and accessories e-commerce sector to its collection of luxury assets. Our e-commerce platform is able to process and fulfill orders in the United States and internationally, and we believe this asset has the potential to achieve significant scale and add value to our company. Gaucho – Buenos Aires connects buyers with some of Argentina’s best creative talents that harness the country’s unique heritage and artisanship of products such as woven fabrics, leather goods and precious metal jewelry.

With Argentina’s recent re-engagement with importing and exporting, we believe that it is beginning to regain its status as a global cultural enclave. Once dubbed the “Paris of South America” for its exquisite Belle Époque style and entering what we believe will be a new golden age. We believe that evolving politics and tastes suggest the time is now for Buenos Aires to once again align itself with Milan, New York, Paris and London as a global fashion capital – and for Gaucho – Buenos Aires to become its ambassador. We believe there may be a sizeable appetite in the USA and beyond for our luxury products, such as fine leather goods, accessories and apparel, that deliver and reflect a unique and unmistakable Argentine point of view.

Seen in the intricate stitching of handmade leather, or the workmanship of an embossed belt buckle, the “Gaucho” style is a world-renowned symbol of Argentine craftsmanship. Though rooted in the traditions of Argentine culture, Gaucho – Buenos Aires intends to become a brand in which Argentine luxury finds its contemporary expression: merging the traditional Gaucho style with a modern twist, infused with uniqueness and modern Buenos Aires glamour.

We believe that Gaucho – Buenos Aires reflects the very spirit of Argentina – its grand history and its revival as a global center of luxury. Our goal is to reintroduce the world to the grandeurs of the city’s elegant past, intertwined with an altogether deeper cultural connection: the strength, honor and integrity of the Gaucho.

On September 12, 2019, during New York Fashion Week, Gaucho – Buenos Aires had its U.S. debut and press launch.

Our Products

GGI’s Gaucho – Buenos Aires™ primarily sells what Argentina is well known for: leather goods and accessories, all defining the style, quality, and uniqueness of Argentina.

Gaucho – Buenos Aires’s fully optimized e-commerce platform (www.gauchobuenosaires.com) offers a commercial line of designer clothing, with an emphasis on leather goods accessories, including leather jackets, branded hoodies, t-shirts, polo shirts and ponchos. In the following 18 months, we also anticipate a strategic roll-out introducing other new products such as fragrances, a Gaucho Kids clothing line, Gaucho Casa (home goods), and Gaucho Residences as the natural evolution of the brand’s growth.

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Blending the quality of a bygone era with what we believe to be a sophisticated, modern, global outlook, the brand’s handcrafted clothing and accessories herald the birth of what we hope will become Argentina’s finest designer label.

Fragrances: Homme (Men), Femme (Women), Vamos Sport (Unisex)

The fragrance collection of Gaucho – Buenos Aires™ was created by Firmenich, the world’s largest privately-owned company in the fragrance and flavor business. Founded in Geneva, Switzerland in 1895, it has created many of the world’s best-known perfumes that consumers the world over enjoy each day, including Giorgio Armani, Hugo Boss, Ralph Lauren, Kenzo, and Dolce & Gabbana. Its passion for smell and taste is at the heart of its success. It is renowned for its world-class research and creativity, as well as its thought leadership in sustainability and exceptional understanding of consumer trends. Each year, it invests 10% of its revenues in research and innovation, reflecting its continuous desire to understand, develop and distill the best that nature has to offer.

Gaucho – Buenos Aires has three fragrances ready for packaging, including a men’s fragrance Homme, a women’s fragrance Femme, and a unisex fragrance Vamos Sport.

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Sales and Marketing Strategy / Competitive Edge

During the economic crisis in Argentina, iconic international fashion chains left the country. As scarcity is the mother of invention, this gave rise to local brands that made up for that absence. Despite the fact that, in our view, Argentina’s fashion scene is today thriving, the country lacks any international mainstream exposure. Argentina’s continuing challenges with inflation and unemployment have made it difficult for local labels to break into the global fashion landscape, and today there is not a single Argentine fashion brand that is a household name. We believe Gaucho – Buenos Aires has the ability to fill that void. Our intention is to become the leading fashion and leather accessories brand out of South America.

We have assembled a talented team who speak in the unique voice most representative of Argentina’s local fashion scene, and we believe we have the opportunity, the aptitude and the vision not only to successfully introduce this voice to the world’s fashion scene, but to become a major player in that landscape.

Our U.S.-based e-commerce website has been designed to deliver Argentine luxury goods to the U.S. marketplace and elsewhere around the globe. We believe the devaluation of the peso can have positive ramifications for the tourism industry (and Algodon’s hospitality businesses). Tourists from outside Argentina can spend more money at hotels, restaurants and other attractions with a favorable exchange rate. We intend to take advantage of the historic low and deep devaluation of the Argentine peso by producing many of our products and wine in Argentina, thereby paying for product and labor in pesos, we then intend to sell to consumers at a favorable exchange rate in USD to the U.S. and the world.

Currently, one of the few ways to buy Argentina goods is to travel there and buy local. We want to change that, and in a favorable economic and political climate, we seek to be in the forefront of opening Argentina’s luxury market to the millions of potential customers around the globe interested in luxury items from Argentina.

Our target market is upper and upper-middle class female and male millennials in urban areas of the United States and Europe. Millennials have the potential to become the largest spending generation in history, and with the popularity of midrange to high end fashion brands such as Gucci, Armani, Lululemon, and many others, we believe our millennial target market appreciates high quality clothing and accessories, and is willing to spend above the average market price for such quality items in the “affordable luxury” category.

Business Advisors

John I. Griffin, Board Advisor. Mr. Griffin is Chairman, President, Chief Executive Officer, and the sole shareholder of Maurice Pincoffs Company, Inc. headquartered in Houston, Texas USA. Pincoffs began product trading operations in 1880 and today specializes in international trade, marketing, and distribution of various products. Following 13 years of active and reserve duty, he retired from the United States Navy as Lieutenant Commander. Mr. Griffin was employed by Corning Glass Works where he was involved in plant management and international business activities and then worked outside of the United States for 13 years, first in Tokyo as President of Graco Japan K.K., a metal related manufacturing and marketing joint venture. This was followed by seven years in Paris as Vice President of Graco Inc. where he managed manufacturing and marketing companies throughout Europe as President Directeur General of Graco France S.A. and Fogautolube S.A. (France). Stationed in Brussels for two years, Mr. Griffin was President of Monroe Auto Equipment S.A. with manufacturing facilities in Belgium and Spain and marketing companies throughout Europe and the Middle East. With the acquisition of Maurice Pincoffs Company in 1978, he assumed his current position.

During his stay in Europe, Mr. Griffin was a partner in a Haut Medoc vineyard, Le Fournas Bernadotte. For several years Pincoffs was heavily involved in the wine import business as the third largest importer in Texas. Mr. Griffin served for a number of years as Founder and President of the American Institute for International Steel (Washington D.C.) and the American Institute for Imported Steel (New York City) as well as serving as a Director of the West Coast Metal Importers Association (Los Angeles). Active in the Greater Houston Partnership, Mr. Griffin was a Director of the World Trade Division and served as Chairman of the Africa Committee. He was a member of the Committee on Foreign Relations and the World Affairs Council of Houston, and a past Director of The Houston World Trade Association and the Armand Bayou Nature Center.

David Gilmour, Board Advisor. We believe that Mr. Gilmour is an ideal fit for our advisory board due to his shared values of product quality and philosophy, and his broad experience and successes; including having founded Fiji Water, the health & wellness products of Wakaya Perfection, as well as for cofounding with Peter Munk one of the largest gold companies in the world, Barrick Gold, and South Pacific Hotel Corporation, one of the largest hotel chains in the south pacific. Mr. Gilmour has also won multiple awards for his product packaging and designs. In the wake of the global pandemic, the world is looking more at health and wellness than ever before. With this in mind, Mr. Gilmour has taken a keen interest in the Company’s subsidiaries, including Algodon Wine Estates’ (www.algodonwineestates.com) wine, wellness, culinary and sport resort and e-commerce products, as well as its focus on promoting healthier lifestyles, wellness and rejuvenation of the mind, body and spirit. These values are strongly aligned with Mr. Gilmour’s own most recent venture of the organic wellness products of Wakaya Perfection, LLC, a purveyor of and nutritional products. As a health and wellness advocate, Mr. Gilmour’s Wakaya Perfection (www.wakaya.com) is a mission-driven wellness enterprise on the 2,200-acre island paradise of Wakaya in the Fiji archipelago which, due to its high-nutrient virgin volcanic soil, served as the brand’s very first location in the cultivation of its exclusive formula. Volcanic soil is hailed for its purity and multi-faceted rejuvenating properties that can naturally enhance the quality of lives. The brand’s production has since branched out to the main island of Fiji, as well as to Nicaragua, which possess the same high nutrient volcanic ash soil. The company continues to seek out the best volcanic ash soil in the world to continue cultivating products of the highest caliber and service global demand. Wakaya Perfection’s product line includes hand-cultivated organic ginger, turmeric, teas, and sea salts, all indigenous to the island of Wakaya. Wakaya Perfection seeks to create the world’s most powerful health and wellness commodities for the consumer of today seeking integrity in their product selection; from the quality of its source, to the soil it is grown in, and then on to the shelves. Wakaya Perfection products have been distributed through luxury hotels, resorts, fine-dining establishments and luxury department stores.

John Dunagan, Business Advisor. John Dunagan, a West Texas native, is an experienced professional in manufacturing and bottling industry. After finding success bottling with Coca-Cola, Mr. Dunagan traveled all over the United States, Europe and Asia, creating similarly focused manufacturing facilities for the drinks industry. John is now an investor and serves on the board of several companies in the Real Estate, Oil and Gas Exploration, and Defense industries. After receiving his degree from Harvard Business School, John joined the Peace Corps in Cali, Colombia, and shortly thereafter founded several companies across the country - among them Rica Rondo, a major meat processor. Between his first and second years at Harvard Business School Business School, he received a Rotary Foundation Fellowship to study at the University of Buenos Aires, Argentina. John received his Bachelor’s degree from University of Texas at Austin.

Juliano de Rossi, Creative Solutions Consultant. Juliano serves as a consultant providing valuable guidance to the GGI team, having significant experience in the high-end fashion world. We entered into an oral consulting contract with Juliano on an independent contractor basis in July 2017 for project-based work. The amount paid to Juliano is not considered material because of the project-by-project basis. He currently serves as Creative Solutions Consultant to the Net-a-Porter Group. De Rossi has 15 years’ experience in marketing and advertising for global brands and luxury retailers. He has resided in London for the past five years, working in marketing, content production and brand partnership campaigns for MatchesFashion.com and at the YOOX Net-a-Porter Group where he was responsible for leading the in-house creative solutions (design and production teams) managing multiple content productions served across all YOOX Net-a-Porter Group digital platforms, print publications and social channels. At Mr Porter, Net-A-Porter, Porter Magazine and Matchesfashion.com, he oversaw the production of top-rate campaigns, driving the content vision for the management of branded content productions including fashion shoots and video series productions for brands such as BMW, Johnnie Walker Blue Label, American Express, Piaget, Cartier, IWC, Marc Jacobs, Burberry Prorsum, Fendi, Lanvin, Crème De La Mer, Chloe, Stella McCartney, Michael Kors, and Helmut Lang.

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Social Media Strategy

Our digital marketing efforts will include ongoing search engine optimization (“SEO”) campaigns and initiatives to increase website conversions and brand awareness, social media marketing via Instagram, Facebook, Amazon and Google Marketplace using micro and macro/celebrity influencers, and public relations firms specializing in the international fashion scene.

Our communications firm, Skoog Co., is currently creating an action plan to generate buzz about our brand, our designers, and our e-commerce platform. Social media star, Neels Visser, is also contacting his broad network of social influencers and micro influencers to lay the groundwork for potential partnerships and brand affiliates/ambassadors.

GGI’s Gaucho – Buenos Aires will primarily be an e-commerce store targeting U.S. customers. However we do plan on pursuing reselling retail venues both online and brick and mortar. For example, in the wake of our press launch, we received unsolicited inquiries from several high-end boutiques in Brazil interested in carrying the Gaucho – Buenos Aires™ line. There are of course numerous avenues for us to explore involving brick and mortar opportunities alone, via agencies or direct solicitation.

Online reselling avenues we expect to pursue include Net-a-Porter, MatchesFashion and at least six other high-end, reputable venues with whom we already have an established foot in the door via our networking channels.

We anticipate our marketing strategy will include popup shops in cities such as Austin, Dallas, Houston, Miami, Los Angeles, New York City and Aspen. With popup shops, we can for example, work with local PR companies to get the word out, as these opportunities are typically promoted via direct mail, PR and digital marketing efforts, as well as word of mouth and strategic geographic positioning.

Our online marketing efforts will also include SEO initiatives, social media marketing via Instagram, Facebook, Amazon and Google Marketplace, and retargeting ads.

Post-COVID-19, we anticipate presenting at fashion shows in in New York City, London, Paris, Milan and several other targeted cities. Gaucho – Buenos Aires presents an opportunity for global press to talk about Argentina finding its foothold once again on the global fashion scene, spotlighting our designers, our designs, and our concentration on leather goods. As there are few brands launching out of Argentina, and certainly fewer with global intentions, the press reaction to Gaucho – Buenos Aires has been extremely positive and encouraging.

Press

In early 2019, Gaucho – Buenos Aires has garnered the front cover pages of Marie Claire Argentina and Vogue Italia, one of the most iconic fashion magazines on the globe, who states that Gaucho – Buenos Aires is currently “among the most interesting brands on the Argentinian scene.” Our recent press clippings since our Argentina debut in October 2018 include appearances in some of the most widely read fashion magazines in Latin American fashion, including Forbes Argentina, Revista L’Officiel, Revista Luz, Women’s Wear Daily, Nista, and others.

Gaucho – Buenos Aires Trademarks

We filed a U.S. Trademark Application (Serial No. 87743647) for the Gaucho – Buenos Aires in January 2018, and in February 2019, the U.S. Patent and Trademark Office issued a Notice of Allowance for this mark. This application covers goods and services such as apparel, leather accessories and other products, jewelry, cosmetic fragrances and home goods.

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The Company intends to promote Gaucho – Buenos Aires™ so that its name and logo collectively become a recognizable trademark with international appeal. We anticipate seeking trademark protection for other marks as we develop our business and product lines.

Within six months of the Notice of Allowance date, or August 12, 2019, we were required to file a satisfactory Statement of Use if use has occurred, or file for an extension of time. The mark was then in use with some of the goods, but not others. As a result, on August 6, 2019, we filed to divide the application for the goods that were in use for which a Statement of Use was filed, and filed an Extension Request in the existing application for the remaining goods. On April 28, 2020 and October 20, 2020, the trademarks were officially registered with the United States Patent and Trademark Office. The details of the registrations are:

Registration No. 6,043,175

Registration Date: April 28, 2020

Classes: 18, 25 and 33

Goods:

Class 18 - Handbags; purses; clutch wallets and handbags; wallets; belt bags; necessaire, namely, cosmetic bags sold empty; travel bags,

Class 25 - T-shirts; tops; shirts; sweaters; hoodies; ponchos; pants; bottoms; shorts; skirts; dresses; jackets; coats; scarves; pocket squares; ties; belts; hosiery; underwear; gloves; footwear; shoes; headwear; hats; caps being headwear

Class 33 – Wines

Registration No. 6,180,633

Registration Date: October 20, 2020

Classes: 3 and 24

Goods:

Class 3 – Fragrances; perfumes

Class 24 – Bed and table linen; bed blankets; bed sheets; pillowcases; comforters; duvets; bath linen

In August 2019, the Company received a notice from Markaria S.A. regarding the use of Gaucho—Buenos Aires in Argentina alleging that such mark may infringe with Markaria’s work clothing brand Gaucho. At this time Markaria has only requested a nullity of the company’s trademark application in Argentina. The Company is working with its Argentine legal counsel to negotiate, distinguish and defend its use of Gaucho—Buenos Aires in Argentina. Since the COVID-19 pandemic suspended all legal cases in Argentina, there have been no notifications of any advancement of this request. The use of the mark in the United States has not been affected, which is the targeted market for the Company.

Argentina Activities

GGH, through its wholly-owned subsidiary and holding company, InvestProperty Group (“IPG”), identifies and develops specific investments in the boutique hotel, hospitality and luxury property markets and in other lifestyle businesses such as wine production and distribution, golf, tennis and real estate development. GGH also operates hotel, hospitality and related properties and is actively seeking to expand its real estate investment portfolio by acquiring additional properties and businesses in Argentina, or by entering into strategic joint ventures. Using GGH’s fine wines as its ambassador, GGH’s mission is to develop a group of real estate projects under its ALGODON® brand with the goal of developing synergies among its luxury properties.

In 2016, GGH formed a new wholly-owned subsidiary, Gaucho Group, Inc. (“GGI”), and in 2019, the entity began developing a platform and infrastructure to manufacture, distribute and sell high end products created in Argentina under the brand name Gaucho – Buenos Aires™. See Gaucho – Buenos Aires™ on page 54 above.

GGH’s senior management is based in New York City. GGH’s local operations are managed by professional staff with substantial hotel, hospitality and resort experience in Buenos Aires and San Rafael, Argentina.

Until May 31, 2020, the Company’s senior management was based at its corporate office in New York City. Due to COVID-19, we have terminated the corporate office lease and senior management works remotely. GGH’s local operations are managed by professional staff with substantial hotel, hospitality and resort experience in Buenos Aires and San Rafael, Argentina.

GGH’s Concept and Business: Repositioning of Hotel Properties, Luxury Destinations and Residential Properties

GGH, through IPG, focuses on opportunities that create value through repositioning of underperforming hotel and commercial assets such as hotel/residential/retail destinations. Repositioning means we are working to gradually increment our average fares to solidify our position as a luxury option. This trend has been well received in large metropolitan areas which have become quite competitive. We believe that the trend is now trickling down to secondary metropolitan, resort and foreign markets where there is significantly less competition from the established major operators. We continue to seek opportunities where value can be added through re-capitalization, repositioning, expansion, improved marketing and/or professional management. We believe that GGH can increase demand for all of a property’s various offerings, from its rooms, to its dining, meeting and entertainment facilities, to its retail establishments through careful branding and positioning of properties. While the maxim remains true that the three most important factors in real estate are “location, location, location,” management believes that “style and superior service” have grown in importance and can lead to increased operating revenues and capital appreciation.

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Both pre- and post-COVID-19, we aim at increasing our activity, occupancy and presence in the market by using direct marketing actions (Facebook and Google Ads, Trip Advisor, Online Travel Agencies, internet presence), and expanding our net of travel agencies and operators, introducing effective changes in our direct sales capacity (new sales-oriented webpages, joint ventures with other hotel organizations, training of our reservations employees, implementing new reservation software). We have also reached out to travel industry media operators to develop new strategic relationships and we are implementing a new commercial management operation for a more aggressive approach with a sales-oriented objective. GGH has built a team of industry professionals to assist in implementing its vision toward repositioning real estate assets. See “Directors, Executive Officers and Corporate Governance” on page 71.

Plan of Operations

GGH continues to implement its growth and development strategy that includes a luxury boutique hotel, a resort estate, vineyard and winery, the sale of high-end fashion, leather goods and accessories, and a large land development project including residential houses within the vineyard. See “Algodon Wine Estates” below.

Long Term Growth Strategy

Our desire is to follow in the footsteps of global leading luxury brands such as Chanel from Paris, Burberry from London, Tom Ford from New York, and Gucci from Milan, and to establish Gaucho as “the Spirit of Argentina” representing Buenos Aires. In doing so, our mission is also to work with the intention of building a multi-billion dollar brand. We believe that through our e-commerce website, we have the potential to achieve significant scale, and add value to our company.

Roll-up Strategy

Upon a successful listing on Nasdaq, we believe we will be positioned to utilize the Company’s stock as “currency” in a sort of “roll-up strategy” to acquire other companies that fall squarely within or complement the Company’s existing and planned lines of business. For example, we might seek to acquire businesses that offer high-end fashion and accessories, or other luxury products and/or experiential hospitality experiences, the quality of which is consistent with the GGH brand. We seek to become the LVMH (“Louis Vuitton Moet Hennessy”) of South America, with the goal of becoming its most well-known luxury brand.

The Company hopes to continue to self-finance future acquisition and development projects because in countries like Argentina, having cash available to purchase land and other assets provides an advantage to buyers. Bank financing in such countries is often difficult or impossible to obtain. To be able to grow our business and expand into new projects, the Company would first want to deploy excess cash generated by operations, but significant amounts of excess cash flow is not anticipated for at least a number of years. Another option would be obtaining new investment funds from investors, including public offerings, and/or borrowing from institutional lenders. GGH may also be able to acquire property for stock instead of cash.

Cobranding and Strategic Alliances

One of GGH’s goals includes positioning its brand ALGODON® as one of luxury. In the past we have formed strategic alliances with well-established luxury brands that have strong followings to create awareness of the GGH brand and help build customer loyalty. Since its inception, GGH has been associated or co-branded with several world-class luxury brands including Relais & Châteaux, Veuve Clicquot Champagne (owned by Louis Vuitton Moët Hennessy), Nespresso, Porsche, Chanel, Hermès, Art Basel, and Andrew Harper Travel.

Catalysts for Growth

Gaucho Casa Residences

As Gaucho – Buenos Aires™ continues to expand its recognition on a domestic and international basis, another area that we can potentially create value and scale is by licensing our brand to commercial, and residential real estate developments. Current examples of such co-branded developments include: Aston Martin Residences in Miami, Bulgari Resort and Residences Dubai, Fendi Chateau Residences in Bal Harbour, Residences by Armani Casa in Miami, Mercedes House in New York, as well Porsche Design Tower in Sunny Isles Beach.

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These fashion houses and automobile manufactures license their brand’s unique styles and unmistakable names to real estate developers, in an effort to create business opportunity. The mutually beneficial model could be a medium through which Gaucho – Buenos Aires™ makes its imprint on the global market. By using our distinct style – employing fine leathers, metals, and natural stones – in the design and construction of such a project, Gaucho – Buenos Aires could add intrinsic value to the parties involved. This creates potential for licensing fees, as well a portion of proceeds from property sales.

Gaucho Casa

Gaucho Casa challenges traditional lifestyle collections with its luxury textiles and home accessories rooted in the singular spirit of the gaucho aesthetic. Using high-quality natural materials sourced from countries that are pioneers in the field of eco production, such as New Zealand, Iceland and, of course, Argentina, each piece within the line embodies the rarefied heritage of Buenos Aires and its deep-rooted connection to artisanship.

Celebrating the equestrian culture that “gaucho country” is world-renowned for, we believe that the collection’s silver-plated trays, bottle accessories and more elegant homeware pieces featuring elaborate horn detailing are a perfect embodiment of the contemporary glamour of Buenos Aires. Naturally, the epic wild landscapes have had their own influences, with a curated edit of sheepskin rugs, Tibetan cashmere cushions, mohair throws and Brazilian cow-hide cushions, providing the perfect partnership of form and function – and a chic complement to the more modern details in your home. Whether you’re looking to embrace the gaucho lifestyle or bring a touch of the country to the city, Gaucho Casa offers an organic design DNA for every interior space, ideal for modern living.

In recent years, there has been a rise of boutique hotel home goods collections such as by Marriott, who led the way with its debut of Autograph Collection. Others that have followed include Curio by Hilton (Starwood’s Tribute Portfolio), and The Unbound Collection (part of the Hyatt Hotels group). We envision the possibility of Gaucho – Buenos Aires utilizing Algodon Mansion as a launch point for a collection of hotel bedding, pillows, linens and robes. Likewise, Argentina’s “La Belle Époque” could serve as a reliable source of inspiration for a multitude of luxury consumer goods, including home soft-furnishings. Argentina’s rich Polo heritage might also serve as a reliable foundation for a collection of high-end, contemporary leather home furnishings for anything from armchairs and sofas to lamps and photo frames.

Gaucho – Kids Collection

We envision the possibility of a designer baby and kids’ clothes collection at Gaucho – Buenos Aires, so that parents who love our brand can treat their children to a luxury line of fun, Gaucho-inspired clothing for kids  . We envision building this line around the idea of creating comfy, well-made garments that allow kids to be creative in the way they dress. Gaucho Kids may include, for example, branded onesies and toddler t-shirts, whimsical prints that foster imagination and individuality, and other unique printed separates for kids who don’t mind standing out in a crowd.

Gaucho – Buenos Aires Boutique at Algodon Mansion

Located in the ground floor lobby of Algodon Mansion, the future location (anticipated opening in the fourth quarter of 2021) of our boutique store is just a stroll away from the city’s main shopping boulevards on Alvear. The Gaucho – Buenos Aires boutique will be open to receive direct foot traffic from shoppers along Montevideo. Emulating the great boutiques and ateliers of Europe’s fashion capitals, we believe that Algodon Mansion is an inspiring space in which to shop our collection. Built in 1912, the building connects us to the bygone glamor of the city’s golden age – and plays an important role in defining Gaucho Buenos Aires’ ethos and aesthetic.

Popup Shops

Popup shops are a popular trend that can be a low cost means of creating a temporary store front focusing on spreading brand awareness, communicating brand values, collecting customer data, and providing personalized experiences. This can also provide a way for Gaucho – Buenos Aires build a relationship with customers in person, while driving conversion on more cost-effective digital channels. We envision popup shops in U.S. cities such as Aspen, Austin, Dallas and Houston, Miami, Los Angeles, New York City, Berlin and Barcelona. With popup shops, we can work with local PR companies to get the word out, as these opportunities are typically promoted via direct mail, PR and digital marketing efforts, as well as word of mouth and strategic geographic positioning. We also anticipate installing a popup shop during the summer season in Punta Del Este, Uruguay, which is a popular vacation spot for wealthy Argentines and other Latin Americans.

Currency Devaluation

A currency devaluation can help Argentina tourism, enticing foreign holidaymakers seeking to make their vacation money stretch further. Vacationers looking for the most representative souvenirs of Argentina and its culture may know the country is best known for its leather. With hundreds of domestic tanneries, Argentina’s has high quality production of cow, sheep and goat leather goods such as jackets, shoes and handbags.

A devalued peso may also aid Argentina’s wine exporters by improving market competitiveness and leading to higher revenues. Additionally, non-leveraged real estate can be a hedge against inflation, and we believe that over time our land values may perform well.

While our contracts and vendors are largely payable in pesos, which is favorable to us given the current exchange rate of the peso against the U.S. dollar, the downside is that the Argentine market is somewhat closed off for our Gaucho brand goods and our wines. Even though we produce some Gaucho goods in Argentina and we are able to realize a higher margin by selling outside of Argentina, we also do have some goods produced in the U.S. at a higher cost and our margins are therefore much lower.

Further, our real estate and hotel operations are stated in U.S. dollars, which can be seen as less desirable than stating in pesos and could have a negative effect on demand for those parts of our business.

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The ALGODON® Brand

We believe that the force and power of brand is of paramount importance in the luxury real estate/hotel market. GGH has developed the ALGODON® brand, which is inspired by both the Cotton Club days of the Roaring 20’s and the distinctive style and glamour of the 50’s Rat Pack when travel and leisure was synonymous with cultural sophistication. This brand concept was taken from the Spanish word for “cotton” and we believe that this connotes a clean and pure appreciation for the good life, a sense of refined culture, and ultimately a destination where the best elements of the illustrious past meet the affluent present. GGH is looking to attract attention and upscale demographic visitors to the ALGODON® properties and to round out the brand experience in various other forms including music, dining, wine, sports and apparel, by marketing themes that highlight active lifestyles and the pleasures of life. Management believes that these types of brand extensions will serve to reinforce the overall brand recognition and further build upon GGH’s presence in the luxury hotel segment.

Description of Specific Investment Projects

GGH has invested in two ALGODON® brand properties located in Argentina. The first property is Algodon Mansion, a Buenos Aires-based luxury boutique hotel that opened in 2010 and is owned by IPG’s subsidiary, The Algodon – Recoleta S.R.L. (“TAR”). The second property, owned by Algodon Wine Estates S.R.L., is a Mendoza-based winery and golf resort called Algodon Wine Estates, consisting of 4,138 acres, which was subdivided for residential development and expanded by acquiring adjoining wine producing properties.

Algodon Mansion

The Company, through TAR, has renovated a hotel in the Recoleta section of Buenos Aires called Algodon Mansion, a six-story mansion (including roof-top facilities and basement) located at 1647 Montevideo Street, a tree-lined street in Recoleta, one of the most desirable neighborhoods in Buenos Aires. The property is approximately 20,000 square feet and is a ten-suite high-end luxury hotel with a lounge/living room area, a patio area featuring a glass ceiling and fireplace, and a private wine tasting room. The property also includes a rooftop that houses a luxury spa and terrace pool. Each guest room is an ultra-luxury two-to-three room suite, each approximately 510-1,200 square feet. Recoleta is Buenos Aires’ embassy and luxury hotel district and has fashionable boutiques, high-end restaurants, cafés, art galleries, and opulent belle époque architecture.

Below is a table showing occupancy data, average daily rate and revenue per available room (“RevPAR”) for Algodon Mansion:

	TAR - Buenos Aires
	US Dollar (USD)				Argentine Peso (ARS)
	YTD September 2019	YTD September 2020	Δ amount	Δ %	YTD September 2019	YTD September 2020	Δ amount	Δ %
Occupancy level	67%	16%	-51%	-76%	67%	16%	-51%	-76%
Average daily Rate (ADR)	243	356	133	47%	1,046	21,369	10,913	104%
RevPAR	163	58	105	-65%	7,026	3,464	-3562	-51%

Occupancy level:	This is a hotel Key Performance Indicator (KPI) calculation that shows the percentage of available rooms or beds being sold for a certain period of time.
It is important for hotels to keep track of this data on a daily basis to identify the average daily rate (ADR), forecast and apply revenue management.

ADR:	This is a metric widely used in the hospitality industry to indicate the average realized room rental per day.
This is calculated by taking the average revenue earned from rooms and dividing it by the number of rooms sold. It excludes complimentary rooms and rooms occupied by staff.

RevPAR:	RevPAR is a performance metric used in the hotel industry. It is calculated by multiplying a hotel’s ADR by its occupancy rate.
2020 RevPAR in USD has decreased in comparison with previous year from $189 to $163. However, the same ratio in ARS$ has increased by 47%.
That means that TAR was able to defend the rates in U.S. dollars despite the great devaluation that was an average of 85% due to the quality of the services offered.

Past guests of Algodon Mansion include President Maurico Macri of Argentina, Roger Federer, Bobby Flay, Jim Courier, Andre Agassi, Pete Sampras, Mardy Fish, Salvatore Ferragamo, and Maguy Maccario Doyle, the Principality of Monaco’s Ambassador to the United States. Algodon Mansion was featured in an article by Huffington Post in January 2018, which praised the luxurious accommodations, impressive suites, and fine amenities of the hotel.

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In both 2019 and 2018, Algodon Mansion was inducted to TripAdvisor’s Hall of Fame, a distinction given to recognize hotels that have won its Certificate of Excellence award for five consecutive years. Algodon Mansion won the Certificate of Excellence award for the years 2014 through 2019. The Certificate of Excellence award celebrates businesses that have continually delivered a quality customer experience, taking into account the quality, quantity and recency of reviews submitted by travelers on TripAdvisor over a 12-month period. To qualify, a business must maintain an overall TripAdvisor bubble rating of at least four out of five, have a minimum number of reviews and must have been listed on TripAdvisor for at least 12 months.

Algodon Wine Estates

Algodon Wine Estates S.R.L. (“AWE”) is 4,138-acre area located in the Cuadro Benegas district of San Rafael, Mendoza, now known as Algodon Wine Estates. The resort property is part of the Mendoza wine region nestled in the foothills of the Andes mountain range. This property includes a winery (whose vines date back to the mid-1940’s), a 9-hole golf course, tennis, restaurant and hotel. The estate is situated on Mendoza’s Ruta del Vino (Wine Trail). The 4,138-acre property has an impressive lineage, both in terms of wine production and golf, and features structures on the property that date back to 1921.

Algodon Wine Estates features Algodon Villa, a private lodge originally built in 1921, that has been fully restored and refurbished to its original farmhouse design of adobe walls and cane roof. The lodge offers three suites, a gallery for private gatherings, a living area that may also serve as a dining and conference room, swimming pool, and adjacent vine-covered picnic area. The Algodon Villa offers five-star service and is situated for vacationing families, business conferences, retreat travelers, golfing companions, or wine route globe trekkers. Algodon Wine Estates has also recently completed the construction of a new lodge which lies adjacent to the original one. The new lodge features six additional suites and a gallery with two fireplaces and a bar.

Below is a table showing occupancy data, ADR and RevPAR for Algodon Wine Estates:

	AWE - San Rafael
	USD				ARS
	YTD September 2019	YTD September 2020	Δ amount	Δ %	YTD September 2019	YTD September 2020	Δ amount	Δ %

Occupancy level	20%	12%	-8%	-40%	20%	12%	-8%	-40%
Average daily Rate (ADR)	209	188	-21	-10%	8,863	11,628	2,765	31%
RevPAR	42	23	-19	-46%	1,771	1,402	-369	-21%

Occupancy level:	It is a Hotel Key Performance Indicator (KPI) calculation that shows the percentage of available rooms or beds being sold for a certain period of time.
It is important for hotels to keep track of this data on a daily basis to identify the average daily rate, forecast and apply revenue management.
Average daily Rate (ADR):	This is a metric widely used in the hospitality industry to indicate the average realized room rental per day.
This is calculated by taking the average revenue earned from rooms and dividing it by the number of rooms sold. It excludes complimentary rooms and rooms occupied by staff.

RevPAR:	Revenue per available room (RevPAR) is a performance metric used in the hotel industry. It is calculated by multiplying a hotel’s average daily room rate (ADR) by its occupancy rate.
2020 RevPAR in USD has decreased in comparison with previous year from USD 42 in 2019 to USD 23 in 2020.

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In 2018, Algodon Wine Estates was inducted to TripAdvisor’s Hall of Fame, a  distinction given to recognize hotels that have won its Certificate of Excellence award for five consecutive years. Algodon Wine Estates won the Certificate of Excellence award for the years 2014 through 2019. The Certificate of Excellence award celebrates businesses that have continually delivered a quality customer experience, taking into account the quality, quantity and recency of reviews submitted by travelers on TripAdvisor over a 12-month period. To qualify, a business must maintain an overall TripAdvisor bubble rating of at least four out of five, have a minimum number of reviews and must have been listed on TripAdvisor for at least 12 months.

Algodon Fine Wines

Algodon Wine Estates contains a vineyard with 290 acres of vines. Over 60 acres have been cultivated since the 1940’s, and approximately 20 acres since the 1960’s. The property produces eight varieties of grapes, including Argentina’s signature varietal, Malbec, as well as Bonarda, Cabernet Sauvignon, Merlot, Syrah, Pinot Noir, Chardonnay and Semillon. The primary difference between the old and new vines is the style of pruning. Algodon Wine Estates utilizes a boutique wine making process, typified by production of a low volume of premium wines sold at a higher than average price in the market.

In an effort to increase distribution of its wines, Algodon Wine Estates is working with a number of importers operating in some of the world’s chief markets for premium wines. In Europe, Algodon Wine Estates warehouses its wines in Amsterdam for central distribution to clients in Germany and in the U.K. through Condor Wines (www.condorwines.co.uk), which works with regional distribution partners throughout the U.K. such as hotel and restaurant chains, regional and national brewers, pub companies, wholesalers and wine merchants. In the United States, Algodon Fine Wines is available for sale online at Sherry-Lehmann.com (which ships to 39 states), at Sherry-Lehmann’s iconic retail store in New York City, at Spec’s Wines, Spirits and Finer Foods retail stores in Texas, and Wally’s Wine & Spirits retail store located in Los Angeles. GGH’s Fine Wine’s Malbec has been featured on the esteemed wine lists of West London’s The Fat Duck, a Michelin 3-Star Restaurant, and arguably the U.K.’s most famous eatery, as well as London’s Restaurant Gordon Ramsay, A Michelin 3-Star Restaurant, also the exclusive London wine club, 67 Pall Mall, and the exclusive wine list of Buenos Aires’ fine dining restaurant, Parrilla Don Julio, one of Argentina’s most high-profile eateries.

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Founded in 2013, Seaview Imports is a national importer of fine wines from France, Spain, Italy, Australia, New Zealand, Argentina and Chile. Headquartered in Port Washington, NY, the company distributes its products in twenty-five select states through wholesalers and state boards. Their producers are leaders in their regions and their portfolios are all exceptional in quality and value. For further information, please visit www.seaviewimports.com.

Seaview’s philosophy in building Algodon as a brand in the United States has been to select high-profile, quality-oriented retailers whom we believe have high credibility in speaking to their wine constituency. We believe it is reasonable to conclude that consumer confidence (within the fine wine industry) can be positively influenced by the endorsement of a well-respected wine merchant. These “Algodon Brand Ambassadors” can not only promote Algodon, its history and vision, but can serve as the go-to wine shop for the shareholders, friends and family of Algodon aficionados. In tandem with building a network of brand ambassador retailers, an additional initiative is to engage a fine wine distributor in select cosmopolitan markets that can provide smaller independent retail and on-premise (restaurant) coverage.

Current Distribution Markets (as of the fourth quarter of 2020)

1.	California – Vinporter Retail Holdings, LLC
2.	California – dba Hollywood Burger
3.	California – dba Salvatore Italian Restaurant
4.	California – dba Sherry- Lehmann West, LLC
5.	California – dba Wally’s Wine and Spirits
6.	California – Golden State Wine & Spirits
7.	California – Peach Systems Inc.
8.	Florida – Greystone
9.	Georgia – Georgia Crown Distributing - Atlanta
10.	Illinois – Louis Glunz Wines Inc
11.	Minnesota – Bellboy Corporation
12.	Maryland – Lanterna Distributors, Inc.
13.	New Jersey – dba Wine Chateau
14.	New Jersey – dba Wine Chateau / Le Malt
15.	New Jersey – Port Washington Imports
16.	New York – Independence Wine & Spirits of NY, LLC
17.	New York – dba Ambassador Wine & Spirits
18.	New York – dba Beekman Wine & Liquor
19.	New York – dba Estancia 460
20.	New York – dba Nirvana
21.	New York – dba Pascalou
22.	New York – dba Tuscany Steakhouse
23.	New York – dba Friars National Association Inc.
24.	New York – dba Mister Wright
25.	New York – dba Sherry Lehman Inc.
26.	Nevada – Franco Wine
27.	Oklahoma – Elite Wine & Spirits
28.	Texas – United Wine and Spirits, LLC

Markets - scheduled by Seaview for 2021

1.	New Jersey – Gary’s Wine & Marketplace (+ local wholesaler)
2.	Washington DC – Calvert Woodley
3.	Massachusetts – Table & Vine (+ local wholesaler)
4.	Oklahoma – Elite Wines & Spirits
5.	Colorado – Argonaut
6.	Minnesota – Haskell’s
7.	Missouri – Brown Derby
8.	Indiana – 21st Amendment
9.	Nevada – Lee

None of the understandings with wine importers constitute a binding commitment by either party to produce, import or export the Company’s wines; performance by any of the parties is dependent upon numerous factors such as economic and political climate, consumer spending, weather, the Company’s ability to continue wine production operations, the market acceptance of the Company’s products, and other matters described in “Risk Factors” on page 8.

AWE uses microvinification (barrel fermentation) for its premium varietals and blends. Microvinification is commonly used in France, but is uncommon in Argentina, and Algodon Wine Estates is one of the few wineries in the country to implement this specialized process.

James Galtieri holds the title of Senior Wine Advisor on GGH’s Advisory Board. James is a founding partner and former President/CEO of Pasternak Wine Imports, a renowned national wine importer and distributor, founded in 1988 in partnership with Domaines Barons de Rothschild (Lafite). He currently maintains an advisory role to Domaines Barons de Rothschild (Lafite), and he is the current President/CEO at Seaview Imports LLC., a national wine importer (based in New York) covering the U.S. market with high-quality, exclusive wine brands. James has considerable background and experience in wine knowledge and wine market dynamics, and he is specialized in corporate management in the wine & spirit industry.

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In the third quarter of 2020, Algodon Fine Wines launched e-commerce websites in both the U.S. and Argentina.

In September 2020, Algodon Fine Wines announced the launch of an e-commerce initiative servicing patrons in Argentina, at AlgodonWines.com.ar. The e-commerce store sells and ships Algodon wines direct from its San Rafael, Mendoza winery to consumers living in Argentina. This debut is part of an expanded effort to rollout the brand’s premium Malbec-based wines, as well as the rest of the Algodon portfolio of award-winning varietals and blends.

In September 2020, Algodon Fine Wines also launched an e-commerce initiative servicing the United States, with the backend warehousing and fulfillment provided by the California-based distributer VinPorter Wine Merchants, at AlgodonFineWines.com. The e-commerce store, powered by VinPorter, links to a virtual storefront showcasing the Algodon wines currently distributed in the U.S. This debut is part of an expanded U.S. rollout for Premium Malbec-based wines, as well as the rest of the Algodon portfolio of award-winning varietals and blends. In addition to the Algodon Fine Wines site powered by VinPorter, Algodon wines are also available throughout the U.S. both in-store and online at such retailers as Spec’s, Sherry-Lehmann, The Noble Grape and Wine-Searcher.com (among others).

Algodon’s premium wines have received a number of top awards and ratings from the world’s foremost tasting competitions including Gold Medals from the prestigious Global Masters Wine Competition, comprised of master sommeliers. Algodon’s Black Label Reserves represent the best selection from Algodon with 100% microvinified blends whose low yield produces full concentration of fruit and flavor. Algodon’s complete portfolio of fine wines is currently available in wine bars, wine shops, restaurants and hotels in Buenos Aires, Mendoza, Germany, Switzerland, Guernsey, U.K., the Netherlands and the United States.

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Algodon Wine Estates – Real Estate Development

AWE has acquired a total of 4,3138 acres of contiguous real estate surrounding its project in Mendoza, Argentina. This land was purchased with the purpose of developing a vineyard-resort and attracting investment in second or third homes for the well-to-do from around the world. GGH continues to invest in the ongoing costs of building out infrastructure and anticipates that sales of lots will gradually improve and accelerate as worldwide economic conditions improve.

GGH is currently marketing portions of the property to be developed into luxury residential homes and vineyard estates. Management believes that the power of the ALGODON® brand combined with an attractive package of amenities will promote interest in the surrounding real estate. The estate’s master plan features a luxury golf and vineyard living community, made up of six distinct village sectors, with 610 home sites ranging in size from 0.2 to 2.8 hectares (0.5 to 7 acres) for private sale and development. The development’s village sectors have been designed and named in accordance with their characteristic surroundings and landscape: the Wine & Golf Village, the Polo & Equestrian Village, the Sierra Pintada Village, The North Vineyard & Orchard Village, The South Vineyard & Orchard Village, and the Desert Vista Village. The development is located fifteen minutes from both the local airport and city center.

In April 2019, GGH announced that it reached an agreement with Compass Real Estate to market and sell home sites at Algodon Wine Estates. Compass Real Estate (www.compass.com), dubbed “the country’s fastest-growing luxury real estate technology brokerage company” by Forbes Magazine, is set to revamp Algodon Wine Estates’ marketing and global sales initiatives by utilizing its network of 7,000 agents and over 1,000 employees. Compass’ business model has attracted investment capital from Fidelity, Softbank, Goldman Sachs, and several other corporations and individuals.

GGH is developing lots for sale to third party builders and is not engaged in any construction activity. To date, twenty-five lots have been sold. The Company has closed on the sale of all 25 lots and recorded revenue of $1,468,000. As of December 31, 2019, the Company has $838,471 of deposits for pending sales and as of September 30, 2020, the Company has $845,634 of deposits for pending sales.

Potential Value Creation

After an official “arm’s length” evaluation of the entire property (including the additional recently acquired 2,000 acres), we estimate the discovery and potential development of underground aquifers could help increase the value of the parcel. Due to the prohibition of developing new wells in Mendoza City Metro Area, it may be positive to take advantage of the lack of regulations in San Rafael. Additionally, the current administration of Mendoza Province has asked (upon approval of the Company) to construct a major road through the far reaches of the property in an effort to link the popular tourist destinations of Valle Grande, and Los Reyunos. This development could in effect raise the commercial value of the land significantly, as well as open up potential rental-income opportunities from storefronts, gas stations, and other businesses.

In November 2020, we began the process of drilling two water wells at Algodon Wine Estates, which we believe can significantly increase the value of the land. This initiative can allow us direct access to natural aquifers that can be utilized for a variety of infrastructural and landscape initiatives including crop production capabilities, residential and commercial development potential, or property resale. In the future, we intend to apply for permits to add an additional six water wells throughout the 4,138 acre property.

Owning real estate in Argentina is subject to risk. For more information see “Risk Factors.”

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Projects and Business Initiatives in Development

GGH’s luxury branded assets include fine experiences through our award-winning wines and exceptional luxury destinations. Our U.S.-based e-commerce website GauchoBuenosAires.com is designed to deliver Argentine luxury goods to the U.S. marketplace and elsewhere around the globe. We believe the potential for scale here is particularly significant as Argentina is now making noteworthy re-entry to international trade. With Argentina in the process of re-opening its borders, we believe it is poised to regain its status as a cultural and fashion exporter, and that there may be a sizeable appetite in the U.S. and elsewhere for luxury products that feature a distinctly Argentine point of view. We are excited about the potential for scale here.

Competition

The online luxury fashion business is highly competitive. The apparel industry is characterized by rapid shifts in fashion, consumer demand, and competitive pressures, resulting in both price and demand volatility. We believe that our emphasis on fine leather goods, accessories and apparel mitigates these factors.

We believe that the fit and quality of our garments, as well as the broad variety of colors and styles, our Gaucho and distinctly Argentine inspiration, as well as the contemporary luxury garments and accessories that we offer helps to differentiate us. We compete against a wide variety of smaller, independent specialty stores, as well as department stores and national and international specialty chains. Companies that operate in this space include, but are not limited to, Rag & Bone, Theory, Maison Kitsune, Vince, and All Saints. Many of these companies have substantially greater name recognition than Gaucho – Buenos Aires. Many of these companies also have greater financial, marketing, and other resources when compared to Gaucho – Buenos Aires.

Along with the competitive factors noted above, other key competitive factors for Gaucho – Buenos Aires online e-commerce operations include the success or effectiveness of customer mailing lists, advertising response rates, merchandise delivery, web site design and web site availability. The online e-commerce operations compete against numerous web sites, many of which may have a greater volume of web traffic, and greater financial, marketing, and other resources.

Government Regulation

With respect to the Company’s clothing line, pursuant to the Federal Trade Commission, clothing exported from Argentina to the U.S. must have a label that contains the country of origin and the composition of the item. Additional information can be found here: https://www.ftc.gov/tips-advice/business-center/guidance/threading-your-way-through-labeling-requirements-under-textile.

With respect to the Company’s wine production, please see “Risk Factors” on page 8. Additional information may be found here: https://www.ttb.gov/itd/international-imports-exports-requirements.

Employees

Including the operating subsidiaries in Argentina, as of the date of this prospectus, the Company has approximately 65 full-time employees. In Argentina, GGH also employs temporary, seasonal employees during the busy harvest season. In the United States, GGH employs approximately 5 full-time employees as of the date of this prospectus. None of the employees in the United States are covered by a collective bargaining agreement and management believes it has good relations with its employees.

All employees are currently working from home and the mailing address for the Company is 8 Union Square South, Suite 2A, New York, NY 10003. Our telephone number is 212-739-7700.

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DESCRIPTION OF OUR SECURITIES

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Certificate of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware law.

Units

This Offering is for 1,333,333 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at the assumed public offering price of $6.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, and up to an additional 200,000 units upon full exercise of the over-allotment options by the underwriters. The shares of common stock and warrants are being sold in this Offering only as part of the units. The units will not be certificated and the shares of common stock and warrants comprising such units must be purchased together in this Offering as units, and will be immediately separable. Upon separation, such shares of common stock and warrants may be transferred independent of one another, subject to applicable law and transfer restrictions.

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.01 per share, and 11,000,000 shares of preferred stock, par value $0.01 per share.

In the discussion that follows, we have summarized selected provisions of our Certificate of Incorporation, amended and restated bylaws (the “Bylaws”), and certificates of designation, and the DGCL relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our Certificate of Incorporation and our bylaws. You should read the provisions of our Certificate of Incorporation, our Bylaws, and our certificates of designation as currently in effect for provisions that may be important to you. Please also see “Effect of Certain Provisions of our Bylaws” below.

Common Stock

Each share of common stock has equal and identical rights to every other share for purposes of dividends, liquidation preferences, voting rights and any other attributes of the Company’s common stock. No voting trusts or any other arrangement for preferential voting exist among any of the stockholders, and there are no restrictions in the articles of incorporation, or bylaws precluding issuance of further common stock or requiring any liquidation preferences, voting rights or dividend priorities with respect to this class of stock.

As of February 8, 2021, pre-split, there were 83,166,433 shares of common stock issued and 83,115,900 shares of common stock outstanding. 50,533 shares of our common stock that are held by the Company in treasury are the result of the redemption of WOW Group membership interests and indirectly, GGH’s shares. Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at a meeting of stockholders. The holders are not entitled to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of the directors of the Company.

All shares of common stock are entitled to participate ratably in dividends when and as declared by the Company’s board of directors out of the funds legally available. Any such dividends may be paid in cash, property or additional shares of common stock. The Company has not paid any dividends on its shares of common stock since its inception and presently anticipates that no dividends on such shares will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company’s board of directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Holders of common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary of the Company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all liabilities.

Preferred Stock

As of September 30, 2020, the Company has authorized 11,000,000 shares of preferred stock, with 10,097,330 shares designated as Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”), and 902,670 shares designated as Series B Preferred Stock. The Board of Directors has the ability to issue blank check preferred stock under the Certificate of Incorporation.

As of September 30, 2020, there were no shares issued and outstanding of Series A Preferred and 902,670 shares issued and 901,070 outstanding shares of Series B Preferred Stock. Assuming the simultaneous uplist to Nasdaq of our common stock and 15:1 reverse split of our common stock by the Board (based on an assumed offering price per unit of $6.00), all shares of Series B Preferred Stock will convert into 600,713 shares of our common stock.

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Warrants

As of part of the Offering, assuming (i) a per unit offering price of $6.00 and (ii) no exercise of the underwriters’ over-allotment option, the Company will be offering 1,333,333 common stock purchase warrants as part of the units. Each warrant will have an exercise price equal to 100% of the public offering price per unit in this Offering. The warrants will be immediately exercisable and will expire on the eighteen-month anniversary of the original issuance date. The warrants may be exercised only for a whole number of shares of our common stock, and no fractional shares will be issued upon exercise of the warrants.

Outstanding Stock Options and Warrants

As of September 30, 2020, there were, pre-split, options to acquire a total of 9,209,586 shares of common stock granted pursuant to our 2016 and 2018 equity incentive plans at a weighted-average exercise price of $0.70, of which 3,839,088 shares of our common stock are currently issuable upon exercise of outstanding stock options at a weighted-average exercise price of $0.95 per share, and there were warrants to acquire a total of 8,061,227 shares of our common stock all of which are currently exercisable, at a weighted-average exercise price of $0.43.

Effect of Certain Provisions of our Bylaws

Our Bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise.

Our Bylaws provide for our Board of Directors to be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors will be elected each year. This method of electing directors makes changes in the composition of the Board of Directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. A classified board of directors is designed to assure continuity and stability in a board of directors’ leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with our Company and be familiar with our business and operations.

The classified board structure may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, a classified Board of Directors could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, a classified Board of Directors will make it more difficult for stockholders to change the majority composition of our Board of Directors, even if our stockholders believe such a change would be beneficial. Because a classified Board of Directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management.

Since the creation of a classified Board of Directors will increase the amount of time required for a hostile bidder to acquire control of our Company, the existence of a classified board of directors could tend to discourage certain tender offers which stockholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize stockholder value in any change of control transaction.

Our bylaws also provide that, unless we consent in writing to an alternative forum, the federal and state courts of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject the court having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

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Our bylaws establish an advance notice procedure for stockholder proposals to be brought before any meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual or special meeting, stockholders may only consider proposals or nominations (i) specified in the notice of meeting; (ii) brought before the meeting by or at the direction of our board of directors or (iii) otherwise properly brought before the meeting by any stockholder who is a stockholder of record on the date of the giving of the notice and on the record date of the meeting and who complies with the notice procedures set forth in our bylaws. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. These provisions can discourage certain coercive and inadequate takeover bids of the Company by requiring those seeking control of the Company to negotiate with the Board of Directors first. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder (one who owns 15% or more of the Company’s outstanding voting stock) for a period of three years following the date the person became an interested stockholder unless:

●	Before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	On completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced with the total number of shares outstanding calculated when the transaction commenced (excluding certain shares owned by officers or directors or under employee stock plans); or

●	At or subsequent to the time of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. We expect the existence of this provision to have an anti-takeover effect with respect to transactions that our Board of Directors does not approve in advance and could result in making it more difficult to accomplish transactions that our stockholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our common stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is: 1 State Street, 30th Floor, New York, New York 10004-1561. Shares of our common stock offered hereby will be issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our common stock is currently quoted on the OTCQB under the symbol “VINO” and we intend to list our common stock on the Capital Markets tier of Nasdaq under the same symbol. For a list of specific requirements to uplist to Nasdaq, see “Risk Factors”.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PROPERTIES

GGH and its operating subsidiaries currently do not have physical corporate headquarters due to the termination of the Company’s lease in May 2020 and COVID-19 restrictions. All employees and consultants are currently working from home. Management plans to search for new office space once the COVID-19 pandemic is under control.

The Algodon – Recoleta, SRL (“TAR”) owns a hotel in the Recoleta section of Buenos Aires called Algodon Mansion, located at 1647 Montevideo Street. The hotel is approximately 20,000 square feet and has ten suites, a restaurant, a dining room, and a luxury spa and pool.

Algodon Wine Estates owns and operates a resort property located Ruta Nacional 144 Km 674, Cuadro Benegas, San Rafael (5603) in Argentina which consists of 4,138 acres. The property has a winery, 9-hole golf course (the remaining 9 of 18 holes to be developed), tennis courts, dining and a hotel.

TAR has guaranteed a loan of $600,000 for the Algodon Mansion and the resort property and the properties are subject to encumbrances.

Legal Proceedings

From time to time, GGH and its subsidiaries and affiliates are subject to litigation and arbitration claims incidental to its business. Such claims may not be covered by its insurance coverage, and even if they are, if claims against GGH and its subsidiaries are successful, they may exceed the limits of applicable insurance coverage. We are not involved in any litigation that we believe is likely, individually or in the aggregate, to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

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Market Information

Our common stock is presently quoted on the OTCQB. At the close of the Offering, we intend for our common stock to trade under the symbol “VINO” on Nasdaq upon approval by the Nasdaq Stock Market of our listing application, however there can be no assurance that such listing application will be approved. The following table sets forth the range of high and low bids on a pre-split basis as reported on the OTCQB. The prices reflect inter-dealer prices, do not include retail mark-ups, markdowns or commissions, and may not necessarily reflect actual transactions.

Fiscal Year 2021	High	Low

First Quarter through February 8, 2021	$1.43	$0.37

Fiscal Year 2020	High	Low

First Quarter	$0.40	$0.21
Second Quarter	$0.40	$0.21
Third Quarter	$0.65	$0.23
Fourth Quarter	$0.62	$0.20

Fiscal Year 2019	High	Low

First Quarter	$0.48	$0.25
Second Quarter	$0.64	$0.13
Third Quarter	$0.60	$0.24
Fourth Quarter	$0.47	$0.24

During the years ended 2020 and 2019, the Company declared $1,626,306 and $0, respectively, of dividends on its Series B Preferred Stock and issued shares of common stock of the Company in the amount of $1,534,086 to holders of Series B Preferred Stock, due to some holders waiving their right to receive the dividends. The Company has not declared any dividends with respect to its common stock.

There were approximately 787 holders of record of the Company’s common stock as of February 8, 2021.

On February 28, 2017, the Company filed the Certificate of Designation of Series B Preferred Stock designating 902,670 shares of preferred stock of the Company, par value $0.01, as Series B Preferred Stock. There were 901,070 shares of Series B Preferred Stock outstanding prior to this Offering, all of which will convert to common stock at the close of this Offering in the event that our listing application for the listing of our common stock on Nasdaq is approved. While the Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock are entitled to, among other things, the following:

●	8% annual dividend, payable quarterly, within thirty (30) following the end of the quarter, subject only to a determination by the Board that payment of dividends would jeopardize the Company’s ongoing operations.

●	A liquidation preference to be paid ahead of shares of the Company’s common stock.

●	Upon listing of the Company’s common stock to a national exchange such as Nasdaq, mandatory conversion to common stock, at a ratio of ten shares of common stock for each share of Series B Preferred Stock on a pre-split basis.

●	If shares of Series B Preferred Stock had not been previously converted into common stock, redemption of Series B Preferred Stock on the date that is two years following the termination of any offering of the Series B Preferred Stock, which period has most recently been extended to June 30, 2021.

●	Each holder of Series B Preferred Stock was entitled to vote on all matters and shall be entitled to the number of votes determined by a formula set forth in the certificate of designation, subject to a maximum of ten votes per Series B Share. Holders of Series B Preferred Stock also voted as a class to the extent Series B Shares would be treated differently from another series of preferred stock, such as any action that would amend any of the rights, preferences or privileges of the holders of Series B Preferred Stock, or that would authorize the Company to issue a class of preferred stock that would be senior to Series B Preferred Stock, and in each such instance consent or approval of holders of at least 50.01% of the then outstanding Series B Preferred Stock was required for such action to become effective.

On December 3, 2019, the Board of Directors and stockholders holding a majority of the Series B Preferred Stock approved the Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Series B Amendment”) which extended the period in which holders of the Series B Preferred Stock may voluntarily elect to convert such shares into shares of common stock of the Company to January 31, 2020. In addition, the Series B Amendment extended the date upon which the Company shall redeem all then-outstanding Series B Preferred Stock and all unpaid accrued and accumulated dividends to January 31, 2020.

On January 28, 2020, the Board approved an additional Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Second Amendment”) and on January 30, 2020, holders of a majority of the issued and outstanding shares of Series B Preferred Stock approved the Second Amendment which extends the period in which holders of the Series B Preferred Stock may voluntarily elect to convert such shares into shares of common stock of the Company to April 15, 2020. In addition, the Series B Amendment extends the date upon which the Company shall redeem all then-outstanding Series B Preferred Stock and all unpaid accrued and accumulated dividends to April 15, 2020. The Second Amendment was filed with the Secretary of State of the State of Delaware on January 30, 2020.

On March 29, 2020, the Board approved an additional Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Third Amendment”) and on March 27, 2020, holders of a majority of the issued and outstanding shares of Series B Preferred Stock approved the Third Amendment which extends the period in which holders of the Series B Preferred Stock may voluntarily elect to convert such shares into shares of common stock of the Company to December 31, 2020. In addition, the Series B Amendment extends the date upon which the Company shall redeem all then-outstanding Series B Preferred Stock and all unpaid accrued and accumulated dividends to December 31, 2020. The Third Amendment was filed with the Secretary of State of the State of Delaware on March 30, 2020.

On October 18, 2020, the Board approved an additional Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Fourth Amendment”) and on October 23, 2020, holders of a majority of the issued and outstanding shares of Series B Preferred Stock approved the Fourth Amendment which allows for dividends to be paid in either cash or shares of common stock. The Fourth Amendment was filed with the Secretary of State of the State of Delaware on October 27, 2020.

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On September 2, 2020, the stockholders of the Company approved a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-twenty-five (1:25), or anywhere between, if required for the listing of the Company’s common stock to Nasdaq on or before June 30, 2021.

On December 29, 2020, the Board approved an additional Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Fifth Amendment”) and on December 30, 2020, holders of a majority of the issued and outstanding shares of Series B Preferred Stock approved the Fifth Amendment which extends the period in which holders of the Series B Preferred Stock may voluntarily elect to convert such shares into shares of common stock of the Company to June 30, 2021. In addition, the Series B Amendment extends the date upon which the Company shall redeem all then-outstanding Series B Preferred Stock and all unpaid accrued and accumulated dividends to June 30, 2021. The Fifth Amendment was filed with the Secretary of State of the State of Delaware on December 30, 2020.

Assuming that the Company effects a reverse split of its common stock at a ratio of 15:1 (based on an assumed offering price per unit of $6.00) and that it is able to uplist its common stock on Nasdaq in connection with this Offering, all outstanding shares of Series B Preferred Stock will convert into 600,713 shares of common stock on a post-split basis.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans as of December 31, 2020 on a pre-split basis.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2016 Plan	2,843,137	1.23	-
2018 Plan	6,554,890	0.47	1,125,751
Equity compensation plans not approved by security holders	-	-	-
Total	9,398,027	$0.70	1,125,751

The above table does not include securities of the Company’s subsidiary GGI available for issuance under GGI’s 2018 Gaucho Plan (as defined below).

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our management team is led by executives who have experience in real estate investment, hotel management, broker-dealer operations and identifying and pursuing investment opportunities. The management team is assisted by the Company’s key personnel and advisors, who together with their experience and expertise are also discussed below.

Name	Age	Entity	Title	Year Appointed
Scott L. Mathis	58	GGH	Chairman, Class III Director, Chief Executive Officer, President	April 1999
		TAR	General Manager (1)	December 2007
		APII	General Manager (1)	March 2009
		AWE	General Manager (1)	July 2007
		GGI	Chairman, Chief Executive Officer, President	September 2016

Maria I. Echevarria	41	GGH	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Compliance Officer	April 2015
		AEU	Chief Financial Officer	April 2015
		GGI	Chief Financial Officer, Treasurer and Secretary	January 2017

Sergio O. Manzur Odstrcil	51	TAR	Chief Financial Officer, Chief Operating Officer (2)	March 2011
		APII	Chief Financial Officer	March 2011
		AWE	Chief Financial Officer, Chief Operating Officer (2)	September 2010

Peter J.L. Lawrence	87	GGH	Class II Director	April 1999
		AEU	Director	November 2009
		GGI	Director	November 2018

Steven A. Moel	77	GGH	Class I Director	April 2019
		GGI	Director	November 2018

Reuben Cannon	74	GGH	Class I Director	July 2020

Marc Dumont	77	GGH	Class I Director	Upon Nasdaq uplisting

Edie Rodriguez	59	GGH	Class I Director	Upon Nasdaq uplisting

(1)	Translation of Argentine statutory corporate office.
(2)	Mr. Manzur Odstrcil was appointed Chief Operating Officer of TAR and AWE on April 11, 2015.

Executive Officers

Scott L. Mathis. Mr. Mathis is the founder of GGH and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in April 1999. Mr. Mathis is also the founder and, CEO and Chairman of the Board of Directors of GGI. Mr. Mathis has over five years’ experience serving as Chief Executive Officer and Chairman of the Board of Directors of Mercari Communications Group, Ltd., a public company. Mr. Mathis is also the founder, Chief Executive Officer, and Chairman of IPG, AGP and various other affiliated entities of GGH. Since July 2009, Mr. Mathis has served as the Chief Executive Officer and Chairman of Hollywood Burger Holdings, Inc., a company he founded which is developing Hollywood-themed American fast food restaurants in Argentina and the United States. Since June 2011, Mr. Mathis has also served as the Chairman and Chief Executive Officer of InvestBio, Inc., a former subsidiary of GGH that was spun off in 2010. Including his time with GGH and its subsidiaries, Mr. Mathis worked for over 25 years in the securities brokerage field. From 1995-2000, he worked for National Securities Corporation and The Boston Group, L.P. Before that, he was a partner at Oppenheimer and Company and a Senior Vice President and member of the Directors Council at Lehman Brothers. Mr. Mathis also worked with Alex Brown & Sons, Gruntal and Company, Inc. and Merrill Lynch. Mr. Mathis received a Bachelor of Science degree in Business Management from Mississippi State University. The determination was made that Mr. Mathis should serve on GGH’s Board of Directors due to his executive level experience working in the real estate development industry and in several consumer-focused businesses. He has also served on the board of directors of a number of non-public companies in the biotechnology industry.

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Maria I. Echevarria. In April 2015, the Board of Directors of GGH appointed Ms. Echevarria as the Company’s Chief Financial Officer and Secretary. On January 3, 2017, Ms. Echevarria was appointed as Chief Financial Officer, Treasurer and Secretary of Gaucho Group, Inc. She joined the Company as Corporate Controller in June 2014 and had primary responsibility for the Company’s corporate consolidation, policies and procedures as well as financial reporting for SEC compliance, coordinating budgets and projections, preparing financial presentations and analyzing financial data. Ms. Echevarria has over 15 years of experience in Accounting, Compliance, Finance, Information Systems and Operations. Her experience includes SEC reporting and financial analysis, and her career accomplishments include developing and implementing major initiatives such as SOX, BSA and AML reporting and valuation of financial instruments. Prior to her employment with the Company, Ms. Echevarria served as Director of Finance and Accounting for The Hope Center, a nonprofit, from 2008 to June 2014 overseeing Finance, Information Systems and Operations. From 2001 through 2008 she served as a Quality Control and Compliance Analyst, Financial Analyst, and Accounting Manager for Banco Popular in San Juan, Puerto Rico, where she specialized in Mortgage Quality Control, Compliance, Financial Analysis and Mortgage Accounting, and corresponding with the FHA, VA and other mortgage guarantors. Ms. Echevarria also coordinated audits and compliance programs related to reporting, remittances, escrow accounting and default management for Fannie Mae, Freddie Mac and other private investors. She has developed and taught accounting courses for Herzing University, and currently serves as an adjunct faculty member at Southern New Hampshire University. She is a CPA, licensed in New Jersey and Puerto Rico, and holds a B.B.A. in Accounting from the University of Puerto Rico and an MBA in Business from University of Phoenix. Mrs. Echevarria was born and raised in Puerto Rico and is fluent in Spanish and English.

Additional Key Personnel

Sergio O. Manzur Odstrcil. Mr. Odstrcil is Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) of Algodon Mansion & Algodon Wine Estates. Mr. Manzur Odstrcil is an Argentina Certified Public Accountant whose professional experience includes administration and management positions with companies in Argentina, Brazil, Mexico and Chile. As CFO and COO for all of GGH’s Argentine subsidiaries, he is responsible for day-to-day management including financial planning and analysis, overseeing the implementation of financial strategies for the corporation, and for ensuring prudent corporate governance. Prior to joining GGH, Mr. Manzur Odstrcil was the Administration and Finance Director for Bodega Francois Lurton since May 2007, where he was responsible for the design and development of a financial debt strategy and negotiations with banks and strategic suppliers to obtain credits. He was also responsible for the organization of new funding to the company for $4 million and also served as a member of the company’s executive committee. From March 2002 to September 2006 he previously held the position of Country Controller for the Boston Scientific Corporation (BSC) in Chile, and prior to that he served as Controller for Southern Cone BSC in Buenos Aires and Mexico City. He also served as Senior Financial Analyst for BSC’s Latin American Headquarters in Buenos Aires, as well as in Sao Paulo, Brazil, and prior to that he served as BSC’s Accountant Analyst in Buenos Aires. Mr. Manzur Odstrcil began his career at Cerveceria y Malteria Quilmes in Argentina from 1997 to 1998. He obtained his MBA at INCAE in Costa Rica in 1996, and received his CPA from the Universidad Nacional de Tucumán, San Miguel de Tucumán, Argentina in 1994.

Directors

Peter J.L. Lawrence. Mr. Lawrence has served as a director of GGH since July 1999. The Board has determined that he is a valuable member of the Board due to his experience as an investor in smaller public companies and service as a director for a number of public companies.

Specifically, Mr. Lawrence was from 2000 to 2014 a director of Sprue Aegis plc, a U.K. company traded on the London Stock Exchange that designs and sells smoke and carbon monoxide detectors for fire protection of domestic and industrial premises in the U.K. and Europe. In the same period he also served as Chairman of Infinity IP, a private company involved with intellectual property and distribution in Australasia; and director of Hollywood Burger Holdings, Inc. From 1970 to 1996, Mr. Lawrence served as Chairman of Associated British Industries plc, a holding company of a group of chemical manufacturers making car engine and aviation jointings and sealants both for OEM and after markets, specialty waxes and anti-corrosion coatings for the automotive, tire and plastics industries in U.K, Europe and USA.

Mr. Lawrence has additional experience as a director of a publicly-traded company by serving as a director of Beacon Investment Trust PLC, a London Stock Exchange-listed company from 2003 to June 2010. Beacon invested in small and recently floated companies on the Alternative Investment Market of the London Stock Exchange. Mr. Lawrence served on the investment committee of ABI Pension fund for 20 years as well as the investment committee of Coram Foundation Children Charity founded in 1739 as the Foundling Hospital from 1977 to 2004. He received a Bachelor of Arts in Modern History from Oxford University where he graduated with honors.

Steven A. Moel, M.D., J.D. Dr. Moel began serving as a director of GGH in April 2019 and has served as a director of GGI as of November 2018. Previously, Dr. Moel served as a Senior Business Advisor for GGH. Dr. Moel is a medical doctor and licensed attorney (currently inactive). Dr. Moel had a private legal practice as a business and transactional attorney and is a member of the California and American Bar Associations and has served as legal counsel to many corporations. The Board has determined that he would be a valuable member of the Board due to his extensive and broad experience and knowledge in business. In addition to serving as a member of the Company’s Board of Advisors, Dr. Moel is presently a member of the board of directors of Hollywood Burger Holdings, Inc., a related party to the Company (International Fast Food Restaurants).

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Previously, Dr. Moel served in many roles, including most recently as a Senior Business Advisor for Global Job Hunt (International Recruiting and Education). He was also founder of Akorn, Inc., Nasdaq: AKRX (Biotechnology/Pharmaceutical Mfg.), where he served as a Director on the Executive Board and as Vice President of Mergers & Acquisitions. Dr. Moel previously served as: the Vice President, Mergers & Acquisitions and Business Development of Virgilian, LLC (Nutraceuticals/Agricultural); CEO of U.S. Highland, Inc. BB:UHLN (Mfg. of Motorcycles/Motorsports); CEO of Millennial Research Corp. (Mfg./Ultra-high efficiency motors); Chairman and COO of WayBack Granola Co. (Granola Manufacturing); Executive VP, Mergers and Acquisitions of Agaia Inc. (Green Cleaning Products). He has also served as: President, COO and Executive Director of American Wine Group (Wine Production/Distribution); Senior Business and Advisor, of viaMarket Consumer Products, LLC (Manufacturer of Consumer Products); as a member of the Board of Directors of Grudzen Development Corp. (Real Estate); COO and Chairman of the Board of Directors of Paradigm Technologies (Electronics/Computer Developer); President and CEO of Sem-Redwood Enterprises (Stock Pool), and as a member of the Advisory Board of Mahlia Collection (Jewelry Design/ Manufacturing).

Dr. Moel is a board-certified ophthalmologist who was in private practice and academia. He is an Emeritus Fellow of the American Academy of Ophthalmology and his academic history includes Washington University, University of Miami-Coral Gables, Marshall University, West Virginia University, University of Colorado, Harvard University, Louisiana State University-New Orleans, University of Illinois-Chicago, and the College of Law in Santa Barbara.

Reuben Cannon. Mr. Cannon has been a stockholder of the Company for several years and is a producer and casting director who has helped shape and guide some of the most critically acclaimed film and television projects in Hollywood during the past 30 years. The Company believes Mr. Cannon is uniquely qualified to serve as a director of the Company because of running his successful long-term business in Hollywood and connections to promote the Company’s luxury brand goods.

Mr. Cannon worked at Universal Studios from 1970 to 1978, eventually becoming a casting director. He also was the head of television casting for Warner Brothers from 1977 to 1978. In 1978, Mr. Cannon started his own casting agency called Reuben Cannon & Associates. His agency has cast nearly one hundred television series and films. Projects include “The Color Purple” (11 Oscar nominations), “Columbo,” “Alfred Hitchcock Presents,” “The A Team,” the 1990s remake of “Perry Mason”, the Emmy-Award winning comedy series “The Bernie Mac Show,” “My Wife and Kids,” and “Boondocks.” Producing credits include “The Women of Brewster Place” and “Brewster Place” (in collaboration with Oprah Winfrey), “Down in the Delta” (directed by Dr. Maya Angelou), and “Get on the Bus” (with Spike Lee). In 2004, Mr. Cannon formed a production alliance with Tyler Perry Studios and is currently Executive Producer for Tyler Perry’s “House of Payne.” In addition to two Emmy nominations, he has received numerous awards including an Honorary Doctorate of Human Letters from Morehouse College, and the “Behind the Lens Award” for outstanding contributions in entertainment in the areas of film and television. He has been credited with launching the careers of many of today’s major film and television stars. He is also a producer in both film and television. Mr. Cannon attended Southeast City College.

Marc Dumont. We intend for Mr. Dumont to become a director of the Company in the event that our common stock is uplisted to Nasdaq. He is an Independent Investment Banker and International Financial Consultant. He is also Chairman and CEO of Château de Messey Wineries, Meursault, France. Mr. Dumont previously served as the President of PSA International SA (a PSA Peugeot Citroen Group company) from January 1981 to March 1995. He consults and advises international clients in Europe and Asia, as well as the United States. He is also the Chairman of Sanderling Ventures (a European affiliate of a U.S. venture capital firm) since 1993, managing five biotechnology funds. Mr. Dumont is also a Board member of Lightwave Systems Inc., Santa Barbara, California (since 1997) and Caret Industries, Oxnard, California (since 1995). He has served on many other boards including Finterbank Zurich, Banque Internationale a Luxemborg, Xiphias International Investment Fund Limited (an alternative investment fund), and also Irvine Sensors Corporation where he was member/Chairman of their Audit, Nominating, and Corporate Governance, and Compensation Committees. Mr. Dumont holds a Degree in Electrical Engineering and Applied Economics from the University of Louvain, Belgium and an MBA from the University of Chicago. The Company believes Mr. Dumont is uniquely qualified to serve as a director of the Company because of his background in finance, the wine industry, and diverse experience as a board member for multiple companies.

Edie Rodriguez. We intend for Ms. Rodriguez to a director of the Company in the event that our common stock is uplisted to Nasdaq. She is a globally respected thought leader on Luxury and Luxury Branding and frequent speaker on Fox News, Fox Business News, CNN, CNBC and Bloomberg TV in the U.S., U.K., and Hong Kong. She is a Member of the Board of Directors for the Saudi Tourism Authority (SAT) and is also the Chair of the SAT’s Nominating and Renumeration Committee. Ms. Rodriguez is also a Director for RAND Corporation’s Center for Global Risk and Security (CGRS). As an Advisory Board Member she provides governance and fiduciary guidance, advising from billion-dollar corporations’ perspectives. She received a significant honor in 2018 when she was hand selected by The Kingdom of Saudi Arabia to be a Founding Steering Committee Member and Executive Committee Member for The KSA Public Investment Fund (PIF) for a project that was integral for their strategic #SaudiVision2030 plan.

From October 2017 to April 2020, she was Americas Brand Chairwoman for the world’s leading Luxury Yacht Expedition Cruise Company, Ponant Cruises – a subsidiary of the multi-billion dollar luxury leader Groupe Artemis/Kering, where she provided strategy, direction and implementation road maps.

Previously, she led as CEO and President of Crystal Cruises Corporation, a multi-billion dollar global brand with ocean cruise ships, river vessels, yacht expedition vessels, private charter air traveling worldwide. She guided the company’s strategy, operations, finance, and customer focus. During her tenure with Crystal Cruises Corporation she was a member of the BoD of Cruise Line International Association (CLIA).

She is an Advisory Board Member for The Retail Summit, advising on the convergence of technology, digital disruption, hospitality, corporate social responsibility and global luxury experiences. She has completed Wharton Business School’s Executive Management Program, Boards that Lead, Stanford University’s Executive Management Program, Finance for C-Suite Executives, Harvard Business School Women’s Leadership Forum and holds a Bachelor of Science Degree from Nova Southeastern University. The Company believes Ms. Rodriguez is uniquely qualified to serve as a director of the Company because of her previous experience as Chairwomen of one of the top luxury cruise lines in the world, for her experience in the industries of international luxury travel and hospitality, and for her diverse experience member of the board of directors and board of advisors for multiple companies, as well as for her committee membership for The KSA Public Investment Fund (PIF), which is the sovereign wealth fund of Saudi Arabia and among the largest sovereign wealth funds in the world with total estimated assets of $382 billion.

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Family Relationships

There are no family relationships among any of our executive officers and any current or proposed directors.

Term of Office

At the Company’s 2020 annual stockholder meeting on September 2, 2020, the stockholders elected Dr. Moel and Mr. Cannon as Class I directors (both terms expire at the Company’s 2023 annual meeting of stockholders). The following directors continue to serve the Company: Mr. Lawrence as a Class II director (his term expires at the Company’s 2021 annual meeting of stockholders) and Mr. Mathis as a Class III director (his term expires at the Company’s 2022 annual meeting of stockholders). All directors will hold office until his term has expired and until his successor is elected and qualified or until his earlier resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years, except as provided below, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

FINRA Enforcement Action (2004-2015): In May 2007, InvestPrivate (now known as DPEC Capital), Scott Mathis and two other InvestPrivate officers entered into a settlement of a disciplinary action filed in May 2004 by the NASD (now known as the Financial Industry Regulatory Authority, Inc. (“FINRA”)), the regulatory body that had primary jurisdiction over InvestPrivate. As part of the settlement, the NASD expressly withdrew numerous allegations and charges, and also resolved almost all of the remaining charges in the case. Mr. Mathis received a 30-day suspension from acting in a principal capacity for InvestPrivate, and InvestPrivate was suspended for 60 days from accepting new engagements to offer private placements. The settling parties paid fines totaling $215,000, and InvestPrivate was also required to engage an independent consultant to evaluate InvestPrivate’s practices and procedures relating to private placement offerings, and to make necessary changes in response to the consultant’s recommendations.

While the settlement with the NASD resolved most of the issues in the case, a few remaining charges were not resolved, namely, whether Mr. Mathis inadvertently or willfully failed to properly make certain disclosures on his personal NASD Form U-4, specifically, the existence of certain federal tax liens on his Form U4 during the years 1996-2002.

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In December 2007, the FINRA Office of Hearing Officers (“OHO”) held that Mr. Mathis negligently failed to make certain disclosures on his Form U4 concerning personal tax liens, and to have willfully failed to make other required U4 disclosures regarding those tax liens. (All of the underlying tax liabilities were paid in 2003 so the liens were released in 2003.) Mr. Mathis received a three-month suspension, and a $10,000 fine for the lien nondisclosures. With respect to other non-willful late U4 filings relating to two customer complaints, he received an additional 10-day suspension (to run concurrently) plus an additional $2,500 fine. The suspension was completed on September 4, 2012, and all fines have been paid.

Mr. Mathis has never disputed that he failed to make or timely make these disclosures on his Form U4; he only disputed the willfulness finding. He appealed the decision (principally with respect to the willfulness issue) to the FINRA National Adjudicatory Council (“NAC”). In December 2008, NAC affirmed the OHO decision pertaining to the “willful” issue, and slightly broadened the finding. Thereafter, Mr. Mathis appealed the NAC decision to the Securities and Exchange Commission and thereafter to the U.S. Court of Appeals. In each instance, the decision of the NAC was affirmed.

While under FINRA’s rules the finding that Mr. Mathis was found to have acted willfully subjects him to a “statutory disqualification,” in September 2012, Mathis submitted to FINRA an application on Form MC-400 in which he sought permission to continue to work in the securities industry notwithstanding the fact that he is subject to a statutory disqualification. That application was approved in Mr. Mathis’ favor in April 2015. Mr. Mathis was at all times able to remain as an associated person of a FINRA member in good standing. Subsequently, the Company expanded into other business opportunities and the broker dealer subsidiary (DPEC Capital, Inc.) was no longer necessary to the Company’s operations. Therefore, Mr. Mathis voluntarily ceased all activities at the Company’s broker-dealer subsidiary (DPEC Capital, Inc.), and voluntarily terminated his registration with FINRA in December 2016, when DPEC Capital, Inc. elected to discontinue its operations and filed a Notice of Withdrawal as a Broker or Dealer on Form BDW.

Corporate Governance

In considering its corporate governance requirements and best practices, GGH looks to the Nasdaq Listed Company manual, which is available through the internet at http://nasdaq.cchwallstreet.com/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. Currently, Scott Mathis serves as both the Company’s Chief Executive Officer and Chairman of the Board. As Chief Executive Officer, Mr. Mathis is involved in the day-to-day operations of the Company and also provides strategic guidance on the Company’s operations. The Board believes Mr. Mathis’s experience and knowledge are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Mathis is intimately knowledgeable with the Company’s current and planned operations.

Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that GGH faces, the Board of Directors, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of GGH’s risk management policies and procedures with regard to identification of GGH’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

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Review and Approval of Transactions with Related Parties

The Board of Directors adopted a policy to comply with Item 404 of Regulation S-K of the Exchange Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board of Directors will approve transactions only to the extent the disinterested directors believe that they are in the best interests of GGH and on terms that are fair and reasonable (in the judgment of the disinterested directors) to GGH. Our policy is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

Audit Committee

The Board of Directors established the Audit Committee on April 15, 2015 and effective upon the uplisting of our common stock to Nasdaq  in the event that our Nasdaq listing application is approved (which may not occur), our Audit Committee charter will comply with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Messrs. Lawrence, Dumont, Cannon, and Dr. Moel. The Board of Directors determined that Messrs. Lawrence, Dumont, Cannon, and Dr. Moel were independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the Audit Committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

No Nominating Committee

GGH has not established a nominating committee, however the Company adopted its nomination guidelines effective April 15, 2015 and updated them on December 6, 2017 to comply with the Nasdaq rules. Pursuant to Nasdaq Rule 5605, nominations must be made by a majority of the independent directors. Our independent directors are currently Messrs. Lawrence, Dumont, Cannon, and Dr. Moel. Eligible stockholders may nominate a person to the Board of Directors based on the procedure set forth in the nomination guidelines. The nomination guidelines are available on our website at https://ir.gauchoholdings.com/governance-docs.

Compensation Committee

The Board of Directors established the Compensation Committee in the event that our Nasdaq listing application is approved, effective upon the uplisting of our common stock to Nasdaq (which may not occur), such committee will be in compliance with Nasdaq Rule 5605(d). The Compensation Committee consists of only independent directors in accordance with Nasdaq Rule 5605(a)(2) and all non-employee directors for purposes of Rule 16b-3 of the Exchange Act. The compensation of our CEO, Mr. Mathis, must be determined by the Compensation Committee and the CEO may not be present during voting or deliberations for his compensation.

The Compensation Committee is also responsible for making recommendations to the Board of Directors regarding the compensation of other executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with stockholders and proxy advisors.

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Although Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the compensation committee have not decided to do so. Our Compensation Committee Charter is available at our website: https://ir.gauchoholdings.com/governance-docs.

Code of Business Conduct and Ethics and Whistleblower Policy

On March 24, 2015, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy effective April 15, 2015 (the “Code of Conduct”). Our Code of Conduct is applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Compliance Office. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Whistleblower Policy of the Company is posted at our website at https://ir.gauchoholdings.com/governance-docs.

Insider Trading Policy and Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website: https://ir.gauchoholdings.com/governance-docs.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Gaucho Group Holdings, Inc., 8 Union Square South, Suite 2A, New York, NY 10003. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for our named executive officers, the compensation earned in the years ended December 31:

Summary Compensation Table for Executive Officers
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Scott L. Mathis(2)	2020	465,680	115,000	-	-	-	580,680
Chairman of the Board and Chief Executive Officer	2019	408,513	-	-	345,681	-	754,194

Maria I Echevarria(3)	2020	180,000	35,000	-	-	-	215,000
Chief Financial Officer and Chief Operating Officer	2019	163,876	31,000	-	30,561	-	225,437

(1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements. Refer to the Outstanding Equity Awards at Fiscal Year End schedule regarding option details on an award-by-award basis. The above table does not include any options granted under the 2018 Gaucho Plan.

(2)	On September 28, 2015, we entered into a new employment agreement with Scott Mathis, our CEO (the “Employment Agreement”). Among other things, the agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on the Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. On September 20, 2018, the Board of Directors extended the Employment Agreement on the same terms for a period of 120 days. On January 31, 2019, the Board of Directors of the Company extended Scott Mathis’ employment agreement to expire on April 30, 2019 and on April 29, 2019, Mr. Lawrence, the sole independent director present at the meeting of the Board of Directors extended his employment agreement to expire on June 30, 2019. On July 12, 2019, the Board of Directors extended Mr. Mathis’ employment agreement to expire on August 31, 2019 and on September 11, 2019, the Board extended the agreement to expire on October 31, 2019. On March 29, 2020, the Board of Directors further entered into an employment retention bonus agreement with Mr. Mathis, which offered him a retention bonus in recognition for his continued service with GGH for an additional three years. The retention bonus consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. On March 29, 2020, the independent members of the Board of Directors extended the agreement until December 31, 2020. On December 29, 2020, the independent members of the Board of Directors most recently extended the agreement until June 30, 2021. All other terms of the Employment Agreement remain the same.

(3)	Maria Echevarria was appointed Chief Financial Officer, Chief Operating Officer, Secretary and Compliance Officer effective April 13, 2015.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information as to option awards on a pre-split basis granted by the Company and held by each of the named executive officers of GGH as of December 31, 2020. There have been no stock awards made to Mr. Mathis or Ms. Echevarria as of December 31, 2020.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date

Scott L. Mathis	196,875	(1)	253,125	(1)	0.39	1/31/2024
	690,592	(2)	1,519,298	(2)	0.39	7/8/2024
	225,000	(3)	75,000	(3)	1.10	12/17/2022
	687,500	(4)	312,500	(4)	0.77	2/14/2023
	407,815	(5)	317,185	(5)	0.54	9/20/2023

Maria I. Echevarria	48,443	(6)	106,557	(6)	0.39	7/8/2024
	37,500	(7)	12,500	(7)	1.10	11/17/2022
	17,190	(8)	7,810	(8)	0.77	2/14/2023
	16,875	(9)	13,125	(9)	0.54	9/20/2023
	32,814	(10)	42,186	(10)	0.39	1/31/2024

The above table does not include any options granted under the 2018 Gaucho Plan.

(1)	On January 31, 2019, Mr. Mathis was granted an option to acquire 450,000 shares of the Company’s common stock, of which 112,500 shares underlying the option vest on January 31, 2020, and 28,125 shares vest every three months thereafter.

(2)	On July 8, 2019, Mr. Mathis was granted an option to acquire 2,209,890 shares of the Company’s common stock, of which 552,472 shares underlying the option vest on July 8, 2020, 138,120 shares vest on October 8, 2020, and 138,118 shares vest every three months thereafter.

(3)	On December 17, 2017, Mr. Mathis was granted an option to acquire 300,000 shares of the Company’s common stock, of which 75,000 shares underlying the option vest on December 17, 2018, and 18,750 shares vest every three months thereafter.

(4)	On February 14, 2018, Mr. Mathis was granted an option to acquire 1,000,000 shares of the Company’s common stock, of which 250,000 shares underlying the option vest on February 14, 2019, and 62,500 shares vest every three months thereafter.

(5)	On September 20, 2018, Mr. Mathis was granted an option to acquire 725,000 shares of the Company’s common stock, of which 181,250 shares underlying the option vest on September 20, 2019, and 45,313 shares vest every three months thereafter.

(6)	On July 8, 2019, Ms. Echevarria was granted an option to acquire 155,000 shares of the Company’s common stock, of which 38,750 shares underlying the option vest on July 8, 2020, 9,693 shares underlying the option vest on October 8, 2020, and 9,687 shares vest every three months thereafter.

(7)	On November 17, 2017, Ms. Echevarria was granted an option to acquire 50,000 shares of the Company’s common stock, of which 12,500 shares underlying the option vest on December 17, 2018, and 3,125 shares vest every three months thereafter.

(8)	On February 14, 2018, Ms. Echevarria was granted an option to acquire 25,000 shares of the Company’s common stock, of which 6,256 shares underlying the option vest on February 14, 2019, and 1,562 shares vest every three months thereafter.

(9)	On September 20, 2018, Ms. Echevarria was granted an option to acquire 30,000 shares of the Company’s common stock, of which 7,500 shares underlying the option vest on September 20, 2019, and 1,875 shares vest every three months thereafter.

(10)	On January 31, 2019, Ms. Echevarria was granted an option to acquire 75,000 shares of the Company’s common stock, of which 18,750 shares underlying the option vest on January 31, 2020, and 4,693 shares vest on April 30, 2020, and 4,687 shares vest every three months thereafter.

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Director Compensation

The following table sets forth compensation received by our non-employee directors on a pre-split basis:

		Director Compensation
		Fees Earned or Paid in Cash	Bonus	Stock Awards	Option Awards(1)	Total
	Year	($)	($)	($)	($)	($)
Peter Lawrence (2)	2020	-	-	-	16,944	16,944
	2019	-	-	-	26,292	26,292
Steven A. Moel (3)	2020	-	-	-	16,944	16,944
	2019	-	-	-	8,543	8,543
Reuben Cannon (4)	2020	-	-	-	16,944	16,944
	2019	-	-	-	-	-

The above table does not include any options granted under the 2018 Gaucho Plan.

(1)

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements.

(2)	As of December 31, 2020, Mr. Lawrence held options to acquire 750,000 shares of the Company’s common stock, of which 418,750 were vested and exercisable.

(3)

As of December 31, 2020, Dr. Moel held options to acquire 200,000 shares of the Company’s common stock, of which 59,375 were vested and exercisable. Of that total, options to acquire 50,000 were issued to Dr. Moel on November 17, 2017 as compensation for his services on the Board of Advisors.

(4)

As of December 31, 2020, Mr. Cannon held options to acquire 100,000 shares of the Company’s common stock which were issued to Dr. Moel on September 28, 2020 as compensation for his services on the Board of Advisors.

Summary of the Company’s Equity Incentive Plans

General Plan Information

On July 27, 2018, the Board of Directors determined that no additional awards shall be granted under the Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”) or the 2016 Stock Option Plan (the “2016 Plan”), and that no additional shares will be automatically reserved for issuance on each January 1 under the evergreen provision of the 2016 Plan.

On July 27, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved by the Company’s shareholders on September 28, 2018. The 2018 Plan provides for grants for the purchase of up to an aggregate of 1,500,000 shares, including incentive and non-qualified stock options, restricted and unrestricted stock, loans and grants, and performance awards. The number of shares available under the 2018 Plan will automatically increase on January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. Further, any shares subject to an award issued under the 2018 Plan, the 2016 Plan or the 2008 Plan that are canceled, forfeited or expired shall be added to the total number of shares available under the 2018 Plan.

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On July 8, 2019, the stockholders approved an increase in the number of shares available for awards under the 2018 Plan to 4,139,800, plus an increase every January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. Subsequently on July 8, 2019, the Board of Directors approved an increase in the number of shares available for awards under the 2018 Plan to 5,946,933, plus an increase every January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. As of December 31, 2020, there were 1,315,751 shares of common stock available for issuance in connection with awards under the 2018 Plan.

Under the 2018 Plan, awards may be granted to employees, consultants, independent contractors, officers and directors or any affiliate of the Company as determined by the Board of Directors. The term of any award granted shall be fixed by the committee at the date of grant, and the exercise price of any award shall not be less than the fair value of the Company’s stock on the date of grant, except that any incentive stock option granted under the 2018 Plan to a person owning more than 10% of the total combined voting power of the Company’s common stock must be exercisable at a price of no less than 110% of the fair market value per share on the date of grant.

The 2018 Plan is administered and interpreted by the Company’s compensation committee. The committee has full power and authority to designate participants and determine the types of awards to be granted to each participant under the plan. The committee also has the authority and discretion to determine when awards will be granted, the number of awards to be granted and the terms and conditions of the awards and may adopt modifications to comply with laws of non-U.S. jurisdictions. The committee may appoint such agents as it deems appropriate for the proper administration of the 2018 Plan.

Participants in the 2018 Plan consist of Eligible Persons, who are employees, officers, consultants, advisors, independent contractors, or directors providing services to the Company or any affiliate of the Company as determined by the committee; however, incentive stock options may only be granted to employees of the Company.

Awards remain exercisable for a period of six months (but no longer than the original term of the award) after a participant ceases to be an employee or the consulting services are terminated due to death or disability. All restricted stock held by the participant becomes free of all restrictions, and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination, where termination results from death or disability. Termination of service as a result of anything other than death or disability results in the award remaining exercisable for a period of one month (but no longer than the original term of the award) after termination and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination. All restricted stock held by the participant becomes free of all restrictions unless the participant voluntarily resigns or is terminated for cause, in which event the restricted stock is transferred back to the Company.

The committee may amend, alter, suspend, discontinue or terminate the 2018 Plan at any time; provided, however, that, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval: (i) violates the rules or regulations of FINRA or any other securities exchange that are applicable to the Company; (ii) causes the Company to be unable, under the Internal Revenue Code, to grant incentive stock options under the 2018 Plan; (iii) increases the number of shares authorized under the 2018 Plan other than the 2.5% increase per year; or (iv) permits the award of options or stock appreciation rights at a price less than 100% of the fair market value of a share on the date of grant of such award, as prohibited by the 2018 Plan or the repricing of options or stock appreciation rights, as prohibited by the 2018 Plan.

Gaucho Group, Inc. Equity Incentive Plan

On October 5, 2018, the Company, as the sole stockholder of GGI, and the Board of Directors of GGI approved the 2018 Equity Incentive Plan (the “2018 Gaucho Plan”). The Company and the Board of Directors of GGI adopted the 2018 Gaucho Plan to promote long-term retention of key employees of GGI and others who contribute to the growth of GGI.

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Up to 8,000,000 shares of GGI’s common stock is made available for grants of equity incentive awards under the 2018 Gaucho Plan. Authorized shares under the 2018 Gaucho Plan may be subject to adjustment upon determination by the committee in the event of a corporate transaction including but not limited to a stock split, recapitalization, reorganization, or merger.

The 2018 Gaucho Plan includes two types of options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended are referred to as incentive options. Options which are not intended to qualify as incentive options are referred to as non-qualified options.

As of December 31, 2020, options to purchase 9,359,586 shares of common stock of the Company have been granted under the 2018 Gaucho Plan.

The 2018 Gaucho Plan is administered and interpreted by GGI’s compensation committee, or the entire Board of Directors. In addition to determining who will be granted options or other awards under the 2018 Gaucho Plan and what type of awards will be granted, the committee has the authority and discretion to determine when awards will be granted and the number of awards to be granted. The committee also may determine the terms and conditions of the awards; amend the terms and conditions of the awards; how the awards may be exercised whether in cash or securities or other property; establish, amend, suspend, or waive applicable rules and regulations and appoint agents to administer the 2018 Gaucho Plan; take any action for administration of the 2018 Gaucho Plan; and adopt modifications to comply with laws of non-U.S. jurisdictions.

Participants in the 2018 Gaucho Plan consist of eligible persons, who are employees, officers, consultants, advisors, independent contractors, or directors providing services to GGI or any affiliate of GGI as determined by the committee. The committee may take into account the duties of persons selected, their present and potential contributions to the success of GGI and such other considerations as the committee deems relevant to the purposes of the 2018 Gaucho Plan.

The exercise price of any option granted under the 2018 Gaucho Plan must be no less than 100% of the “fair market value” of the Company’s common stock on the date of grant. Any incentive stock option granted under the 2018 Gaucho Plan to a person owning more than 10% of the total combined voting power of the common stock must be at a price of no less than 110% of the fair market value per share on the date of grant.

Awards remain exercisable for a period of six months (but no longer than the original term of the award) after a participant ceases to be an employee or the consulting services are terminated due to death or disability. All restricted stock held by the participant becomes free of all restrictions, and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination, where termination results from death or disability. Termination of service as a result of anything other than death or disability results in the award remaining exercisable for a period of one month (but no longer than the original term of the award) after termination and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination. All restricted stock held by the participant becomes free of all restrictions unless the participant voluntarily resigns or is terminated for cause, in which event the restricted stock is transferred back to GGI.

The committee may amend, alter, suspend, discontinue or terminate the 2018 Gaucho Plan at any time; provided, however, that, without the approval of the stockholders of GGI, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval: (i) violates the rules or regulations of any securities exchange that are applicable to the Company; (ii) causes the Company to be unable, under the Internal Revenue Code, to grant incentive stock options under the 2018 Gaucho Plan; (iii) increases the number of shares authorized under the 2018 Gaucho Plan; or (iv) permits the award of options or stock appreciation rights at a price less than 100% of the fair market value of a share on the date of grant of such award, as prohibited by the 2018 Gaucho Plan or the repricing of options or stock appreciation rights, as prohibited by the 2018 Gaucho Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding our shares of common stock and Series B Preferred Stock beneficially owned as of February 8, 2021, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding shares of common stock (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. Also included is total voting power of such persons assuming all unit in this Offering are sold, assuming no exercise of the warrants or the underwriters’ warrants and no exercise of the underwriters’ over-allotment options. A person is considered to beneficially own any shares: (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options, warrants or convertible debt. Shares underlying such options, warrants, and convertible promissory notes, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. The above table does not include any options granted under the 2018 Gaucho Plan.

Security Ownership of Certain Beneficial Owners and Management

	Prior to Offering Pre-Split(1)			After Offering Post-Split(2)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding	Amount and Nature of Beneficial Ownership	Percent of Common Stock at Closing of Offering
More than 5% Stockholders
John I. Griffin, 4221 Way Out West Dr, Suite 100 Houston, TX 77092	12,901,241	(3)	13.4%	860,083	11.1%

Directors and Named Executive Officers
Scott L. Mathis, 8 Union Square South, Ste. 2A, New York, NY 10003	7,236,519	(4)	7.6%	482,435	6.3%
Maria I. Echevarria, 14 Benmore Ter., Bayonne, NJ 07002	196,735	(5)	0.2%	13,116	0.2%
Steven A. Moel, 7934 La Mirada Drive, Boca Raton, FL 33433	473,845	(6)	0.5%	31,590	0.4%
Peter J.L. Lawrence, 5 Landsdowne Crescent, London WII 2NH, England	651,950	(7)	0.7%	43,463	0.6%
Reuben Cannon, 280 S. Beverly Drive, #208, Beverly Hills, CA 90212	58,824	(8)	0.1%	3,922	0.1%
Marc Dumont, 43 rue de la Prétaire, CH-1936, Verbier, Switzerland	804,841	(9)	0.9%	53,656	0.7%
Edie Rodriguez, 1764 Victoria Pointe Circle, Weston, FL 33327	-	(10)	-	-	-
All directors and executive officers as a group	9,422,714	(11)	10.0%	628,182	8.3%

* Less than one percent

(1)	Based on a pre-split basis of 83,115,900 shares of our common stock outstanding on February 8, 2021, and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of February 8, 2021. Also includes 901,070 shares of Series B Preferred Stock outstanding on February 8, 2021 as converted to 9,010,700 shares of common stock. Calculated in accordance with Rule 13d-3 of the Exchange Act.

(2)	Based on 7,478,475 shares of common stock and 7,475,115 shares of common stock issued and outstanding on a post-split basis as of February 8, 2021 and assumes: (i) uplisting to Nasdaq; (ii) the Board effecting a 15:1 reverse common stock split (based on an assumed offering price per unit of $6.00); (iii) conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of our common stock; (iv) 1,333,333 units sold in the Offering at an assumed offering price of $6.00 per unit, which is the midpoint of the price range for the units set forth on the cover page of this prospectus; (v) no exercise of the underwriters’ over-allotment options; and (vi) and no exercise of any of the warrants issued pursuant to this Offering.

(3)	Consists of pre-split: (a) 4,383,822 shares of common stock held by Mr. Griffin individually; (b) 3,566,630 shares of common stock held by JLAL Holdings Ltd., an entity wholly controlled by Mr. Griffin; (c) 200,000 shares of common stock issuable upon the conversion of Series B Preferred Stock held by Mr. Griffin individually and 180,000 shares of common stock on an as converted basis to common stock for voting purposes; (d) 401,870 shares of common stock issuable upon the conversion of Series B Preferred Stock held by JLAL Holdings Ltd. and 361,683 shares of common stock on an as converted basis to common stock for voting purposes; (e) 2,613,713 warrants held by Mr. Griffin individually and 1,691,456 warrants held by JLAL Holdings Ltd.; and (f) 43,750 shares of our common stock issuable upon the exercise of stock options.

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(4)	Consists of (a) 558,362 shares of our common stock owned by Mr. Mathis directly; (b) 3,777,425 shares owned by The WOW Group, LLC, of which Mr. Mathis is a controlling member; (c) 241,026 shares owned by Mr. Mathis’s 401(k) account; (d) 21,000 shares of common stock issuable upon the conversion of Series B Preferred Stock and 18,900 shares of common stock for voting purposes held by his 401(k) account; and (d) the right to acquire 2,638,706 shares of common stock subject to the exercise of options.

(5)	Consists of (a) 13,287 shares owned by Mrs. Echevarria’s 401(k) account and (b) 183,448 shares of our common stock issuable upon the exercise of stock options.

(6)	Consists of (a) 151,491 shares owned by Dr. Moel directly; (b) 176,546 shares held by Dr. Moel’s Roth IRA; (c) 26,693 shares held by Andrew Moel, his son; (d) 28,490 shares held by Erin Moel, his daughter; and (e) 90,625 shares issuable upon the exercise of stock options.

(7)	Consists of (a) 184,971 shares of our common stock owned by Mr. Lawrence directly; (b) 10,729 shares owned by Mr. Lawrence and his spouse as trustees for the Peter Lawrence 1992 Settlement Trust; and (c) 456,250 shares of our common stock issuable upon the exercise of stock options.

(8)	Consists of (a) 29,412 shares owned by Reuben Cannon Productions; and (b) 29,412 shares issuable upon the exercise of warrants.

(9)	Director elect. Consists of (a) 450,000 shares owned by Mr. Dumont, his wife Vinciane Dumont, and his daughter Catherine Dumont, JTWROS; (b) 189,236 shares held by Mr. & Mrs. Dumont and Patrick Dumont, JTWROS; (c) 99,980 shares of common stock issuable upon the conversion of Series B Preferred Stock held by Mr. & Mrs. Dumont and Patrick Dumont, JTWROS and 99,980 shares of common stock on an as converted basis to common stock for voting purposes; and (d) 65,625 shares issuable upon the exercise of stock options.

(10)	Director elect.

(11)	Consists of 5,837,668 shares of our common stock, 120,980 shares of our common stock issuable upon the conversion of Series B Preferred Stock, 3,434,654 shares of our common stock issuable upon the exercise of stock options, and 29,412 shares of our common stock issuable upon the exercise of warrants.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following is a description of transactions during the last two fiscal years in which the transaction involved an amount that exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end and in which any of the Company’s directors, executive officers or holders of more than 5% of GGH common stock and Series B Preferred Stock on an as-converted basis had or will have a direct or indirect material interest, other than compensation which is described under “Executive Compensation.”

●	Accounts receivable – related parties. Scott Mathis is Chairman and Chief Executive Officer of Hollywood Burger Holdings, Inc., (“HBH”) a private company he founded which is developing Hollywood-themed American fastfood restaurants in Argentina and the United States. The Company has an expense sharing agreement with HBH to provide office space and other clerical services and other operating expenses (“ESA”). The Company was entitled to receive reimbursements of general and administrative expenses incurred during the years ended on December 31, 2018 and 2017 in the amount of $437,074 and $342,299, respectively, as a result of the expense sharing agreement. HBH owed $39,837, as of both September 30, 2020 and December 31, 2019. The balance was paid off in September 2020.

InvestBio, Inc. (“InvestBio”) was a wholly-owned subsidiary of GGH until it was spun-off to GGH stockholders, effective September 30, 2010. The owners of more than 5% of InvestBio are Scott Mathis and Ralph Rybacki. The Board of Directors of InvestBio consists of Scott Mathis, Peter Lawrence, and Steven Moel. The Company has an expense sharing agreement with InvestBio to provide office space and other clerical services. The Company was entitled to receive $0 and $10,640 of reimbursements of general and administrative expenses incurred during each the years ended on December 31, 2018 and 2017, respectively, as a result of the agreement. InvestBio owed $396,116 to the Company under the expense sharing agreement as of December 31, 2018 and 2017, respectively, of which $396,000 is deemed unrecoverable and has been written off.

●	Shares held by affiliates in subsidiaries. Mr. Mathis, who is also the Chairman, CEO & President of the Gaucho Group, Inc., holds 18,736 shares of common stock of GGI, reflecting a conversion of $7,300 in principal and $194 in interest from his GGI Note. Reuben Cannon, as a director of the Company, holds 25,670 shares of common stock of GGI, reflecting a conversion of $10,000 in principal and $268 in interest from his GGI Note. Marc Dumont, as a director of the Company upon our intended Nasdaq uplisting, holds 511,156 shares of common stock of GGI with his son, reflecting a conversion of $200,000 in principal and $4,462 in interest from their GGI Notes.

●	Ownership in affiliates. Mr. Mathis is a managing member and holds a controlling interest in The WOW Group, LLC. Non-managing members include certain former DPEC Capital employees and certain GGH stockholders. The WOW Group’s only asset is its interest in GGH as of December 31, 2020 and December 31, 2019.

●	Accounts payable – related parties. As part of the Company’s convertible note financing in early 2018, the Company sold promissory notes totaling $1,163,354 to John I. Griffin and his wholly owned company JLAL Holdings Ltd. Mr. Griffin is an advisor to the Company. The notes have a 90-day maturity, bear interest at 8% per annum and were convertible into the Company’s common stock at a at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering. These notes matured on June 30, 2019. On January 8, 2021, the Company issued 3,555,169 shares of common stock and warrants to purchase 3,555,169 shares of common stock (on a pre-split basis) in total to Mr. Griffin and JLAL Holdings Ltd., reflecting a conversion of $1,163,354 in principal and $ 258,714 in interest.

Director Independence

Our Board of Directors has undertaken a review of its composition and the independence of each director. Based on the review of each director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that five of our six directors (Peter J.L. Lawrence, Steven A. Moel, Reuben Cannon, Marc Dumont, and Edie Rodriguez) are “independent” under the rules and regulations of the SEC and Section 5062(a)(2) of the Nasdaq Rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock. Mr. Mathis was not deemed independent as a result of his service as our Chief Executive Officer, and his significant stock ownership.

All related party transactions must be approved by the independent directors of the Board. A transaction is deemed to be a related party transaction if one or more of the directors, officers or holders of more than 5% of GGH common stock and Series B Preferred Stock on an as-converted basis is involved and the transaction exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end. A related party transaction will only be approved if the independent directors determine that the terms are fair and beneficial to the Company. This policy is not written but the Board has repeatedly practiced this approval process.

Indemnification Agreements

Our Certificate of Incorporation requires us to indemnify our directors to the fullest extent permitted by Delaware law.

Information related to the independence of our directors is provided under the section titled “Directors, Executive Officers and Corporate Governance.”

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SHARES AVAILABLE FOR FUTURE SALES

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of a portion of our shares will be limited after this Offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions, lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Unless otherwise indicated, all information in this section assumes no exercise of the underwriters’ over-allotment options, and an assumed offering price per unit of $6.00, which is the midpoint of the price range for the units set forth on the cover page of this prospectus, the uplist to Nasdaq of our common stock, the Board effecting a 15:1 reverse common stock split (based on such assumed offering price per unit), and the conversion of all outstanding shares of Series B Preferred Stock into 600,713 shares of our common stock. The actual offering price per unit may be at, above or below such assumed offering price and will be determined at pricing based on, among other factors, the closing bid price of the common stock on the effective date of this registration statement. See “Underwriting — Determination of Offering Price” for additional information.

This discussion is based on 7,475,115 shares of common stock outstanding on a post-split basis as of September 30, 2020, as adjusted for certain events occurring after September 30, 2020: (i) the Company’s receipt of gross proceeds of $669,000 from a unit offering as of February 8, 2021 and 111,500 shares of common stock and warrants to purchase 111,500 shares of common stock issued pursuant to such offering; (ii) the conversion of convertible notes of the Company into units consisting of 395,113 shares of common stock and 395,113 warrants; (iii) the conversion of a related-party note of the Company into units consisting of 237,011 shares of common stock and 237,011 warrants; (iv) the issuance of 183,612 shares of common stock as dividends to holders of the Series B Preferred stock; (v) issuance of 67,693 shares of common stock to Kingswood Capital Markets, division of Benchmark Investments, Inc., for advisory services pursuant to an advisory agreement, dated October 30, 2020; (vi) the issuance of 8,333 shares of common stock to a vendor and 9,506 shares of common stock pursuant to the Company’s 401(k) plan; (vii) 1,333,333 units sold in the Offering; (viii) no exercise of the underwriters’ over-allotment options; and (ix) and no exercise of any of the warrants issued pursuant to this Offering.

Upon completion of this Offering, assuming no participation by our affiliates, approximately 4,574,054 of our outstanding shares of common stock as of September 30, 2020 as adjusted for certain events occurring after September 30, 2020 will be freely tradable and 3,022,989 will be restricted, of which 893,208 are held by our affiliates, as that term is defined in Rule 144 under the Securities Act, and may only be sold in compliance with the limitations of Rule 144 and Rule 701, which rules are described below.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned the relevant shares of our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding post-split, which will equal approximately 7,475,115 shares, or approximately 74,751 shares, based on the number of shares of our common stock outstanding as of the completion of this Offering on a post-split basis; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Form 144 notice by such person with respect to such sale, if our common stock is listed on Nasdaq.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

Lock-up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and securityholders holding more than 5% of the Company’s common stock have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 360 days (with respect to the 5% or greater shareholder, 180 days) from the date of effectiveness of the offering. In addition, during such period, except for the registration statement of which this prospectus forms a part, such parties have agreed not to file, circulate or participate in the filing or circulation of any registration statement prospectus or other disclosure document with respect to the offer or sale of such securities, or exercise any rights to require registration with the SEC of such securities or offering thereof.

Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register our shares issued or reserved for issuance under our equity compensation plans. The first such registration statement is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing with the SEC. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or the lock-up restrictions described above.

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Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Units, common stock and warrants purchased in this Offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and one warrant to purchase one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and warrants should also apply to holders of units (as the deemed owners of the underlying common stock and warrants that comprise the units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	tax-exempt organizations or governmental organizations;
●	regulated investment companies and real estate investment trusts;
●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
●	brokers or dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
●	tax-qualified retirement plans;
●	certain former citizens or long-term residents of the United States;
●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);
●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or
●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and one warrant to purchase one share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between such one share of common stock and one warrant to purchase one share of common stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and each warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one share of common stock and one warrant to purchase one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the one share of common stock and one warrant to purchase one share of common stock based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

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The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;
●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

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Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described below under “Consequences to U.S. Holders—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described below under “Consequences to U.S. Holders—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);
●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
●	shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our securities on or after January 1, 2020. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as the representative of the underwriters of the Offering (the “Representative”). We intend to enter into an underwriting agreement dated _____, 2021 with the Representative. We plan to list our common stock for trading on Nasdaq under the symbol “VINO” in connection with this Offering, and if necessary, to effect a reverse stock split of our common stock in order for our common stock to be approved for listing on Nasdaq, although there is no assurance that such reverse stock split will occur based on any specific ratio or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. If we fail to effect such reverse stock split of our common stock if necessary to obtain such Nasdaq approval, or if we are not able to uplist our common stock for any other reason, we will not be able to consummate the Offering and will terminate this Offering. Subject to the terms and conditions of the underwriting agreement, we intend to sell to each underwriter named below, and each underwriter named below intends to severally purchase, at the public offering price, less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Underwriter	Number of Units
Kingswood Capital Markets, division of Benchmark Investments, Inc.

Total

A form of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the Representative that they propose to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the Representative to securities dealers will be sold at the public offering price, less a selling concession not in excess of $ _________ per unit.

The underwriting agreement will provide that subject to the satisfaction or waiver by the Representative of the conditions contained in the underwriting agreement, the Representative is obligated to purchase and pay for all of the units offered by this prospectus.

We have granted an option to the Representative exercisable for forty-five (45) days after the date of this prospectus, to purchase up to _______________ additional units at the public offering price, less the underwriting discounts and commission.

No action has been taken by us or the Representative that would permit a public offering of the units in any jurisdiction outside the United States where action for that purpose is required. None of our units, shares of common stock or warrants included in this Offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any such securities offered hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this Offering of units and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the units in any jurisdiction where that would not be permitted or legal.

The Representative is expected to make offers on sales both in and outside of the United States to its respective selling agents. The offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

The Representative has advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table provides information regarding the amount of the discount to be paid to the underwriters by us, before expenses:

	Per Unit	Total without exercise of over- allotment options	Total with full exercise of over- allotment options
Public Offering Price	$	$	$
Underwriting discount and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

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We estimate the total expenses payable by us for this Offering to be approximately $  , which amount includes (i) various costs and fees incurred by us in connection with the Offering, (ii) the underwriting discount of $_______ (8%), (iii) up to $2,500 for the fees and expenses associated with the underwriters’ i-Deal book-building, prospectus tracking and compliance software (or other similar software) for the Offering and (iv) reimbursement of the expenses of the representative, including the legal fees of the representative being paid by us, not to exceed $100,000 in the aggregate. In addition, pursuant to the Kingswood Advisory Agreement (defined below), we issued the Representative 67,693 shares (on a post-split basis) of our common stock, which FINRA has deemed to be underwriting compensation in connection with this Offering. See “— Other Relationships” below.

Underwriters’ Warrants

In addition, we intend to issue warrants to the underwriters to purchase a number of shares of common stock equal to 1% of the total number of units sold in this Offering at an exercise price equal to 125% of the per unit offering price of the units sold in this Offering. These warrants may be purchased in cash or via cashless exercise, will be exercisable for five years from the effective date of this registration statement of which this prospectus forms a part and will terminate on the eighteen-month anniversary of the effective date of the registration statement on Form S-1 of which this prospectus forms a part.

Determination of Offering Price

Our common stock is presently quoted on the OTCQB under the symbol “VINO.” On February 8, 2021, the closing bid price of our common stock on the OTCQB was $1.35 per share.

The public offering price of the units offered by this prospectus will be determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the units were:

●	our history, capital structure and our business prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers;
●	the recent trading and closing bid prices of our common stock quoted on the OTCQB; and
●	the general condition of the securities markets at the time of this Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units sold in this Offering, or the shares of common stock or warrants included in such units. The values of such securities are subject to change as a result of market conditions and other factors.

Subsequent Equity Sales

Pursuant to the underwriting agreement, from the date of such agreement until 135 days after the closing date of the Offering, neither the Company nor any of its subsidiaries shall issue, or solicit, negotiate with, or enter into any agreement with any source of financing (whether equity, debt or otherwise) other than the Representative, in connection with an offering or proposed offering of the Company’s debt or equity securities or any other financing by the Company, and the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in such underwriting agreement).

Tail Period

In the event that the Offering is not consummated by the underwriters as contemplated herein, for a period of twelve (12) months from the earlier of (i) the final closing date of the Offering or (ii) twelve (12) months from the date of the underwriting agreement, in the event that the Company receives any proceeds from the sale of securities to any investor actually introduced to the Company by the Representative during the Engagement Period (as defined in the October 2020 engagement agreement between the Company and the Representative) (a “Tail Financing’”) and the Company has direct knowledge of such investor’s participation, the Company agrees to pay to the Representative a cash fee equal to 8.0% of such gross proceeds; provided that any purchase of any Company securities in an at-the-market offering shall not be deemed a Tail Financing. In addition, unless (x) the Company terminates this underwriting agreement for “Cause” (as defined therein), or (y) the Representative fails to provide the underwriting services provided in the underwriting agreement, upon termination of such agreement, if the Company subsequently completes a public or private financing with any investors introduced to the Company by the Representative during the twelve (12) month period following such termination, the Representative shall be entitled to receive the same compensation to be paid to the Representative in connection with this Offering.

Lock-up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and securityholders holding more than 5% of the Company’s common stock intend to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 360 days (with respect to the 5% or greater shareholder, 180 days) from the date of effectiveness of the offering. In addition, during such period, except for the registration statement of which this prospectus forms a part, such parties have agreed not to file, circulate or participate in the filing or circulation of any registration statement prospectus or other disclosure document with respect to the offer or sale of such securities, or exercise any rights to require registration with the SEC of such securities or offering thereof.

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Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing or maintaining the price of our common stock. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this Offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the Offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other financial services for us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. On October 30, 2020, the Company entered into an exclusive advisory agreement with the Representative, (the “Kingswood Advisory Agreement”), by which the Representative agreed to provide general financial advisory services to the Company for an initial 12-month term, such as introducing the Company to investors and assisting the Company in financings or other transactions. In exchange for such services, the Company issued 67,693 shares of common stock, which represented 1% of the fully diluted common stock outstanding of the Company as of October 30, 2020 (on a post-split basis), but 80% of which are subject to forfeiture if an offering or transaction is not completed within 180 days from the date of such agreement. Such shares of common stock have been deemed by FINRA to be underwriting compensation in connection with this Offering. In addition, the Kingswood Advisory Agreement provides for cash fees to be paid to the Representative based on the Company transactions and financings in which the Representative is involved during the term of such agreement or within 12 months from the termination of such agreement, which range between 6-8% of the amount of capital raised, invested or committed in such transactions and financings. Pursuant to such agreement, the Company also granted the Representative a right of first refusal, for a period of twelve months from the date that such a financing is completed, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole and exclusive discretion, for each and every subject transaction during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such subject transactions. The Company and the Representative intend to amend the Kingswood Advisory Agreement before the registration statement containing this prospectus is declared effective by the SEC in order to eliminate such right of first refusal. Such parties also intend for the 67,693 shares of common stock issued to the Representative pursuant to the Kingswood Advisory Agreement to be made subject to the lock-up restrictions set forth in paragraph (e)(2) of FINRA Rule 5110, which prohibits such securities from being sold, transferred, assigned, pledged, or hypothecated, or being the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of the securities registered on the registration statement of which this prospectus is a part, subject to certain exceptions.

Except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Indemnification

We intend to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that an underwriter may be required to make for these liabilities.

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LEGAL MATTERS

The validity of the units including the shares of common stock, warrants, and shares of common stock underlying the warrants offered by this prospectus will be passed upon by Burns, Figa & Will, P.C. Certain legal matters in connection with the Offering will be passed upon for the underwriters by Sullivan & Worcester LLP.

EXPERTS

The consolidated financial statements of Gaucho Group Holdings, Inc. as of December 31, 2019 and 2018, and for each of the years then ended, have been included herein and in the registration statement, in reliance upon the report of Marcum LLP, independent registered public accounting firm. Such report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in the notes to the consolidated financial statements, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, as amended, under the Securities Act relating to the offering of the units, which registration statement was initially filed with the SEC on August 20, 2019. Such registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the units. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the units offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this prospectus is a part at the SEC’s Internet site.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, http://www.gauchoholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Financial Statements for the Nine Months ended September 30, 2020

Condensed Consolidated Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019	F-2

Unaudited Condensed Consolidated Statements of Operations for the Three Months and Nine Months Ended September 30, 2020 and 2019	F-4

Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Three Months and Nine Months Ended September 30, 2020 and 2019	F-5

Unaudited Condensed Consolidated Statements of Changes in Temporary Equity and Stockholders’ Deficiency for the Three and Nine Months Ended September 30, 2020	F-6

Unaudited Condensed Consolidated Statements of Changes in Temporary Equity and Stockholders’ Deficiency for the Three and Nine Months Ended September 30, 2019	F-6

Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2020 and 2019	F-7

Notes to Unaudited Condensed Consolidated Financial Statements	F-9

Audited Consolidated Financial Statements for the Fiscal Years Ended December 31, 2019 and 2018

F-1

PART I FINANCIAL INFORMATION

Item 1. Financial Statements

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current Assets
Cash	$1,210,668	$40,378
Accounts receivable, net of allowance of $151,541 and $126,216 at each of September 30, 2020 and December 31, 2019, respectively	319,024	335,622
Accounts receivable - related parties, net of allowance of $450,102 and $514,087 at each of September 30, 2020 and December 31, 2019, respectively	39,837	39,837
Subscription receivable	140,600	-
Advances to employees	282,140	281,783
Inventory	1,111,798	1,163,260
Real estate lots held for sale	139,492	139,492
Operating lease right-of-use asset	-	148,581
Investment	58,568	74,485
Deposits, current	38,014	-
Prepaid expenses and other current assets	226,715	205,309
Total Current Assets	3,566,856	2,428,747
Long Term Assets
Property and equipment, net	2,816,165	2,914,715
Prepaid foreign taxes, net	498,198	474,130
Investment - related parties	1,731	3,470
Deposits, non-current	-	99,298
Total Assets	$6,882,950	$5,920,360

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

	September 30,	December 31,
	2020	2019
	(unaudited)
Liabilities, Temporary Equity and Stockholders’ Deficiency
Current Liabilities
Accounts payable	$767,302	$823,762
Accrued expenses, current portion	1,374,943	1,122,345
Deferred revenue	888,919	899,920
Operating lease liabilities	-	157,826
Loans payable, current portion, net of debt discount	503,935	781,719
Loans payable - related parties	139,157	566,132
Debt obligations	1,270,354	1,270,354
Convertible debt obligations	1,955,389	-
Investor deposits	29,950	29,950
Other current liabilities	88,727	85,945
Total Current Liabilities	7,018,676	5,737,953
Long Term Liabilities
Accrued expenses, non-current portion	14,919	86,398
Loans payable, non-current portion, net of debt discount	336,487	96,583
Total Liabilities	7,370,082	5,920,934
Commitments and Contingencies
Series B convertible redeemable preferred stock, par value $0.01 per share; 902,670 shares authorized; 901,070 and 902,670 issued and outstanding at September 30, 2020 and December 31, 2019, respectively. Liquidation preference of $10,898,050 at September 30, 2020.	9,010,824	9,026,824
Stockholders’ Deficiency
Preferred stock, 11,000,000 shares authorized:
Series A convertible preferred stock, par value $0.01 per share; 10,097,330 shares authorized; no shares are available for issuance.	-	-
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 67,974,891 and 60,321,615 shares issued and 67,924,358 and 60,271,082 shares outstanding as of September 30, 2020 and December 31, 2019, respectively.	679,747	603,215
Additional paid-in capital	93,463,770	90,675,518
Accumulated other comprehensive loss	(11,999,147)	(12,399,833)
Accumulated deficit	(91,493,980)	(87,886,307)
Treasury stock, at cost, 50,533 shares at September 30, 2020 and December 31, 2019	(46,355)	(46,355)
Total Gaucho Group Holdings, Inc. Stockholders’ Deficiency	(9,395,965)	(9,053,762)
Non-controlling interest	(101,991)	26,364
Total Stockholders’ Deficiency	(9,497,956)	(9,027,398)
Total Liabilities, Temporary Equity and Stockholders’ Deficiency	$6,882,950	$5,920,360

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Sales	$60,228	$231,231	$474,546	$940,459
Cost of sales	(80,995)	(317,602)	(571,621)	(947,710)
Gross loss	(20,767)	(86,371)	(97,075)	(7,251)
Operating Expenses
Selling and marketing	110,687	100,066	160,686	336,873
General and administrative	859,967	1,410,509	3,342,240	4,339,943
Depreciation and amortization	45,906	39,211	138,409	151,370
Gain from insurance settlement	(30,240)	(165,508)	(30,240)	(165,508)
Total operating expenses	986,320	1,384,278	3,611,095	4,662,678
Loss from Operations	(1,007,087)	(1,470,649)	(3,708,170)	(4,669,929)

Other Expense (Income)
Interest expense, net	72,459	29,140	193,595	256,169
Gain on debt restructuring	(130,421)	-	(130,421)	-
Gains from foreign currency translation	(14,826)	(74,179)	(35,316)	(106,513)
Total other (income) expense	(72,788)	(45,039)	27,858	149,656
Net Loss	(934,299)	(1,425,610)	(3,736,028)	(4,819,585)
Net loss attributable to non-controlling interest	32,838	109,106	128,355	155,515
Series B preferred stock dividends	(178,094)	(181,746)	(540,217)	(539,311)
Net Loss Attributable to Common Stockholders	$(1,079,555)	$(1,498,250)	$(4,147,890)	$(5,203,381)

Net Loss per Common Share	$(0.02)	$(0.03)	$(0.07)	$(0.10)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	61,654,100	57,933,937	60,735,452	52,782,987

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Net loss	$(934,299)	$(1,425,610)	$(3,736,028)	$(4,819,585)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(17,837)	365,350	400,686	730,767
Comprehensive loss	(952,136)	(1,060,260)	(3,335,342)	(4,088,818)
Comprehensive loss attributable to non-controlling interests	32,838	109,106	128,355	155,515
Comprehensive loss attributable to controlling interests	$(919,298)	$(951,154)	$(3,206,987)	$(3,933,303)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIENCY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

(unaudited)

	Series B									Gaucho
	Convertible Redeemable						Additional	Accumulated Other		Group Holdings	Non	Total
	Preferred Stock		Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated	Stockholders’	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficiency	Interest	Deficiency
Balance - January 1, 2020	902,670	$9,026,824	60,321,615	$603,215	50,533	$(46,355)	$90,675,518	$(12,399,833)	$(87,886,307)	$(9,053,762)	$26,364	$(9,027,398)
Options and warrants	-	-	-	-	-	-	103,581	-	-	103,581	-	103,581
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(1,252,847)	(1,252,847)	(42,645)	(1,295,492)
Other comprehensive income	-	-	-	-	-	-	-	128,051	-	128,051	-	128,051
Balance - March 31, 2020	902,670	9,026,824	60,321,615	603,215	50,533	(46,355)	90,779,099	(12,271,782)	(89,139,154)	(10,074,977)	(16,281)	(10,091,258)
Options and warrants	-	-	-	-	-	-	102,675	-	-	102,675	-	102,675
Repurchase of preferred stock	(1,600)	(16,000)	-	-	-	-	-	-	-	-	-	-
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(1,453,365)	(1,453,365)	(52,872)	(1,506,237)
Other comprehensive income	-	-	-	-	-	-	-	290,472	-	290,472	-	290,472
Balance - June 30, 2020	901,070	9,010,824	60,321,615	603,215	50,533	(46,355)	90,881,774	(11,981,310)	(90,592,519)	(11,135,195)	(69,153)	(11,204,348)
Options and warrants	-	-	-	-	-	-	56,414	-	-	56,414	-	56,414
Common stock issued upon conversion of convertible debt and interest	-	-	3,706,805	37,068	-	-	1,223,246	-	-	1,260,314	-	1,260,314
Common stock issued for cash	-	-	3,532,941	35,329	-	-	1,165,871	-	-	1,201,200	-	1,201,200
Common stock issued for subscription receivable	-	-	413,530	4,135	-	-	136,465	-	-	140,600	-	140,600
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(901,461)	(901,461)	(32,838)	(934,299)
Other comprehensive income	-	-	-	-	-	-	-	(17,837)	-	(17,837)	-	(17,837)
Balance - September 30, 2020	901,070	$9,010,824	67,974,891	$679,747	50,533	$(46,355)	$93,463,770	$(11,999,147)	$(91,493,980)	$(9,395,965)	$(101,991)	$(9,497,956)

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIENCY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019

(unaudited)

	Series B Convertible Redeemable Preferred Stock		Common Stock		Treasury Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Gaucho Group Holdings Stockholders’	Non controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficiency	Interest	Deficiency
Balance - January 1, 2019	902,670	$9,026,824	46,738,533	$467,384	50,533	$(46,355)	$83,814,442	$(13,110,219)	$(81,222,499)	$(10,097,247)	$-	$(10,097,247)
Common stock issued in satisfaction of 401(k) profit sharing liability	-	-	181,185	1,812	-	-	61,603	-	-	63,415	-	63,415
Options and warrants	-	-	-	-	-	-	157,994	-	-	157,994	-	157,994
Common stock issued for cash	-	-	2,527,857	25,279	-	-	859,471	-	-	884,750	-	884,750
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(1,400,957)	(1,400,957)	-	(1,400,957)
Other comprehensive income	-	-	-	-	-	-	-	8,339	-	8,339	-	8,339
Balance - March 31, 2019	902,670	9,026,824	49,447,575	494,475	50,533	(46,355)	84,893,510	(13,101,880)	(82,623,456)	(10,383,706)	-	(10,383,706)
Options and warrants	-	-	-	-	-	-	68,508	-	-	68,508	-	68,508
Common stock issued for cash	-	-	6,071,428	60,714	-	-	2,064,286	-	-	2,125,000	-	2,125,000
Common stock issued upon conversion of convertible debt and interest	-	-	83,587	836	-	-	51,824	-	-	52,660	-	52,660
Debt converted to common stock of GGI	-	-	-	-	-	-	-	-	-	-	2,106,608	2,106,608
Comprehensive loss:										-		-
Net loss	-	-	-	-	-	-	-	-	(1,946,609)	(1,946,609)	(46,409)	(1,993,018)
Other comprehensive income	-	-	-	-	-	-	-	357,078	-	357,078	-	357,078
Balance - June 30, 2019	902,670	9,026,824	55,602,590	556,025	50,533	(46,355)	87,078,128	(12,744,802)	(84,570,065)	(9,727,069)	2,060,199	(7,666,870)
Options and warrants	-	-	-	-	-	-	105,178	-	-	105,178	-	105,178
Common stock issued for cash	-	-	4,574,143	45,741	-	-	1,555,209	-	-	1,600,950	-	1,600,950
Common stock issued in satisfaction of debt obligations	-	-	144,882	1,449	-	-	49,260	-	-	50,709	-	50,709
Comprehensive loss:										-		-
Net loss	-	-	-	-	-	-	-	-	(1,316,504)	(1,316,504)	(109,106)	(1,425,610)
Other comprehensive income	-	-	-	-	-	-	-	365,350	-	365,350	-	365,350
Balance - September 30, 2019	902,670	$9,026,824	60,321,615	$603,215	50,533	$(46,355)	$88,787,775	$(12,379,452)	$(85,886,569)	$(8,921,386)	$1,951,093	$(6,970,293)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the nine months ended
	September 30,
	2020	2019

Cash Flows from Operating Activities
Net loss	$(3,736,028)	$(4,819,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation:
401(k) stock	24,945	39,802
Options and warrants	262,670	331,680
Gain on foreign currency translation	(35,316)	(106,513)
Unrealized investment losses	1,739	2,802
Depreciation and amortization	138,409	151,370
Loss on disposal of asset	-	401
Amortization of right-of-use asset	92,862	160,521
Amortization of debt discount	9,335	15,545
Recovery of uncollectible assets	(13,079)	-
Loss on derecognition of right-of-use asset and lease liabilities	39,367	-
Gain on debt restructuring	(130,421)	-
Write-down of inventory	-	111,327
Decrease (increase) in assets:
Accounts receivable	(487,000)	(538,129)
Inventory	51,462	(299,568)
Deposits	18,451	-
Prepaid expenses and other current assets	(45,831)	(206,121)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	232,632	193,425
Operating lease liabilities	(98,641)	(147,809)
Deferred revenue	(11,001)	(10,914)
Other liabilities	2,782	(14,678)
Total Adjustments	53,365	(316,859)
Net Cash Used in Operating Activities	(3,682,663)	(5,136,444)
Cash Flows from Investing Activities
Purchase of property and equipment	(39,859)	(147,944)
Net Cash Used in Investing Activities	(39,859)	(147,944)
Cash Flows from Financing Activities
Proceeds from loans payable	27,641	-
Proceeds from loans payable - related parties	574,000	-
Repayments of loans payable	(266,580)	(163,115)
Repayments of loans payable - related parties	(579,011)	-
Proceeds from convertible debt obligations	3,214,389	786,000
Repayments of debt obligations	-	(95,500)
Proceeds from common stock offering	1,201,200	4,610,700
Proceeds from PPP Loan	242,487	-
Proceeds from SBA Economic Injury Disaster Loan	94,000	-
Repurchase of preferred stock	(16,000)	-
Net Cash Provided by Financing Activities	4,492,126	5,138,085
Effect of Exchange Rate Changes on Cash	400,686	596,187
Net Increase in Cash	1,170,290	449,884
Cash - Beginning of Period	40,378	58,488
Cash - End of Period	$1,210,668	$508,372

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-7

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(unaudited)

	For the nine months ended
	September 30,
	2020	2019
Supplemental Disclosures of Cash Flow Information:
Interest paid	$199,632	$251,001
Income taxes paid	$-	$-

Non-Cash Investing and Financing Activity
Accrued stock-based compensation converted to equity	$-	$63,415
Debt and interest payable converted to equity	$1,260,314	$52,660
Notes payable exchanged for common stock of GGI	$-	$2,106,608
Common stock issued in satisfaction of debt obligations	$-	$50,709
Common stock issued for subscription receivable	$140,600	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-8

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. ORGANIZATION

Through its subsidiaries, Gaucho Group Holdings, Inc. (“Company”, “GGH”), a Delaware corporation that was incorporated on April 5, 1999, currently invests in, develops, and operates a collection of luxury assets, including real estate development, fine wines, and a boutique hotel in Argentina, as well as an e-commerce platform for the sale of high-end fashion and accessories.

As wholly owned subsidiaries of GGH, InvestProperty Group, LLC (“IPG”) and Algodon Global Properties, LLC (“AGP”) operate as holding companies that invest in, develop and operate global real estate and other lifestyle businesses such as wine production and distribution, golf, tennis, and restaurants. GGH operates its properties through its ALGODON® brand. IPG and AGP have invested in two ALGODON® brand projects located in Argentina. The first project is Algodon Mansion, a Buenos Aires-based luxury boutique hotel property that opened in 2010 and is owned by the Company’s subsidiary, The Algodon – Recoleta, SRL (“TAR”). The second project is the redevelopment, expansion and repositioning of a Mendoza-based winery and golf resort property now called Algodon Wine Estates (“AWE”), the integration of adjoining wine producing properties, and the subdivision of a portion of this property for residential development. GGH’s wholly owned subsidiary Algodon Europe, Ltd., is a United Kingdom wine distribution company. GGH also holds a 79% ownership interest in its subsidiary Gaucho Group, Inc. (“GGI”) which began operations in 2019 for the manufacture, distribution and sale of high-end luxury fashion and accessories through an e-commerce platform. On March 20, 2020, the Company formed a wholly-owned subsidiary, Bacchus Collection, Inc., which is still in the concept stage for the production of elegant wine and bar essentials.

2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As of September 30, 2020, the Company had cash of $1,210,668 and a working capital deficit of $3,451,820. During the nine months ended September 30, 2020, the Company incurred a net loss of $3,736,028 and used cash in operations of $3,682,663. The Company has an accumulated deficit of $91,493,980 at September 30, 2020. Further, as of September 30, 2020, principal and interest in the amount of $1,270,354 and $573,150, respectively, owed in connection with the Company’s debt obligations are past due and are payable on demand, principal and interest in the amount of $1,955,389 and $50,686 owed in connection with the Company’s convertible debt matures on December 31, 2020, and $643,092 represents the current portion of the Company’s loans payable which are payable on demand or for which payments are due within twelve months after September 30, 2020. During the nine months ended September 30, 2020 the Company funded its operations with the proceeds of debt and equity financing of $5,353,717.

Based upon projected revenues and expenses, the Company believes that it may not have sufficient funds to operate for the next twelve months from the date these financial statements are issued. Further, while the Company plans to extend its current deadline to uplist to NASDAQ, should that effort not be successful, the Company would be required, on December 31, 2020, to redeem all Series B Shares that have not been previously converted to common stock. The cost to redeem these shares would likely have a material adverse effect on the Company’s financial position and would likely require either the liquidation of certain Company assets or an effort to raise new equity or debt financing. Whether the Company would be able to consummate any such transaction, should it need to do so, on economically beneficial terms or otherwise, cannot be presently known. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

In December 2019, the 2019 novel coronavirus (“COVID-19”) surfaced in Wuhan, China. The World Health Organization declared the outbreak as a global pandemic in March 2020. Recently, we closed our corporate office, and temporarily closed our hotel, restaurant, winery operations, and golf and tennis operations. Further, the Gaucho factories have closed, borders for importing product have been impacted and the Gaucho fulfillment center is also closed. In response, we have reduced costs by negotiating out of our New York lease, renegotiating with our vendors, and implementing salary reductions. We have also created an e-commerce platform for our wine sales in response to the pandemic. The Company is continuing to monitor the outbreak of COVID-19 and the related business and travel restrictions, and changes to behavior intended to reduce its spread, and the related impact on the Company’s operations, financial position and cash flows, as well as the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s future operations and liquidity is uncertain as of the date of this report. While there could ultimately be a material impact on operations and liquidity of the Company, at the time of issuance, the impact could not be determined.

F-9

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The Company presently has enough cash on hand to sustain its operations on a month to month basis. If the Company is not able to obtain additional sources of capital, it may not have sufficient funds to continue to operate the business for twelve months from the date these financial statements are issued. Historically, the Company has been successful in raising funds to support its capital needs. Management believes that it will be successful in obtaining additional financing; however, no assurance can be provided that the Company will be able to do so. Further, there is no assurance that these funds will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail its operations and implement a plan to extend payables, reduce overhead and possibly sell certain Company assets until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition, and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy.

These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of September 30, 2020, and for the three and nine months ended September 30, 2020 and 2019. The results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the operating results for the full year. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2020. The condensed consolidated balance sheet as of December 31, 2019 has been derived from the Company’s audited consolidated financial statements.

Non-Controlling Interest

As a result of the conversion of certain convertible debt into shares of GGI common stock, GGI investors obtained a 21% ownership interest in GGI, which is recorded as a non-controlling interest. The profits and losses of GGI are allocated between the controlling interest and the non-controlling interest in the same proportions as their ownership interest. (See Note 8 – Debt Obligations)

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, the Company must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions of the Company include the valuation of investments, equity and liability instruments, the value of right-of-use assets and related lease liabilities, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

Segment Information

The Financial Accounting Standards Board (“FASB”) has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. The Company currently operates in three segments which are the (i) business of real estate development and manufacture (including hospitality and winery operations, which support the ALGODON® brand) (ii) the sale of high-end fashion and accessories through an e-commerce platform and (iii) its corporate operations. This classification is consistent with how the Company’s chief operating decision maker makes decisions about resource allocation and assesses the Company’s performance.

Highly Inflationary Status in Argentina

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, the Company has transitioned its Argentine operations to highly inflationary status as of July 1, 2018.

F-10

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Under highly inflationary accounting, the Company’s Argentina subsidiaries’ functional currency became the United States dollar. Nonmonetary assets and liabilities existing on July 1, 2018 (the date that the Company adopted highly inflationary accounting) were translated using the Argentina Peso (“ARS”) to United States Dollar exchange rate in effect on June 30, 2018, which was 28.880. Since the adoption of highly inflationary accounting, activity in nonmonetary assets and liabilities is translated using historical exchange rates, monetary assets and liabilities are translated using the exchange rate at the balance sheet date, and income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in income (loss) on foreign currency translation on the accompanying statements of comprehensive loss. During the three and nine months ended September 30, 2020, the Company recorded gains on foreign currency transactions of $14,826 and $35,316, respectively, and during the three and nine months ended September 30, 2019, respectively, the Company recorded a $74,179 and $106,513 gain, respectively, on foreign currency transactions as a result of the net monetary liability position of its Argentine subsidiaries.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States dollar, Argentine peso and British pound) except for the Company’s Argentine subsidiaries since July 1, 2018, as described above. The assets and liabilities of Algodon Europe, LTD are translated from its local currency (British Pound) to the Company’s reporting currency using period end exchange rate while income and expense accounts were translated at the average rate in effect during the during the period. The resulting translation adjustment is recorded as part of other comprehensive loss, a component of stockholders’ deficit. The assets, liabilities and income and expense accounts of the Company’s Argentine subsidiaries are translated as described above. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from transactions denominated in non-functional currencies are recognized in earnings.

Concentrations

The Company maintains cash with major financial institutions. Cash held in US bank institutions is currently insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 at each institution. No similar insurance or guarantee exists for cash held in Argentina bank accounts. There were aggregate uninsured cash balances of $961,100 and $29,027, at September 30, 2020 and December 31, 2019, respectively, of which $76,372 and $29,027, respectively, represents cash held in Argentine bank accounts.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. ASC Topic 606 provides a single comprehensive model to use in accounting for revenue arising from contracts with customers, and gains and losses arising from transfers of non-financial assets including sales of property and equipment, real estate, and intangible assets.

The Company earns revenues from the sale of real estate lots and sales of food and wine as well as hospitality, food & beverage, other related services, and from the sale of clothing and accessories. The Company recognizes revenue when goods or services are transferred to customers in an amount that reflects the consideration which it expects to receive in exchange for those goods or services. In determining when and how revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

F-11

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following table summarizes the revenue recognized in the Company’s condensed consolidated statements of operations:

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Hotel rooms and events	$2,946	$140,778	$212,708	$508,134
Restaurants	22,331	38,954	87,711	136,735
Winemaking	23,212	29,069	45,099	131,949
Golf, tennis and other	11,739	13,870	128,279	155,081
Clothes and accessories	-	-	749	-
Real estate sales	-	8,560	-	8,560
Total revenues	$60,228	$231,231	$474,546	$940,459

Revenue from the sale of food, wine, agricultural products, clothes and accessories is recorded when the customer obtains control of the goods purchased. Revenues from hospitality and other services are recognized as earned at the point in time that the related service is rendered, and the performance obligation has been satisfied. Revenues from gift card sales are recognized when the card is redeemed by the customer. The Company does not recognize revenue for the portion of gift card values that is not expected to be redeemed (“breakage”) due to the lack of historical data. Revenue from real estate lot sales is recorded when the lot is deeded, and legal ownership of the lot is transferred to the customer.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes, and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by the Company in connection with agreements to sell barrels of wine, advance deposits received for grapes and other agricultural products, and hotel deposits. Wine barrel and agricultural product advance deposits are recognized as revenues (along with any outstanding balance) when the product is shipped to the purchaser. Hotel deposits are recognized as revenue upon occupancy of rooms, or the provision of services.

Contracts related to the sale of wine, agricultural products and hotel services have an original expected length of less than one year. The Company has elected not to disclose information about remaining performance obligations pertaining to contracts with an original expected length of one year or less, as permitted under the guidance.

As of September 30, 2020 and December 31, 2019, the Company had deferred revenue of $845,634 and $838,471, respectively, associated with real estate lot sale deposits, and had $43,285 and $61,449, respectively, of deferred revenue related to hotel deposits. Sales taxes and value added (“VAT”) taxes collected from customers and remitted to governmental authorities are excluded from revenues in the condensed consolidated statements of operations.

Convertible Debt

The Company evaluates for the existence of a beneficial conversion feature (“BCF”) related to the issuance of convertible notes, if such instruments are not deemed to be derivative financial instruments, by comparing the commitment date fair value to the effective conversion price of the instrument. The Company records a BCF as debt discount, which is amortized to interest expense over the life of the respective note using the effective interest method. BCFs that are contingent upon the occurrence of a future event are recognized when the contingency is resolved.

Derivative Financial Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with FASB ASC 815 “Derivatives and Hedging” (“ASC 815”). Embedded derivatives are valued separately from the host instrument and are recognized as derivative liabilities in the Company’s balance sheet. Fair value accounting requires measurement of embedded derivatives at fair value. Changes in the fair value of derivative instruments are recognized in results of operation during the period of change.

F-12

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Sequencing Policy

Under ASC 815, the Company has adopted a sequencing policy, whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares or the Company’s total potentially dilutive shares exceed the Company’s authorized share limit, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuances of securities granted as compensation in a share-based payment arrangement are not subject to the sequencing policy.

Net Loss per Common Share

Basic loss per common share is computed by dividing net loss attributable to GGH common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants and the conversion of convertible instruments.

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	September 30,
	2020		2019

Options	9,209,586		9,631,890
Warrants	8,061,227		627,404
Series B convertible preferred stock	9,010,700		9,026,700
Convertible debt	3,785,047	[1]	-	[2]
Total potentially dilutive shares	30,066,560		19,285,994

[1] As of September 30, 2020, certain of the convertible notes had variable conversion prices and the potentially dilutive shares were estimated based on market conditions. See Note 9 – Convertible Debt Obligations.

[2] As of September 30, 2019, all notes are past their maturity date and no longer convertible. See Note 8 – Debt Obligations.

New Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance if effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. The Company adopted ASU 2018-13, effective January 1, 2020, which did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”). ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

F-13

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible debt instruments and convertible preferred stock by reducing the number of accounting models and the number of embedded conversion features that could be recognized separately from the primary contract. The update also requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share. The new guidance is effective for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. This update can be adopted on either a fully retrospective or a modified retrospective basis. The Company is currently evaluating the impact the adoption of ASU 2020-06 will have on the consolidated financial statements.

4. INVENTORY

Inventory at September 30, 2020 and December 31, 2019 was comprised of the following:

	September 30,	December 31,
	2020	2019

Vineyard in process	$193,050	$304,067
Wine in process	613,039	539,380
Finished wine	9,340	23,467
Clothes and accessories	222,028	224,965
Other	74,341	71,381
Total	$1,111,798	$1,163,260

5. INVESTMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or developed by the Company. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1 - Valued based on quoted prices at the measurement date for identical assets or liabilities trading in active markets. Financial instruments in this category generally include actively traded equity securities.

Level 2 - Valued based on (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in markets that are not active; (c) inputs other than quoted prices that are observable for the asset or liability; or (d) from market corroborated inputs. Financial instruments in this category include certain corporate equities that are not actively traded or are otherwise restricted.

Level 3 - Valued based on valuation techniques in which one or more significant inputs is not readily observable. Included in this category are certain corporate debt instruments, certain private equity investments, and certain commitments and guarantees.

F-14

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Investments at Fair Value:

As of September 30, 2020	Level 1	Level 2	Level 3	Total

Warrants - Affiliates	$-	$-	$1,731	$1,731
Government Bond	58,568	-	-	58,568

As of December 31, 2019	Level 1	Level 2	Level 3	Total

Warrants - Affiliates	$-	$-	$3,470	$3,470
Government Bond	74,485	-	-	74,485

A reconciliation of Level 3 assets is as follows:

Warrants - Affiliates

Balance - January 1, 2020	$3,470
Unrealized gain	(1,739)
Balance - September 30, 2020	$1,731

Investment at September 30, 2020, consisted of the Company’s investment in an Argentine government bond, purchased by the Company on December 3, 2019. The bond had an effective interest rate of 48% per annum and matures on December 31, 2020. The decrease in the government bond value was a result from the effects of fluctuations in the foreign currency exchange rate during the period.

Investment – related parties at September 30, 2020, consisted of retained certain affiliate warrants which are marked to market at each reporting date using the Black-Scholes option pricing model. The Company recorded unrealized losses on the affiliate warrants of $2,187 and $1,739 during the three and nine months ended September 30, 2020, respectively, and $1,029 and $2,802 during the three and nine months ended September 30, 2019, respectively, which are included in revenues on the accompanying unaudited condensed consolidated statements of operations.

The fair value of the Company’s derivative liabilities as of September 30, 2020 was de minimis (see Note 9 – Convertible Debt Obligations).

6. ACCRUED EXPENSES

Accrued expenses were comprised of the following as of:

	September 30,	December 31,
	2020	2019

Accrued compensation and payroll taxes	$213,915	$210,900
Accrued taxes payable - Argentina	293,855	170,873
Accrued interest	625,025	484,026
Other accrued expenses	242,148	256,546
Accrued expenses, current	1,374,943	1,122,345
Accrued payroll tax obligations, non-current	14,919	86,398
Total accrued expenses	$1,389,862	$1,208,743

F-15

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

7. LOANS PAYABLE

The Company’s loans payable are summarized below:

	September 30, 2020			December 31, 2019
	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount

PPP Loan	$242,487	$-	$242,487	$-	$-	$-
EIDL	94,000	-	94,000	-	-	-
2020 Demand Loan	16,278	-	16,278	-	-	-
2018 Demand Loan	-	-	-	6,678	-	6,678
2018 Loan	310,149	-	310,149	352,395	-	352,395
2017 Loan	16,682	-	16,682	67,491	-	67,491
Land Loan	160,826	-	160,826	468,500	(16,762)	451,738
Total Loans Payable	840,422	-	840,422	895,064	(16,762)	878,302
Less: current portion	503,935	-	503,935	795,064	(13,345)	781,719
Loans Payable, non-current	$336,487	$-	$336,487	$100,000	$(3,417)	$96,583

F-16

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

During the nine months ended September 30, 2020, the Company made principal payments on loans payable in the aggregate of $266,580, of which $7,940 was paid on the 2020 Demand Loan, $5,906 was paid on the 2018 Demand Loan, $42,246 was paid on the 2018 Loan, $40,662 was paid on the 2017 Loan and $169,826 was paid on the Land Loan. The remaining decrease in principal balances are the result of the impact of the change in exchange rates during the period.

The Company incurred interest expense related to the loans payable in the amount of $11,855 and $50,562 during the three and nine months ended September 30, 2020, respectively, of which $2,233 and $9,335, respectively represented amortization of debt discount, and incurred interest expense of $23,155 and $95,983 during the three and nine months ended September 30, 2019, respectively, of which $809 and $15,545, respectively represented amortization of debt discount.

Land Loan

On August 19, 2017, the Company purchased 845 hectares of land adjacent to its existing property at AWE. The Company paid $100,000 at the date of purchase and executed a note payable in the amount of $600,000, denominated in U.S. dollars (the “Land Loan”) with a stated interest rate of 0% and with quarterly payments of $50,000 beginning on December 18, 2017 and ending August 18, 2021. At the date of purchase, the Company took possession of the property, with full use and access, but will not receive the deed to the property until after $400,000 of the purchase price has been paid. The Company imputed interest on the note at 7% per annum and recorded a discounted note balance of $517,390 on August 19, 2017, which is being amortized over the term of the loan using the effective interest method. On August 12, 2020, the terms of the Land Loan were amended such that (i) the original maturity date (August 18, 2021) was changed to December 31, 2020 and (ii) the remaining balance was reduced by $137,850 from $459,500 to $321,652. The Company agreed to pay the loan in four equal payments at the end of each month starting August 30, 2020. The amendment was accounted for as a debt restructuring with the future undiscounted cash flows being less than the net carrying value of the original debt. No interest expense is recorded going forward and all future payments reduce the carrying value. A gain of $130,421 was recorded in connection with the restructuring of the Land Loan.

Demand Loan

On March 1, 2020, the Company received a loan in the amount of $27,641 (ARS $1,777,778) (the” 2020 Demand Loan”) which bears interest at 10% per month and is due upon demand of the lender (the “Demand Loan”). Interest is paid monthly.

PPP Loan

On May 6, 2020, the Company entered into a potentially forgivable loan from the U.S. Small Business Administration (“SBA”) pursuant to the Paycheck Protection Program (“PPP”) enacted by Congress under the Coronavirus Aid, Relief, and Economic Security Act (15 U.S.C. 636(a)(36)) (the “CARES Act”), resulting in net proceeds of $242,487 (the “PPP Loan”). To facilitate the PPP Loan, the Company entered into a note payable agreement with Santander Bank, N.A. as the lender.

Under the terms of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020, the Company is eligible to apply for and receive forgiveness for all or a portion of their respective PPP Loan. Such forgiveness will be determined, subject to limitations, based on the use of the loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) incurred during the 24 weeks subsequent to funding, and on the maintenance of employee and compensation levels, as defined, following the funding of the PPP Loan. The Company intends to use the proceeds of the PPP Loan for Qualifying Expenses. However, no assurance is provided that the Company will be able to obtain forgiveness of the PPP Loan in whole or in part. Any amounts that are not forgiven incur interest at 1.0% per annum and monthly repayments of principal and interest are deferred for six months after the date of disbursement. While the PPP Loan currently has a two-year maturity, the amended law permits the borrower to request a five-year maturity from its lender. The Company has applied for forgiveness for the full amount and is waiting for the approval from the bank and the SBA.

SBA Economic Injury Disaster Loans

On May 22, 2020, the Company received a loan in the principal amount of $94,000 (the “EIDL Loan”) pursuant to the Economic Injury Disaster Loan (“EIDL”) assistance program offered by the SBA in response to the impact of the COVID-19 pandemic on the Company’s business. The EIDL Loan bears interest at 3.75% per annum and matures on May 22, 2050. Proceeds from the EIDL are being used for working capital purposes. Monthly installment payments of $459, including principal and interest, are due monthly beginning May 22, 2021. The EIDL Loan is secured by a security interest in all of the Company’s assets.

F-17

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

8. DEBT OBLIGATIONS

The Company’s debt obligations are summarized below:

	September 30, 2020			December 31, 2019
	Principal	Interest [1]	Total	Principal	Interest [1]	Total

2010 Debt Obligations	$-	$324,121	$324,121	$-	$305,294	$305,294
2017 Notes	1,170,354	237,521	1,407,875	1,170,354	167,341	1,337,695
Gaucho Notes	100,000	11,508	111,508	100,000	6,260	106,260
Total Debt Obligations	$1,270,354	$573,150	$1,843,504	$1,270,354	$478,895	$1,749,249

[1] Accrued interest is included as a component of accrued expenses on the accompanying condensed consolidated balance sheets.

Each of the debt obligations listed above are past due and are payable on demand. The Company incurred interest expense of $31,732 and $94,255 in connection with its debt obligations during the three and nine months ended September 30, 2020, respectively, and incurred interest expense of $32,699 and $136,702 in connection with its debt obligations during the three and nine months ended September 30, 2019, respectively.

9. CONVERTIBLE DEBT OBLIGATIONS

The Company’s convertible debt obligations are summarized below:

	September 30, 2020			December 31, 2019
	Principal	Interest [1]	Total	Principal	Interest [1]	Total

Convertible Notes	$1,955,389	$50,686	$2,006,075	$-	$-	$-
Total Convertible Debt Obligations	$1,955,389	$50,686	$2,006,075	$-	$-	$-

[1] Accrued interest is included as a component of accrued expenses on the accompanying condensed consolidated balance sheets.

During the nine months ended September 30, 2020, the Company sold unsecured convertible promissory notes (“Convertible Notes”) in an aggregate amount of $1,955,389 to accredited investors with a substantive pre-existing relationship with the Company. The Convertible Notes mature on December 31, 2020 and bear interest at 7% per annum. Principal and interest outstanding under the Convertible Notes are convertible (i) automatically upon the closing of a firm commitment underwritten public offering registered pursuant to the Securities Act of 1933, as amended (a “Public Offering”, at a conversion price equal to 85% of the price per share of the Company’s common stock sold in the Public Offering (the “Mandatory Conversion Option”), or (ii) at the option of the holder at any time prior to the Public Offering at a conversion price equal to the closing price of the Company’s common stock on the day prior to conversion (the “Holder’s Conversion Option”). The Company incurred total interest expense of $33,044 and $52,000 related to this debt during the three and nine months ended September 30, 2020, respectively.

The Company determined that the Holder’s Conversion Option represented a variable conversion feature with no floor. Accordingly, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby the Holder’s Conversion Option and all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

As of September 30, 2020, the value of the Holders’ Conversion Option was de minimis. It was determined that the Mandatory Conversion Option represented a share-settled redemption feature that is not clearly and closely related to its debt host and should be separated as a derivative. However it was determined that the financial statement impact as of and through September 30, 2020 was immaterial.

F-18

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Between August 25, 2020 and September 2, 2020, the Company sold unsecured convertible promissory notes (“New Convertible Notes”) in an aggregate amount of $1,259,000 to accredited investors with a substantive pre-existing relationship with the Company. The New Convertible Notes mature on December 31, 2020 and bear interest at 7% per annum. Pursuant to the terms of the New Convertible Notes, principal and interest outstanding under the New Convertible Notes automatically convert into Units at a conversion price of $0.34 per Unit at such time when the Company has sufficient shares of common stock authorized. Each Unit consists of one share of common stock and a one-year warrant exercisable at $0.34 per share (“Unit”). The Company incurred total interest expense of $1,314 related to the New Convertible Notes during the three and nine months ended September 30, 2020, respectively. On September 2, 2020, the Company increased the number of authorized shares and issued an aggregate of 3,706,805 shares of its common stock and warrants to accredited investors upon the automatic conversion of principal and interest of $1,259,000 and $1,314, respectively, outstanding under the New Convertible Notes.

10. RELATED PARTY TRANSACTIONS

Assets

Accounts receivable – related parties in the amount of $39,837 at September 30, 2020 and December 31, 2019, represented the net realizable value of advances made to separate entities under common management.

See Note 5 – Investments and Fair Value of Financial Instruments, for a discussion of the Company’s investment in warrants of a separate entity under common management.

Expense Sharing

On April 1, 2010, the Company entered into an agreement with a Related Party to share expenses such as office space, support staff and other operating expenses (the “Related Party ESA”). The agreement was amended on January 1, 2017 to reflect the current use of personnel, office space, professional services. During the three and nine months ended September 30, 2020, the Company recorded a contra-expense of $145,777 and $489,634, respectively, and during the three and nine months ended September 30, 2019, the Company recorded a contra-expense of $156,384 and $346,273, respectively, related to the reimbursement of general and administrative expenses as a result of the agreement.

During 2019, the Related Party prepaid $566,132 of its future obligations under the Related Party ESA, in exchange for a 15% reduction in the Related Party’s expense obligations under the Related Party ESA, until the prepayment has been reduced to $0. During the nine months ended September 30, 2020, the Related Party paid an additional $574,000 in connection with the Related Party ESA. The Company applied the contra-expense of $421,964 to its obligations under the Related Party ESA and repaid $579,011 of the amounts owed to the Related Party during the nine months ended September 30, 2020. The prepaid balance of $139,157 as of September 30, 2020, is reflected as loans payable – related parties on the accompanying condensed consolidated balance sheet.

The Company had an expense sharing agreement with a different related entity to share expenses such as office space and other clerical services which was terminated in August 2017. The owners of more than 5% of that entity include (i) GGH’s chairman, and (ii) a more than 5% owner of GGH. The entity owed $396,116 to the Company under the expense sharing agreement at December 31, 2019, of which the entire balance was deemed unrecoverable and reserved. During the nine months ended September 30, 2020, the Company received payments from the entity in the amount of $63,985 and recorded recovery of the bad debt allowance of $63,985. The balance owed to the Company under this expense sharing agreement as of September 30, 2020 is $332,132 of which the entire balance is deemed unrecoverable and is reserved.

11. BENEFIT CONTRIBUTION PLAN

The Company sponsors a 401(k) profit-sharing plan (“401(k) Plan”) that covers substantially all of its employees in the United States. The 401(k) Plan provides for a discretionary annual contribution, which is allocated in proportion to compensation. In addition, each participant may elect to contribute to the 401(k) Plan by way of a salary deduction.

A participant is always fully vested in their account, including the Company’s contribution. For the three and nine months ended September 30, 2020, the Company recorded a charge associated with its contribution of $6,512 and $24,945 respectively, and for the three and nine months ended September 30, 2019, the Company recorded a charge associated with its contribution of $10,959 and $39,802, respectively. This charge has been included as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations. The Company issues shares of its common stock to settle these obligations based on the fair market value of its common stock on the date the shares are issued (shares were issued at $0.35 per share during 2019). As of September 30, 2020, shares have not yet been issued in satisfaction of the previous year’s 401(k) obligation.

F-19

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

12. TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIENCY

Authorized Shares

On September 3, 2020, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 150,000,000.

Units

On September 2, 2020, the Company issued 3,706,805 Units upon the conversion of the New Convertible Notes. (See Note 9 – Convertible Debt Obligations).

During the three and nine months ended September 30, 2020, the Company sold 3,532,941 Units to accredited investors with a substantive pre-existing relationship with the Company for aggregate proceeds of $1,201,200 and issued an aggregate of 413,530 Units to accredited investors in exchange for subscriptions receivable in the aggregate amount of $140,600. All subscriptions receivable were collected in full during October 2020.

Series B Preferred Stock

On March 29, 2020, the Company’s Board of Directors as well as the holders of the Series B Convertible Preferred Stock approved an Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Third Amendment”) which extends the period in which holders of the Series B Shares may voluntarily elect to convert such shares into shares of common stock of the Company to December 31, 2020. In addition, the Series B Amendment extends the date upon which the Company shall redeem all then-outstanding Series B Shares and all unpaid accrued and accumulated dividends to December 31, 2020.

On February 18, 2020, GGH repurchased 1,600 shares of the Series B Preferred Stock from a shareholder at $10 per share and paid accrued dividends of $2,451.

The Series B stockholders are entitled to cumulative cash dividends at an annual rate of 8% of the Series B liquidation value (equal to face value of $10 per share), as defined, payable when, as and if declared by the Board of Directors. Dividends earned by the Series B stockholders were $181,281 and $540,217 for the three and nine months ended September 30, 2020, respectively, and were $181,746 and $539,311 for the three and nine months ended September 30, 2019, respectively. Dividends payable of $82,772 are included in the current portion of other liabilities at September 30, 2020. Cumulative unpaid and undeclared dividends in arrears related to the Series B totaled $1,804,578 and $1,264,361 as of September 30, 2020 and December 31, 2019, respectively. (See Note 16 – Subsequent Events)

Accumulated Other Comprehensive Income

For three and nine months ended September 30, 2020, the Company recorded a gain (loss) of $(17,837) and $400,686, respectively, of foreign currency translation adjustments as accumulated other comprehensive income, and for the three and nine months ended September 30, 2019, the Company recorded a gain of $365,350 and $730,767, respectively, primarily related to fluctuations in the Argentine peso to United States dollar exchange rates (see Note 3 – Summary of Significant Accounting Policies, Highly Inflationary Status in Argentina).

Warrants

During the nine months ended September 30, 2020, the Company issued one-year warrants for the purchase of 7,653,276 shares of its common stock, together with shares of common stock, as part of the Units sold or issued upon the conversion of convertible debt during the period. (See Note 9, Convertible Debt Obligations). The warrants are exercisable at $0.34 per share.

A summary of warrants activity during the nine months ended September 30, 2020 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, January 1, 2020	566,742	$2.11
Issued	7,653,276	0.34
Exercised	-	-
Cancelled	-	-
Expired	(158,791)	0.84
Outstanding, September 30, 2020	8,061,227	$0.43	0.9	$-

Exercisable, September 30, 2020	8,061,227	$0.43	0.9	$-

F-20

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

A summary of outstanding and exercisable warrants as of September 30, 2020 is presented below:

Warrants Outstanding			Warrants Exercisable
Exercise Price	Exercisable Into	Outstanding Number of Warrants	Weighted Average Remaining Life in Years	Exercisable Number of Warrants

$0.34	Common Stock	7,653,276	1.0	7,653,276
$2.00	Common Stock	281,660	0.9	281,660
$2.50	Common Stock	126,291	0.5	126,291
	Total	8,061,227		8,061,227

Stock Options

On September 28, 2020, the Company granted five-year options for the purchase of 1,535,000 shares of the Company’s common stock under the 2018 Plan, of which options for the purchase of 1,135,000 shares of the Company’s common stock were granted to certain employees of the Company, options for the purchase of 300,000 shares of the Company’s common stock were granted to certain members of the Board of Directors and options for the purchase of 100,000 shares of the Company’s common stock were granted to consultants. The options had an exercise price of $0.605 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $263,642, which will be recognized ratably over the vesting period.

The Company has computed the fair value of options granted using the Black-Scholes option pricing model. Assumptions used in applying the Black-Scholes option pricing model during the nine months ended September 30, 2020 are as follows:

	For the Nine Months Ended
	September 30,
	2020	2019

Risk free interest rate	0.16 - 0.26%	1.84 - 2.43%
Expected term (years)	3.6 - 5.0	3.6 - 5.0
Expected volatility	58.00%	52.00%
Expected dividends	0.00%	0.00%

The weighted average estimated fair value of the stock options granted during the nine months ended September 30, 2020 was approximately $0.17 per share. The weighted average estimated fair value of the stock options granted during the nine months ended September 30, 2019 was approximately $0.13 per share.

During the three and nine months ended September 30, 2020, the Company recorded stock-based compensation expense of $56,413 and $262,670, respectively, and during the three and nine months ended September 30, 2019, the Company recorded stock-based compensation expense of $105,178 and $331,680, respectively related to the amortization of stock option grants, and which is reflected in general and administrative expenses in the accompanying condensed consolidated statements of operations. As of September 30, 2020, there was $862,823 of unrecognized stock-based compensation expense related to stock option grants that will be amortized over a weighted average period of 2.66 years.

F-21

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

A summary of GGH stock options activity during the nine months ended September 30, 2020 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, January 1, 2020	9,550,640	$0.78
Granted	1,535,000	0.61
Exercised	-	-
Expired	(1,287,625)	1.19
Forfeited	(588,429)	0.59
Outstanding, September 30, 2020	9,209,586	$0.70	3.3	$-

Exercisable, September 30, 2020	3,839,088	$0.95	2.5	$-

The following table presents information related to GGH stock options at September 30, 2020:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life in Years	Exercisable Number of Options

$0.385	3,539,890	3.6	997,474
$0.539	1,290,000	3.0	645,012
$0.605	1,535,000	-	-
$0.770	1,199,690	2.4	807,818
$1.100	945,006	2.1	688,784
$2.200	700,000	1.0	700,000
	9,209,586	2.5	3,839,088

Gaucho Group, Inc. Stock Options

As of September 30, 2020, options to purchase 2,280,000 shares of GGI common stock are outstanding under the 2018 Gaucho Plan.

13. LEASES

The Company leased one corporate office in New York, New York, through an operating lease agreement (the “New York Lease”), which was set to expire on August 31, 2020. Effective May 31, 2020, the Company terminated the New York Lease. As consideration of the termination, the landlord is entitled to retain and apply the full amount of the $61,284 security deposit as a partial payment of the rent and the additional rent due and payable under the lease. The Company paid the landlord the following additional amounts: (i) $5,683, representing the additional amount of unpaid rent and additional rent due and payable under the lease through the termination date, and (ii) $11,860, representing the landlord’s cost for the post-termination date cleaning of the premises. The Company recognized a loss of $39,367 in connection with the termination of the lease and the derecognition of the ROU asset and related lease liability.

As of September 30, 2020, the Company had no leases that were classified as a financing lease and did not have any additional operating and financing leases that have not yet commenced.

F-22

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Total operating lease expenses were $0 and $154,177, for the three and nine months ended September 30, 2020, respectively, and were $57,816 and $173,448 for the three and nine months ended September 30, 2019, respectively, Lease expenses are recorded in general and administrative expenses on the unaudited condensed consolidated statements of operations.

Supplemental cash flows information related to leases was as follows:

	For the Nine Months Ended
	September 30,
	2020	2019

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$78,827	$179,092

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$-	$361,020

Weighted Average Remaining Lease Term:
Operating leases	0.00 years	0.92 years

Weighted Average Discount Rate:
Operating leases	8.0%	8.0%

14. SEGMENT DATA

Prior to the commencement of GGI operations, the Company’s chief operating decision-maker (CODM) reviewed the operating results of the Company on an aggregate basis and managed the Company’s operations as a single operating segment. As a result of the commencement of GGI operations in the fourth quarter of 2019, the Company’s financial position and results of operations are classified into three reportable segments, consistent with how the CODM makes decisions about resource allocation and assesses the Company’s performance.

●	Real Estate Development, through AWE and TAR, including hospitality and winery operations, which support the ALGODON® brand.
●	Fashion (e-commerce), through GGI, including the manufacture and sale of high-end fashion and accessories sold through an e-commerce platform.
●	Corporate, consisting of general corporate overhead expenses not directly attributable to any one of the business segments.

F-23

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The Company has recast its financial information and disclosures for the prior period to reflect the segment disclosures as if the current presentation had been in effect throughout all periods presented. The following tables present segment information for the three and nine months ended September 30, 2020 and 2019:

	For the Three Months Ended September 30, 2020				For the Nine Months Ended September 30, 2020
	Real Estate Development	Fashion (e-commerce)	Corporate(1)	TOTAL	Real Estate Development	Fashion (e-commerce)	Corporate(1)	TOTAL
Revenues	$60,228	$-	$-	$60,228	$473,797	$749	$-	$474,546
Revenues from Foreign Operations	$60,228	$-	$-	$60,228	$473,797	$-	$-	$473,797
Loss from Operations	$(48,463)	$(154,612)	$(804,012)	$(1,007,087)	$(894,842)	$(723,921)	$(2,089,407)	$(3,708,170)

	For the Three Months Ended September 30, 2019				For the Nine Months Ended September 30, 2019
	Real Estate Development	Fashion (e-commerce)	Corporate(1)	TOTAL	Real Estate Development	Fashion (e-commerce)	Corporate(1)	TOTAL
Revenues	$231,231	$-	$-	$231,231	$940,459	$-	$-	$940,459
Revenues from Foreign Operations	$231,231	$-	$-	$231,231	$940,459	$-	$-	$940,459
Loss from Operations	$(361,267)	$(180,414)	$(928,968)	$(1,470,649)	$(951,975)	$(695,275)	$(3,022,679)	$(4,669,929)

(1) Unallocated corporate operating losses resulting from general corporate overhead expenses not directly attributable to any one of the business segments.

15. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. After consulting legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable.

F-24

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Employment Agreement

On September 28, 2015, the Company entered into an employment agreement with Scott Mathis, the Company’s CEO (the “Employment Agreement”). Among other things, the agreement provided for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. The Board of Directors extended the Employment Agreement on various dates such that as of March 29, 2020 the Employment Agreement, as amended, expires on December 31, 2020. All other terms of the Employment Agreement remain the same. The Board of Directors also approved the payment of Mr. Mathis’ cost of living salary adjustment of 3% for the years 2019 and 2020 to be paid in equal monthly installments beginning January 1, 2021, provided the Company has uplisted to a national stock exchange. The Board of Directors granted a retention bonus to Mr. Mathis that consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. The current market value of the lot is $115,000, and before ownership of the lot can be transferred to Mr. Mathis, the Company must be legally permitted to issue a deed for the property. Mr. Mathis is eligible to receive a pro-rata portion of the bonus if his employment is terminated before the end of the Retention Period.

Due to economic circumstances related to the global coronavirus outbreak 2019 (COVID-19), on March 13, 2020, Mr. Mathis voluntarily deferred payment of 85% of his salary through August 21, 2020. The Company is accruing all compensation not paid to Mr. Mathis pursuant to his employment agreement until the Company has sufficient funds to pay his full compensation. On August 26, 2020, the Company paid out $68,000 which was owed to Mr. Mathis in connection with his deferred compensation. The balance owed to Mr. Mathis as of September 30, 2020 is $107,485.

16. SUBSEQUENT EVENTS

Management has evaluated all subsequent events to determine if events or transactions occurring through the date the condensed consolidated financial statements were issued, require adjustment to or disclosure in the accompanying condensed consolidated financial statements.

Common Stock

On October 3, 2020, the Company issued 142,597 shares of common stock at a price per share of $0.37 in settlement of its matching obligations for the year ended December 31, 2019 under the Company’s 401(k) profit sharing plan.

On October 23, 2020, the Company issued 125,000 shares of common stock at a price per share of $0.40 to Middleton White Imports LTD (“Middleton”) as consideration for unpaid consulting services provided by Middleton and James Galtieri.

On October 30, 2020, the Company entered into an advisory agreement and underwriting engagement letter with Kingswood Capital Markets and issued 1,011,643 shares of common stock as consideration, which represents 1% of the fully diluted common stock outstanding of the Company.

Series B Preferred Stock

On October 18, 2020, holders of a majority of the issued and outstanding shares of Series B Shares of the Company approved an amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Amendment”) which allows for dividends to be paid in either cash or shares of common stock. On October 23, 2020, the Board declared a total of $1,626,306 in dividends payable in common stock at a rate equivalent to the average closing price of the common stock on the seven trading days preceding October 23, 2020, and issued an aggregate of 2,755,803 shares of common stock to Series B stockholders for dividends payable.

Units

Between October 14, 2020 and October 29, 2020, the Company sold Units in an aggregate amount of $75,000 to accredited investors with a substantive pre-existing relationship with the Company.

Employment Agreement

On October 2, 2020, the Company paid a total of $73,812 to Mr. Mathis in connection with his deferred compensation. (See Note 15 – Commitments and Contingencies)

Foreign Currency Exchange Rates

The Argentine peso to United States dollar exchange rate was 79.6063, 76.1757 and 59.8979 at November 13, September 30, 2020 and December 31, 2019, respectively.

The British pound to United States dollar exchange rate was 0.7599, 0.7768 and 0.7541 at November 13, September 30, 2020, and December 31, 2019, respectively.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Gaucho Group Holdings, Inc. and Subsidiaries,

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gaucho Group Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, changes in temporary equity and stockholders’ deficiency and cash flows for each of the two years in the period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for leases in 2019 due to the adoption of the guidance in ASC Topic 842, Leases.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2013.

New York, NY
March 30, 2020

F-26

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018

Assets

Current Assets
Cash	$40,378	$58,488
Accounts receivable, net of allowance of $126,216 and $1,681 at December 31, 2019 and 2018, respectively	335,622	457,745
Accounts receivable - related parties, net of allowance of $514,087 at each of December 31, 2019 and 2018, respectively	39,837	71,650
Advances to employees	281,783	281,783
Inventory	1,163,260	1,033,895
Real estate lots held for sale	139,492	139,492
Operating lease right-of-use asset	148,581	-
Investment	74,485	-
Prepaid expenses and other current assets	205,309	193,360

Total Current Assets	2,428,747	2,236,413

Long Term Assets
Property and equipment, net	2,914,715	2,972,364
Prepaid foreign taxes, net	474,130	369,590
Investment - related parties	3,470	7,840
Deposits	99,298	61,284

Total Assets	$5,920,360	$5,647,491

The accompanying notes are an integral part of these consolidated financial statements.

F-27

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,
	2019	2018

Liabilities, Temporary Equity and Stockholders’ Deficiency

Current Liabilities
Accounts payable	$823,762	$497,817
Accrued expenses, current portion	1,122,345	1,185,367
Deferred revenue	899,920	1,038,492
Operating lease liabilities	157,826	-
Loans payable, current portion, net of debt discount	781,719	871,106
Loans payable - related parties	566,132	-
Debt obligations, net of discount	1,270,354	2,732,654
Investor deposits	29,950	-
Other current liabilities	85,945	99,901

Total Current Liabilities	5,737,953	6,425,337

Long Term Liabilities
Accrued expenses, non-current portion	86,398	57,786
Loans payable, non-current portion, net of debt discount	96,583	234,791

Total Liabilities	5,920,934	6,717,914

Commitments and Contingencies

Series B convertible redeemable preferred stock, par value $0.01 per share, 902,670 shares authorized, issued and outstanding at December 31, 2019 and 2018, respectively. Liquidation preference of $10,376,284 at December 31, 2019.	9,026,824	9,026,824

Stockholders’ Deficiency

Preferred stock, 11,000,000 shares authorized:
Series A convertible preferred stock, par value $0.01 per share; 10,097,330 shares authorized; no shares are available for issuance.	-	-
Common stock, par value $0.01 per share; 80,000,000 shares authorized; 60,321,615 and 46,738,533 shares issued and 60,271,082 and 46,688,000 shares outstanding as of December 31, 2019 and 2018, respectively.	603,215	467,384
Additional paid-in capital	90,675,518	83,814,442
Accumulated other comprehensive loss	(12,399,833)	(13,110,219)
Accumulated deficit	(87,886,307)	(81,222,499)
Treasury stock, at cost, 50,533 shares at December 31, 2019 and 2018	(46,355)	(46,355)

Total Gaucho Group Holdings, Inc. Stockholders’ Deficiency	(9,053,762)	(10,097,247)

Non-controlling interest	26,364	-

Total Stockholders’ Deficiency	(9,027,398)	(10,097,247)

Total Liabilities, Temporary Equity and Stockholders’ Deficiency	$5,920,360	$5,647,491

The accompanying notes are an integral part of these consolidated financial statements.

F-28

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2019	2018

Sales	$1,284,437	$3,099,608
Cost of sales	(1,040,339)	(1,441,696)
Gross profit	244,098	1,657,912
Operating Expenses (Income)
Selling and marketing	482,677	317,404
General and administrative	6,428,625	6,423,540
Depreciation and amortization	196,438	171,749
Gain from insurance settlement	(165,508)	-
Total operating expenses	6,942,232	6,912,693
Loss from Operations	(6,698,134)	(5,254,781)

Other Expense (Income)
Interest expense, net	360,413	611,297
Gains from foreign currency transactions	(101,732)	(187,660)
Total other expense	258,681	423,637
Net Loss	(6,956,815)	(5,678,418)
Net loss attributable to non-controlling interest	293,007	-
Series B preferred stock dividends	(721,057)	(724,108)
Net Loss Attributable to Common Stockholders	$(7,384,865)	$(6,402,526)

Net Loss per Common Share	$(0.14)	$(0.14)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	54,649,883	44,889,732

The accompanying notes are an integral part of these consolidated financial statements.

F-29

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2019	2018

Net loss	$(6,956,815)	$(5,678,418)
Other comprehensive gain (loss):
Foreign currency translation adjustments	710,386	(2,314,409)
Comprehensive loss	(6,246,429)	(7,992,827)
Comprehensive loss attributable to non-controlling interests	293,007	-
Comprehensive loss attributable to controlling interests	$(5,953,422)	$(7,992,827)

The accompanying notes are an integral part of these consolidated financial statements.

F-30

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN TEMPORARY EQUITY AND
STOCKHOLDERS’ DEFICIENCY

	Series B Convertible Redeemable						Additional	Accumulated Other		Gaucho Group Holdings	Non	Total
	Preferred Stock		Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated	Stockholders’	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficiency	Interest	Deficiency
Balance - January 1, 2018	902,670	$9,026,824	43,067,546	430,674	4,411	(14,070)	80,902,967	(10,795,810)	(75,544,081)	(5,020,320)	-	(5,020,320)
Stock-based compensation:
Common stock issued in satisfaction of 401(k) profit sharing liability	-	-	116,284	1,163	-	-	80,236	-	-	81,399	-	81,399
Options and warrants	-	-	-	-	-	-	716,249	-	-	716,249	-	716,249
Common stock issued for cash	-	-	1,890,993	18,911	-	-	1,304,784	-	-	1,323,695	-	1,323,695
Beneficial conversion feature on convertible debt issued	-	-	-	-	-	-	227,414	-	-	227,414	-	227,414
Common stock issued upon conversion of convertible debt and interest	-	-	1,285,517	12,855	-	-	797,020	-	-	809,875	-	809,875
Dividends declared on Series B convertible redeemable preferred stock	-	-	-	-	-	-	(474,719)	-	-	(474,719)	-	(474,719)
Common stock issued in satisfaction of dividends payable	-	-	378,193	3,781	-	-	260,491	-	-	264,272	-	264,272
Common stock returned to the Company to satisfy receivable	-	-	-	-	46,122	(32,285)	-	-	-	(32,285)	-	(32,285)
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(5,678,418)	(5,678,418)	-	(5,678,418)
Other comprehensive loss	-	-	-	-	-	-	-	(2,314,409)	-	(2,314,409)	-	(2,314,409)
Balance - December 31, 2018	902,670	9,026,824	46,738,533	467,384	50,533	(46,355)	83,814,442	(13,110,219)	(81,222,499)	(10,097,247)	-	(10,097,247)
Stock-based compensation:
Common stock issued in satisfaction of 401(k) profit sharing liability	-	-	181,185	1,812	-	-	61,602	-	-	63,414	-	63,414
Options and warrants	-	-	-	-	-	-	432,187	-	-	432,187	-	432,187
Common stock issued for cash	-	-	13,173,428	131,734	-	-	4,478,966	-	-	4,610,700	-	4,610,700
Common stock issued upon conversion of convertible debt and interest	-	-	83,587	836	-	-	51,824	-	-	52,660	-	52,660
Debt converted to common stock of GGI	-	-	-	-	-	-	1,787,237	-	-	1,787,237	319,371	2,106,608
Common stock issued in satisfaction of debt obligations	-	-	144,882	1,449	-	-	49,260	-	-	50,709	-	50,709
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(6,663,808)	(6,663,808)	(293,007)	(6,956,815)
Other comprehensive income	-	-	-	-	-	-	-	710,386	-	710,386	-	710,386
Balance - December 31, 2019	902,670	$9,026,824	60,321,615	603,215	50,533	(46,355)	90,675,518	(12,399,833)	(87,886,307)	(9,053,762)	26,364	(9,027,398)

The accompanying notes are an integral part of these consolidated financial statements.

F-31

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2019	2018

Cash Flows from Operating Activities
Net loss	$(6,956,815)	$(5,678,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation:
401(k) stock	55,196	63,414
Options and warrants	432,187	716,249
Gain on foreign currency translation	(101,732)	(187,660)
Net realized and unrealized investment losses	4,370	18,561
Depreciation and amortization	196,438	171,749
Loss on disposal of asset	401	-
ROU asset amortization	212,441	-
Amortization of debt discount	21,336	259,709
Provision for (recovery of) uncollectible assets	126,157	(163,613)
Write-down of inventory	193,564	-
Decrease (increase) in assets:
Accounts receivable	(181,247)	281,677
Inventory	(322,929)	(191,973)
Deposits	(38,014)	-
Prepaid expenses and other current assets	(116,563)	(255,240)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	615,792	724,014
Changes in operating lease liabilities	(203,196)	-
Deferred revenue	(3,841)	(185,147)
Other liabilities	(13,956)	80,745
Total Adjustments	876,404	1,332,485
Net Cash Used in Operating Activities	(6,080,411)	(4,345,933)
Cash Flows from Investing Activities
Purchase of property and equipment	(139,271)	(292,213)
Purchase of investment	(74,485)	-
Net Cash Used in Investing Activities	(213,756)	(292,213)
Cash Flows from Financing Activities
Proceeds from loans payable	-	580,386
Proceeds from loans payable - related parties	566,132	-
Repayments of loans payable	(197,034)	(199,910)
Proceeds from convertible debt obligations	786,000	3,507,530
Repayments of debt obligations	(95,500)	-
Dividends paid in cash	-	(127,502)
Proceeds from common stock offering	4,610,700	1,323,695
Proceeds from investor deposits	29,950	-
Net Cash Provided by Financing Activities	5,700,248	5,084,199
Effect of Exchange Rate Changes on Cash	575,809	(745,868)
Net Decrease in Cash	(18,110)	(299,815)
Cash - Beginning of Year	58,488	358,303
Cash - End of Year	$40,378	$58,488

The accompanying notes are an integral part of these consolidated financial statements.

F-32

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Years Ended
	December 31,
	2019	2018
Supplemental Disclosures of Cash Flow Information:
Interest paid	$333,091	$358,114
Income taxes paid	$-	$-

Non-Cash Investing and Financing Activity
Accrued stock based compensation converted to equity	$63,414	$81,399
Debt and interest payable converted to equity	$52,660	$809,875
Notes payable exchanged for common stock of GGI	$2,106,608	$-
Common stock issued in satisfaction of debt obligations	$50,709	$-
Common stock returned to Company to satisfy receivable	$-	$32,285
Beneficial conversion feature	$-	$227,414
Dividends declared on Series B Convertible Redeemable Preferred Stock	$-	$474,719
Common stock issued to satisfy dividends payable	$-	$264,272

The accompanying notes are an integral part of these consolidated financial statements.

F-33

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

Through its subsidiaries, Gaucho Group Holdings, Inc. (“Company”, “GGH”), a Delaware corporation that was incorporated on April 5, 1999, currently invests in, develops and operates international real estate projects. Effective October 1, 2018, the Company changed its name from Algodon Wines & Luxury Development, Inc. to Algodon Group, Inc., and effective March 11, 2019, the Company changed its name from Algodon Group, Inc. to Gaucho Group Holdings, Inc.

As wholly owned subsidiaries of GGH, InvestProperty Group, LLC (“IPG”) and Algodon Global Properties, LLC (“AGP”) operate as holding companies that invest in, develop and operate global real estate and other lifestyle businesses such as wine production and distribution, golf, tennis, and restaurants. GGH operates its properties through its ALGODON® brand. IPG and AGP have invested in two ALGODON® brand projects located in Argentina. The first project is Algodon Mansion, a Buenos Aires-based luxury boutique hotel property that opened in 2010 and is owned by the Company’s subsidiary, The Algodon – Recoleta, SRL (“TAR”). The second project is the redevelopment, expansion and repositioning of a Mendoza-based winery and golf resort property now called Algodon Wine Estates (“AWE”), the integration of adjoining wine producing properties, and the subdivision of a portion of this property for residential development. GGH’s wholly owned subsidiary Algodon Europe, Ltd., is a United Kingdom wine distribution company. GGH also holds a 79% ownership interest in its subsidiary Gaucho Group, Inc. (“GGI”) which began operations in 2019 for the manufacture, distribution and sale of high-end luxury fashion and accessories through an e-commerce platform.

2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company incurred losses of $6,956,815 and $5,678,418 during the years ended December 31, 2019 and 2018, respectively. Cash used in operating activities was $6,080,411 and $4,345,933 for the years ended December 31, 2019 and 2018, respectively. Based upon projected revenues and expenses, the Company believes that it may not have sufficient funds to operate for the next twelve months from the date these financial statements are made available. Further, while the Company plans to apply to NASDAQ later this year to uplist its common stock, should that effort not be successful, the Company would be required, on December 31, 2020, to redeem all Series B Shares that have not been previously converted to common stock. The cost to redeem these shares would likely have a materially adverse effect on the Company’s financial position and would likely require either the liquidation of certain Company assets or an effort to raise new equity or debt financing. Whether the Company would be able to consummate any such transaction, should it need to do so, on economically beneficial terms or otherwise, cannot be presently known. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern. During the year ended December 31, 2019 the Company funded its operations with the net proceeds of debt and equity financing of $5,700,248.

The Company presently has enough cash on hand to sustain its operations on a month to month basis. If the Company is not able to obtain additional sources of capital, it may not have sufficient funds to continue to operate the business for twelve months from the date these financial statements are issued. Historically, the Company has been successful in raising funds to support its capital needs. Management believes that it will be successful in obtaining additional financing; however, no assurance can be provided that the Company will be able to do so. Further, there is no assurance that these funds will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail its operations and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy.

In December 2019, the 2019 novel coronavirus (“COVID-19”) surfaced in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020. The impacts of the outbreak are unknown and rapidly evolving. To date the outbreak has not had a material adverse impact on our operations. However, the future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain COVID-19.

These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of Gaucho Group Holdings, Inc. and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Non-Controlling Interest

As a result of the conversion of certain convertible debt into shares of GGI common stock, GGI investors obtained a 21% ownership interest in GGI, which is recorded as a non-controlling interest. The profits and losses of GGI are allocated between the controlling interest and the non-controlling interest in the same proportions as their membership interest. (See Note 11 – Debt Obligations)

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, the Company must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions of the Company include the valuation of equity instruments, the value of right-of-use assets and related lease liabilities, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

Highly Inflationary Status in Argentina

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, the Company has transitioned its Argentine operations to highly inflationary status as of July 1, 2018.

For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Under highly inflationary accounting, the Company’s Argentina subsidiaries’ functional currency became the United States dollar. Nonmonetary assets and liabilities existing on July 1, 2018 (the date that the Company adopted highly inflation accounting) were translated using the Argentina Peso to United States Dollar exchange rate in effect on June 30, 2018, which was 28.880. Since the adoption of highly inflationary accounting, activity in nonmonetary assets and liabilities is translated using historical exchange rates, monetary assets and liabilities are translated at using the exchange rate at the balance sheet date, and income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in income (loss) on foreign currency translation on the accompanying statements of operations. During the years ended December 31, 2019 and 2018, the Company recorded gains on foreign currency transactions of $101,732 and $187,660, respectively, as a result of the net monetary liability position of its Argentine subsidiaries.

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States dollar, Argentine peso and British pound) except for the Company’s Argentine subsidiaries since July 1, 2018, as described above. Prior to the transition of Argentine operations to highly inflationary status on July 1, 2018, these foreign subsidiaries translated assets and liabilities from their local currencies to U.S. dollars using period end exchange rates while income and expense accounts were translated at the average rates in effect during the during the period. The resulting translation adjustment is recorded as part of other comprehensive loss, a component of stockholders’ deficit. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from transactions denominated in non-functional currencies are recognized in earnings.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The guidance requires other comprehensive loss to include foreign currency translation adjustments.

Accounts Receivable

Accounts receivable primarily represent receivables from hotel guests who occupy rooms and wine sales to commercial customers. The Company provides an allowance for doubtful accounts when it determines that it is more likely than not a specific account will not be collected. Bad debt expense for the years ended December 31, 2019 and 2018 was $126,157 and $367, respectively. Write-offs of accounts receivable for the years ended December 31, 2019 and 2018 were $516 and $422, respectively.

Inventory

Inventories are comprised primarily of vineyard in process, wine in process, finished wine, food and beverage items, plus luxury clothes and accessories which are stated at the lower of cost or net realizable value (which is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation), with cost being determined on the first-in, first-out method. Costs associated with winemaking, and other costs associated with the creation of products for resale, are recorded as inventory. Costs of producing samples for marketing purposes are expensed as incurred and are included in selling and marketing expense on the accompanying statements of operations. Vineyard in process represents the monthly capitalization of farming expenses (including farming labor costs, usage of farming supplies and depreciation of the vineyard and farming equipment) associated with the growing of grape, olive and other fruits during the farming year which culminates with the February/March harvest. Wine in process represents the capitalization of costs during the winemaking process (including the transfer of grape costs from vineyard in process, winemaking labor costs and depreciation of winemaking fixed assets, including tanks, barrels, equipment, tools and the winemaking building). Finished wines represents wine available for sale and includes the transfer of costs from wine in process once the wine is bottled and labeled. Other inventory consists of olives, other fruits, golf equipment and restaurant food.

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with general practice within the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year. The Company carries inventory at the lower of cost or net realizable value in accordance with ASC 330 “Inventory” and reduces the carrying value of inventories that are obsolete or in excess of estimated usage to estimated net realizable value. The Company’s estimates of net realizable value are based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. The Company records an allowance for excess, slow moving, and obsolete inventory, calculated as the difference between the cost of inventory and net realizable value. Inventory allowances are charged to cost of sales and establish a lower cost basis for the inventory. If future demand and/or pricing for the Company’s products are less than previously estimated, then the carrying value of the inventories may be required to be reduced, resulting in additional expense and reduced profitability. During the year ended December 31, 2019, the Company recorded $193,564 of write-down related to obsolete and excess inventory.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the lesser of (a) the useful life of the asset; or (b) the remaining lease term.

The estimated useful lives of property and equipment are as follows:

Buildings	10 - 30 years
Furniture and fixtures	3 - 10 years
Vineyards	7 - 20 years
Machinery and equipment	3 - 20 years
Leasehold improvements	3 - 5 years
Computer hardware and software	3 - 5 years

The Company capitalizes internal vineyard improvement costs when developing new vineyards or replacing or improving existing vineyards. These costs consist primarily of the costs of the vines and expenditures related to labor and materials to prepare the land and construct vine trellises. Expenditures for repairs and maintenance are charged to operating expense as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income. Real estate development consists of costs incurred to ready the land for sale, including primarily costs of infrastructure as well as master plan development and associated professional fees. Such costs are allocated to individual lots proportionately based on square meters and those allocated costs will be derecognized upon the sale of individual lots. Given that they are not placed in service until they are sold, capitalized real estate development costs are not depreciated. Land is an inexhaustible asset and is not depreciated.

Real Estate Lots Held for Sale

As the development of a real estate lot is completed and the lot becomes available for immediate sale in its present condition, the lot is marketed for sale and is included in real estate lots held for sale on the Company’s balance sheet. Real estate lots held for sale are reported at the lower of carrying value or fair value less cost to sell. If the carrying value of a real estate lot held for sale exceeds its fair value less estimated selling costs, an impairment charge is recorded. The Company did not record any impairment charge in connection with real estate lots held for sale during the years ended December 31, 2019 or 2018.

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Debt

The Company records a beneficial conversion feature (“BCF”) related to the issuance of notes which are convertible at a price that is below the market value of the Company’s stock when the note is issued. The intrinsic value of the BCF is recorded as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

Derivative Financial Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with FASB ASC 815 “Derivatives and Hedging” (“ASC 815”).  Embedded derivatives are valued separately from the host instrument and are recognized as derivative liabilities in the Company’s balance sheet. Fair value accounting requires measurement of embedded derivatives at fair value. Changes in the fair value of derivative instruments are recognized in results of operation during the period of change.

Sequencing Policy

Under ASC 815-40-35 (“ASC 815”), the Company has adopted a sequencing policy, whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuances of securities granted as compensation in a share-based payment arrangement are not subject to the sequencing policy.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award on the date of grant. The fair value amount of the shares expected to ultimately vest is then recognized over the period for which services are required to be provided in exchange for the award, usually the vesting period. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period that the estimates are revised. The Company accounts for forfeitures as they occur.

Concentrations

The Company maintains cash with major financial institutions. Cash held in US bank institutions is currently insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 at each institution. No similar insurance or guarantee exists for cash held in Argentina bank accounts. There were aggregate uninsured cash balances of $29,027 and $48,929 at December 31, 2019 and 2018, respectively, which represents cash held in Argentine bank accounts.

Foreign Operations

The following summarizes key financial metrics associated with the Company’s continuing operations (these financial metrics are immaterial for the Company’s operations in the United Kingdom):

	As of
	December 31,
	2019	2018
Assets - Argentina	$5,020,787	$5,151,626
Assets - U.S.	899,573	495,865
Total Assets	$5,920,360	$5,647,491

Liabilities - Argentina	$2,373,203	$4,440,345
Liabilities - U.S.	3,547,731	2,277,569
Total Liabilities	$5,920,934	$6,717,914

F-38

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	For the Years Ended
	December 31,
	2019	2018
Revenues - Argentina	$1,272,772	$3,099,608
Revenues - U.S.	11,665	-
Total Revenues	$1,284,437	$3,099,608

Net loss - Argentina	$(1,559,766)	$(499,101)
Net loss - U.S.	(5,397,049)	(5,179,317)
Total Net Loss	$(6,956,815)	$(5,678,418)

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets for the years ended December 31, 2019 and 2018, respectively.

Segment Information

The FASB has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. The Company currently operates in three segments which are the (i) business of real estate development and manufacture, (ii) the sale of high-end fashion and accessories through an e-commerce platform and (iii) its corporate operations. This classification is consistent with how the Company’s chief operating decision maker makes decisions about resource allocation and assesses the Company’s performance.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. ASC Topic 606 provides a single comprehensive model to use in accounting for revenue arising from contracts with customers, and gains and losses arising from transfers of non-financial assets including sales of property and equipment, real estate, and intangible assets. The Company adopted ASC Topic 606 on January 1, 2018 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC Topic 606 did not have a material impact on the Company’s consolidated financial statements as of the date of adoption, and therefore a cumulative-effect adjustment was not required.

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company earns revenues from the sale of real estate lots and sales of food and wine as well as hospitality, food & beverage, other related services, and from the sale of clothing and accessories. The Company recognizes revenue when goods or services are transferred to customers in an amount that reflects the consideration which it expects to receive in exchange for those goods or services. In determining when and how revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The following table summarizes the revenue recognized in the Company’s consolidated statements of operations:

	For the Years Ended
	December 31,
	2019	2018
Real estate sales	$-	$1,467,714
Hotel rooms and events	740,284	882,213
Restaurants	169,600	277,652
Winemaking	180,692	315,741
Golf, tennis and other	182,196	156,288
Clothes and accessories	11,665	-
Total revenues	$1,284,437	$3,099,608

Revenue from real estate lot sales is recorded when the lot is deeded, and legal ownership of the lot is transferred to the customer. To date, twenty-five lots have been sold. During 2018, the Company closed on the sale of all 25 lots and recorded revenue of $1,468,000.

Revenue from the sale of food, wine, agricultural products, clothes and accessories is recorded when the customer obtains control of the goods purchased. Revenues from hospitality and other services are recognized as earned at the point in time that the related service is rendered, and the performance obligation has been satisfied. Revenues from gift card sales are recognized when the card is redeemed by the customer. The Company does not recognize revenue for the portion of gift card values that is not expected to be redeemed (“breakage”) due to the lack of historical data.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes, and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by the Company in connection with agreements to sell barrels of wine, advance deposits received for grapes and other agricultural products, and hotel deposits. Wine barrel and agricultural product advance deposits are recognized as revenues (along with any outstanding balance) when the product is shipped to the purchaser. Hotel deposits are recognized as revenue upon occupancy of rooms, or the provision of services.

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2019 the Company did not recognized any revenue related to the sale of real estate lots which was included in deferred revenues as of December 31, 2018. For the year ended December 31, 2019, the Company did not recognize any revenue related to performance obligations satisfied in previous periods. Contracts related to the sale of wine, agricultural products and hotel services have an original expected length of less than one year. The Company has elected not to disclose information about remaining performance obligations pertaining to contracts with an original expected length of one year or less, as permitted under the guidance.

As of December 31, 2019 and 2018, the Company had deferred revenue of $838,471 and $995,327, respectively, associated with real estate lot sale deposits and had $61,449 and $43,165, respectively, of deferred revenue related to hotel deposits. Sales taxes and value added (“VAT”) taxes collected from customers and remitted to governmental authorities are presented on a net basis within revenues in the consolidated statements of operations.

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method of accounting for income taxes pursuant to FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for taxable temporary differences and operating loss carry forwards. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Loss per Common Share

Basic loss per common share is computed by dividing net loss attributable to GGH common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants and the conversion of convertible instruments.

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	For the Years Ended
	December 31,
	2019	2018
Options	9,550,640	9,499,265
Warrants	566,742	1,229,630
Series B convertible preferred stock	9,026,700	9,026,700
Convertible debt	-	4,631,356
Total potentially dilutive shares	19,144,082	24,386,951

F-41

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operating Leases

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of operating lease right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company is also required to recognize and measure new leases at the adoption date and recognize a cumulative-effect adjustment in the period of adoption using a modified retrospective approach, with certain practical expedients available.

The Company adopted Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”) effective January 1, 2019 and elected to apply the available practical expedients and implemented internal controls and key system functionality to enable the preparation of financial information on adoption. ASC 842 requires the Company to make significant judgments and estimates. As a result, the Company implemented changes to its internal controls related to lease evaluation. These changes include updated accounting policies affected by ASC 842 as well as redesigned internal controls over financial reporting related to ASC 842 implementation. Additionally, the Company has expanded data gathering procedures to comply with the additional disclosure requirements and ongoing contract review requirements. The standard had an impact on the Company’s consolidated balance sheets but did not have an impact on the Company’s consolidated statements of operations or consolidated statements of cash flows upon adoption. The most significant impact was the recognition of ROU assets and lease liabilities of $361,020, respectively, for operating leases, while the Company’s accounting for finance leases remained substantially unchanged. The adoption of ASC 842 did not have a material impact on the Company’s results of operations or cash flows in the current year and prior year comparative periods and as a result, a cumulative-effect adjustment was not required.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2019 and 2018 was $319,919 and $156,006, respectively.

New Accounting Pronouncements

In July 2018, the FASB issued ASU No. 2018-09, “Codification Improvements” (“ASU 2018-09”). ASU 2018-09 provides amendments to a wide variety of topics in the FASB’s Accounting Standards Codification, which applies to all reporting entities within the scope of the affected accounting guidance. The transition and effective date guidance are based on the facts and circumstances of each amendment. Some of the amendments in ASU 2018-09 do not require transition guidance and were effective upon issuance of ASU 2018-09. However, many of the amendments do have transition guidance with effective dates for annual periods beginning after December 15, 2018. The Company adopted ASU 2018-09 effective January 1, 2019. ASU 2018-09 did not have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance if effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. The Company is currently assessing the impact of adopting the updated provisions.

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2019, the FASB issued ASU 2019-01, “Leases (Topic 842): Codification Improvements” (“Topic 842”) (“ASU 2019-01”). These amendments align the guidance for fair value of the underlying asset by lessors that are not manufacturers or dealers in Topic 842 with that of existing guidance. As a result, the fair value of the underlying asset at lease commencement is its cost, reflecting any volume or trade discounts that may apply. However, if there has been a significant lapse of time between when the underlying asset is acquired and when the lease commences, the definition of fair value (in Topic 820, Fair Value Measurement) should be applied. (Issue 1). The ASU also requires lessors within the scope of Topic 942, Financial Services—Depository and Lending, to present all “principal payments received under leases” within investing activities. (Issue 2). Finally, the ASU exempts both lessees and lessors from having to provide certain interim disclosures in the fiscal year in which a company adopts the new leases standard. (Issue 3). The transition and effective date provisions apply to Issue 1 and Issue 2. They do not apply to Issue 3 because the amendments for that Issue are to the original transition requirements in Topic 842. ASU 2019-01 will become effective for the Company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021; early adoption is still permitted for interim and annual reporting periods beginning after December 15, 2018. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (i.e., modified retrospective approach). The Company is currently evaluating ASU 2019-01 and its impact on its consolidated financial statements and financial statement disclosures.

In July 2019, the FASB issued ASU 2019-07, “Codification Updates to SEC Sections — Amendments to SEC Paragraphs Pursuant to SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization and Miscellaneous Updates (SEC Update)” (“ASU 2019-07”). ASU 2019-07 aligns the guidance in various SEC sections of the Codification with the requirements of certain SEC final rules. ASU 2019-07 is effective immediately. The adoption of ASU 2019-07 did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. The Company is evaluating the effect of adopting this new accounting guidance.

4. INVENTORY

Inventory at December 31, 2019 and 2018 is comprised of the following:

	December 31,
	2019	2018
Vineyard in process	$304,067	$232,436
Wine in process	539,380	747,862
Finished wine	23,467	11,003
Clothes and accessories	224,965	-
Other	71,381	42,594
Total	$1,163,260	$1,033,895

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GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2019	2018
Buildings and improvements	$2,026,657	$1,971,057
Real estate development	669,167	587,481
Land	522,225	522,225
Furniture and fixtures	347,819	337,048
Vineyards	199,816	200,217
Machinery and equipment	487,618	492,205
Leasehold improvements	164,375	164,375
Computer hardware and software	231,228	216,082
	4,648,905	4,490,690
Less: Accumulated depreciation and amortization	(1,734,190)	(1,518,326)
Property and equipment, net	$2,914,715	$2,972,364

Depreciation and amortization of property and equipment was $196,438 and $197,729 for the years ended December 31, 2019 and 2018, respectively, of which $196,438 and $171,749 was recorded as expense in the accompanying statement of operations, and $0 and $25,980 was capitalized to inventory, respectively. Most of the Company’s property and equipment is located in Argentina and gross asset costs and accumulated depreciation reported in US dollars are impacted by the devaluation of the Argentine peso relative to the U.S. dollar.

During 2018, real estate development costs in the aggregate of $123,060 incurred in connection with twelve real estate lots that were completed during the period were transferred from property and equipment to real estate lots held for sale on the accompanying consolidated balance sheets.

6. PREPAID FOREIGN TAXES

Prepaid foreign taxes, net, of $474,130 and $369,590 at December 31, 2019 and 2018, respectively, consists primarily of prepaid value added tax (“VAT”) credits. VAT credits are recovered through VAT collections on subsequent sales of products by the Company. Prepaid VAT tax credits do not expire. Prepaid foreign taxes also include Argentine minimum presumed income tax (“MPIT”) credits, which are deemed unrealizable and are fully reserved. MPIT credits expire after ten years.

In assessing the realization of the prepaid foreign taxes, management considers whether it is more likely than not that some portion or all of the prepaid foreign taxes will not be realized. Management considers the historical and projected revenues, expenses and capital expenditures in making this assessment. Based on this assessment, management has recorded a valuation allowance related to MPIT credits of $231,441 and $228,613 as of December 31, 2019 and 2018, respectively. During the year ended December 31, 2018, the Company recorded a credit to the provision for uncollectible assets of $163,980 related to the decrease in reserves against prepaid foreign taxes.

F-44

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. INVESTMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or developed by the Company. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1 - Valued based on quoted prices at the measurement date for identical assets or liabilities trading in active markets. Financial instruments in this category generally include actively traded equity securities.

Level 2 - Valued based on (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in markets that are not active; (c) inputs other than quoted prices that are observable for the asset or liability; or (d) from market corroborated inputs. Financial instruments in this category include certain corporate equities that are not actively traded or are otherwise restricted.

Level 3 - Valued based on valuation techniques in which one or more significant inputs is not readily observable. Included in this category are certain corporate debt instruments, certain private equity investments, and certain commitments and guarantees.

Investments at Fair Value:

As of December 31, 2019	Level 1	Level 2	Level 3	Total
Warrants - Affiliates	$-	$-	$3,470	$3,470
Government Bond	74,485	-	-	74,485

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Warrants - Affiliates	$-	$-	$7,840	$7,840

A reconciliation of Level 3 assets is as follows:

Warrants
Balance - January 1, 2018	$26,401
Unrealized loss	(18,561)
Balance - December 31, 2018	7,840
Unrealized loss	(4,370)
Balance - December 31, 2019	$3,470

Investment at December 31, 2019 consists of the Company’s investment in an Argentine government bond, purchased by the Company on December 3, 2019. The bond had an effective interest rate of 48% per annum and matures on December 31, 2020. There were no material unrealized gains or losses related to the Argentine government bond during the year ended December 31, 2019.

F-45

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Investments – related party at December 31, 2019 consists of warrants for the purchase of common stock of a related, but independent, entity under common management, of which GGH’s Chief Executive Officer (“CEO”) is Chairman and Chief Executive Officer, and GGH’s Chief Financial Officer (“CFO”) is Chief Financial Officer (collectively referred to as “Related Party”). Warrants retained by the Company are marked-to-market at each reporting date using the Black-Scholes option pricing model. Unrealized losses on affiliate warrants of $4,370 were recorded during the year ended December 31, 2019 and $18,561 for the year ended December 31, 2018 are included in revenues on the accompanying consolidated statements of operations.

The fair value of the warrants was determined based on the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the expected share price volatility. Given that such shares were not publicly-traded, the Company developed an expected volatility figure based on a review of the historical volatilities, over a period of time, of similarly positioned public companies within the industry.

The Company’s other short-term financial instruments include cash, accounts receivable, advances and loans to employees, accounts payable, accrued expenses, other liabilities, loans payable and debt obligations. The carrying values of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

8. ACCRUED EXPENSES

Accrued expenses are comprised of the following:

	December 31,
	2019	2018
Accrued compensation and payroll taxes	$210,900	$149,019
Accrued taxes payable - Argentina	170,873	292,535
Accrued interest	484,026	404,239
Other accrued expenses	256,546	339,574
Accrued expenses, current	1,122,345	1,185,367
Accrued payroll tax obligations, non-current	86,398	57,786
Total accrued expenses	$1,208,743	$1,243,153

During May 2015, the Company entered into a payment plan, under which it agreed to pay its Argentine payroll tax obligations over a period of 36 months. The current portion of payments due under the plan is $134,989 and $113,670 as of December 31, 2019 and 2018, respectively, which is included in accrued compensation and payroll taxes above. The non-current portion of accrued expenses represents payments under the plan that are scheduled to be paid after twelve months. The Company incurred interest expenses of $75,704 and $52,209 during the years ended December 31, 2019 and 2018, respectively, related to this payment plan.

F-46

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. DEFERRED REVENUES

Deferred revenues are comprised of the following:

	December 31,
	2019	2018
Real estate lot sales deposits	$838,471	$995,327
Other	61,449	43,165
Total	$899,920	$1,038,492

The Company accepts deposits in conjunction with agreements to sell real estate building lots at Algodon Wine Estates in the Mendoza wine region of Argentina. These lot sale deposits are generally denominated in U.S. dollars. As of December 31, 2018, the Company had executed agreements to sell real estate building lots for aggregate proceeds of $3,725,867. No additional agreements for the sale of real estate building lots were executed during 2019. To date, twenty-five lots have been sold. Revenue is recorded when the sale closes, and the deeds are issued. During 2018, the Company closed on the sale of 25 lots and recorded revenue of $1,468,000.

10. LOANS PAYABLE

The Company’s loans payable are summarized below:

	December 31, 2019			December 31, 2018
	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount

Demand Loan	$6,678	$-	$6,678	$10,647	$-	$10,647
2018 Loan	352,395	-	352,395	464,739	-	464,739
2017 Loan	67,491	-	67,491	168,609	-	168,609
Land Loan	468,500	(16,762)	451,738	500,000	(38,098)	461,902
Total Loans Payable	895,064	(16,762)	878,302	1,143,995	(38,098)	1,105,897
Less: current portion	795,064	(13,345)	781,719	893,995	(22,889)	871,106
Loans Payable, non-current	$100,000	$(3,417)	$96,583	$250,000	$(15,209)	$234,791

On March 31, 2017, the Company received a bank loan in the amount of $519,156 (ARS $8,000,000) (the “2017 Loan”). The 2017 Loan is secured by Algodon Mansion, the Company’s hotel in Argentina, bears interest at 24.18% per annum and is due on March 1, 2021. Principal and interest will be paid in forty-two monthly installments beginning on October 1, 2017 and ending on March 1, 2021. The Company incurred interest expense on this loan of $62,589 and $85,116 during the years ended December 31, 2019 and 2018, respectively. During 2018, the Company defaulted on certain 2017 Loan payments, and as a result, the 2017 Loan is payable upon demand as of December 31, 2019. Of the decrease in principal of $101,118 on the 2017 Loan during the year ended December 31, 2019, $53,278 resulted from principal payments made and $47,840 resulted from the effect of fluctuations in the foreign currency exchange rate during the period.

F-47

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 19, 2017, the Company purchased 845 hectares of land adjacent to its existing property at AWE. The Company paid $100,000 at the date of purchase and executed a note payable in the amount of $600,000, denominated in U.S. dollars (the “Land Loan”) with a stated interest rate of 0% and with quarterly payments of $50,000 beginning on December 18, 2017 and ending August 18, 2021. At the date of purchase, the Company took possession of the property, with full use and access, but will not receive the deed to the property until after $400,000 of the purchase price has been paid. The Company imputed interest on the note at 7% per annum and recorded a discounted note balance of $517,390 on August 19, 2017, which is being amortized over the term of the loan using the effective interest method. Amortization of the note discount in the amount of $21,336 and $32,295 for the years ended December 31, 2019 and 2018, respectively, is recorded as interest expense on the accompanying consolidated statements of operations. The balance on the note was $451,738, net of debt discount of $16,762 on December 31, 2019, of which $355,155 (net of discount of $13,345) is included in loans payable, net, current and $96,583 (net of discount of $3,417) is included in loans payable, net, non-current in the accompanying consolidated balance sheets.

On January 25, 2018 the Company received a bank loan in the amount of $525,000 (the “2018 Loan”), denominated in U.S. dollars. The 2018 Loan bears interest at 6.75% per annum and was due on January 25, 2023. Pursuant to the terms of the 2018 Loan, principal and interest is to be paid in 60 equal monthly installments of $10,311, beginning on February 23, 2018. The Company incurred interest expense of $24,433 and $33,420 on this loan during the years ended December 31, 2019 and 2018, respectively. During 2018, the Company defaulted on certain 2018 Loan payments, and as a result, the 2018 Loan is payable upon demand as of December 31, 2019.

On June 4, 2018 the Company received a loan in the amount of $55,386 (ARS $1,600,000) which bears interest at 10% per month and is due upon demand of the lender (the “Demand Loan”). Interest is paid monthly. The Company incurred interest expense on this loan of $21,953 and $23,427 during years ended December 31, 2019 and 2018, respectively. The decrease in the principal balance of the Demand Loan during the period is the result of changes in the foreign currency exchange rate during the period.

Future minimum principal payments under the loans payable are as follows:

Total
Years ending December 31,	Payment
2020	$795,064
2021	100,000
$895,064

11. DEBT OBLIGATIONS

The Company’s debt obligations as of December 31, 2019 and 2018 are summarized below:

	December 31, 2019			December 31, 2018
	Principal	Interest [1]	Total	Principal	Interest [1]	Total

2010 Debt Obligations	$-	$305,294	$305,294	$-	$279,735	$279,735
2017 Notes	1,170,354	167,341	1,337,695	1,251,854	75,013	1,326,867
Gaucho Notes	100,000	6,260	106,260	1,480,800	18,787	1,499,587
Total Debt Obligations	$1,270,354	$478,895	$1,749,249	$2,732,654	$373,535	$3,106,189

[1] Accrued interest is included as a component of accrued expenses on the accompanying consolidated balance sheets (see Note 8 – Accrued Expenses).

F-48

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During an offering that ended on September 30, 2010, IPG issued convertible notes with an interest rate of 8% and an amended maturity date of March 31, 2011 (the “2010 Debt Obligations”). During 2017, the Company repaid the remaining principal balance of $162,500, such that as of December 31, 2017, there is no principal balance owed on the 2010 Debt Obligations. Accrued interest of $305,294 and $279,735 owed on the 2010 Debt Obligations remained outstanding as of December 31, 2019 and 2018, respectively. The Company incurred interest expense of $25,559 and $24,254 during the years ended December 31, 2019 and 2018, respectively, on the 2010 Debt Obligations. Accrued interest on the 2010 Debt Obligations is not convertible.

On December 31, 2017, the Company sold a convertible promissory note in the amount of $20,000 to an accredited investor, and during 2018, the Company sold additional convertible promissory notes in the aggregate principal amount of $2,026,730 (together, the “2017 Notes”). The 2017 Notes mature 90 days from the date of issuance, bear interest at 8% per annum and were convertible into the Company’s common stock at $0.63 per share, which represented a 10% discount to the price used for the sale of the Company’s common stock at the commitment date. The conversion option represented a beneficial conversion feature in the amount of $227,414 which was recorded as a debt discount with a corresponding credit to additional paid-in capital. Debt discount is amortized over the term of the loan using the effective interest method. On June 30, 2018, principal and interest of $794,875 and $15,000, respectively, were converted into 1,285,517 shares of common stock at a conversion price of $0.63 per share. During 2019, the Company repaid principal and interest of $30,000 and $2,151, respectively, and principal and interest of $51,500 and $1,160, respectively, were converted into 83,587 shares of common stock at a conversion price of $0.63 per share. The Company incurred total interest expense of $95,641 and $317,427 related to this debt during the years ended December 31, 2019 and 2018, respectively, of which $0 and $227,414 represented amortization of debt discount, respectively. The remaining principal balance owed on the 2017 Notes of $1,170,354 is past due as of December 31, 2019. The 2017 Notes matured on June 30, 2019. The principal balance outstanding on the 2017 Notes at December 31, 2019 is no longer convertible, since the notes are past their maturity date. Interest continues to accrue based on the interest rate stated above.

During 2018, the Company’s subsidiary, Gaucho Group, Inc., sold convertible promissory notes in the amount of $1,480,800 to accredited investors. Between January 1, 2019 and March 12, 2019, Gaucho Group, Inc. sold convertible promissory notes in the amount of $786,000 to accredited investors (together, the “Gaucho Notes”). In January 2019, management of GGI gave the option to the noteholders of extending the maturity date from December 31, 2018 to March 31, 2019 of their specific Gaucho Notes. The Gaucho Notes, as amended, bear interest at 7% per annum and mature and became due on March 31, 2019. All holders of Gaucho Notes agreed to extend the maturity date to March 31, 2019. The Gaucho Notes and related accrued interest were convertible into GGI common stock at the option of the holder, at a price representing 20% discount to the share price in a future offering of GGI common stock. During 2019, the Company repaid $65,500 and $3,256 of principal and interest due, respectively, and the Company issued a certain noteholder 144,882 shares of its common stock in satisfaction for a note in the principal and accrued interest amount of $50,000 and $709, respectively. On April 14, 2019, the Company made a one-time offer to the holders of Gaucho Notes to convert the Gaucho Notes into shares of common stock of GGI at a price per share of $0.40, and on June 30, 2019, $2,051,300 and $55,308 of principal and interest, respectively, was converted into 5,266,520 shares of GGI common stock, representing a 21% non-controlling interest in GGI. As of December 31, 2019, principal and interest of $100,000 and $6,260 remain outstanding under the Gaucho Notes. The Company incurred total interest expense of $ $46,746 and $18,786 related to the Gaucho Notes during the years ended December 31, 2019 and 2018, respectively. The principal balance of the Gaucho Notes at December 31, 2019 is no longer convertible, since the notes are past their maturity date. Interest continues to accrue based on the interest rate stated above.

F-49

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. INCOME TAXES

The Company files tax returns in United States (“U.S.”) Federal, state and local jurisdictions, plus Argentina and the United Kingdom (“U.K.”).

United States and international components of income before income taxes were as follows:

	For The Years Ended
	December 31,
	2019	2018

United States	$(5,397,049)	$(5,171,150)
International	(1,559,766)	(507,269)
Income before income taxes	$(6,956,815)	$(5,678,419)

The income tax provision (benefit) consisted of the following:

	For The Years Ended
	December 31,
	2019	2018
Federal
Current	$-	$-
Deferred	(745,677)	(979,625)

State and local
Current	-	-
Deferred	425,387	1,839,145

Foreign
Current	-	-
Deferred	326,017	1,590
	5,727	861,109
Change in valuation allowance	(5,727)	(861,109)
Income tax provision (benefit)	$-	$-

F-50

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2019 and 2018, the expected tax expense (benefit) based on the statutory rate is reconciled with the actual tax expense (benefit) as follows:

	For The Years Ended
	December 31,
	2019	2018
U.S. federal statutory rate	(21.0)%	(21.0)%
State taxes, net of federal benefit	(0.1)%	(3.1)%
Permanent differences	0.7%	0.7%
Write-off of deferred tax assets	18.9%	3.9%
Prior period adjustments	2.4%	33.4%
Other	(0.9)%	1.3%
Change in valuation allowance	(0.1)%	(15.2)%
Income tax provision (benefit)	0.0%	0.0%

As of December 31, 2019 and 2018, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	December 31,
	2019	2018

Net operating loss	$19,732,170	$18,734,230
Stock based compensation	349,027	1,120,521
Argentine tax credits	109,610	433,407
Accruals and other	37,144	4,991
Receivable allowances	469,017	415,662
Total deferred tax assets	20,696,968	20,708,810
Valuation allowance	(20,695,788)	(20,701,515)
Deferred tax assets, net of valuation allowance	1,180	7,295
Excess of book over tax basis of warrants	(1,180)	(7,295)
Net deferred tax assets	$-	$-

As of December 31, 2019, the Company estimates that an aggregate of approximately $67,600,000, $53,700,000 and $30,100,000 of gross U.S. federal, state and local net operating losses (“NOLs”) may be available to offset future taxable income, each of which includes approximately $1,300,000 of GGI 2019 NOLs which is no longer part of the consolidated tax group because GGH’s ownership interest is now less than 80%. Approximately $55,900,000 of the federal NOLs will expire from 2020 to 2037 and approximately $11,700,000 have no expiration. All of the $53,700,000 of state NOLs will expire from 2035 to 2039 and approximately $30,000,000 of the local NOLs will expire from 2035 to 2037, while approximately $100,000 of the local NOLs have no expiration. These NOL carryovers are subject to annual limitations under Section 382 of the U.S. Internal Revenue Code because there was a greater than 50% ownership change, as determined under the regulations, on or about June 30, 2012. We have determined that, due to those annual limitations under Section 382, approximately $6,315,000 of NOLs will expire unused and are not included in the available NOLs stated above. Therefore, we have reduced the related deferred tax asset for NOL carryovers by approximately $2,810,000 from June 30, 2012 forward. The Company’s NOLs generated through the date of the ownership change on June 30, 2012 are subject to an annual limitation of approximately $1,004,000. The Company remains subject to the possibility that a greater than 50% ownership change could trigger additional annual limitations on the usage of NOLs.

F-51

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2019, the Company had approximately $450,000 of gross U.K. NOL carryovers which do not expire, and the Company had approximately $110,000 of Argentine tax credits which may be carried forward 10 years and begin to expire in 2020.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized. The valuation allowance for the year ended December 31, 2019 decreased by approximately $6,000 and for the year ended December 31, 2018 decreased by approximately $861,000.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2019 and 2018. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company has U.S. tax returns subject to examination by tax authorities beginning with those filed for the year ended December 31, 2016 (or the year ended December 31, 2000 if the Company were to utilize its NOLs). No tax audits were commenced or were in process during the years ended December 31, 2019 and 2018. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

13. SEGMENT DATA

Prior to the commencement of GGI operations, the Company’s chief operating decision-maker (CODM) reviewed the operating results of the Company on an aggregate basis and managed the Company’s operations as a single operating segment. As a result of the commencement of GGI operations in the fourth quarter of 2019, the Company’s financial position and results of operations are classified into three reportable segments, consistent with how the CODM makes decisions about resource allocation and assesses the Company’s performance. :

●	Real Estate Development, through AWE and TAR, including hospitality and winery operations, which support the ALGODON® brand.
●	Fashion (e-commerce), through GGI, including the manufacture and sale of high-end fashion and accessories sold through an e-commerce platform.
●	Corporate, consisting of general corporate overhead expenses not directly attributable to any one of the business segments.

F-52

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has recast its financial information and disclosures for the prior period to reflect the segment disclosures as if the current presentation had been in effect throughout all periods presented. The following tables present segment information for the year ended December 31, 2019 and 2018:

	For the Year ended December 31, 2019				For the Year ended December 31, 2018
	Real Estate Development	Fashion (e-commerce)	Corporate(1)	TOTAL	Real Estate Development	Fashion (e-commerce)	Corporate(1)	TOTAL
Revenues	$1,272,772	$11,665	$-	$1,284,437	$3,099,608	$-	$-	$3,099,608
Revenues from Foreign Operations	$1,272,772	$-	$-	$1,272,772	$3,099,608	$-	$-	$3,099,608
Depreciation and Amortization	$146,398	$1,901	$48,139	$196,438	$133,251	$-	$38,498	$171,749
Loss from Operations	$(1,469,438)	$(1,230,285)	$(3,998,411)	$(6,698,134)	$349,252	$(767,006)	$(4,837,027)	$(5,254,781)
Interest Expense, net	$192,060	$47,034	$121,319	$360,413	$252,898	$18,786	$339,613	$611,297
Net Loss	$(1,559,766)	$(1,277,319)	$(4,119,730)	$(6,956,815)	$284,014	$(785,792)	$(5,176,640)	$(5,678,418)
Capital Expenditures	$129,325	$9,946	$-	$139,271	$237,222	$-	$54,991	$292,213
Total Property and Equipment, net	$2,866,861	$8,044	$39,810	$2,914,715	$2,884,415	$-	$87,949	$2,972,364
Total Property and Equipment, net in Foreign Countries	$2,866,861	$-	$-	$2,866,861	$2,884,415	$-	$-	$2,884,415
Total Assets	$5,020,788	$286,658	$612,914	$5,920,360	$5,132,705	$18,921	$495,865	$5,647,491

(1)	- Unallocated corporate assets not directly attributable to any one of the business segments.

14. RELATED PARTY TRANSACTIONS

Assets

Accounts receivable – related parties of $39,837 and $71,650 at December 31, 2019 and 2018, respectively, represents the net realizable value of advances made to related, but independent, entities under common management, of which $0 and $4,644 represents amounts owed to the Company in connection with expense sharing agreements as described below.

See Note 7 – Investments and Fair Value of Financial Instruments, for a discussion of the Company’s investment in warrants of a related, but independent, entity.

F-53

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Expense Sharing

On April 1, 2010, the Company entered into an agreement with a Related Party to share expenses such as office space, support staff and other operating expenses (the “Related Party ESA”). The agreement was amended on January 1, 2017 to reflect the current use of personnel, office space, professional services. During the years ended December 31, 2019 and 2018, the Company recorded a contra-expense of $493,944 and $437,074, respectively, related to the reimbursement of general and administrative expenses as a result of the agreement.

During 2019, the Related Party prepaid approximately $566,132 of its future obligations under the Related Party ESA, in exchange for a 15% reduction in the Related Party’s expense obligations under the Related Party ESA until the prepayment has been reduced to $0. The prepaid amount is reflected as loans payable – related parties on the accompanying consolidated balance sheet. The Related Party owed $0 and $4,644, respectively, to the Company as of December 31, 2019 and 2018, pursuant to the Related Party ESA

The Company had an expense sharing agreement with a different related entity to share expenses such as office space and other clerical services which was terminated in August 2017. The owners of more than 5% of that entity include (i) GGH’s chairman, and (ii) a more than 5% owner of GGH. The entity owed $396,116 to the Company under the expense sharing agreement at each of December 31, 2019 and 2018 of which the entire balance is deemed unrecoverable and reserved.

15. BENEFIT CONTRIBUTION PLAN

The Company sponsors a 401(k) profit-sharing plan (“401(k) Plan”) that covers substantially all of its employees in the United States. The 401(k) Plan provides for a discretionary annual contribution, which is allocated in proportion to compensation. In addition, each participant may elect to contribute to the 401(k) Plan by way of a salary deduction.

A participant is always fully vested in their account, including the Company’s contribution. For the years ended December 31, 2019 and 2018, the Company recorded a charge associated with its contribution of $55,196 and $63,414, respectively. This charge has been included as a component of general and administrative expenses in the accompanying consolidated statements of operations. The Company issues shares of its common stock to settle these obligations based on the fair market value of its common stock on the date the shares are issued (shares were issued at $0.35 and $0.70 per share during 2019 and 2018, respectively.)

16. TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIENCY

Authorized Shares

The Company is authorized to issue up to 80,000,000 shares of common stock, $0.01 par value per share. As of December 31, 2019 and 2018, there were 60,321,615 and 46,738,533 shares of common stock issued, and 60,271,082 and 46,688,000 shares outstanding, respectively.

The Company is authorized to issue up to 11,000,000 shares of preferred stock, $0.01 par value per share, of which 10,097,330 shares are designated as Series A convertible preferred stock, and 902,670 shares are designated as Series B convertible preferred stock. As of December 31, 2019, and 2018, respectively, there were 902,670 shares of Series B preferred stock outstanding. There were no shares of Series A preferred stock outstanding at December 31, 2019 or 2018, and no additional shares of Series A preferred stock are available to be issued.

F-54

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Incentive Plans

The Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”), was approved by the Company’s Board and stockholders on August 25, 2008. The 2008 Plan provided for grants for the purchase of up to an aggregate 9,000,000 shares, including incentive and non-qualified stock options, restricted and unrestricted stock, loans and grants, and performance awards. As of December 31, 2019, there are 0 shares available for issuance under the 2008 Plan.

On July 11, 2016, the Board of Directors adopted the 2016 Stock Option Plan (the “2016 Plan”), which was approved by the Company’s shareholders on September 28, 2017. Under the 2016 Plan, 1,224,308 shares of common stock of the Company were authorized for issuance, with an automatic annual increase on January 1 of each year equal to 2.5% of the total number of shares of common stock outstanding on such date, on a fully diluted basis. During the year ended December 31, 2018, options for the exercise of 1,500,000 were granted under the 2016 plan, and as of December 31, 2019, there are 0 shares available for issuance under the 2016 Plan.

On July 27, 2018, the Board of Directors determined that no additional awards shall be granted under the Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”) or the 2016 Stock Option Plan (the “2016 Plan”), and that no additional shares will be automatically reserved for issuance on each January 1 under the evergreen provision of the 2016 Plan.

On July 27, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved by the Company’s shareholders on September 28, 2018. The 2018 Plan provides for grants for the purchase of up to an aggregate of 1,500,000 shares, including incentive and non-qualified stock options, restricted and unrestricted stock, loans and grants, and performance awards. The number of shares available under the 2018 Plan will automatically increase on January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. Further, any shares subject to an award issued under the 2018 Plan, the 2016 Plan or the 2008 Plan that are canceled, forfeited or expired shall be added to the total number of shares available under the 2018 Plan.

On July 8, 2019, the Board of Directors approved an increase in the number of shares available for awards under the 2018 Plan to 5,946,933, plus an increase every January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. As of December 31, 2019, 7,043 shares remain available to be issued under the 2018 Plan.

Under the 2018 Plan, awards may be granted to employees, consultants, independent contractors, officers and directors or any affiliate of the Company as determined by the Board of Directors. The maximum term of any award granted under the 2018 shall be ten years from the date of grant, and the exercise price of any award shall not be less than the fair value of the Company’s stock on the date of grant, except that any incentive stock option granted under the 2018 Plan to a person owning more than 10% of the total combined voting power of the Company’s common stock must be exercisable at a price of no less than 110% of the fair market value per share on the date of grant.

On October 5, 2018, GGH, as the sole stockholder of GGI, and the Board of Directors of GGI approved the Gaucho 2018 Equity Incentive Plan (the “2018 Gaucho Plan”). The 2018 Gaucho Plan provides for grants for the purchase of up to an aggregate of 8,000,000 shares of GGI’s common stock, including incentive and non-qualified stock options, restricted stock, performance awards and other stock-based awards. On December 18, 2018, the Company granted options for the purchase of 6,495,000 shares of GGI’s common stock. On August 5, 2019, the Company granted options for the purchase of 100,000 shares of GGI’s common stock. As of December 31, 2019, there are 1,405,000 shares of GGI’s common stock available to be issued under the 2018 Gaucho Plan.

F-55

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series B Preferred Stock

On February 28, 2017, the Company filed a Certificate of Designation with the Secretary of State of the state of Delaware, designating 902,670 shares of the Company’s preferred stock as Series B Convertible Preferred Stock (“Series B”) at a par value of $0.01 per share.

The Series B shares were offered for sale to accredited investors pursuant to a private placement memorandum dated March 1, 2017. The offering ended on December 4, 2017. During the year ended December 31, 2018, the Company sold 775,931 shares of Series B at $10.00 per share for gross proceeds of $7,759,500 and issued 126,739 shares of Series B in connection with the conversion of certain convertible promissory notes (see Note 11 –Debt Obligations).

The Series B stockholders are entitled to cumulative cash dividends at an annual rate of 8% of the Series B liquidation value (equal to face value of $10 per share), as defined, payable when, as and if declared by the Board of Directors. Cumulative dividends earned by the Series B stockholders were $721,057 and $724,108 during the years ended December 31, 2019 and 2018, respectively. During 2018, the Company’s Board of Directors declared dividends in the amount of $474,719. During 2018, the Company issued 378,193 shares of common stock valued at $0.70 per share, or $264,272, in satisfaction of certain dividends payable and paid cash dividends of $127,502. Dividends payable of $85,945 are included in other current liabilities at December 31, 2019 and 2018. Cumulative unpaid dividends in arrears related to the Series B totaled $1,264,361 and $546,355 as of December 31, 2019 and 2018, respectively.

Each share of Series B stock is entitled the number of votes determined by dividing $10 by the fair market value of the Company’s common stock on the date that the Series B shares were issued, up to a maximum of ten votes per share of Series B stock. Each Series B share is convertible at the option of the holder into 10 shares of the Company’s common stock and is automatically converted into common stock upon the uplisting of the Company’s common stock to a national securities exchange. Pursuant to the amendment unanimously approved by the Board of Directors on March 29, 2020 and by the holders of a majority of the Series B stock on March 27, 2020, if the Series B has not automatically converted to common stock upon the uplisting of the Company’s common stock to a national exchange by December 31, 2020, the Company will redeem all then-outstanding Series B shares at a price equal to the liquidation value of $10 per share, plus all unpaid accrued and accumulated dividends. As a result of this redemption feature and the fact that the Series B shares contain a substantive conversion option, the Series B shares are classified as temporary equity.

Common Stock

During March 2018, the Company issued 116,284 shares of common stock at $0.70 per share to settle its 2017 obligation, (an aggregate of $81,399) representing the Company’s 401(k) matching contributions to the Company’s 401(k) profit-sharing plan.

During the year ended December 31, 2018, the Company sold 1,890,993 shares of common stock at $0.70 per share for aggregate proceeds of $1,323,695.

During the year ended December 31, 2018, the Company issued 378,193 shares of common stock in satisfaction of preferred stock dividends (see Series B Preferred Stock, above), and 1,285,517 shares of common stock in satisfaction of convertible debt obligations (see Note 11 – Debt Obligations).

On March 13, 2019, the Company issued 181,185 shares of common stock at $0.35 per share to employees for the year ended December 31, 2018 of the 401(k) profit sharing plan.

F-56

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2019, the Company sold 13,173,428 shares of common stock at $0.35 per share for aggregate proceeds of $4,610,700.

Between April 1, 2019 and June 30, 2019, the Company issued 83,587 shares of its common stock upon the conversion of 2017 Notes (see Note 11 – Debt Obligations).

Between July 1, 2019 and August 30, 2019, the Company issued 144,882 shares of its common stock in satisfaction of debt obligations (see Note 11 – Debt Obligations).

Treasury Stock

On May 19, 2018, a former employee transferred 46,122 shares of the Company’s common stock to the Company, as payment of a $32,285 receivable from the former employee.

Accumulated Other Comprehensive Loss

For years ended December 31, 2019 and 2018, the Company recorded a gain of $710,386 and a loss of $(2,314,409), respectively, of foreign currency translation adjustments as accumulated other comprehensive loss, primarily related to fluctuations in the Argentine peso to United States dollar exchange rates (see Note 3 – Summary of Significant Accounting Policies, Highly Inflationary Status in Argentina).

Warrants

On July 23, 2019, pursuant to agreements with certain warrant holders, the Company canceled warrants for the purchase of 364,639 shares of common stock, with exercise prices between $2.00 and $2.50 per share, which includes warrants for the purchase of 151,383 shares of common stock held by the Company’s President and CEO.

A summary of warrant activity during the years ended December 31, 2019 and 2018 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, December 31, 2017	1,465,296	$2.15
Issued	-	-
Exercised	-	-
Cancelled	-	-
Expired	(235,666)	2.30
Outstanding, December 31, 2018	1,229,630	2.15
Issued	-	-
Exercised	-	-
Cancelled	(364,639)	2.12
Expired	(298,249)	2.26
Outstanding, December 31, 2019	566,742	$2.11	1.2	$-

Exercisable, December 31, 2019	566,742	$2.11	1.2	$-

F-57

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of outstanding and exercisable warrants as of December 31, 2019 is presented below:

Warrants Outstanding			Warrants Exercisable
Exercise Price	Exercisable Into	Outstanding Number of Warrants	Weighted Average Remaining Life in Years	Exercisable Number of Warrants

$2.00	Common Stock	440,451	1.2	440,451
$2.50	Common Stock	126,291	1.2	126,291
	Total	566,742		566,742

Stock Options

On February 12, 2018, the Company granted five-year options for the purchase of 1,330,000 shares of the Company’s common stock under the 2016 Plan, to certain employees of the Company. The options had an exercise price of $0.77 per share and vest 25% at the first anniversary of the date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $623,011, which will be recognized ratably over the vesting period.

On September 20, 2018, the Company granted five-year options for the purchase of 1,500,000 shares of the Company’s common stock under the 2018 Plan, of which options for the purchase of 1,350,000 shares of the Company’s common stock were granted to certain employees of the Company and options for the purchase of 150,000 shares of the Company’s common stock were granted to consultants. The options had an exercise price of $0.539 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $253,023, which will be recognized ratably over the vesting period.

On January 31, 2019, the Company granted five-year options for the purchase of 1,350,000 shares of the Company’s common stock under the 2018 Plan, of which options for the purchase of 1,100,000 shares of the Company’s common stock were granted to certain employees of the Company, options for the purchase of 100,000 shares of the Company’s common stock were granted to certain members of the Board of Directors and options for the purchase of 150,000 shares of the Company’s common stock were granted to consultants. The options had an exercise price of $0.385 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $200,092, which will be recognized ratably over the vesting period.

Pursuant to agreements with certain option holders, on May 13, 2019, the Company canceled options for the purchase of 3,139,890 shares of common stock, which had been granted under the Company’s 2008 Equity Incentive Plan and were exercisable at prices between $2.20 and $2.48 per share, including options for the purchase of 2,109,890 shares of common stock held by the Company’s President & CEO, options for the purchase of 150,000 shares of common stock held by the Company’s CFO, and options for the purchase of 150,000 shares of common stock held by a member of the Company’s board of directors.

F-58

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 8, 2019, the Company granted options for the purchase of 3,139,890 shares of common stock at an exercise price of $0.385 per share to certain employees and consultants under the 2018 Stock Option Plan, which includes options for the purchase of 2,209,890 common shares granted to the Company’s President and CEO, options for the purchase of 155,000 common shares granted to the Company’s CFO, and options for the purchase of 150,000 shares granted to a member of the Company’s board of directors. The options vest 25% on the first anniversary of the date of grant with the remainder vesting quarterly over the next three years. The options had an aggregate grant date fair value of $398,199, which will be recognized ratably over the vesting period.

The Company has computed the fair value of options granted using the Black-Scholes option pricing model. The weighted average grant date fair value per share of options granted by GGH during the years ended December 31, 2019 and 2018 was $0.10 and $0.32, respectively. Assumptions used in applying the Black-Scholes option pricing model during years ended December 31, 2019 and 2018, respectively, are as follows:

	For the Years Ended
	December 31,
	2019	2018
Risk free interest rate	1.84 - 2.43%	2.56 - 2.96%
Expected term (years)	3.6 - 5.0	3.6-5.0
Expected volatility	51.0 - 52.0%	43.5%
Expected dividends	0.00%	0.00%

Until September 23, 2016, there was no public trading market for the shares of GGH common stock underlying the Company’s 2001 Plan and 2008 Plan and 2016 Plan. Accordingly, the fair value of the GGH common stock was estimated by management based on observations of the cash sales prices of GGH equity securities. Forfeitures are estimated at the time of valuation and reduce expense ratably over the vesting period. This estimate will be adjusted periodically based on the extent to which actual forfeitures differ, or are expected to differ, from the previous estimate, when it is material. The expected term of options granted to consultants represents the contractual term, whereas the expected term of options granted to employees and directors was estimated based upon the “simplified” method for “plain-vanilla” options. Given that the Company’s shares were not publicly traded, the Company developed an expected volatility based on a review of the historical volatilities, over a period of time equivalent to the expected term of the options, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the options. The Company records forfeitures related to options as they occur.

During the years ended December 31, 2019 and 2018, the Company recorded stock-based compensation expense of $432,187 and $716,249, respectively, related to stock option grants, which is reflected as general and administrative expenses (classified in the same manner as the grantees’ wage compensation) in the consolidated statements of operations. As of December 31, 2019, there was $1,143,412 of unrecognized stock-based compensation expense related to stock option grants that will be amortized over a weighted average period of 2.69 years.

F-59

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of GGH stock options activity during the years ended December 31, 2019 and 2018 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, January 1, 2018	9,234,265	$2.18
Granted	2,830,000	0.65
Exercised	-	-
Expired	(2,505,000)	2.49
Forfeited	(60,000)	1.62
Outstanding, December 31, 2018	9,499,265	1.65
Granted	4,489,890	0.39
Exercised	-	-
Expired	(992,375)	2.38
Forfeited	(3,446,140)	2.20
Outstanding, December 31, 2019	9,550,640	$0.78	3.5	$-

Exercisable, December 31, 2019	2,827,029	$1.43	2.4	$-

The following table presents information related to GGH stock options as of December 31, 2019:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life in Years	Exercisable Number of Options

$0.39	4,439,890	-	-
$0.54	1,500,000	3.7	468,753
$0.77	1,320,000	3.1	577,506
$1.10	1,038,750	2.9	528,770
$2.20	1,242,000	1.4	1,242,000
$3.30	10,000	0.4	10,000
	9,550,640	2.4	2,827,029

Gaucho Group, Inc. Stock Options

During 2018, GGI granted options for the purchase of 6,495,000 shares of common stock of GGI (“2018 GGI Options”) at an exercise price of $0.14 to certain employees under GGI’s 2018 Stock Option Plan. The 2018 GGI options vest 25% on the first anniversary of the date of grant with the remainder vesting quarterly over the next three years. The GGI Options had a grant date value of $197,768, calculated using the Black Scholes option price model with the valuation assumptions used: risk free interest rate – 2.65%, expected term – 3.75 years, expected volatility – 32%, expected dividends – 0%.

F-60

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 5, 2019, GGI granted options for the purchase of 100,000 shares of common stock of GGI (“2019 GGI Options”) at an exercise price of $0.55 per share to an advisor under GGI’s 2018 Stock Option Plan. The GGI options vest 25% on the first anniversary of the date of grant with the remainder vesting quarterly over the next three years. The GGI Options had a grant date value of $6,280, calculated using the Black Scholes option price model with the valuation assumptions used: risk free interest rate – 1.81%, expected term – 3.75 years, expected volatility – 32%, expected dividends – 0%.

As of December 31, 2019, there are options for the purchase of 6,595,000 shares of GGI common stock outstanding under the 2018 Gaucho Plan, with a weighted average remaining term of 4.0 years.

17. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. After consulting with legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable.

Employment Agreement

On September 28, 2015, we entered into an employment agreement with Scott Mathis, our CEO (the “Employment Agreement”). Among other things, the agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. On September 20, 2018, the Board of Directors extended the Employment Agreement on the same terms for a period of 120 days. On January 31, 2019, the Board of Directors of the Company extended the Employment Agreement through April 30, 2019, and on December 27, 2019, the Board of Directors extended the Employment Agreement through February 29, 2020. On February 19, 2020, the Board of Directors extended the Employment Agreement through May 31, 2020.

Importer Agreement

The Company entered into an agreement (the “Importer Agreement”) with an importer (the “Importer”) effective June 1, 2016, pursuant to which the Company has engaged the Importer as its sole and exclusive importer, distributor and marketing agent of wine in the United States for certain minimum sales quantities at prices mutually agreed upon by the Company and the Importer. The Importer Agreement terminates on December 31, 2020 and is automatically renewable for an indefinite number of successive three-year terms, unless terminated by the Company or the Importer for cause, as defined in the Importer Agreement.

F-61

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lease Commitments

The Company leases one corporate office through an operating lease agreement. The Company has an obligation for its corporate office located in New York, New York, which expires August 31, 2020. As of December 31, 2019, the lease had a remaining term of approximately 0.7 years. Over the duration of the lease, payments will escalate 3% every year.

As of December 31, 2019, the Company had no leases that were classified as a financing lease. As of December 31, 2019, the Company did not have additional operating and financing leases that have not yet commenced.

Total operating lease expense for this property was $232,471 and $211,271 for the years ended December 31, 2019 and 2018, respectively, net of expense allocation to affiliates (see Note 14 – Related Party Transactions – Expense Sharing).

Supplemental cash flow information related to leases was as follows:

Year Ended
December 31, 2019

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$240,375

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$361,020

Weighted Average Remaining Lease Term:
Operating leases	0.67 years

Weighted Average Discount Rate:
Operating leases	8.0%

Future minimum payments on this operating lease are as follows:

For the Years Ending
December 31,	Amount

2020	$163,424
Total	$163,424

18. SUBSEQUENT EVENTS

Foreign Currency Exchange Rates

The Argentine Peso to United States Dollar exchange rate was 64.2441, 59.8979 and 37.5690 at March 27, 2020, December 31, 2019 and December 31, 2018, respectively.

The British pound to United States dollar exchange rate was 0.8126, 0.7541 and 0.7851 at March 27, 2020, December 31, 2019 and December 31, 2018, respectively.

Convertible Notes

On February 17, 2020, the Board of Directors approved the offer and sale of a series of unsecured convertible promissory notes (the “Convertible Notes”) in an amount up to $1,500,000 to accredited investors with a substantive pre-existing relationship with the Company, in a private placement. The Convertible Notes each have the same terms with a maturity date of December 31, 2020 (the “Maturity Date”) and mandatory conversion into common stock of the Company registered under the Securities Act of 1933, as amended (the “Securities Act”) with a 15% discount price to the offer and sale of the Company’s common shares upon a registered offering and uplist to Nasdaq (the “Mandatory Conversion”). At any time before the Mandatory Conversion but no later than the Maturity Date, holders of the Convertible Notes will have the right to convert the total principal amount of the Convertible Notes, together with all accrued and unpaid interest thereon into shares of unregistered common stock of the Company at the closing price of the Company’s stock as quoted on the over-the-counter market as of the trading day prior to receipt of the notice to convert. Between February 20, 2020 and March 30, 2020, the Company sold Convertible Notes in an aggregate amount of $625,000 to accredited investors who are all stockholders of the Company.

Formation of Subsidiary

On March 20, 2020, the Company formed a wholly-owned subsidiary, Bacchus Collection, Inc., which is still in the concept stage and is not yet operational.

F-62

PROSPECTUS

Gaucho Group Holdings, Inc.

Offering of 1,333,333 Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Book-Running Manager

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

, 2021

Through and including   , 2021 (the 25th day after the date of this Offering), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

	Approximate Amount
SEC registration fee	$2,074	(1)
FINRA filing fee	1,880
Nasdaq Capital Market initial listing fee	50,000	(2)
Legal fees and expenses	200,000
Accounting fees and expenses	100,000
Transfer agent and registrar fees	10,000
Miscellaneous	100,000

Total	$463,954

(1) Company previously paid.

(2) Company previously paid $15,000.

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

II-1

Our Certificate of Incorporation provides for the indemnification of our directors to the fullest extent permissible under Delaware General Corporation Law. Our Certificate of Incorporation provides for the indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Company.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold in the past three years, since November 1, 2017, without registration under the Securities Act of 1933, as amended (the “Securities Act”) on a pre-split basis.

For the three months ended December 31, 2017, the Company sold 140,698 shares of Series B convertible preferred stock at $10.00 per share for gross proceeds of $1,406,980 to accredited investors. Holders of Series B Preferred will be entitled to, among other things, an annual dividend, liquidation preference, conversion to common stock of the Company upon certain events, redemption if not previously converted to common stock, and voting privileges. For this sale of securities, no general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. An initial Form D was filed on April 7, 2017, an amended Form D was filed on June 15, 2017, an amended Form D was filed on June 29, 2017, an amended Form D was filed on July 12, 2017, an amended Form D was filed on July 27, 2017, an amended Form D was filed on September 13, 2017, an amended Form D was filed on October 11, 2017, an amended Form D was filed on November 15, 2017, and an amended Form D was filed on December 7, 2017.

On December 31, 2017, the Company sold a convertible promissory note (the “2017 Notes”) in the amount of $20,000 to an accredited investor. The note has a 90-day maturity, bears interest at 8% per annum and is convertible into the Company’s common stock at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering This provision resulted in a contingent beneficial conversion feature which will be recognized when the private placement offering commences and the contingency is resolved. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

Between February 2, 2018 and April 26, 2018, the Company sold additional 2017 Notes in the amount of $2,026,730 to accredited investors. The 2017 Notes have a 90-day maturity, bear interest at 8% per annum and are convertible into the Company’s common stock at a at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering. On June 30, 2018, a total of 1,285,517 shares of common stock were issued to certain holders of 2017 Notes who were accredited investors upon conversion of certain of the 2017 Notes representing $809,875 of principal and accrued interest. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D was filed with the SEC on May 23, 2018. The remaining principal balance owed on the Convertible Notes of $1,251,854 is past due as of December 31, 2018.

On February 12, 2018, the Company granted options to purchase of 1,330,000 shares of common stock at an exercise price of $0.77 to certain employees under the 2016 Stock Option Plan. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2).

During March 2018, the Company issued 116,284 shares of common stock at $0.70 per share in settlement of its matching obligations for the year ended December 31, 2017 under the Company’s 401(k) profit sharing plan. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On March 20, 2018, the Company declared a dividend for holders of Series B convertible preferred stock (the “Series B Preferred”) covering the third and fourth quarters of 2017. On May 14, 2018, the Board declared a dividend for the Series B Preferred covering the first quarter of 2018. The Board approved payment of the declared dividends for each of the three quarters either in cash or in shares of common stock. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On June 18, 2018, the Company issued 156,038 shares of common stock in connection with the payment of a dividend to certain holders of Series B Preferred totaling $109,225 in lieu of cash. On June 30, 2018, the Company issued 222,155 shares of common stock in connection with the payment of a dividend to certain holders of Series B Preferred totaling $153,241 in lieu of cash. All holders of Series B Preferred receiving the common stock in lieu of cash were accredited investors. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed on June 25, 2018 with the Securities and Exchange Commission and an amended Form D was filed with the SEC on July 16, 2018.

Between June 30, 2018 and September 11, 2018, the Company sold 1,890,993 shares of common stock to accredited investors for gross proceeds of $1,323,695 pursuant to a private placement. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on July 17, 2018, an amended Form D was filed with the SEC on August 1, 2018, and a second amended Form D was filed with the SEC on September 17, 2018.

II-2

Between July 11, 2018 and December 31, 2018, the Company’s wholly-owned subsidiary at the time, GGI, sold convertible promissory notes in the amount of $1,480,800 to accredited investors (the “GGI Notes”). The maturity date of the GGI Notes is December 31, 2018, and at the option of the holder, the principal amount of the note plus accrued interest can be converted into GGI common stock at a 20% discount to the share price in a future offering of common stock by GGI. No general solicitation was used, no commissions were paid, and GGI relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on September 18, 2018, an amended Form D was filed on November 20, 2018, an amended Form D was filed on December 10, 2018, and an amended Form D was filed on January 17, 2019.

On September 20, 2018, the Company granted five-year options for the purchase of 1,500,000 shares of the Company’s common stock under the 2018 Plan, of which options for the purchase of 725,000 shares of the Company’s common stock were granted to the Company’s President and CEO, Scott L. Mathis, and options for the purchase of 200,000 shares of the Company’s common stock were granted to Peter J. Lawrence, a member of the Board of Directors. The options have an exercise price of $0.539 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the issuance of options.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Company.

On December 18, 2018, the Board of Directors of GGI granted options under its 2018 Gaucho Plan to purchase common stock of GGI to certain employees, consultants, officers, and directors of GGI at an exercise price of $0.1375 per share, of which an option to purchase 4,500,000 shares of common stock was granted to the CEO, an option for 200,000 shares was granted to the CFO, and two options, each for 50,000 shares was granted to two members of the Board of Directors of GGI. After one year from the date of grant, 25% of the options vest, with the remaining 75% vesting in equal quarterly installments thereafter. The options expire on December 18, 2023. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the issuance of options.

In January 2019, management of GGI gave the option to the holders of GGI Notes to extend the maturity date from December 31, 2018 to March 31, 2019 of their specific convertible promissory notes. All of the holders of GGI Notes retain their right, but not the obligation, to convert the principal amount of the note plus accrued interest into GGI common stock at a 20% discount to the share price in a future offering of common stock by GGI. As of February 11, 2019, all holders of GGI Notes agreed to the extension of the maturity date on their convertible notes, except for holders of GGI Notes in the amount of $10,500 which have matured. If the extension is considered an issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

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Between January 1, 2019 and March 12, 2019, GGI sold additional GGI Notes in the total amount of $786,000 to accredited investors. The maturity date of the GGI Notes was March 31, 2019, and at the option of the holder, the principal amount of the note plus accrued interest could be converted into GGI common stock at a 20% discount to the share price in a future offering of common stock by GGI. Together with the GGI Notes sold in 2018, a total of $2,266,800 convertible promissory notes of GGI were sold. No general solicitation was used, no commissions were paid, and GGI relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on September 18, 2018, an amended Form D was filed on November 20, 2018, an amended Form D was filed on December 10, 2018, an amended Form D was filed on January 17, 2019, an amended Form D was filed on February 8, and another amended Form D was filed on February 21, 2019.

On March 13, 2019, the Company issued 181,185 shares of common stock at $0.35 per share to employees for the year ended December 31, 2018 of the 401(k) profit sharing plan. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On April 14, 2019, GGI Notes representing $1,951,300 of principal and $51,160 of interest converted into 5,006,151 shares of GGI common stock. GGI Notes in the amount of $65,500 were repaid in cash and GGI Notes representing $150,000 of principal and $1,987 of interest as of June 30, 2019 are due and outstanding. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

Between February 8, 2019 and August 30, 2019, the Company sold a total of 13,318,310 shares of its common stock to accredited investors for total cash proceeds of $4,610,700 as well as cancellation of a GGI Note in the amount of $50,708.62, including principal and interest. No general solicitation was used, no commissions were paid, and Algodon relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed on April 22, 2019 with the SEC, an amended Form D was filed on May 6, 2019, an additional amended Form D was filed on May 31, 2019, an amended Form D was filed on July 31, 2019, and a final amended Form D was filed on September 25, 2019.

II-4

During 2018, principal and interest of the 2017 Notes of $794,875 and $15,000, respectively, were converted into 1,285,517 shares of common stock at a conversion price of $0.63 per share. During the six months ended June 30, 2019, the Company repaid principal and interest of $30,000 and $2,151, respectively, and principal and interest of $51,500 and $1,160, respectively, were converted into 83,587 shares of common stock at a conversion price of $0.63 per share. The 2017 Notes are no longer convertible.

On May 13, 2019, the Board of Directors of the Company, with option-holder consent, cancelled a total 3,139,890 of options with exercise prices between $2.20 and $2.48 that had been issued pursuant to the Company’s to certain employees and consultants including options to purchase 2,109,890 shares of common stock by the Company’s President & CEO, 150,000 by the Company’s CFO, and 150,000 by one of the Company’s directors.

On July 8, 2019, the Company granted options for the purchase of 3,139,890 shares of common stock at an exercise price of $0.385 per share to certain employees and consultants under the 2018 Stock Option Plan, including a grant of options to purchase 2,209,890 shares to the Company’s President and CEO, a grant of options to purchase 155,000 shares to the Company’s CFO, and options to purchase 150,000 shares to one of the Company’s directors. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On July 23, 2019, pursuant to agreements with certain warrant holders, the Company canceled warrants for the purchase of 364,639 shares of common stock, with exercise prices between $2.00 and $2.50 per share, which includes warrants for the purchase of 151,383 shares of common stock held by the Company’s President and CEO.

On August 5, 2019, GGI granted options for the purchase of 100,000 shares of common stock of GGI at an exercise price of $0.55 per share to an advisor under GGI’s 2018 Stock Option Plan. For this sale of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On February 17, 2020, the Board of Directors approved the offer and sale of a series of unsecured convertible promissory notes (the “Convertible Notes”) in an amount up to $1,500,000 and most recently on July 17, 2020, unanimously approved an increase to $8,000,000 to accredited investors with a substantive pre-existing relationship with the Company, in a private placement. The Convertible Notes each have the same terms with a maturity date of December 31, 2020 (the “Maturity Date”) and mandatory conversion into common stock of the Company registered under the Securities Act of 1933, as amended (the “Securities Act”) with a 15% discount price to the offer and sale of the Company’s common shares upon a registered offering and uplist to Nasdaq (the “Mandatory Conversion”). At any time before the Mandatory Conversion but no later than the Maturity Date, holders of the Convertible Notes will have the right to convert the total principal amount of the Convertible Notes, together with all accrued and unpaid interest thereon into shares of unregistered common stock of the Company at the closing price of the Company’s stock as quoted on the over-the-counter market as of the trading day prior to receipt of the notice to convert. Between February 20, 2020 and March 31, 2020, the company sold Convertible Notes in an aggregate amount of $725,000 to accredited investors who are all stockholders of the Company. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on March 11, 2020.

II-5

Between April 1, 2020 and June 30, 2020, the Company sold Convertible Notes in an aggregate amount of $633,420 to accredited investors with a substantive pre-existing relationship with the Company. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on March 11, 2020, an amended Form D was filed on May 29, 2020 and an amended Form D was filed on July 13, 2020.

Between July 1, 2020 and August 21, 2020, the Company sold Convertible Notes in an aggregate amount of $596,969 to accredited investors with a substantive pre-existing relationship with the Company. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on March 11, 2020, an amended Form D was filed on May 29, 2020, an amended Form D was filed on July 13, 2020, and an amended Form D was filed on August 10, 2020.

On August 17, 2020 the Board of Directors approved the offer and sale of a series of unsecured convertible promissory notes (the “New Convertible Notes”) in an amount up to $10,000,000 and a subsequent offering of Units at $0.34 per Unit (1 share of common stock and 1 warrant to purchase 1 share of common stock at an exercise price of $0.34, expiring 12 months from the date of issuance of the Units) to accredited investors, each of whom have a substantive pre-existing relationship with the Company. The New Convertible Notes provide for a mandatory conversion into Units upon the authorization by the stockholders of a sufficient number of authorized common stock of the Company, which occurred on September 2, 2020. A total of $1,259,000 of New Convertible Notes were sold between August 25, 2020 and September 1, 2020 and on September 2, 2020, a total of $1,260,314 (of which $1,314 constituted interest on the New Convertible Notes) into Units. Between September 3, 2020 and September 30, 2020, a total of $1,341,800 of New Convertible Notes were sold and automatically converted into Units on the same day of purchase. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on November 12, 2020.

Commencing on October 14, 2020 and terminating on January 8, 2021, the Company conducted an offering of Units and, as of February 8, 2021, has received an aggregate amount of $669,000 from accredited investors with a substantive pre-existing relationship with the Company. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D for this offering was filed with the Securities and Exchange Commission on December 7, 2020, and amended Form D filings for this offering were filed on January 5, 2021 and January 14, 2021.

On October 3, 2020, the Company issued 142,597 shares of common stock at a price per share of $0.37 in settlement of its matching obligations for the year ended December 31, 2019 under the Company’s 401(k) profit sharing plan. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On October 23, 2020, the Company issued 125,000 shares of common stock at a price per share of $0.40 to Middleton White Imports LTD (“Middleton”) as consideration for unpaid consulting services provided by Middleton and James Galtieri. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales.

Also on October 23, 2020, the Board of Directors declared a dividend for holders of Series B Convertible Preferred Shares (relating to the nine consecutive calendar quarters with the first being June 30, 2018 and the last being June 30, 2020), payable in common stock at a rate equivalent to the average closing price of the common stock on the seven trading days preceding October 23, 2020. The Company issued 2,754,187 shares of common stock at a price per share of $0.557 to the Series B holders for a total of $1,534,086 in dividends. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on January 11, 2021.

II-6

On October 30, 2020, the Company entered into an advisory agreement with Kingswood Capital Markets and issued 1,015,393 shares of common stock as consideration, which represents 1% of the fully diluted common stock outstanding of the Company. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on December 7, 2020.

As part of the Company’s convertible note financing in early 2018, the Company sold promissory notes totaling $1,163,354 to John I. Griffin and his wholly owned company JLAL Holdings Ltd. The notes have a 90-day maturity, bear interest at 8% per annum and were convertible into the Company’s common stock at a at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering. These notes matured on June 30, 2019. On January 8, 2021, the Company issued 3,555,169 shares of common stock and warrants to purchase 3,555,169 shares of common stock in total to Mr. Griffin and JLAL Holdings Ltd., reflecting a conversion of $1,163,354 in principal and $258,714 in interest. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the SEC on May 23, 2018.

Item 16. Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-7

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-8

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation filed September 30, 2013(1)
3.2	Amendment to the Amended and Restated Certificate of Incorporation filed on September 20, 2018 and effective October 1, 2018(8)
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, filed March 1, 2019(9)
3.4	Amendment to the Company’s Amended and Restated Certificate of Incorporation as approved by the stockholders on September 2, 2020 and filed with the Delaware Secretary of State on September 3, 2020(18)
3.5	Form of Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State upon closing of the Offering(21)
3.6	Amendments to the Amended and Restated Bylaws as adopted December 17, 2017(7)
3.7	Amendment to the Company’s Amended and Restated Bylaws as approved on July 8, 2019(10)
4.1	Amended and Restated Certificate of Designation of the Series A Preferred filed September 30, 2013(1)
4.2	Amendment No. 1 to the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock, effective February 28, 2017(2)
4.3	Certificate of Designation of Series B Convertible Preferred Stock, effective February 28, 2017(2)
4.4	2016 Stock Option Plan(3)
4.5	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as approved by the Board of Directors and the Series B Preferred stockholders on December 3, 2019 and filed with the Delaware Secretary of State(14)
4.6	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as approved by the Board of Directors and the Series B Preferred stockholders on January 30, 2020 and filed with the Delaware Secretary of State(15)
4.7	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as approved by the Board of Directors on March 29, 2020 and the Series B Preferred stockholders on March 27, 2020 and filed with the Delaware Secretary of State(16)
4.8	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as approved by the Board of Directors and the Series B Preferred stockholders and filed with the Delaware Secretary of State on October 27, 2020(19)
4.9	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as approved by the Board of Directors and the Series B Preferred stockholders and filed with the Delaware Secretary of State on December 20, 2020(20)
4.10	Form of Underwriters’ Warrant*
4.11	Form of Unit Warrant(22)
4.12	First Amendment to 2016 Stock Option Plan as adopted by the Board of Directors on October 20, 2016(3)
4.13	2018 Equity Incentive Plan(8)
4.14	Amendment to the Company’s 2018 Equity Incentive Plan as approved by the Board of Directors on May 13, 2019 and the stockholders on July 8, 2019(10)
4.15	Amendment to the Company’s 2018 Equity Incentive Plan effective July 8, 2019 as approved by the Board of Directors(11)
5.1	Opinion of Burns, Figa & Will, P.C.(21)
10.1	Employment Agreement by and between the Company and Scott L. Mathis dated September 28, 2015(5)
10.2	Retention Bonus Agreement by and between the Company and Scott L. Mathis dated March 29, 2020(16)
10.3	Investor Relations Consulting Agreement between MZHCI, LLC and the Company, dated April 8, 2016(6)
10.4	Expense Sharing Agreement between Hollywood Burger Holdings Inc. and the Company, dated April 1, 2010, as last amended on December 27, 2019(13)
10.5	Loan Agreement between the Company and Santander Bank, N.A., dated May 6, 2020(17)
21.1	Subsidiaries of Gaucho Group Holdings, Inc.(21)
23.1	Consent of Marcum LLP*
23.2	Intentionally omitted.
23.3	Consent of Burns, Figa & Will, P.C. (included in Exhibit 5.1)(21)
24.1	Power of Attorney (see signature page to this registration statement on Form S-1)
99.1	Algodon Wine Estates Property Map(11)

1.	Incorporated by reference from the Company’s Registration of Securities Pursuant to Section 12(g) on Form 10 dated May 14, 2014.
2.	Incorporated by reference from the Company’s Current Report on Form 8-K, filed on March 2, 2017.
3.	Incorporated by reference from the Company’s Annual Report on Form 10-K, filed on March 31, 2017.
5.	Incorporated by reference from the Company’s Quarterly report on Form 10-Q, filed on November 16, 2015.
6.	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed on May 16, 2016.
7.	Incorporated by reference from the Company’s Current Report on Form 8-K, filed on December 20, 2017.
8.	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed on November 19, 2018.
9.	Incorporated by reference from the Company’s Current Report on Form 8-K, filed on March 14, 2019.
10.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 9, 2019.
11.	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on August 30, 2019.
12.	Incorporated by reference to the Company’s Amended Registration Statement on Form S-1 filed on November 19, 2019.
13.	Incorporated by reference to the Company’s Amended Registration Statement on Form S-1 filed on January 27, 2020.
14.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 4, 2019.
15.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on January 31, 2020.
16.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 1, 2020.
17.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 15, 2020.
18.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 8, 2020.
19.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 28, 2020.
20.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 31, 2020.
21.	Incorporated by reference to the Company’s Amended Registration Statement on Form S-1 filed on December 8, 2020.
22.	Incorporated by reference to the Company’s Amended Registration Statement on Form S-1 filed on January 27, 2021.
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2021.

GAUCHO GROUP HOLDINGS, INC.

By:	/s/ Scott L. Mathis
Scott L. Mathis
President, Chief Executive Officer & Chairman of the Board

Pursuant to the requirement of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Dated: February 9, 2021	By:	/s/ Scott L. Mathis
Scott L. Mathis
President, Chief Executive Officer (principal executive officer) & Chairman of the Board

Dated: February 9, 2021	By:	/s/ Maria I. Echevarria
Maria I. Echevarria
Chief Financial Officer (principal financial and accounting officer)

Dated: February 9, 2021	By:	*
Peter J.L. Lawrence
Director

Dated: February 9, 2021	By:	*
Steven A. Moel
Director

Dated: February 9, 2021	By:	*
Reuben Cannon
Director

By:	/s/ Scott L. Mathis
Scott L. Mathis, Attorney-in-fact

II-10